AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 1997
                      REGISTRATION STATEMENT NO. 333-32775

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                       AND
                            POST EFFECTIVE AMENDMENT

                                      Under
                           The Securities Act of 1933
                                ----------------

                              THE MONEY STORE INC.
                 (Representative of the Trusts described herein)

                        AND THE ORIGINATORS LISTED BELOW
   The Money Store/D.C. Inc.                      TMS Mortgage Inc.
 The Money Store/Kentucky Inc.          The Money Store Investment Corporation
 The Money Store/Minnesota Inc.            The Money Store of New York, Inc.
 The Money Store Home Equity Corp.     The Money Store Commercial Mortgage Inc.


             (Exact name of registrant as specified in its charter)

                *                                     *

State of Incorporation                      IRS Employer Identification Number


                               * -- See Schedule A

                               2840 Morris Avenue
                             Union, New Jersey 07083
                                 (908) 686-2000
          (Address, including zip code, and telephone number, including area code,
                   of Registrant's principal executive office)

                               Eric R. Elwin, Esq.
                      Vice President and Corporate Counsel
                               2840 Morris Avenue
                             Union, New Jersey 07083
                                 (908) 686-2000
            (Name, address, including zip code, and telephone number,
                              including area code,
                              of agent for service)

                                   Copies to:
                             Richard L. Fried, Esq.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982

                                   SCHEDULE A



                                                State of         IRS Employer
     Registrant                                 Incorporation    Identification
                                                                 Number


     The Money Store Inc.                         New Jersey     22-2293022
     TMS Mortgage Inc.                            New Jersey     22-3217781
     The Money Store/D.C. Inc.                    D.C.           22-2133027
     The Money Store/Kentucky Inc.                Kentucky       22-2459832
     The Money Store Home Equity Corp.            Kentucky       22-2522232
     The Money Store/Minnesota Inc.               Minnesota      22-3003495
     The Money Store Investment Corporation       New Jersey     22-2293019
     The Money Store of New York, Inc.            New York       22-3143559
     The Money Store Commercial Mortgage Inc.     New Jersey     22-2378261

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ---

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                        1933, check the following box. x

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ---

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ---

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ---

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                            Proposed
                                          Amount             Maximum            Proposed            Amount Of
        Title Of Securities               To Be             Aggregate            Maximum          Registration
          Being Registered            Registered(1)           Price             Aggregate              Fee
                                                           Per Unit(2)          Offering
                                                                                 Price
- -------------------------------------------------------------------------------------------------------------------

          The Money Store            $10,000,000,000          100%             $10,000,000,000          $3,030,303.03
               Asset                                                                                   (3)
          Backed Notes and
          The Money Store
               Asset
         Backed Certificates
- -------------------------------------------------------------------------------------------------------------------
        The Guaranty of The                (4)                 (4)                 (4)                 (4)
               Money
             Store Inc.
===================================================================================================================

(1) The amount of securities being registered, together with approximately $3,625,000,000 remaining amount of Securities previously registered by the Registrant (Registration Statement No. 333-20817), represents the maximum aggregate principal amount of Securities currently expected to be offered for sale. The amount of the filing fee associated with such previously registered Securities that was previously paid was approximately $1,098,484.85. The Prospectus included in this Registration Statement also related to the above mentioned Registration Statement (Registration Statement No. 333-20817) as permitted by Rule 429.

(2)     Estimated solely for purposes of calculating the registration fee.

(3)     $303.03 of which has been previously paid.

(4)     No additional consideration will be paid for the Guaranty.

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, EACH PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS AND RELATES TO REGISTRATION STATEMENT NO. 333-20817 ON FORM S-3, ORIGINALLY FILED ON JANUARY 31, 1997 BY THE REGISTRANTS AND DECLARED EFFECTIVE ON MARCH 7, 1997. THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-20817 AND SUCH POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933.

SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 1997.


PROSPECTUS SUPPLEMENT
(To Prospectus dated _______ __, 1997)
                         THE MONEY STORE TRUST 1997-____

 $________ ___% Class A-1 Certificates $_________ ___% Class A-5 Certificates $________ ___% Class A-2 Certificates $_________ ___% Class A-6 Certificates
 $________ ___% Class A-3 Certificates   $_________ ___% Adjustable Rate Class
                                                         A-7 Certificates
 $________ ___% Class A-4 Certificates   $_________ ___% Class A-8 Certificates
                    $____________ ___% Class A-9 Certificates

           The Money Store Asset Backed Certificates, Series 1997-____


                              THE MONEY STORE INC.
                           Representative and Servicer

The Money Store Asset Backed Certificates Series 1997-____ (the
"Certificates"), will represent fractional undivided ownership interests in a trust fund, designated as The Money Store Trust 1997-____ (the "Trust"). The primary assets of the Trust will be four separate cross-supported pools ("Pool I," "Pool II," "Pool III" and "Pool IV," respectively, and collectively, the "Pools") of loans having the characteristics described herein. Pool I and Pool II will consist of one- to four-family ("single family") residential first and second mortgage loans (collectively, the "Home Equity Loans") having original terms to stated maturity of up to 40 years, and with fixed rates, in the case of Pool I, and adjustable rates, in the case of Pool II. Pool III will consist of fixed rate, single family residential first, second and more junior home improvement mortgage loans having original terms to stated maturity of up to 30 years (the "Home Improvement Loans"), certain of which Home Improvement Loans (the "FHA Loans") are partially insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under Title I of the National Housing Act of 1934 ("Title I"). Pool IV will consist of fixed rate five or more unit residential or mixed-use residential and commercial first mortgage loans (the "Multifamily Loans" and, together with the Home Equity Loans and the Home Improvement Loans, the "Loans") having original terms to stated maturity of up to 30 years. The Trust will also include funds on deposit in a separate trust account (the "Pre-Funding Account") to be established with the Trustee (as defined herein). All of the Loans were originated or purchased by certain wholly-owned subsidiaries (the "Originators") of The Money Store Inc. (the "Representative"). The Money Store Inc. will act as the servicer (in such capacity, the "Servicer") of the Loans and the administrator (in such capacity, the "Claims Administrator") of the FHA Loans. Except for certain representations and warranties relating to the Loans and certain other matters, The Money Store Inc.'s obligations with respect to the Loans are limited to its contractual servicing obligations.

                          -----------------------------
      SEE "RISK FACTORS" ON PAGE S-39 HEREIN AND PAGE 23 OF THE PROSPECTUS
        FOR A DISCUSSION OF CERTAIN RISKS WHICH SHOULD BE CONSIDERED BY
           PROSPECTIVE PURCHASERS OF THE CERTIFICATES OFFERED HEREBY.

                             -----------------------

________ certificate guaranty insurance policies (the "Certificate Guaranty Insurance Policies") with respect to the Class A Certificates, as defined herein, will be issued by

                     [NAME OF CERTIFICATE GUARANTY INSURER]

     Full and complete payment to [Name of Trustee] as Trustee for the holders of the Class A Certificates, of Insured Payments (as defined herein), consisting primarily of interest due to such holders in respect of the Certificates on each Remittance Date and principal at the times described herein, is unconditionally and irrevocably guaranteed pursuant to the terms of the Certificate Guaranty Insurance Policies. See "The Certificate Guaranty Insurance Policies and the Certificate Guaranty Insurer" herein for a more complete description of the Certificate Guaranty Insurance Policies. The Certificate Guaranty Insurer does not insure any Certificateholders' LIBOR Interest Carryover (as defined herein).
                                                 (cover continued on next page)
         THE CLASS A CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY
          AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE MONEY
           STORE INC., [CERTIFICATE GUARANTY INSURER] OR ANY OF THEIR
                     RESPECTIVE AFFILIATES OR SUBSIDIARIES,
          [EXCEPT FOR THE GUARANTY OF THE MONEY STORE INC. AS PROVIDED
                                 HEREIN]. EXCEPT
          FOR THE FHA LOANS, THE LOANS ARE NOT INSURED OR GUARANTEED BY
         ANY GOVERNMENTAL AGENCY, AND NO GOVERNMENTAL AGENCY HAS PASSED
                                      UPON
          THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS
                   SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.
                           ---------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                 COMMISSION NOR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                              ---------------------

The Class A Certificates will be purchased by [Name of Underwriters] (the "Underwriters") from the Representative, on behalf of the Originators, and will be offered by the Underwriters from time to time in negotiated transactions at varying prices to be determined at the time of sale. Proceeds to the Originators from the sale of the Class A Certificates in the amounts listed above are expected to be approximately _____% of the aggregate principal balance of such Certificates, plus, with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8 and Class A-9 Certificates, accrued interest thereon at the applicable Pass-Through Rate from _______, 1997 (or _______, 1997 with respect to the Class A-7 Certificates) to but not including the Closing Date, but before deducting expenses payable by the Representative, estimated to be $________. See "Summary of Terms--Securities Offered" and "Underwriting" herein.

The Class A Certificates are offered by the Underwriters subject to prior sale, when, as and if issued to and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company on or about _______, 1997.

                              __________ ___, 1997.

                             [NAMES OF UNDERWRITERS]

(cover continued from previous page)

Additional loans (collectively, the "Subsequent Loans") may be purchased by the Trust from the Originators from time to time on or before the close of business of _______, 1997 from funds on deposit in the Pre-Funding Account. Any Subsequent Loan acquired by the Trust for Pools I or II will be assigned to one of such Pool based upon whether such Subsequent Loan is a Home Equity Loan bearing interest at a fixed rate or an adjustable rate (in either such case, a "Subsequent Home Equity Loan"). Any Subsequent Loan acquired by the Trust for Pool III will be a Home Improvement Loan (a "Subsequent Home Improvement Loan"). Any Subsequent Loan acquired by the Trust for Pool IV will be a Multifamily Loan (a "Subsequent Multifamily Loan"). See "The Loan Pools--General." On the Closing Date (as defined herein), an aggregate cash amount not to exceed approximately $______________, in the case of Pool I, approximately $______________, in the case of Pool II, approximately $_____________, the case of Pool III, and approximately $____________, in the case of Pool IV, will be deposited into the Pre-Funding Account. The amount in the Pre-Funding Account allocated to each Pool may be used to acquire Subsequent Loans for the respective Pool. See "The Agreement--Pre-Funding Account" herein.

The Certificates will consist of [9] classes of regular certificates (the
"Class A-1 Certificates," the "Class A-2 Certificates," the "Class A-3 Certificates," the "Class A-4 Certificates," the "Class A-5 Certificates," the "Class A-6 Certificates," the "Class A-7 Certificates," the "Class A-8 Certificates" and the "Class A-9 Certificates," respectively, and collectively, the "Class A Certificates") and one class of residual certificates (the "Class R Certificates"). Only the Class A Certificates are offered hereby. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates generally will represent the right to receive payments measured by amounts distributable on or with respect to the Home Equity Loans in Pool I. The Class A-7 Certificates generally will represent the right to receive payments measured by amounts distributable on or with respect to the Home Equity Loans in Pool II. The Class A-8 Certificates generally will represent the right to receive payments measured by amounts distributable on or with respect to the Home Improvement Loans in Pool III. The Class A-9 Certificates generally will represent the right to receive payments measured by amounts distributable on or with respect to the Multifamily Loans in Pool IV. However, due to the cross-support provisions described herein, the holders of each Class of Certificates may receive cash from any Loan, either by direct allocation or credit support from another Pool. See "Description of the Certificates--Cross-Support Provisions and Spread Amount" herein.

Distributions of principal and interest to the holders of the Class A Certificates (the "Class A Certificateholders" or "Holders") will be made on the 15th day of each month or, if the 15th day is not a business day, the first business day thereafter, commencing _______, 1997 (each such day, a "Remittance Date"). On each Remittance Date, the owners of the Class A-1 through Class A-6, Class A-8 and Class A-9 Certificates as of the preceding Record Date (as defined herein) will be entitled to receive interest on the outstanding principal balances of the respective Class at the rates set forth on the front cover, and distributions with respect to principal as described herein. On the first Remittance Date, the owners of the Class A-7 Certificates will be entitled to receive interest on the outstanding principal balance of the respective Class at the rate of _____% per annum. On each Remittance Date thereafter, the owners of the Class A-7 Certificates will be entitled to receive interest on the outstanding principal balance of such Class at the adjustable rates determined as set forth herein. The owners of the Class A-7 Certificates also will receive distributions with respect to principal as described herein. Additionally, any Pre-Funded Amount (as defined herein) remaining in the Pre-Funding Account at the close of business on _______, 1997 will be distributed as a principal prepayment on _______, 1997 (together with __ days' accrued interest (or, in the case of the Class A-7 Certificates, __ days' accrued interest) at the applicable Pass-Through Rates on the amount of such prepayment) to the Class A Certificates then entitled to receive distributions of principal. The interest due such Class A Certificates on the _______, 1997 Remittance Date will be adjusted to take account of such distribution.

There is currently no secondary market for the Class A Certificates. The Underwriters intend to make a secondary market for the Class A Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if one does develop, that it will offer sufficient liquidity of investment or continue.

As described herein, a real estate mortgage investment conduit ("REMIC") election will be made in connection with certain assets of the Trust for federal income tax purposes. As described more fully herein, the Class A Certificates will constitute "regular interests" in the REMIC and the Class R Certificates will constitute the single class of "residual interest" in the REMIC. See "Federal Income Tax Consequences" in the Prospectus and "Federal Income Tax Considerations" herein.

The Class A Certificates offered by this Prospectus Supplement constitute a separate series of Certificates being offered by the Representative and the Originators pursuant to the Prospectus dated _______, 1997, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

(end of cover page)


UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

[CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS
WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS AND SYNDICATE COVERING TRANSACTIONS. FOR A DETAILED DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."]

      [INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.
      A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED
       WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
      NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE
        REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL
       NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO
        BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE
       IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR
         TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF
                                  ANY STATE.]

                                SUMMARY OF TERMS

     This following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms used but not defined in this Summary of Terms have the meanings assigned to such terms elsewhere in this Prospectus Supplement.

Securities Offered...............  The Money Store Asset Backed Certificates,
                                   Series 1997-____, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 (the "Class A-1 Certificates," the "Class A-2 Certificates," the "Class A-3 Certificates," the "Class A-4 Certificates," the "Class A-5 Certificates," the "Class A-6 Certificates," the "Class A-7 Certificates," the "Class A-8 Certificates" and the "Class 9 Certificates," respectively, and collectively, the "Class A Certificates").

                                   The Class A-1 Certificates will be issued in the initial principal amount of $__________ and will bear interest at the rate of _____% per annum.

                                   The Class A-2 Certificates will be issued in the initial principal amount of $__________ and will bear interest at the rate of _____% per annum.

                                   The Class A-3 Certificates will be issued in the initial principal amount of $__________ and will bear interest at the rate of _____% per annum.

                                   The Class A-4 Certificates will be issued in the initial principal amount of $__________ and will bear interest at the rate of _____% per annum.

                                   The Class A-5 Certificates will be issued in the initial principal amount of $__________ and will bear interest at the rate of _____% per annum.

                                   The Class A-6 Certificates will be issued in the initial principal amount of $__________ and will bear interest at the rate of _____% per annum.

                                   The Class A-7 Certificates will be issued in the initial principal amount of $___________ and will bear interest for the first Remittance Date at the rate of _____% per annum. For each Remittance Date thereafter, the Class A-7 Certificates will bear interest at a rate equal to LIBOR (as defined herein) plus _____% (or _____% for each Remittance Date occurring after the Optional Servicer Termination Date), subject to the Net Funds Cap (as defined herein), but in no event greater than ____% per annum.

                                   The Class A-8 Certificates will be issued in the initial principal amount of $__________ and will bear interest at the rate of _____% per annum.

                                   The Class A-9 Certificates will be issued in the initial principal amount of $__________ and will bear interest at the rate of _____% per annum.

                                   The statistical information presented in this Prospectus Supplement concerning the Pool I, Pool II, Pool III and Pool IV Loans (each as defined herein) is based on preliminary Pools expected to be delivered to the Trustee and Co-Trustee on the Closing Date. The Representative expects that loans (including the Subsequent Loans) that were not contained in the preliminary Pools will be added to the final Pools. While the statistical distribution of the characteristics for the final Pools of Loans will vary somewhat from the statistical distribution of such characteristics for the preliminary Pools of Loans presented in this Prospectus Supplement, the Representative does not believe that the characteristics of the final Pools will differ materially.

Cut-Off Date...................... __________, 1997.

Closing Date...................... __________,1997.

Issuer............................ The Money Store Trust 1997-____ (the "
                                   Trust").

Representative, Servicer and
Claims Administrator.............. The Money Store Inc., a New Jersey
                                   corporation (in its capacity as sponsor of the Trust, the "Representative," in its capacity as the servicer of the Loans, the "Servicer," and in its capacity as the administrator of the insurance claims to the FHA (the "Claims") with respect to the FHA Loans, the "Claims Administrator"). In the Agreement (as defined herein), the Claims Administrator will appoint its subsidiary, TMS Mortgage Inc., a New Jersey corporation, to assist in performing the functions of the Claims Administrator. The principal offices of The Money Store Inc. are located at 3301 C Street, Suite 100-M, Sacramento, California 95816 (telephone number (916) 446- 5000) and
                                   2840 Morris Avenue, Union, New Jersey 07083
                                   (telephone number (908) 686-2000). See "The
                                   Representative and the Originators" herein and in the Prospectus.

Trustee .........................  [Name of Trustee,] a _________ banking corporation,] in its capacity as trustee. See "The Trustee" herein.

[Co-Trustee ...................... [Name of Co-Trustee,] a ________ banking association headquartered in ________, will be the Co-Trustee with respect to the Home Improvement Loans. See "The Co-Trustee" herein.]

[Custodian ....................... [Name of Custodian,] a ________ banking association, headquartered in ________, will be the Custodian with respect to the Home Improvement Loans. In such capacity, it will retain the files relating to the Home Improvement Loans. See "The Custodian" herein.]

Originators of the Loans.........  Each Home Equity Loan to be included in Pool
                                   I and Pool II, each of the Home Improvement
                                   Loans to be included in Pool III and each of the Multifamily Loans to be included in Pool IV will have been originated and underwritten, or purchased and re-underwritten, by certain wholly-owned subsidiaries of the Representative (the "Originators"). Additionally, each Subsequent Loan to be included in Pool I, Pool II, Pool III and Pool IV will have been originated and underwritten, or purchased and re-underwritten, by an Originator.

Description of the Certificates..  The Money Store Asset Backed Certificates,
                                   Series 1997-____ (the "Certificates") consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificates (collectively, the "Class A Certificates") and the Class R Certificates. Only the Class A Certificates are offered hereby.

                                   The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of the Cut-Off Date, among the Representative, the Originators and [Name of Trustee], as trustee (the "Trustee").

                                   The Certificates will represent fractional undivided ownership interests in the Trust, the assets of which will consist primarily of four separate pools ("Pool I," "Pool II," "Pool III" and "Pool IV," respectively, and collectively, the "Pools") of Loans having the characteristics described herein.

                                   Pool I and Pool II will consist of one- to four-family ("single-family") residential first and second mortgage loans (collectively, the "Home Equity Loans," which term includes any Subsequent Home Equity Loans acquired by either Pool I or Pool II, unless the context requires otherwise) expected to have aggregate principal balances as of the Cut-Off Date of approximately $______________ and $--------------, respectively, and original terms to stated maturity of up to 40 years. As described herein, each of the Home Equity Loans in Pool I (the "Pool I Home Equity Loans" or the "Pool I Loans," which terms include any Subsequent Home Equity Loans acquired by Pool I, unless the context requires otherwise) will bear interest at a fixed rate and each of the Home Equity Loans in Pool II (the "Pool II Home Equity Loans" or the "Pool II Loans," which terms include any Subsequent Home Equity Loans acquired by Pool II, unless the context requires otherwise) will bear interest at an adjustable rate as described below. See "The Loan Pools--The Home Equity Loan Pools" herein.

                                   Pool III will consist of fixed rate, single family residential first, second and more junior home improvement loans (the "Home Improvement Loans" or "Pool III Loans," which terms include any Subsequent Home Improvement Loans acquired by Pool III, unless the context requires otherwise) expected to have an aggregate principal balance as of the Cut-Off Date of approximately $_____________ and original terms to stated maturity of up to 30 years.

                                   Pool IV will consist of five or more unit residential or mixed-use residential and commercial first mortgage loans (the "Multifamily Loans" or "Pool IV Loans," which terms include any Subsequent Multifamily Loans acquired by Pool IV, unless the context requires otherwise) expected to have an aggregate principal balance as of the Cut-Off Date of approximately $____________ and original terms to stated maturity of up to 30 years. See "The Loan Pools--The Multifamily Loan Pool" herein.

                                   Collectively, the Home Equity Loans, the Home Improvement Loans and the Multifamily Loans are at times referred to herein as the "Loans."

                                   The Class A-1, Class A-2, Class A-3, Class
                                   A-4, Class A- 5 and Class A-6 Certificates generally will be entitled to receive payments measured by amounts distributable on or with respect to the Pool I Home Equity Loans in the order and priorities described herein. The Class A-7 Certificates generally will be entitled to receive payments measured by amounts distributable on or with respect to the Pool II Home Equity Loans. The Class A-8 Certificates generally will be entitled to receive payments measured by amounts distributable on or with respect to the Pool III Home Improvement Loans. The Class A-9 Certificates generally will be entitled to receive payments measured by amounts distributable on or with respect to the Pool IV Multifamily Loans. However, due to the cross-support provisions described herein, the holders of each Class of Certificates may receive cash from any Loan, either by direct allocation or credit support from another Pool. See "Description of the
                                   Certificates--Cross- Support Provisions and
                                   Spread Amount" herein. Also, amounts, if any, on deposit in the Spread Account described herein will be available to cover shortfalls in amounts due Certificateholders, without distinction as to Pool.

                                   The Class A-1, Class A-2, Class A-3, Class
                                   A-4, Class A- 5 and Class A-6 Certificates are also referred to herein as the "Pool I Certificates" and the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates are also referred to herein as the "Pool I Certificateholders." The Class A-7 Certificates are also referred to herein as the "Pool II Certificates" and the holders of the Class A-7 Certificates are also referred to herein as the "Pool II
                                   Certificateholders." The Class A-8
                                   Certificates are also referred to herein as the "Pool III Certificates" and the holders of the Class A-8 Certificates are also referred to herein as the "Pool III Certificateholders." The Class A-9 Certificates are also referred to herein as the "Pool IV Certificates" and the holders of the Class A-9 Certificates are also referred to herein as the "Pool IV
                                   Certificateholders."

                                   The projected last Remittance Dates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7-I, Class A-7-II, Class A-8 and Class A-9 Certificates are, ________, -------, -------, ---------,
                                   ---------, ---------, ---------, ________,
                                   _______, and, _______, respectively. It is expected that the actual last Remittance Date for each Class of Class A Certificates will occur significantly earlier than its projected last Remittance Date. See "Maturity, Prepayment and Yield Considerations" herein.

                                   The Class A Certificates are issuable in book-entry form in minimum denominations of $1,000 original principal amount and integral multiples of $1,000 in excess thereof, except that one certificate of each Class of Class A Certificates may be issued in a different denomination and, if so issued, will be held in physical form.

Pre-Funding Account............... On the Closing Date, an aggregate cash amount
                                   (the "Pre-Funded Amount") will be deposited into the Pre-Funding Account in an amount not to exceed approximately $______________, in the case of Pool I, approximately $______________, in the case of Pool II, approximately $_____________, in the case of Pool III, and $____________, in the case of Pool IV. Amounts allocated to Pool I, Pool II, Pool III and Pool IV, as the case may be, may be used only (i) to acquire Subsequent Loans for the related Pool and (ii) to make accelerated payments of principal on the Certificates of the related Pool. During the period (the "Funding Period") from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account, is less than $200,000,
                                   (ii) the date on which an Event of Default occurs under the Agreement or (iii) the close of business on _______, 1997, amounts will, from time to time, be withdrawn from the Pre-Funding Account to purchase Subsequent Home Equity Loans, Subsequent Home Improvement Loans or Subsequent Multifamily Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed as a principal prepayment on the next Remittance Date to the Class A Certificates of the related Pool as set forth herein under "--Principal." However, any Pre-Funded Amount remaining at the close of business on _______, 1997 will be distributed as a principal prepayment on _______, 1997 (the "Special Remittance Date") to the Class A Certificates.

                                   The Pre-Funding Account moneys funded from the sale of Pool I, Pool II, Pool III or Pool IV Certificates, respectively, may not be used to acquire Loans relating to any other Pool.

Capitalized Interest Account...... On the Closing Date, the Representative also will make a cash deposit in an account (the
                                   "Capitalized Interest Account") in the name of the Trustee on behalf of the Trust. The amount, if any, deposited in the Capitalized Interest Account will be used by the Trustee on the Remittance Dates occurring in _______, _______ and _______ 1997 to fund the excess, if any, of (i) the amount of interest accrued for each such Remittance Date at the weighted average Pass-Through Rates of the Class A Certificates on the portion of the Class A Certificates having principal balances exceeding the principal balances of the Loans over (ii) the amount of any earnings on funds in the Pre- Funding Account that are available to pay interest on the Class A Certificates on each such Remittance Date. Additionally, if a principal prepayment is made on the Special Remittance Date to any Class of Class A Certificates, such Class A Certificates also will receive on such date, from the Capitalized Interest Account, an amount equal to __ days' interest (or, in the case of the Class A-7 Certificates, __ days' interest) at the applicable Pass-Through Rates on the amount of such principal prepayment. Any amounts remaining in the Capitalized Interest Account on the Special Remittance Date and not used for such purposes are required to be paid directly to the holders of the Class R Certificates on such Special Remittance Date.

Remittance and Record
 Dates............................ Distributions on the Class A Certificates
                                   will be made by or on behalf of the Trustee on the 15th day of each month, or if such day is not a business day, on the first business day thereafter, commencing _______, 1997 (each, a "Remittance Date"), to each person in whose name a Class A Certificate is registered on the last day of the preceding calendar month (the "Record Date"), except that the final distribution on each Class of Class A Certificates will be made only upon presentation and surrender of such Certificates at the office or agency designated for that purpose. Any Pre-Funded Amount remaining at the close of business on _______, 1997 (together with __ days' interest (or, in the case of the Class A-7 Certificates, __ days' interest) thereon at the applicable Pass-Through Rates) will be distributed by or on behalf of the Trustee on the Special Remittance Date to the Classes of Class A Certificates of the related Pool then entitled to receive payments of principal in the order and percentages as described herein under "--Principal." Such distribution will be made to each person in whose name a Class A Certificate of any such Class is registered on _______, 1997.

Interest.......................... To the extent funds are available therefor from receipts on the Pool I, Pool II, Pool
                                   III or Pool IV Loans, as the case may be, advances by the Servicer, payments under the related Certificate Guaranty Insurance Policy (and, with respect to the Pool III Certificates, any FHA Payments, as defined below under "--Obligations of the Claims Administrator") and, for the Remittance Dates occurring in _______, _______ and _______
                                   1997, any amounts transferred to the
                                   Certificate Account (as defined under "The
                                   Agreement--Payments on the Loans" herein) from the Pre-Funding Account or the Capitalized Interest Account, on each Remittance Date, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8 and Class A-9 Certificateholders will receive 30 days' interest at the rate of _____% per annum (the "Class A-1 Pass-Through Rate"), _____% per annum (the "Class A-2 Pass-Through Rate"), _____% per annum (the "Class A-3 Pass-Through Rate"), _____% per annum (the "Class A-4 Pass- Through Rate"), _____% per annum (the "Class A-5 Pass-Through Rate"), _____% per annum (the "Class A-6 Pass-Through Rate"), _____% per annum (the "Class A-8 Pass-Through Rate") and _____% per annum (the "Class A-9 Pass-Through Rate"), respectively, on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8 and Class A-9 Principal Balances (as defined under "Description of the Certificates-Distributions on the Class A Certificates" herein) outstanding immediately prior to such Remittance Date. Also, to the extent funds are available therefor, the Class A-7 Certificateholders will receive one month's interest (based on the actual number of days elapsed) at the rate (the "Class A-7 Pass-Through Rate") of LIBOR plus % (or % for each Remittance Date occurring after the Optional Servicer Termination Date), subject to the Net Funds Cap, but in no event greater than % (which maximum rate will be effective commencing with the Remittance Date occurring in __________ 199_).

                                   The amount of interest each Class of
                                   Certificates is entitled to receive on each Remittance Date is referred to as the "Class A-1 Current Interest Requirement," the "Class A-2 Current Interest Requirement," the "Class A-3 Current Interest Requirement," the "Class A-4 Current Interest Requirement," the "Class A-5 Current Interest Requirement," the "Class A-6 Current Interest Requirement," the "Class A-7 Current Interest Requirement," the "Class A-8 Current Interest Requirement" and the "Class A-9 Current Interest Requirement," respectively.

                                   The Class A-1 Current Interest Requirement, the Class A-2 Current Interest Requirement, the Class A-3 Current Interest Requirement, the Class A-4 Current Interest Requirement, the Class A-5 Current Interest Requirement and the Class A-6 Current Interest Requirement are also referred to herein collectively as the "Pool I Current Interest Requirement." The Class A-7 Current Interest Requirement is also referred to herein as the "Pool II Current Interest Requirement." The Class A-8 Current Interest Requirement is also referred to herein as the "Pool III Current Interest Requirement." The Class A-9 Current Interest Requirement is also referred to herein as the "Pool IV Current Interest Requirement."

                                   Notwithstanding the foregoing, if a principal prepayment is made to a Class of Class A Certificates on the Special Remittance Date, each such Class also will receive on such date ___ days' interest (or, in the case of the Class A-7 Certificates, __days' interest) at the applicable Pass-Through Rate on the amount of such prepayment. Further, the Current Interest Requirement for each such Class for the _______ 1997 Remittance Date will be based on 30 days' interest (or, in the case of the Class A-7 Certificates, the actual number of days since the _______ 1997 Remittance Date) on the related Principal Balance on _______, 1997, after giving effect to such principal prepayment.

                                   As to any Remittance Date, the "Net Funds
                                   Cap" will be a percentage equal to the
                                   difference between (A) the sum of (i) the weighted average Pool II Mortgage Interest Rate and (ii), through and including the Remittance Date occurring in __________, 199_, to the extent available, one-twelfth of _______% of the principal balance of the Pool I Loans immediately prior to the related Due Period (and, with respect to the Remittance Dates in _______, _______ and _______, 1997,
                                   one- twelfth of ________% of the amount in the Pre- Funding Account immediately prior to such Remittance Date allocated to Pool I), in each case expressed as a percentage of the Class A-7 Principal Balance immediately prior to such Remittance Date, minus (B) the sum of
                                   (i) the percentages used in determining the Servicing Fee, the Contingency Fee, the fee due the Trustee, the premium due the Certificate Guaranty Insurer and, (ii) commencing with the Remittance Date in _________, 1997, one-twelfth of ________% of the principal balance of the Pool II Loans immediately prior to the related Due Period expressed as a percentage of the Class A-7 Principal Balance immediately prior to such Remittance Date.

                                   If on any Remittance Date the Pass-Through
                                   Rate for the Class A-7 Certificates is based upon the Net Funds Cap, the excess of (i) the amount of interest the Class A-7 Certificates would be entitled to receive on such Remittance Date at a rate equal to LIBOR plus the applicable margin (but in no event greater than ____%) over (ii) the amount of interest such Class will receive on such Remittance Date at the Net Funds Cap, together with the unpaid portion of any such excess from prior Remittance Dates (and interest accrued thereon at the then applicable Pass- Through Rate, without giving effect to the Net Funds Cap) is referred to herein as the "Certificateholders' LIBOR Interest Carryover." Any Certificateholders' LIBOR Interest Carryover will be paid on future Remittance Dates as set forth herein under "The Agreement--Flow of Funds." No Certificateholders' LIBOR Interest Carryover will be paid to the Class A-7 Certificates after the Principal Balance of such Class is reduced to zero. The ratings of the Class A-7 Certificates do not address the likelihood of the payment of the amount of any Certificateholders' LIBOR Interest Carryover and the Certificate Guaranty Insurance Policies do not guaranty payment of any such amount.

                                   Interest with respect to the Class A
                                   Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months (or, in the case of the Class A-7 Certificates, on the basis of a 360-day year consisting of the actual number of days elapsed since interest was last paid). See "Description of the Certificates" herein.

Principal......................... To the extent funds are available therefor from receipts on the Pool I, Pool II, Pool
                                   III or Pool IV Loans, as the case may be, payments under the related Certificate Guaranty Insurance Policy (and, with respect to the Pool III Certificates, any FHA Payments) and, if applicable, for the Remittance Dates occurring in _______, _______ and _______, 1997, any amounts transferred to the Certificate Account from the Pre-Funding Account or the Capitalized Interest Account, and after payment of interest as described above, on each Remittance Date, the Pool I, Pool II, Pool III and Pool IV Certificateholders will receive an amount (the "Pool I Principal Distribution Amount," the "Pool II Principal Distribution Amount," the "Pool III Principal Distribution Amount" and the "Pool IV Principal Distribution Amount," respectively) equal to the excess of (X) the sum, without duplication, of (i) each payment of principal received by the Servicer or any Subservicer (exclusive of Curtailments, Principal Prepayments and amounts described in clause
                                   (iii) hereof) during the related Due Period with respect to the Pool I, Pool II, Pool III or Pool IV Loans, as the case may be, (ii) all Curtailments and all Principal Prepayments received by the Servicer or any Subservicer during the related Due Period with respect to the Pool I, Pool II, Pool III or Pool IV Loans, as the case may be, (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received by the Servicer or any Subservicer during the related Due Period with respect to the Pool I, Pool II, Pool III or Pool IV Loans, as the case may be (and, with respect to the Pool III Loans, any FHA Payments received by the Claims Administrator with respect to principal during the related Due Period), (iv) that portion of the purchase price for any Pool I, Pool II, Pool III or Pool IV Loan, as the case may be, repurchased by The Money Store Inc. as a remedy for breaches of representations and warranties which represents principal and any Substitution Adjustments, in either case to the extent received by the Trustee as of the related Determination Date, (v) any proceeds representing principal received by the Trustee in connection with the liquidation of Pool I, Pool II, Pool III or Pool IV, as the case may be, or termination of the Trust,
                                   (vi) the amount of any Subordination Deficit
                                   (as defined under "Description of the
                                   Certificates--Spread Amount" herein) with respect to Pool I, Pool II, Pool III or Pool IV, as the case may be, for such Remittance Date, (vii) any moneys released from the Pre-Funding Account, if any, on the _______, _______ or _______ 1997 Remittance Date as a prepayment of the Pool I, Pool II, Pool III or Pool IV Certificates, and (viii) the amount of any Subordination Increase Amount (as defined under "Description of the Certificates--Spread Amount" herein) with respect to Pool I, Pool II, Pool III or Pool IV, as the case may be, for such Remittance Date, over (Y) the amount of any Subordination Reduction Amount (as defined under "Description of the
                                   Certificates--Spread Amount" herein) with respect to Pool I, Pool II, Pool III or Pool IV, as the case may be, for such Remittance Date.

                                   On each Remittance Date, the Pool I Principal Distribution Amount will be distributed to the Holders of the Pool I Certificates in the following order of priority: (i) first, to the Class A-1 Certificateholders until the Class A-1 Principal Balance is reduced to zero and such Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders; (ii) second, to the Class A-2 Certificateholders until the Class A-2 Principal Balance is reduced to zero and such Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders, (iii) third, to the Class A-3 Certificateholders until the Class A-3 Principal Balance is reduced to zero and such Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders, (iv) fourth, to the Class A-4 Certificateholders until the Class A-4 Principal Balance is reduced to zero and such Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders, (v) fifth, to the Class A-5 Certificateholders until the Class A-5 Principal Balance is reduced to zero and such Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders; and (vi) sixth, to the Class A-6 Certificateholders until the Class A-6 Principal Balance is reduced to zero and such Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders.

                                   On each Remittance Date, the Pool II
                                   Principal Distribution Amount will be
                                   distributed to the Class A-7
                                   Certificateholders until the Class A-7
                                   Principal Balance is reduced to zero and such Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool II Distribution Amount that is recovered from such Certificateholders.

                                   On each Remittance Date, the Pool III
                                   Principal Distribution Amount will be
                                   distributed to the Class A-8
                                   Certificateholders until the Class A-8
                                   Principal Balance is reduced to zero and such Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool III Distribution Amount that is recovered from such Certificateholders.

                                   On each Remittance Date, the Pool IV
                                   Principal Distribution Amount will be
                                   distributed to the Class A-9
                                   Certificateholders until the Class A-9
                                   Principal Balance is reduced to zero and such Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool IV Distribution Amount that is recovered from such Certificateholders.

                                   On any Remittance Date, the "Pool I
                                   Distribution Amount," the "Pool II
                                   Distribution Amount," the "Pool III
                                   Distribution Amount" and the "Pool IV
                                   Distribution Amount" will equal the sum of
                                   (i) the Pool I, Pool II, Pool III or Pool IV
                                   Principal Distribution Amount, as the case may be, (ii) the Pool I, Pool II, Pool III or Pool IV Current Interest Requirement, as the case may be, (iii) the Pool I Carry-Forward Amount, the Pool II Carry-Forward Amount, the Pool III Carry-Forward Amount or the Pool IV Carry-Forward Amount as the case may be, and
                                   (iv) any amount received by the Trustee from the Servicer that constitutes a Monthly Advance with respect to a Pool I, Pool II, Pool III or Pool IV Loan, as the case may be, and that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction.

                                   The "Due Period" with respect to any
                                   Remittance Date is the calendar month
                                   preceding the month of such Remittance Date.

                                   The "Pool I Carry-Forward Amount," the "Pool
                                   II Carry- Forward Amount," the "Pool III
                                   Carry-Forward Amount" and the "Pool IV
                                   Carry-Forward Amount" with respect to any Remittance Date will equal the amount, if any, by which (i) the Pool I, Pool II, Pool III or Pool IV Distribution Amount, as the case may be, as of the immediately preceding Remittance Date exceeded (ii) the amount of the actual distribution to the Holders of the Pool I, Pool II, Pool III or Pool IV Certificates, as the case may be, made on such Remittance Date (less the amount of Insured Payments, if any, on such date) together with interest on the amount of such excess at one-twelfth the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-6 Pass-Through Rate, as the case may be, with respect to the Pool I Certificates, the Class A-7 Pass-Though Rate with respect to the Pool II Certificates, the Class A-8 Pass-Through Rate with respect to the Pool III Certificates or the Class A-9 Pass-Through Rate with respect to the Pool IV Certificates. The Pool II Carry-Forward Amount does not include any
                                   Certificateholders' LIBOR Interest Carryover.

                                   As described above, the Holders of the Class
                                   A Certificates will be entitled to receive monthly distributions of principal on each Remittance Date that generally reflects actual (as opposed to scheduled) collections of principal during the related Due Period. Recoveries for losses on Loans that were finally liquidated during a Due Period (the "Unrecovered Amounts") may or may not be distributed to the holders of the Class A Certificates on the related Remittance Date. However, Holders of Class A Certificates are entitled to receive ultimate recovery of any Unrecovered Amounts relating to the applicable Pool of Loans. See "Description of the Certificates--The Pool I, Pool II, Pool III and Pool IV Distribution Amounts" herein.

Credit Enhancement................ The credit enhancement provided for the benefit of the Class A Certificates consists of (i) the spread amount, the spread account and cross-support features, which utilize the internal cash flows of the Trust as described herein and (ii) the Certificate Guaranty Insurance Policies. Additionally, the Pool III Certificates have the benefit of the FHA Insurance described herein.

 Spread Amount.................... The subordination provisions of the Trust are intended to provide for limited acceleration of the Class A Certificates relative to the amortization of the Loans, generally in the early months of the transaction. The accelerated amortization is achieved by applying certain excess interest collected on the Loans to the payment of principal on the Class A Certificates, first for the related Pool and then for any other Pool. This acceleration feature is intended to create, with respect to each Pool of Loans, an amount (the "Spread Amount"), resulting from, and equal to, the excess of the aggregate principal balances of the Loans of the related Pool (plus any amounts on deposit in the Spread Account referred to below) over the principal balances of the Certificates of the related Pool. The Agreement provides that, subject to certain floors, caps and triggers, the required level of the Spread Amount with respect to each Pool of Loans may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the Certificates of the related Pool to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. The Agreement also provides that such excess interest, together with certain other excess amounts, generated by one Pool of Loans may be used to fund shortfalls and increase the Spread Amount in the other Pools of Loans, subject to certain prior requirements for application of such excess amounts. See "Description of the Certificates-- Spread Amount" and "Description of the
                                   Certificates--Cross-Support Provisions and
                                   Spread Amount" herein.

                                   The Agreement also will provide that
                                   following the Funding Period the required level of the Spread Amount with respect to each Pool of Loans may be increased. In such event, cash up to the amount of such increase may be deposited into an account (the "Spread Account") to be maintained with the Trustee. Amounts, if any, on deposit in the Spread Account will be available to fund any Insured Payments (as defined below) otherwise required to be made on a Remittance Date, without distinction as to the Pool. Additionally, if the level of delinquencies for the Pool III Loans exceeds certain specified levels, excess interest received on the Pool III Loans will not be available to make accelerated payments of principal on Certificates of other Pools. Rather, such excess interest will be deposited into the Spread Account and will be available to fund any Insured Payments for any Pool otherwise required to be made on a Remittance Date.

 [Certificate Guaranty Insurance
  Policies........................ [Name of Certificate Guaranty Insurer], a
                                   stock insurance corporation (the "Certificate Guaranty Insurer"), will provide separate insurance policies (collectively, the "Certificate Guaranty Insurance Policies") relating to the Pool I, Pool II, Pool III and Pool IV Certificates, respectively. Subject to the requirements of the Certificate Guaranty Insurance Policies described under "The Certificate Guaranty Insurance Policies and Certificate Guaranty Insurer," Certificate Guaranty Insurer unconditionally and irrevocably guarantee that the full amount of each Insured Payment (defined herein) will be received by the Insurance Paying Agent (the "Insurance Paying Agent"), which initially will be [Name of Insurance Paying Agent], for distribution by the Trustee. Certificate Guaranty Insurer's obligations under the Certificate Guaranty Insurance Policies will be discharged to the extent funds equal to the amount required to be paid thereunder are received by the Insurance Paying Agent, whether or not such funds are properly applied by the Trustee or the Insurance Paying Agent. The Certificate Guaranty Insurance Policies are noncancellable for any reason.

                                   "Insured Payment" means (i) as of any
                                   Remittance Date, any Deficiency Amount (as defined below under "The Certificate Guaranty Insurance Policies and Certificate Guaranty Insurer") and (ii) any Preference Amount (as defined below under "The Certificate Guaranty Insurance Policies and Certificate Guaranty Insurer").

                                   As stated above, amounts, if any, in the Spread Account will be used to fund Insured Payments prior to draws being made on the Certificate Guaranty Insurance Policies.

                                   The Certificate Guaranty Insurance Policies do not (i) cover The Money Store Inc.'s obligation under the Agreement to repurchase or substitute for Loans with respect to which there has been a breach of representation,
                                   (ii) cover any Certificateholders' LIBOR
                                   Interest Carryover, (iii) guarantee any
                                   specified rate of prepayments, or (iv)
                                   provide funds to redeem the Certificates on any specified date.

                                   Subject to the terms of the Agreement,
                                   Certificate Guaranty Insurer will be
                                   subrogated to the rights of the Holders of the Class A Certificates to the extent of any Insured Payments made under the applicable Certificate Guaranty Insurance Policy, but its right to reimbursement will be subject to the prior rights of the Holders of the Class A Certificates to amounts to which such Holders are entitled under the Agreement.]

[The Guaranty..................... As additional credit support for the Class
                                   _____ Certificates, the Class ___
                                   Certificateholders are entitled to receive on each Remittance Date the amount equal to the Guaranty Payments, if any, under the guaranty provided by The Money Store Inc. (the "Guaranty"). The "Guaranty Payment" for any Remittance Date will equal the difference, if any, between the Pool ___ Distribution Amount allocable to the Class ___ Certificates and the portion of the Pool ___ Available Remittance Amount allocated to the Class ___ Certificates on such Remittance Date, but not more than $___________ in the aggregate.]

FHA Insurance..................... Subject to the then remaining Reserve Amount
                                   (as defined below) of the Co-Trustee, each FHA Loan will be insured by the FHA in an amount currently equal to 90% of the sum of the following: (i) the unpaid principal and uncollected interest earned to the date of default, calculated on the actuarial method even if the Mortgage Note (as defined herein) relating to such FHA Loan provides for simple interest, reduced by certain amounts received by the Claims Administrator in connection with enforcing a lien on the related Mortgaged Property prior to the lien of the related FHA Loan; (ii) the unpaid amount of interest on the unpaid principal from the date of default to the date of the initial submission of the related Claim to the FHA for payment plus 15 calendar days, but not for any period greater than nine months from the date of default, calculated at 7% per annum; and (iii) the amount of certain uncollected court costs, attorney's fees, and expenses for recording the assignment of the related Mortgage to the United States. See "The Trusts--FHA Loans" in the Prospectus and "Risk Factors--Limitations on FHA Insurance" and "Lending Programs--The Home Improvement Lending Program--FHA Loans" herein.

The Co-Trustee's Reserve
  Amount.......................... Each of the FHA Loans will be insured by the
                                   FHA, to the extent described herein, under each Originator's FHA contract of insurance. In connection with the transfer of the FHA Loans from the Originators to the Co-Trustee, the Originators also will file with the FHA all documents necessary to effect the transfer of the FHA insurance reserves applicable to the FHA Loans to the Co-Trustee's FHA contract of insurance.

                                   Based upon information provided by the FHA, The Money Store Inc. believes that upon the transfer referred to above and after the Funding Period, the FHA insurance available to the Co-Trustee will be equal to at least
                                   (A) 10% of the principal balance of the FHA
                                   Loans as of the Cut-Off Date or Subsequent
                                   Cut-Off Date, as the case may be; or (B) thereafter, 10% of the principal balance of all Title I loans originated or purchased and currently reported for FHA insurance by the Co-Trustee, less amounts for annual reductions as described below and for insurance claims previously paid to the Co-Trustee by the FHA, including payments in respect of loans other than the FHA Loans, and increased by an amount equal to 10% of the lesser of the original principal balance or the purchase price paid for Title I loans subsequently originated or purchased of record by the Co-Trustee (in the case of clause (A) or (B), the "Reserve Amount"). See "The Trusts--FHA Insurance" in the Prospectus and "Risk Factors--Limitations on FHA Insurance" herein.

                                   FHA Claims paid to the Co-Trustee by the FHA with respect to Title I loans other than the FHA Loans may affect the total amount of the Reserve Amount.

                                   Since the adequacy of the Co-Trustee's
                                   Reserve Amount is dependent upon future
                                   events, including the annual reductions in the Reserve Amount and the reductions for the payment of claims, no assurance can be given that the Reserve Amount is or will be adequate to cover 90% of all potential losses on the FHA Loans. See "Risk
                                   Factors--Limitations on FHA Insurance"
                                   herein.

Obligation of the Claims
 Administrator.................... If any FHA Loan becomes a 90 Day Delinquent
                                   FHA Loan (as defined below), and if
                                   sufficient coverage is available in the
                                   Reserve Amount to make an FHA Payment with respect to such FHA Loan, the Claims Administrator may, in its sole discretion, during any subsequent Due Period, determine to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If the Claims Administrator determines to file such a Claim, the Claims Administrator will so notify the Co-Trustee and the Custodian no later than the Determination Date following such determination and shall request delivery of the related loan file (the "Trustee's Loan File"). Upon receipt of such certification and request, the Custodian shall, no later than the related Remittance Date, release to the Claims Administrator the related Trustee's Loan File and the Co-Trustee and the Custodian shall execute and deliver such instruments necessary to enable the Claims Administrator to file a Claim with the FHA on behalf of the Co-Trustee. Within 120 days of its receipt of the related Trustee's Loan File, the Claims Administrator shall, in its sole discretion, either file a Claim with the FHA for an FHA Payment with respect to such 90 Day Delinquent FHA Loan or, if the Claims Administrator determines not to file such a Claim, return to the Co-Trustee the related Trustee's Loan File.

                                   With respect to any 90 Day Delinquent FHA
                                   Loan transferred to the Claims Administrator as described above, the Claims Administrator shall deposit (or, if the Claims Administrator is not also the Servicer, the Claims Administrator shall instruct the Servicer to deposit) in the Principal and Interest Account within 24 hours of receipt or determination thereof the following amounts (such amounts to be net of certain amounts that would be reimbursable to the Servicer under the Agreement with respect to amounts in the Principal and Interest Account): (i) any FHA Payments; (ii) the amount, if any, by which the FHA Payment was reduced in accordance with FHA Regulations due to the Claims Administrator enforcing a lien on the related Mortgaged Property prior to the lien of the related 90 Day Delinquent FHA Loan; and (iii) any principal and interest payments received with respect to a 90 Day Delinquent FHA Loan after the Due Period in which the FHA Loan is transferred to the Claims Administrator and before either the related FHA Payment is paid or the related Trustee's Loan File is returned to the Co-Trustee, as the case may be (the amounts referred to in (ii) and (iii) above are referred to herein as "Related Payments").

                                   If an FHA Loan becomes a 90 Day Delinquent
                                   FHA Loan when there is insufficient coverage in the Reserve Amount or if the Claims Administrator determines not to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan, the Co-Trustee will not transfer such FHA Loan to the Claims Administrator, no Claim will be made to the FHA and the Servicer may take other action, including the commencement of foreclosure proceedings, on the related Mortgaged Property. The Servicer will continue to make Monthly Advances with respect to interest on 90 Day Delinquent FHA Loans as described under "Monthly Advances" herein.

                                   The Certificateholders will not have any direct right to receive the FHA Payments from the FHA. See "Risk Factors--Dependence on Claims Administrator, Representative and Servicer for Making FHA Claims, Paying the FHA Payments or Repurchasing the Loans" herein.

                                   A "90 Day Delinquent FHA Loan" is a Loan with respect to which four consecutive Monthly Payments have not been received by the Servicer as of the last day of the related Due Period unless, on or prior to the last day of the Due Period in which the fourth Monthly Payment is due, the Servicer has received from the related Mortgagor an amount at least equal to one unpaid Monthly Payment.

                                   An "FHA Payment" is any amount paid by the FHA pursuant to a Claim with respect to a 90 Day Delinquent FHA Loan.

FHA Premium Account............... The Trustee will establish with itself a separate account (an "FHA Premium Account") to reimburse the Claims Administrator or Certificate Guaranty Insurer for the payment to the FHA of the annual insurance premium (the "FHA Insurance Premium") on each FHA Loan. The FHA Insurance Premium is an annual premium equal to 0.5% of the original principal balance of each FHA Loan. If the related Mortgagor pays the FHA Insurance Premium in addition to the Monthly Payment, any payment of the FHA Insurance Premium received during a Due Period will be deposited in the FHA Premium Account on the related Remittance Date by the Trustee from the related Certificate Account. In certain states, the Servicer is prohibited from directly collecting the FHA Insurance Premium from the Mortgagor. With respect to FHA Loans secured by Mortgaged Properties located in such states, the Servicer will cause to be deposited in the FHA Premium Account a specified percentage of each scheduled interest payment. Since a Mortgagor pays interest on the declining principal balance of the related FHA Loan and the FHA Insurance Premium is based upon the original principal balance of the FHA Loan, the amount of interest allocated to the FHA Premium Account may be more or less than the amount of the related FHA Insurance Premium. The Servicer has agreed to satisfy any resulting shortfall from its own funds.

The Pools

 General ......................... Unless otherwise noted, all statistical percentages in this Prospectus Supplement concerning the Loans are measured by the aggregate principal balances of the related Pool of Loans described herein at the close of business on the Cut-Off Date and all dollar amounts are based on the principal balances of such Loans at the close of business on the Cut-Off Date. The Loans that will comprise Pool I and Pool II as of the Closing Date are referred to herein as the "Initial Pool I Home Equity Loans" and the "Initial Pool II Home Equity Loans," respectively, and collectively, as the "Initial Home Equity Loans." The Loans that will comprise Pool III as of the Closing Date are referred to herein as the "Initial Home Improvement Loans." The Loans that will comprise Pool IV as of the Closing Date are referred to herein as the "Initial Multifamily Loans" and, together with the Initial Home Equity Loans and the Initial Home Improvement Loans, the "Initial Loans."

 Pool I and Pool II............... The Pool I and Pool II Home Equity Loans will consist of mortgages, deeds of trust or other security instruments (the "Home Equity Mortgages" or "Mortgages"), and the related promissory notes (the "Home Equity Mortgage Notes" or "Mortgage Notes") primarily secured by one- to four-family residences, units in planned unit developments ("PUDs") and units in condominium developments (the "Home Equity Mortgaged Properties" or "Mortgaged Properties").

                                   As stated above, the Agreement will provide that Subsequent Home Equity Loans may be purchased by the Trust from the Originators from time to time on or before the close of business on _______, 1997 from funds on deposit in the Pre-Funding Account allocated to Pools I and II. Any Subsequent Home Equity Loan so acquired will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originators' underwriting criteria described in the Prospectus under the caption "The Single Family Loan Lending
                                   Program--Underwriting Criteria." Each
                                   Subsequent Home Equity Loan will be assigned to either Pool I or Pool II, depending upon whether it bears interest at a fixed rate or an adjustable rate. The purchase price for each Subsequent Home Equity Loan will be no greater than its unpaid principal balance as of the last day of the month preceding the month in which it is purchased by the Trust (each such date, a "Subsequent Cut-Off Date"). The Agreement will provide that the Pool I and Pool II Home Equity Loans, following the conveyance of any Subsequent Home Equity Loans to the appropriate Pool, must, in the aggregate, conform to certain specified characteristics. See "The Agreement-- Representations and Warranties" in the Prospectus.

                                   No more than approximately __% of the Initial Pool I Home Equity Loans will be secured by Home Equity Mortgaged Properties located in __________. Approximately __% of the Initial Pool II Home Equity Loans will be secured by Home Equity Mortgaged Properties located in ________. No more than approximately __% of the Initial Pool I Home Equity Loans and __% of the Initial Pool II Home Equity Loans will be secured by Home Equity Mortgaged Properties located in any other state. Based on representations made by the obligor on a Home Equity Mortgage Note (the "Home Equity Mortgagor" or the "Mortgagor"), all of the Initial Home Equity Loans will be secured by one- to four-family residences, approximately __% and __% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, will be secured by vacation homes, secondary residences, or investment properties, less than __% and less than __% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, will be secured by individual units in low rise condominiums, approximately __% and __% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, will be secured by two-, three- or four-family houses, and no Initial Home Equity Loan will be secured by individual units of other types including high rise condominiums and mixed-use buildings. No Initial Home Equity Loan will be secured by a mobile home or a cooperative residence.

                                   No less than approximately __% and __% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, will constitute first mortgage liens on the related Home Equity Mortgaged Property and the remainder of the Initial Pool I and Initial Pool II Home Equity Loans will constitute second mortgage liens on the related Home Equity Mortgaged Property.

                                   The "Combined Loan-to-Value Ratio" of a Home
                                   Equity Loan is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of the Home Equity Loan (less the amount, if any, of the premium for credit life insurance) plus the then-current principal balance of the related first lien, if any, by (y) the value of the Home Equity Mortgaged Property, based upon the appraisal or valuation made at the time of origination of the Home Equity Loan.

                                   Based upon the original principal balances of the Initial Home Equity Loans, no more than approximately __% and __% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, will have a Combined Loan-to-Value Ratio exceeding [100%]. The weighted average Combined Loan-to-Value Ratio, based upon appraisals or valuations made at the times of origination of the Initial Pool I and Initial Pool II Home Equity Loans, will be no more than approximately __% and __%, respectively. The Initial Home Equity Loans are not insured or guaranteed by any governmental entity.

                                   The Home Equity Loans, other than Balloon
                                   Home Equity Loans discussed below, will
                                   provide for a schedule of payments which will be, if timely paid, sufficient to amortize fully the principal balance of the Initial Home Equity Loan on or before its maturity date. The Initial Home Equity Loans will be either (i) "simple interest" loans, which means that payments are applied as they are received first to accrued interest, then to principal or (ii) "actuarial" loans, which means that payments received either earlier or later (other than delinquent) than the scheduled due dates of such Initial Home Equity Loans will not affect the amortization schedule or the relative application of such payments to principal and interest. The Pool I Home Equity Loans will bear interest at fixed rates (each, a "Pool I Mortgage Interest Rate").

                                   The Pool I Home Equity Loans will bear
                                   interest at fixed rates which, as of the Cut-off Date, ranged from approximately __% to __% per annum. The Pool II Home Equity Loans will bear interest at adjustable rates which, as of the Cut-Off Date, range from ____% to _____% per annum (each, a "Pool II Mortgage Interest Rate") which will adjust on the date set forth in the related Mortgage Note. For each Pool II Home Equity Loan, the related Pool II Mortgage Interest Rate will change initially after the period set forth in the related Mortgage Note and periodically thereafter. Each date on which a Pool II Mortgage Interest Rate changes is referred to as the "Change Date" for the related Pool II Home Equity Loan. No more than approximately ___% of the Pool II Home Equity Loans will have their first Change Date occurring approximately 24 months after origination and no more than approximately _____% of the Pool II Home Equity Loans will have their first Change Date occurring approximately 36 months after origination. No more than ___% of the Pool II Home Equity Loans will have their first Change Date occurring approximately 48 months after origination. The remainder of the Pool II Home Equity Loans will have their first Change Date occurring no later than 12 months after origination.

                                   The Pool II Mortgage Interest Rate relating to at least ____% of the Pool II Home Equity Loans will adjust on each applicable Change Date to equal the sum of (i) the applicable London Interbank Offered Rate for U.S. dollar deposits (the "LIBOR Index") and (ii) the number of basis points set forth in the related Mortgage Note (the "Gross Margin"), subject to rounding and to the effects of the Periodic Rate Cap, the applicable Lifetime Cap and the applicable Lifetime Floor. The Pool II Mortgage Interest Rate relating to the remainder of the Pool II Home Equity Loans will adjust on each Change Date to equal the sum of (i) the applicable One-Year Constant Maturity Treasury Index ("CMT" or the "Treasury Index") as published by the Federal Reserve Board Statistical Release No. H.15, and (ii) the related Gross Margin, subject to rounding and to the effects of the Periodic Rate Cap, the applicable Lifetime Cap and the applicable Lifetime Floor.

                                   The Gross Margins for the Pool II Home Equity Loans will range from ____% to ____%. The weighted average Gross Margin of the Pool II Home Equity Loans will be approximately __%. The "Periodic Rate Cap" limits changes in the Pool II Mortgage Interest Rate for each Pool II Home Equity Loan on each Change Date to the Periodic Rate Cap as set forth in the related Mortgage Note. The Lifetime Caps of the Pool II Home Equity Loans will range from approximately ___% to ___%. The weighted average Lifetime Cap of the Pool II Home Equity Loans will be approximately ___%. The Lifetime Floors of the Pool II Home Equity Loans will range from approximately __% to __%. The weighted average Lifetime Floor of the Pool II Home Equity Loans will be approximately ___%.

                                   The weighted average Pool I Mortgage Interest Rate of the Initial Pool I Home Equity Loans will be approximately _____%. The weighted average current Pool II Mortgage Interest Rate of the Initial Pool II Home Equity Loans will be approximately _____%. The lowest principal balances of any Initial Pool I and Initial Pool II Home Equity Loan as of the Cut-Off Date will be approximately $_____ and $______, respectively, and the highest will be approximately $_______ and $_______, respectively. As of the Cut-Off Date, the average principal balances of the Initial Pool I and Initial Pool II Home Equity Loans will be approximately $______ and $______, respectively. Initial Home Equity Loans not originated by an Originator or having original principal balances less than or equal to $______ may not be covered by title insurance policies. As of the Cut-Off Date, the weighted average remaining terms to stated maturity of the Initial Pool I and Initial Pool II Home Equity Loans will be approximately ___ months and ___ months, respectively. The weighted average terms to stated maturity of the Initial Pool I and Initial Pool II Home Equity Loans at origination will be approximately ___ months and ___ months, respectively.

                                   Less than approximately __% and __% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, will provide for a stated maturity of less than the period of time of the corresponding amortization schedule ("Balloon Loans). As a result, upon the maturity of a Balloon Loan, the Home Equity Mortgagor will be required to make a final payment which will be substantially larger than such Home Equity Mortgagor's previous monthly payments. See "Risk Factors--Nature of the Security" in the Prospectus.

 Pool III......................... The Home Improvement Loans will consist of fixed rate home improvement mortgages (the
                                   "Home Improvement Mortgages") and the related promissory notes, retail installment contracts or obligations, or sales agreements (the "Home Improvement Mortgage Notes" or "Mortgage Notes") primarily secured by one- to four-family residences, units in planned unit developments ("PUDs") and units in condominium developments (the "Home Improvement Mortgaged Properties" or "Mortgaged Properties").

                                   As stated above, the Agreement will provide that Subsequent Home Improvement Loans may be purchased by the Trust from the Originators from time to time on or before the close of business on _______, 1997 from funds on deposit in the Pre- Funding Account allocated to Pool III. Any Subsequent Home Improvement Loan so acquired (including Dealer Loans, as defined herein under "Lending Programs--The Home Improvement Lending Program--Dealer Loans") will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originators' underwriting criteria described herein under the caption "Lending Programs--The Home Improvement Lending Program--FHA Loans--Title I Underwriting Requirements," in connection with Subsequent Home Improvement Loans that are FHA Loans, and "Lending Programs--The Home Improvement Lending Program--Conventional Home
                                   Improvement Loans--Underwriting Criteria," in connection with Subsequent Home Improvement Loans that are Conventional Home Improvement Loans. The purchase price for each Subsequent Home Improvement Loan will be no greater than its unpaid principal balance as of the related Subsequent Cut-Off Date. The Agreement will provide that the Home Improvement Loans, following the conveyance of any Subsequent Home Improvement Loans to Pool III, must, in the aggregate, conform to certain specified characteristics. See "The Agreement-- Representations and Warranties" in the Prospectus.

                                   Approximately __% and __% of the Initial Home Improvement Loans will be FHA Loans and Conventional Home Improvement Loans, respectively. The Initial Home Improvement Loans will have been originated and underwritten, or purchased and re-underwritten by one of the Originators substantially in accordance with the Originators' underwriting criteria described herein under the caption "Lending Programs--The Home Improvement Lending Program--FHA Loans--Title I Underwriting Requirements," in connection with FHA Loans, and "Lending Programs--The Home Improvement Lending Program--Conventional Home
                                   Improvement Loans--Underwriting Criteria," in connection with Conventional Home Improvement Loans.

                                   Approximately __% of the Initial Home
                                   Improvement Loans will be secured by Home
                                   Improvement Mortgaged Properties located in
                                   __________. No more than approximately __% of the Initial Home Improvement Loans will be secured by Home Improvement Mortgaged Properties located in any other state. Based on representations made by the mortgagor on a Home Improvement Mortgage Note (the "Home Improvement Mortgagor" or "Mortgagor"), all of the Initial Home Improvement Loans will be secured by one- to four-family residences, approximately __% of the Initial Home Improvement Loans will be secured by vacation homes, secondary residences, or investment properties, less than __% of the Initial Home Improvement Loans will be secured by individual units in low rise condominiums, approximately __% of the Initial Home Improvement Loans will be secured by two-, three- or four-family houses, and no Initial Home Improvement Loan will be secured by individual units of other types including high rise condominiums and mixed-use buildings. No Initial Home Improvement Loan will be secured by a mobile home or a cooperative residence.

                                   Approximately __% of the Initial Home
                                   Improvement Loans will be secured by first mortgage liens on the related Home Improvement Mortgaged Property, no more than approximately __% of the Initial Home Improvement Loans will be secured by second mortgage liens on the related Home Improvement Mortgaged Property and the remainder of the Initial Home Improvement Loans will be secured by more junior mortgage liens on the related Home Improvement Mortgaged Property.

                                   The FHA Loans are insured by the FHA to the extent described herein. The Conventional Home Improvement Loans are not insured by any governmental entity.

                                   The Initial Home Improvement Loans will
                                   provide for a schedule of payments which will be, if timely paid, sufficient to amortize fully the principal balance of the Initial Home Improvement Loan on or before its maturity date. The Initial Home Improvement Loans will be "simple interest" loans. However, with respect to FHA Loans secured by Mortgaged Properties located in states where the Servicer collects the FHA Insurance Premium directly from the related Mortgagor, payments are applied to the FHA Insurance Premium prior to accrued interest. The Home Improvement Loans will bear interest at fixed rates (each, a "Pool III Home Improvement Interest Rate").

                                   The weighted average Pool III Home
                                   Improvement Interest Rate of the Initial Home Improvement Loans will be approximately _____%. The lowest principal balances of any Initial Home Improvement Loan as of the Cut-Off Date will be approximately $_____, and the highest will be approximately $______. As of the Cut-Off Date, the average principal balance of the Initial Home Improvement Loans will be approximately $______. As of the Cut-Off Date, the weighted average remaining term to stated maturity of the Initial Home Improvement Loans will be approximately ___ months. The weighted average term to stated maturity of the Initial Home Improvement Loans at origination will be approximately ___ months. Each Home Improvement Loan that is a first lien is covered by a title insurance policy.

 Pool IV.......................... The Multifamily Loans will consist of mortgages, deeds of trust or other security instruments (the "Multifamily Mortgages"), and the related promissory notes (the "Multifamily Mortgage Notes") primarily secured by five or more unit residential or mixed-use residential and commercial properties (the "Multifamily Mortgaged Properties" or "Mortgaged Properties").

                                   As stated above, the Agreement will provide that Subsequent Multifamily Loans may be purchased by the Trust from the Originators from time to time on or before the close of business on _______, 1997 from funds on deposit in the Pre-Funding Account allocated to Pool IV. Any Subsequent Multifamily Loan so acquired will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originators' underwriting criteria described under "Lending Programs--The Multifamily Lending Program" herein. The purchase price for each Subsequent Multifamily Loan will be no greater than its unpaid principal balance as of the related Subsequent Cut- Off Date. The Agreement will provide that the Multifamily Loans, following the conveyance of any Subsequent Multifamily Loans to Pool IV, must, in the aggregate, conform to certain specified characteristics. See "The Agreement-- Representations and Warranties" in the Prospectus.

                                   The Initial Multifamily Loans were originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originators' underwriting criteria described under "Lending Programs--The Multifamily Lending Program" herein.

                                   No more than approximately __% of the Initial Multifamily Loans will be secured by Multifamily Mortgaged Properties located in __________. No more than approximately __% of the Initial Multifamily Loans will be secured by Multifamily Mortgaged Properties located in any other state. Based on representations made by the obligor on a Multifamily Mortgage Note (the "Multifamily Mortgagor" or "Mortgagor"), all of the Initial Multifamily Loans will be secured by five or more unit residential or mixed-use residential and commercial properties.

                                   All of the Initial Multifamily Loans will constitute first mortgage liens on the related Multifamily Mortgaged Property.

                                   No Initial Multifamily Loan will have a
                                   Combined Loan- to-Value Ratio exceeding
                                   approximately __%. The Initial Multifamily
                                   Loans will not be insured or guaranteed by any governmental entity.

                                   The Initial Multifamily Loans will provide for a schedule of payments which will be, if timely paid, sufficient to amortize fully the principal balance of the Initial Multifamily Loan on or before its maturity date. The Initial Multifamily Loans will be "simple interest" loans. The Initial Multifamily Loans will bear interest at fixed rates (each, a "Multifamily Mortgage Interest Rate").

                                   The weighted average Multifamily Mortgage
                                   Interest Rate of the Initial Multifamily
                                   Loans will be approximately _____%. The
                                   lowest principal balance of any Initial
                                   Multifamily Loan as of the Cut-Off Date will be approximately $______, and the highest will be approximately $_______. The average principal balance of the Initial Multifamily Loans will be approximately $_______. All Initial Multifamily Loans will be covered by title insurance policies. The weighted average remaining term to stated maturity of the Initial Multifamily Loans will be approximately ___ months. The weighted average term to stated maturity of the Initial Multifamily Loans at origination will be approximately ___ months.

                                   Each Multifamily Loan contains provisions requiring the related Mortgagor to pay a penalty in connection with certain prepayments made within three or five years, depending on the terms of such Multifamily Loan, of its origination.

Servicing of the Loans ........... The Servicer will serve as master servicer for the Loans in accordance with the
                                   Agreement. The Servicer may act through
                                   subservicers, including the Originators or other affiliates of the Servicer.

Monthly Advances ..................The Servicer is required to remit to the
                                   Trustee no later than the day of each month which is at least three business days prior to the Remittance Date and is in no case earlier than the seventh business day of such month (the "Determination Date") the amount (a "Monthly Advance"), if any, by which (a) the sum of (x) 30 days' interest (or, with respect to the Class A-7 Certificates, the actual number of days since the last Remittance Date up to but not including the upcoming Remittance Date) at (i) the weighted average Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Adjusted Mortgage Loan Remittance Rates on the outstanding Principal Balance of the Pool I Certificates, (ii) the Class A-7 Adjusted Mortgage Loan Remittance Rate on the outstanding principal balance of the Pool II Certificates, (iii) the Class A-8 Adjusted Mortgage Loan Remittance Rate on the outstanding principal balance of the Pool III Certificates and (iv) Class A-9 Adjusted Mortgage Loan Remittance Rates on the outstanding principal balance of the Pool IV Certificates, in each case, immediately prior to the related Remittance Date and (y) the Monthly Excess Spread (as defined herein under "Description of the Certificates-- Spread Amount"), if any, for the related Remittance Date relating to the Pool I, Pool II, Pool III and Pool IV Loans, respectively, exceeds (b) the amount received by the Servicer in respect of interest on the Pool I, Pool II, Pool III and Pool IV Loans, respectively, as of the related Record Date (and with respect to the Remittance Dates in _______, _______ and _______, 1997, the sum
                                   of (i) all funds to be transferred to the applicable Certificate Account from the Capitalized Interest Account for such Remittance Date and (ii) certain investment earnings on amounts in the Pre-Funding Account for the applicable Remittance Date). Such advances by the Servicer are reimbursable in the first instance from late collections of interest including amounts received in connection with the liquidation of defaulted Loans ("Liquidation Proceeds"), amounts paid by any insurer pursuant to any insurance policy covering a Loan, Mortgaged Property or REO Property ("Insurance Proceeds"), FHA Payments and proceeds received by the Servicer in connection with condemnation, eminent domain or a release of lien ("Released Mortgaged Property Proceeds") collected with respect to the related Loan as to which the advances were made, and any other amount that otherwise would be distributed on the Class R Certificates. Monthly Advances will not cover any Certificateholders' LIBOR Interest Carryover allocated to the Class A-7 Certificates. The Servicer is not required to make Monthly Advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the Loans.

                                   The "Class A-1 Adjusted Mortgage Loan
                                   Remittance Rate," the "Class A-2 Adjusted
                                   Mortgage Loan Remittance Rate," the "Class
                                   A-3 Adjusted Mortgage Loan Remittance Rate," the "Class A-4 Adjusted Mortgage Loan Remittance Rate," the "Class A-5 Adjusted Mortgage Loan Remittance Rate," the "Class A-6 Adjusted Mortgage Loan Remittance Rate," the "Class A-7 Adjusted Mortgage Loan Remittance Rate," the "Class A-8 Adjusted Mortgage Loan Remittance Rate" and the "Class A-9 Adjusted Mortgage Loan Remittance Rate" will equal the sum of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 or Class A-9 Pass-Through Rate, as the case may be, and a rate used to determine certain expenses of the Trust. Certain of the Loans in each Pool may bear interest at a rate below the Adjusted Mortgage Loan Remittance Rate for the related Class. Any such Loan will be sold to the Trust at a discount so as to create, for each such Loan, a mortgage interest rate that, when applied to the purchase price paid by the Trust for such Loan, will at least equal the related Adjusted Mortgage Loan Remittance Rate.

Compensating Interest............. Not later than each Determination Date, with respect to each Loan to which the Servicer received a principal payment in full in advance of the final scheduled due date (a "Principal Prepayment") or received a principal payment that is in excess of five times the scheduled monthly payment due, but which was not intended by the Mortgagor to satisfy the Loan in full or to cure a delinquency (a "Curtailment") during the related Due Period, the Servicer is required to remit to the Trustee from amounts otherwise payable to the Servicer as servicing compensation (including the Contingency Fee), an amount ("Compensating Interest") equal to any excess of (a) 30 days' interest (or, with respect to the Class A-7 Certificates, the actual number of days since the last Remittance Date up to but not including the upcoming Remittance Date) on the principal balance of each such Loan as of the beginning of the related Due Period, at the weighted average Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Adjusted Mortgage Loan Remittance Rates in the case of a Pool I Home Equity Loan, the Class A-7 Adjusted Mortgage Loan Remittance Rate in the case of a Pool II Home Equity Loan, the Class A-8 Adjusted Mortgage Loan Remittance Rate in the case of a Pool III Home Improvement Loan and the Class A- 9 Adjusted Mortgage Loan Remittance Rates, in the case of a Pool IV Multifamily Loan, as the case may be, applicable to the Remittance Date on which the Compensating Interest will be distributed over (b) the amount of interest actually received on the related Loan during such Due Period.

Servicing and Contingency Fees ... The Servicer is entitled to a servicing fee of _____% per annum of the principal balance of each Loan (the "Servicing Fee"), and a contingency fee of _____% per annum of the principal balance of each Loan (the "Contingency Fee"), each calculated and payable monthly from the interest portion of scheduled monthly payments, Liquidation Proceeds and certain other Proceeds collected.

Rating............................ It is a condition to the issuance of the
                                   Class A Certificates that each Class be rated "AAA" by [Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P")] and "Aaa" by [Moody's Investors Service, Inc. ("Moody's")]. The ratings assigned by S&P and Moody's to the Class A Certificates are based, in large part, on the creditworthiness of Certificate Guaranty Insurer and the Certificate Guaranty Insurance Policies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Class of Class A Certificates. The ratings of the Class A-7 Certificates by S&P and Moody's do not address the likelihood of the payment of the amount of any Certificateholders' LIBOR Interest Carryover. See "Rating of the Class A Certificates" herein.

Optional Termination by the
 Servicer........................  On any Remittance Date from and after the
                                   Remittance Date on which the aggregate
                                   principal balances of the Loans are less than 10% of the sum of (i) the aggregate principal balances of the Initial Home Equity Loans, the Initial Home Improvement Loans and the Initial Multifamily Loans (collectively, the "Initial Loans") as of the Cut-Off Date (the "Original Pool Principal Balance") and (ii) the original Pre-Funded Amount (such date, the "Optional Servicer Termination Date"), the Servicer may, at its option, and in the absence of the exercise thereof by the Servicer, the Certificate Guaranty Insurer may, at its option, purchase, on the next succeeding Remittance Date, all of the Loans and any related Mortgaged Property title to which has been acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property") at a price set forth in the Agreement (the "Termination Price") at least equal to the sum of (x) 100% of the Principal Balances of the Loans, including those evidenced by REO Properties, and including the portion of the principal balance of each 90 Day Delinquent FHA Loan for which the Certificateholders have not received payment and for which a Claim was submitted to the FHA, and (y) 30 days' interest (or, with respect to the Class A- 7 Certificates, the actual number of days from the last Remittance Date to but not including the upcoming Remittance Date) thereon at the then applicable weighted average Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Pass-Through Rates in the case of the Pool I Home Equity Loans, the Class A-7 Pass-Through Rate in the case of the Pool II Home Equity Loans, the Class A-8 Pass-Through Rate in the case of the Pool III Home Improvement Loans and the Class A-9 Pass-Through Rates in the case of the Pool IV Multifamily Loans, plus an amount equal to the interest portion of any unreimbursed Insured Payments made by the Certificate Guaranty Insurer with respect to the applicable Pool of Loans. See "The Agreement" herein and in the Prospectus. As described above, after the Optional Service Termination Date, the margin used in calculating the Class A-7 Pass-Through Rate will increase ____%. See "Summary of Terms--Securities Offered."

Optional Termination by
Certificate Guaranty Insurer...... On and after the date on which the Maximum
                                   Subordinated Amount is zero (the "Cross-Over
                                   Date"), on any Remittance Date on which Loans with aggregate principal balances as of the Cut-Off Date equal to or exceeding 25% or more of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount, if any, have become Liquidated Loans, Certificate Guaranty Insurer may purchase all of the Loans and any related REO Properties in respect thereof at a price equal to the sum of the Termination Prices for all Pools and the outstanding and unpaid fees and expenses of the Trustee and the Servicer. See "The Agreement" herein and in the Prospectus.

REMIC Election and Tax Status .... For Federal income tax purposes, an election will be made to treat certain assets of the Trust as a real estate mortgage investment conduit ("REMIC"). Each Class of Class A Certificates will constitute regular interests in the REMIC and the Class R Certificates will constitute the residual interest in the REMIC. See "Federal Income Tax Considerations" herein and "Federal Income Tax Consequences" in the Prospectus.

ERISA Considerations...............[As described under "ERISA Considerations"
                                   herein, the Class A Certificates may be
                                   purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by individual retirement accounts or Keogh plans covering only a sole proprietor or partner which are not subject to ERISA but are subject to
                                   Section 4975 of the Code ("Plans"), pursuant to certain exemptions from potential prohibited transaction rules of ERISA which prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan and related excise tax provisions of Section 4975 of the Code. One such exemption is Prohibited Transaction Exemption _____, __ Fed. Reg. ______ (______ __, 199_) (the "Exemption"),
                                   which provides an exemption for transactions involving the purchase, holding or transfer of certain asset backed certificates by Plans. See "ERISA Considerations" herein and in the Prospectus.]

[Legal Investment Considerations...No Class of Class A Certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Investors should consult their own legal advisers in determining whether and the extent to which a Class of Class A Certificates constitutes legal investments for such investors. See "Legal Investment Considerations" herein.]

Registration of the Certificates...The Class A Certificates will be represented by global certificates registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No Class A Certificateholder will be entitled to receive definitive certificates ("Definitive Class A Certificates") representing such person's interest, except in the event that Definitive Class A Certificates are issued under the limited circumstances described herein. All references herein to "Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificateholders" or "Holders" will reflect the rights of the beneficial owners of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificates, as such rights may be exercised through DTC and Participants except as otherwise specified herein. See "Risk Factors-- Book-Entry Registration" in the Prospectus and "Description of the Certificates--Book-Entry Registration of
                                   Class A Certificates" herein.

                                  RISK FACTORS

Prospective Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors.

DEPENDENCE ON CLAIMS ADMINISTRATOR, REPRESENTATIVE, AND SERVICER FOR MAKING FHA CLAIMS AND PAYING THE FHA PAYMENTS

The Trustee, the Co-Trustee and the Certificateholders are dependent on the Claims Administrator to (1) assure that the FHA Loans will be insured by the FHA, (2) make Claims on 90 Day Delinquent FHA Loans and (3) remit all FHA Payments received from the FHA to the Trustee in accordance with the terms of the Agreement. See "Description of the Certificates--Obligations of The Claims Administrator" herein.

LIMITATIONS ON FHA INSURANCE

The FHA Loans are covered by FHA insurance to the extent described herein. The Agreement provides that if an FHA Loan becomes a 90 Day Delinquent FHA Loan and if sufficient coverage is available in the related Reserve Amount, the Claims Administrator may, in its sole option, file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If such a Claim is submitted and assuming the Representative, the Originators and the Claims Administrator comply with the provisions described herein, the FHA will pay with respect to such 90 Day Delinquent FHA Loan the amount set forth under "The Title I Loan Program--Insurance Claims Procedures for Title I Loans" herein regardless of whether, in the case of FHA Loans, the related Mortgaged Property has available equity over and above all liens on such property.

The availability of FHA insurance following a default on an FHA Loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the FHA Loan and limits on the aggregate insurance coverage available with respect to all FHA Title I loans then owned and reported for FHA insurance by the Co-Trustee. Although the Claims Administrator is an FHA-approved lender and believes, and represents and warrants in the Agreement, that it has complied with FHA regulations, such regulations are susceptible to substantial interpretation. The Claims Administrator is not required to obtain, and has not obtained, approval from the FHA of its origination and servicing practices. Failure to comply with FHA regulations may result in a denial of FHA insurance claims, and there can be no assurance that the FHA's enforcement of its regulations will not change in the future. In addition, any Claim paid by the FHA will cover only 90% of the sum of the unpaid principal (determined on the actuarial basis) on the FHA Loan, a portion of the unpaid interest and certain other liquidation costs.

Prior to the transfer of the FHA Loans to the Co-Trustee, the FHA Loans will be insured by the FHA, to the extent described herein, under the related Originator's FHA contract of insurance. In connection with the transfer of the FHA Loans from the Originators to the Co-Trustee, the Originators also will file with the FHA all documents necessary to effect the transfer of the FHA insurance reserves applicable to the FHA Loans to the Co-Trustee's FHA contract of insurance.

Based upon information provided by the FHA, The Money Store Inc. believes that upon the transfer referred to above and after the Funding Period, the FHA insurance available to the Co-Trustee will be equal to at least (A) 10% of the principal balance of the FHA Loans as of the Cut-Off Date or Subsequent Cut-Off Date, as the case may be; or (B) thereafter, 10% of the principal balance of all Title I loans originated or purchased and currently reported for FHA insurance by the Co-Trustee, less amounts for annual reductions as described below and for insurance claims previously paid to the Co-Trustee by the FHA, including payments in respect of loans other than the FHA Loans, and increased by an amount equal to 10% of the lesser of the original principal balance or the purchase price paid for Title I loans subsequently originated or purchased of record by the Co-Trustee.

FHA Claims paid to the Co-Trustee by the FHA with respect to Title I loans other than the FHA Loans may affect the total amount of the Reserve Amount.

Since the adequacy of the Co-Trustee's Reserve Amount is dependent upon future events, including the annual reductions in the Reserve Amount and the reductions for the payment of claims, no assurance can be given that the Reserve Amount is or will be adequate to cover 90% of all potential losses on the FHA Loans.

In connection with the FHA Loans, pursuant to FHA underwriting criteria in effect at the time substantially all the FHA Loans were originated, there was no requirement that the Mortgaged Property have any available equity over and above the total of all liens on such property, including the Title I loan. However, loans originated between October 18, 1991 and August 15, 1994 that exceeded $15,000 were limited to a maximum encumbrance of 100% loan to value of all liens on such property, including the Title I loan, and non-owner occupied property loans originated after October 18, 1991 were limited to a maximum encumbrance of 100% loan to value of all liens on such property, including the Title I loan. See "The Trusts--FHA Loans" in the Prospectus and "Lending Programs--The Home Improvement Lending Program-- FHA Loans--The Title I Loan Program" herein.

MULTIFAMILY LOANS

Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to pay for maintenance and other operating expenses of such properties, to fund capital improvements and to service any mortgage loan and any other debt that may be secured by such properties. Various factors, many of which are beyond the control of the owner or operator of such a property, may affect the economic viability of that property.

Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors including the rate of inflation, unemployment levels and relative rates offered for various types of housing may be reflected in changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. The Money Store Inc. is unable to determine and has no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

Many of the foregoing conditions may not have been present or significant on the Closing Date, and certain of those conditions may change.

[ADEQUACY OF THE MORTGAGED PROPERTIES AS SECURITY FOR THE LOANS

No more than approximately ____% and ___% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, will have a Combined Loan-to-Value Ratio exceeding 100%. The Mortgaged Properties are unlikely to provide adequate security for the Loans in those Pools with Combined Loan-to-Value Ratios in excess of 100%. Even assuming that a Mortgaged Property provides adequate security for the related Loan, substantial delays could be encountered in connection with the liquidation of a Loan that would result in current shortfalls in payments to Certificateholders to the extent such shortfalls are not covered by the credit enhancement described herein. In addition, liquidation expenses relating to any liquidated Loan (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to Certificateholders. In the event that any Mortgaged Property fails to provide adequate security for the related Loan, any losses in connection with such Loan will be borne by Certificateholders as described herein to the extent that the applicable credit enhancement described herein is insufficient to absorb all such losses.]

[UNDERWRITING GUIDELINES

Pursuant to the underwriting guidelines of the Originators, the assessment of the creditworthiness of the related borrower is the primary consideration in underwriting a Loan. The evaluation of the adequacy of the value of the related Mortgaged Property in relation to the Loan, together with the amount of all liens senior to the lien of the Loan (i.e., the related "Combined Loan-to-Value Ratio") is given less consideration in underwriting the Loans. Loans with higher Combined Loan-to-Value Ratios may experience higher rates of losses than those of similar Loans with lower Combined Loan-to-Value Ratios.]

CERTIFICATEHOLDERS' LIBOR INTEREST CARRYOVER

The Pass-Through Rate for the Class A-7 Certificates is based generally on LIBOR. As a result, if in respect of any Remittance Date there does not exist a positive spread between (a) the Net Funds Cap allocated to each such Class of Certificates and (b) the amount of interest accrued on each such Class at LIBOR plus the applicable margin, the Pass- Through Rate for such Class on such Remittance Date will be based upon the Net Funds Cap (but in no event exceeding ___% per annum). Any Certificateholders' LIBOR Interest Carryover arising as a result of the applicable Class A-7 Pass-Through Rate being determined based upon the Net Funds Cap, together with interest thereon at the then applicable Pass-Through Rate (without giving effect to the Net Funds Cap), will be paid on the following Remittance Date or on any succeeding Remittance Date to the extent funds are allocated and available therefor after making all required prior distributions and deposits with respect to such Remittance Date. See "The Agreement--Flow of Funds." The ratings of the Class A-7 Certificates do not address the likelihood of the payment of any Certificateholders' LIBOR Interest Carryover and the Certificate Guaranty Insurance Policies do not guaranty payment of any such amount.

GEOGRAPHIC CONCENTRATION

Approximately ___%, ___%, ___% and ___% of the Pool I Home Equity Loans will consist of Home Equity Loans that are secured by Mortgaged Properties located in the states of _________, __________, __________ and __________, respectively.
Approximately ___%, ___%, ___% and ___% of the Pool II Home Equity Loans will consist of Home Equity Loans that are secured by Mortgaged Properties located in the states of _________, __________, __________ and __________, respectively.
Approximately ___%, ___%, ___% and ___% of the Pool III Home Improvement Loans will consist of Home Improvement Loans that are secured by Mortgaged Properties located in the Home Equity states of _________, __________, __________ and __________, respectively. Approximately ___%, ___%, ___% and ___% of the Pool IV Loans will consist of Multifamily Loans that are secured by Mortgaged Properties located in the states of _________, __________, __________ and __________, respectively. Because of the relative geographic concentration of the Loans with respect to each Pool within these states, delinquencies and losses on the Loans within each Pool may be higher than would be the case if the Loans comprising each Pool were more geographically diversified. With respect to the Loans in these states, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards that are not covered by any casualty insurance, such as earthquakes, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

[THE GUARANTY

The rating of the Class ___ Certificates will be based in part on an assessment of The Money Store Inc.' s ability to make payments under the Guaranty. Any reduction in the rating assigned to the unsecured long-term debt obligations of The Money Store Inc. by [__________] may result in a similar reduction in the rating of the [Class _____ and] Class ___ Certificates.]

                        HOME IMPROVEMENT LENDING PROGRAMS

Prospective Certificateholders should consider, in addition to the information described under "The Single Family Loan Lending Program" in the Prospectus, the following with respect to the Home Improvement Loans and the Multifamily Loans.

 FHA LOANS

THE TITLE I LOAN PROGRAM-GENERAL

The National Housing Act of 1934 (the "NHA Act"), in Sections 1 and 2(a) thereof, authorized the creation of the FHA and the Title I credit insurance program (the "Title I Loan Program"). Several types of loans may be made under the Title I Loan Program, including, among others, property improvement loans (the "Title I Property Improvement Loans") which may be made by approved lenders to finance alterations, repair or improvement of existing single family, multifamily and nonresidential structures. See "The Trusts--FHA Loans" in the Prospectus for a general description of the Title I Loan Program.

REQUIREMENTS FOR TITLE I PROPERTY IMPROVEMENT LOANS

The following is a description of the requirements for Title I Property Improvement Loans currently in effect.

A Title I Property Improvement Loan cannot be used to purchase property. The loan proceeds may only be used to finance property improvements which substantially protect or improve the basic livability or utility of the property to be improved. The loan amount may include the cost of the proposed improvements and (i) architectural and engineering services; (ii) building permit costs; (iii) flood insurance premiums; (iv) credit report costs; (v) a fee for an actual inspection of the property by the lender or its agent, not to exceed $75, but only where the total principal obligation is $7,500 or more;
(vi) title examination costs; (vii) appraisal fees in connection with a loan or combination of loans on the same property with a total principal balance in excess of $15,000; and (viii) commencing June 5, 1995, origination fees charged by the lender.

One borrower may have multiple loans on multiple properties. In addition, a borrower may obtain more than one loan to improve one property as long as the total balance does not exceed the maximum permitted for the particular type of loan involved.

The following maximum dollar limits applied to Title I property improvement loans when the FHA Loans were originated:

         TYPE OF PROPERTY                   LOAN LIMIT

         Single Family              $25,000 per property (non-manufactured home)
                                    $17,500 per property (manufactured home)

         Multifamily                $60,000 per property or an average of
                                    $12,000 per unit

         Nonresidential             $25,000 per property

         Unsecured                  $ 7,500 per property

Title I loans bear fixed rates of interest and are fully amortizing with equal installment payments (except for the first or last payments, which may not exceed 150% of the regular installment payment). Weekly, biweekly, semi-monthly or monthly payments are permitted at the lender's option. Where the borrower has an irregular flow of income, the loan may be repaid in quarterly or semi-annual installments which correspond with the borrower's flow of income. The loan maturity may not be less than six months nor greater than 20 years plus 32 days. The interest rate is established by each lender. For applications taken after June 3, 1996, lenders may not charge any prepayment penalty.

The lender is entitled to recover the following costs from the borrower: (i) origination fee; (ii) for applications taken after June 3, 1996, discount points (which may be payable by the borrower or dealer, if applicable); and (iii) certain other specified fees and charges. These costs set forth in item (i) with respect to loans for which the credit application was received prior to July 5, 1995, and the costs set forth in items (ii) and (iii) cannot be paid out of the loan proceeds.

An eligible borrower must have at least a one-half interest in one of the following: (i) fee simple title to the related mortgaged property; (ii) a lease on the mortgaged property which runs at least six months longer than the loan term; or (iii) a recorded land installment contract on the mortgaged property.

There are two different types of FHA Loans and Conventional Home Improvement
Loans: (1) direct loans ("Direct Loans") and (2) dealer or dealer-contractor loans ("Dealer Loans"). On a Direct Loan, the proceeds of the loan are disbursed directly to the borrower, and there is no participation in the loan application process by a dealer-contractor. On a Dealer Loan, the dealer-contractor participates in the financing in some fashion, such as presenting the loan application to the lending institution, receiving the check or money order (although made payable to the borrower) or accompanying the borrower to the institution for the purpose of receiving payment. On Dealer Loans, before it may disburse funds, the lender must have in its possession a properly signed and dated completion certificate, a copy of the dealer-contractor's contract or sales agreement, and a borrower's authorization certificate, if the loan proceeds are to be disbursed to the dealer-contractor.

TITLE I UNDERWRITING REQUIREMENTS

Specified loan underwriting requirements must be satisfied prior to loan approval and disbursement of funds. The lender must verify that the borrower has at least a one-half interest in the mortgaged property. Additionally, the Originator requires that all owners in fee simple have signed the lien instrument. A copy of the cost estimated on a direct loan or a contract signed by the contractor and borrower must be reviewed with the nature of the work to be done specifically described in the contract. In addition, the loan file must contain the promissory note, lien instrument and other documents required by regulation.

The borrower's current paying habits and previous credit history must be ascertained by obtaining a consumer credit report and by other credit investigation. Written verification of income and employment is also required. This may include any one of the following: (i) recent payroll stubs (year-to-date plus current); (ii) verification of employment forms; (iii) signed tax returns (self-employed); or (iv) financial statements (self-employed).

Generally, any Title I loan originated after August 1994 in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple. Prior to August 1994, any Title I loan in excess of $5,000 was required to be secured by such a recorded lien. In order to facilitate the financing of small home improvement projects, the FHA does not require loans of $7,500 or less, in the case of Title I loans originated after August 1994, and $5,000 or less, in the case of Title I loans originated prior to August 1994, to be secured by the property being improved. Notwithstanding the preceding sentence, such loans must be secured by a recorded lien on the improved property, if, including such loan, the total amount of all Title I loans obtained by the borrower exceeds $7,500, or $5,000, as the case may be.

Effective November 18, 1991, for any loan or combination of loans on the same property with a total unpaid principal balance in excess of $15,000, the borrower is required to have equity in the property being improved in an amount at least equal to the loan amount, except for certain loans originated by a governmental institution.

Effective August 15, 1994, the requirement that the borrower have equity in the property was eliminated for owner- occupied properties if the structure being improved has been completed and occupied at least six months prior to the date of the related application. For non-owner occupied properties, or owner occupied properties not meeting this requirement, the borrower is required to have equity in the property being improved in an amount at least equal to the loan amount and all existing liens on such property.

Effective June 3, 1996, for secured Title I Loans the requirement that the borrower have equity in the property was eliminated for both owner-occupied and non owner-occupied properties.

INSURANCE CLAIMS PROCEDURES FOR TITLE I LOANS

The FHA has specific requirements for servicing of loans in default and filing of claims. The FHA requires the lender to make a reasonable effort to contact the borrower and have a face-to-face meeting prior to accelerating the maturity of the note and filing an insurance claim.

If the lender's efforts to have the loan brought current are unsuccessful, the lender is required to notify credit reporting agencies, file a claim with the FHA for insurance and assign the loan to the United States government, unless the lender chooses to proceed against the mortgaged property under its Title I security instrument. If the lender chooses so to proceed, it may not, without the approval of FHA, also file an insurance claim. However, if the lender holds an obligation secured by the mortgaged property which is senior to the Title I loan, it may both proceed against the mortgaged property under the senior lien instrument and file an insurance claim for the Title I loan. When a lender files an insurance claim with the FHA, the FHA reviews the claim, the submitted loan documents relating to the loan and the lender's servicing practices in order to verify compliance with FHA Title I requirements. Based upon this review, the loan is either accepted or rejected for insurance claims.

Subject to the then remaining reserve amount, the amount of the insurance claim payment, when made, is equal to 90% of the sum of the following amounts:

     (1) The unpaid amount of the loan obligation (net of unpaid principal and the uncollected interest earned to the date of default calculated according to the actuarial method).

     (2) The unpaid amount of interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, calculated at the rate of 7% per annum. (However, interest will not be paid for any period greater than nine months from the date of default).

     (3) The amount of uncollected court costs including fees paid for issuing, serving and filing a summons.

     (4) The amount of attorneys' fees on an hourly or other basis for time actually expended and billed, not to exceed $500.

     (5) The amount of expenses for recording the assignment of the loan to the United States.

Because Certificateholders do not hold a contract of insurance, the FHA will not recognize the Certificateholders as owners of the FHA Loans, or any portion thereof, who are entitled to submit Claims to the FHA. Certificateholders will have no direct right to receive insurance payments from the FHA.

DEALER/CONTRACTOR ORIGINATION

The Originators originate loans through and purchase contracts from home improvement contractors located in various states throughout the United States. An Originator employs Account Executives who contact home improvement contractors and explain the merits and features of the Originator's available financing plans. Account Executives review contractor needs and discuss the Originator's prevailing home improvement loan rates, terms, credit standards and policies. If a contractor desires to utilize the Originator's financing programs, it must make application to the Originator for contractor approval. The Originator has a contractor approval process pursuant to which the financial condition, business experience, and qualifications of the contractor are reviewed prior to its approval to sell or refer loans to the Originator. An approved contractor's qualifications are reviewed annually in order to determine whether such approval will be continued. The annual re-approval process includes the updating of financial and business reference information. Contractors are also monitored as to default levels, delinquency trends and customer complaint resolution.

All contractor loans are written on an Originator's approved documents and are either executed by the borrower in the presence (i) of the Originator's employees or designated agents or (ii) of the contractor. All contracts which are purchased are written on forms provided or approved by the Originator. Each loan or contract is individually approved in accordance with the Originator's guidelines. The contractor submits the customer credit application and construction contract to the appropriate Originator office where the customer's credit worthiness is determined. Credit analysis includes a review of the customer's previous credit experience, paying habits, length and likelihood of continued employment, ability to repay the debt, and other factors. The credit analysis also includes the determination of the ratio of a customer's long-term debt payments in relation to their gross monthly income.

The Originators require that all secured home improvement loans and contracts be secured by a recorded lien on the property to be improved. Liens may be in first, second or more junior position. Certain other criteria for FHA insured loans and contracts are described under the caption "--FHA Loans." If an Originator determines that the application meets the Originator's underwriting guidelines (and FHA regulations where applicable) and the credit is approved, the Originator originates the loan or purchases the contract. Unless a customer has specifically requested staged funding of a contract, contracts are not purchased until the customer has verified satisfactory completion of the home improvement project. Where staged funding is used, the Originator requests a completion certificate from the customer within 60 days of funding.

For FHA Loans, property values are generally determined based upon the stated value provided by the borrower. For Conventional Home Improvement Loans, property values are generally determined by a drive-by "as-is" appraisal with 50% of the cost of the improvement added to the appraisal to reflect the "after improvement" value of the property. Title insurance is required on some FHA Loans where the mortgage is in first position.

CONVENTIONAL HOME IMPROVEMENT LOANS - UNDERWRITING CRITERIA

Conventional Home Improvement Loans are underwritten in the same manner as the FHA Loans except that the loan proceeds may be used for projects that do not qualify for FHA Loans, the amount of the loan may exceed applicable FHA limits and the loan maturity may be for up to 25 years from origination. However, the maximum amount of an unsecured Conventional Home Improvement Loan is $12,500.

 Conventional Home Improvement Loans and contracts are not insured by the FHA.

The original principal amount of a Conventional Home Improvement Loan generally may not exceed $35,000 for the Originator's secured no equity program, a program in which no appraisal is required and no LTV is calculated, and generally may not exceed $75,000 for the Originator's other secured contractor programs.

THE MULTIFAMILY LENDING PROGRAM

The Originators originate Multifamily Loans in several states. Typically, Multifamily Loans are 25 to 30 year term fully amortizing loans consisting of 5 or more units (some of which may be non-residential units) for non-purchase money loans. All of the Multifamily Loans are first liens with a minimum loan amount of $50,000 and a maximum loan amount of $1,000,000, a maximum Loan-to-Value ratio of approximately 65% and minimum debt service of 1.25 to 1, although these guidelines can be varied with the approval of senior management. All Multifamily Loans are underwritten centrally in Sacramento, California. Appraisals, field inspections and environmental inspections (performed by outside and certified inspectors) are required for each Multifamily Loan. Title insurance is obtained for all Multifamily Loans. Substantially all of the mixed used properties securing Multifamily Loans will be properties with no less than approximately 90%, measured by square footage, number of units and projected rent, being allocated to residential units.

                     THE REPRESENTATIVE AND THE ORIGINATORS

The Money Store Inc. will act as the Servicer of the Loans. Except for certain representations and warranties relating to the Loans and certain other matters, The Money Store Inc.'s obligations with respect to the Loans are limited to its contractual servicing obligations.

     The Money Store Inc. is a New Jersey corporation and the parent company of the Originators and their affiliates. The Money Store Inc. is headquartered in Sacramento, California and Union, New Jersey.

The Money Store Inc. is a financial services company engaged, through its subsidiaries (including the Originators), in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store Inc. and its subsidiaries primarily consist of home equity loans, loans (the "SBA Loans") guaranteed in part by the United States Small Business Administration (the "SBA") and government guaranteed student loans ("Student Loans"). The Money Store Inc. began providing financing for new and used vehicles (the "Auto Loans") in early 1995.

Since 1967, The Money Store Inc. and its subsidiaries have been active in the development of the residential home equity lending industry in the United States. Based upon industry sources, the Representative believes that during 1996 The Money Store Inc. and its subsidiaries were among the largest originators, by principal amount, of home equity loans in the United States. In 1979, The Money Store Inc. and its subsidiaries began to originate SBA Loans and, based upon statistics compiled by the SBA, the Representative believes that during each of the last 14 SBA fiscal years it originated a greater principal amount of SBA Loans than any other originator of such loans in the United States. In 1984, The Money Store Inc. and its subsidiaries entered into the government guaranteed student loan origination market.

For the year ended December 31, 1996, The Money Store Inc. and its subsidiaries originated or purchased approximately $_____________ of loans. Of those loans, approximately __% by principal amount were home equity loans, approximately __% by principal amount were SBA Loans, approximately __% by principal amount were Student Loans and approximately __% by principal amount were Auto Loans. The business strategy of The Money Store Inc. has been to identify and pursue niche lending opportunities which management believes have had widespread unsatisfied demand.

At June 30, 1997, The Money Store Inc. and its subsidiaries operated out of ___ locations and were doing business in __ states and the District of Columbia and the Commonwealth of Puerto Rico.

The following table shows the originations and portfolio balances of The Money Store Inc. and its subsidiaries for the periods indicated:

              ORIGINATIONS AND SERVICED LOAN PORTFOLIO BY LOAN TYPE

                                                YEAR ENDED DECEMBER 31,
                                                           1994
                                              ORIGINATIONS                     SERVICED
                                      AMOUNT            NUMBER OF LOANS     LOAN PORTFOLIO
Home Equity Loans................    $                                      $
% of Total...................               %                                      %
SBA Loans....................
 of Total....................               %                                      %
Student Loans................
% of Total...................               %                                      %

 Total.......................        $                                       $



                              YEARS ENDED DECEMBER
                                             1995                                         1996
                                       ORIGINATIONS                        ORIGINATIONS

                                                            SERVICED                                  SERVICED
                                             NUMBER OF        LOAN                     NUMBER OF        LOAN
                              AMOUNT          LOANS         PORTFOLIO      AMOUNT        LOANS        PORTFOLIO

Home Equity                 $                               $              $                          $
Loans...................
% of Total..............          %                              %              %                           %
SBA Loans...............
% of Total..............          %                              %              %                           %
Student Loans...........
% of Total..............          %                              %              %                           %
Auto Loans..............          %                              %              %                           %
% of Total..............          %                              %              %                           %
 Total..................    $                               $              $                          $

Although the Originators have no maximum dollar amount for home equity loans, the actual maximum amount that the Originators will lend is determined by the applicant's ability to repay the loan, the value of the borrower's equity in the real estate and the ratio of such equity to the home's appraised value. For home equity loans originated in 1994, 1995 and 1996, the average loan size was approximately $________, $_______ and $________, respectively.

The following table illustrates The Money Store Inc.'s delinquency and charge-off experience with respect to home equity loans in its servicing portfolio:

HOME EQUITY LOAN DELINQUENCIES AND CHARGE-OFFS
(DOLLARS IN THOUSANDS)

                                                 AS OF AND FOR THE YEARS ENDED
                                                          DECEMBER 31,
                                                 1994       1995       1996
                                                 ----       ----       ----

30-59 days past due(1).............               %          %          %
60-89 days past due(1).............               %          %          %
90+ days past due(1)...............               %          %          %
Loans charged-off, net.............               $          $          $


 Loans charged-off, net, as a percentage of       %          %          %
  the home equity loan portfolio.

                                                  $          $          %


(1) The percentage of Home Equity Loan charge-offs is calculated based upon the dollar amount of charge-offs divided by the dollar amount of Home Equity Loans contained in the Serviced Loan Portfolio.

While the above delinquency and charge-off experience represents the Servicer's recent experience, there can be no assurance that the future delinquency and charge-off experience on the Home Equity Loans included in Pools I and II will be similar. The Servicer can neither quantify the impact of any recent property value declines on the Home Equity Loans nor predict whether, to what extent or how long such declines may continue. In a period of such decline, the rates of delinquencies, foreclosures and losses on the Home Equity Loans could be higher than those heretofore experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. See "Description of the Certificates--The Pool I, Pool II, Pool III and Pool IV Distribution Amounts" herein for a discussion of the effect to Certificateholders of delinquencies in payments on The Home Equity Loans.

The Money Store Inc. does not report the delinquency and charge-off experience of its Home Improvement Loans and Multifamily Loans and there can be no assurance, and no representation is made, that the delinquency and charge-off experience with respect to the Home Improvement Loans and the Multifamily Loans will be similar to that reflected in the table above.

 LEGAL PROCEEDINGS

Because the nature of the business of The Money Store Inc. involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, The Money Store Inc. is subject to claims and legal actions in the ordinary course of its business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to such claims and actions, The Money Store Inc. believes that the aggregate amount of such liabilities will not result in monetary damage which would have a material adverse effect on the financial condition of The Money Store Inc.

                                 THE LOAN POOLS

GENERAL

Certain data with respect to the Initial Loans expected to be included in the Trust is set forth below. References in this Prospectus Supplement to the characteristics of the Pool I, Pool II, Pool III and Pool IV Loans as of the Cut-Off Date are deemed to include the characteristics, as of the date of their origination, of those Loans in such Pools originated after the Cut-Off Date and up to the Closing Date. A Current Report on Form 8-K containing a detailed description (the "Detailed Description") of the Initial Loans will be available to purchasers of the Class A Certificates upon request at or before the initial issuance of the Class A Certificates and will be filed with the Securities and Exchange Commission within 15 days after such issuance. The Detailed Description will specify the principal balance of the Initial Pool I and Initial Pool II Home Equity Loans, the Initial Pool III Home Improvement Loans and the Initial Pool IV Multifamily Loans as of the Cut-Off Date, the initial principal balance of each Class of the Class A Certificates and will also include the following information regarding such Initial Pool I and Initial Pool II Home Equity Loans, Initial Pool III Home Improvement Loans and Initial Pool IV Multifamily Loans (in each case, presented by (i) principal balance of the applicable Pool as of the Cut-Off Date; (ii) percentage of the applicable Pool by principal balance and (iii) number of Initial Loans for the applicable Pool): geographical distribution of the Mortgaged Properties, Combined Loan-to-Value Ratios, Mortgage Interest Rates, original principal balances, number of months since origination, months remaining to stated maturity, Gross Margins with respect to the Initial Pool II Home Equity Loans, Lifetime Caps with respect to the Initial Pool II Home Equity Loans, Lifetime Floors with respect to the Initial Pool II Home Equity Loans and the months to next Change Date with respect to the Initial Pool II Home Equity Loans.

The statistical information presented in this Prospectus Supplement concerning the Pool I, Pool II, Pool III and Pool IV Loans is based on preliminary Pools expected to be delivered to the Trustee and the Co-Trustee on the Closing Date. The Representative expects that loans (including the Subsequent Loans) that were not contained in the preliminary Pools will be added to the final Pools. While the statistical distribution of the characteristics for the final Pools of Loans will vary somewhat from the statistical distribution of such characteristics for the preliminary Pools of Loans presented in this Prospectus Supplement, the Representative does not believe that the characteristics of the final Pools will differ materially.

The Agreement will provide that Subsequent Loans may be purchased by the Trust from the Originators from time to time on or before the close of business on _______, 1997 from funds on deposit in the Pre-Funding Account. Any Subsequent Pool I or Pool II Loan so acquired will have been originated and underwritten, or purchased and re- underwritten, by one of the Originators, substantially in accordance with the Originator's underwriting criteria described in the Prospectus under the caption "The Home Equity Lending Program--Underwriting Criteria." Any Subsequent Pool III Loan so acquired will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originator's underwriting criteria described herein under the caption "Lending Programs--The Home Improvement Lending Program--FHA Loans--Title I Underwriting Requirements," in the case of FHA Loans, or "Lending Programs--The Home Improvement Lending Program--Conventional Home Improvement Loans--Underwriting Criteria," in the case of Conventional Home Improvement Loans. Any Subsequent Pool IV Loan so acquired will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originator's underwriting criteria described herein under the caption "Lending Program--The Multifamily Lending Program." The purchase price for each Subsequent Loan will be no greater than its unpaid principal balance as of the related Subsequent Cut-Off Date. The Agreement will provide that each Pool of Loans, following the conveyance of any Subsequent Loans to the appropriate Pool, must, in the aggregate, conform to certain specified characteristics. See "The Agreement--Representations and Warranties" in the Prospectus.

HOME EQUITY LOANS

The Initial Home Equity Loans consist of mortgages, deeds of trust or other security instruments (the "Home Equity Mortgages" or "Mortgages"), and the related promissory notes (the "Home Equity Mortgage Notes" or "Mortgage Notes") primarily secured by one- to four-family residences, units in planned unit developments and units in condominium developments (the "Home Equity Mortgaged Properties" or "Mortgaged Properties"). The aggregate principal balance of the Initial Pool I Home Equity Loans as of the Cut-Off Date will be approximately $___________ and the aggregate principal balance of the Initial Pool II Home Equity Loans as of the Cut-Off Date will be approximately $_____________. The Initial Home Equity Loans will be originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the underwriting criteria described in the Prospectus under the heading "The Home Equity Lending Program--Underwriting Criteria." Unless otherwise noted, all percentages in this general discussion are measured by the expected principal balance of the Initial Home Equity Loans described herein on the Cut-Off Date, and the statistics are given as of the Cut-Off Date.

The Pool I Home Equity Loans will bear interest at fixed rates which, as of the Cut-Off Date, ranged from approximately ___% to ___% per annum. The Pool II Home Equity Loans will bear interest at adjustable rates which, as of the Cut-Off Date, ranged from ___% to ___% per annum (each, a "Pool II Mortgage Interest Rate"), which will adjust on the date set forth in the related Mortgage Note. For each Pool II Home Equity Loan, the related Pool II Mortgage Interest Rate will change initially after the period set forth in the related Mortgage Note and periodically thereafter. Each date on which a Pool II Mortgage Interest Rate changes is referred to as the "Change Date" for the related Pool II Home Equity Loan. No more than approximately ___% of the Pool II Home Equity Loans will have their first Change Date occurring approximately 24 months after origination and no more than approximately ___% of the Pool II Home Equity Loans will have their first Change Date occurring approximately 36 months after origination. No more than ___% of the Pool II Home Equity Loans will have their first Change Date occurring approximately 48 months after origination. The remainder of the Pool II Home Equity Loans will have their first Change Date occurring no later than 12 months after origination.

The Pool II Mortgage Interest Rate relating to at least ___% of the Pool II Home Equity Loans will adjust on each applicable Change Date to equal the sum of (i) the applicable London Interbank Offered rate for U.S. dollar deposits (the "LIBOR Index") and (ii) the number of basis points set forth in the related Mortgage Note (the "Gross Margin"), subject to rounding and to the effects of the Periodic Rate Cap, the applicable Lifetime Cap and the applicable Lifetime Floor. The Pool II Mortgage Interest Rate relating to the remainder of the Pool II Home Equity Loans will adjust on each Change Date to equal the sum of (i) the applicable One-Year Constant Maturity Treasury Index ("CMT" or the "Treasury Index") as published by the Federal Reserve Board in the applicable Federal Reserve Board Statistical Release No. H.15, and (ii) the related Gross Margin, subject to rounding and to the effects of the Periodic Rate Cap, the applicable Lifetime Cap and the applicable Lifetime Floor.

The Gross Margins for the Pool II Home Equity Loans will range from ____% to ____%. The weighted average Gross Margin of the Pool II Home Equity Loans will be approximately ____%. The "Periodic Rate Cap" limits changes in the Pool II Mortgage Interest Rate for each Pool II Home Equity Loan on each Change Date to the Periodic Rate Cap as set forth in the related Mortgage Note. The Lifetime Caps of the Pool II Home Equity Loans will range from approximately ___% to ___%. The weighted average Lifetime Cap of the Pool II Home Equity Loans will be approximately ___%. The Lifetime Floors of the Pool II Home Equity Loans will range from approximately __% to __%. The weighted average Lifetime Floor of the Pool II Home Equity Loans will be approximately ___%. The months to the next Change Date of the Pool II Home Equity Loans will range from __ month to __ months. The weighted average months to next Change Date will be approximately __ months. The Pool II Home Equity Loans do not provide for negative amortization.

No less than approximately __% and __% of the Initial Pool I Home Equity Loans and Initial Pool II Home Equity Loans, respectively, will be secured by first mortgage liens and the remainder of the Initial Pool I Home Equity Loans and Initial Pool II Home Equity Loans will be secured by second mortgage liens. Based on representations made by the Mortgagors, all of the Initial Home Equity Loans will be secured by one-to four-family residences, approximately __% and __% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, are secured by vacation homes, secondary residences, or investment properties, less than ___% and less than __% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, will be secured by individual units in low-rise condominiums, approximately __% and __% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, will be secured by two-, three- or four-family houses, and no Home Equity Loan will be secured by individual units of other types including high-rise condominiums and mixed-use buildings. No Initial Home Equity Loan will be secured by a mobile home or a cooperative residence.

Approximately __% and __% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, will be secured by Mortgaged Properties located in California. Improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. In addition, the economy of the State of California may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state. Moreover in recent periods, California has experienced significant downturns in the market value of real estate.

Approximately __% of the Initial Pool I Home Equity Loans are secured by Mortgaged Properties located in _________. Approximately __% of the Initial Pool II Home Equity Loans will be secured by Mortgaged Properties located in ________. No more than approximately __% of the Initial Pool I Home Equity Loans and __% of the Initial Pool II Home Equity Loans will be secured by Mortgaged Properties located in any other state.

Based upon the original principal balances of the Initial Home Equity Loans, no more than approximately __% and __%, respectively, of the Initial Pool I and Initial Pool II Home Equity Loans will have a Combined Loan-to-Value Ratio exceeding __%. The weighted average Combined Loan-to-Value Ratios of the Initial Pool I and Initial Pool II Home Equity Loans will be no more than approximately __% and __%, respectively. The Initial Home Equity Loans will not be insured or guaranteed by any governmental entity.

The Initial Pool I Home Equity Loans will bear interest at fixed rates which range from ___% to ____% per annum. The Initial Pool II Home Equity Loans will bear interest at adjustable rates which initially range from ____% to ____% per annum. The weighted average Pool I Mortgage Interest Rate on the Initial Pool I Home Equity Loans will be approximately ____% per annum. The weighted average current Pool II Mortgage Interest Rate on the Initial Pool II Home Equity Loans will be approximately ____% per annum. The lowest principal balances of any Initial Pool I and Initial Pool II Home Equity Loans will be approximately $______ and $______, respectively, and the highest will be approximately $_________ and $___________, respectively. The average principal balances of the Initial Pool I and Initial Pool II Home Equity Loans will be approximately $________ and $_________, respectively. Initial Home Equity Loans not originated by an Originator or Initial Home Equity Loans having original principal balances less than or equal to $__________ may not be covered by title insurance policies. The weighted average remaining terms to stated maturity of the Initial Pool I and Initial Pool II Home Equity Loans will be approximately ____ months and ____ months, respectively. The weighted average terms to stated maturity of the Initial Pool I and Initial Pool II Home Equity Loans at origination will be approximately ___ months and ___ months, respectively. Less than approximately __% and __% of the Initial Pool I and Initial Pool II Home Equity Loans, respectively, will be Balloon Loans. No Initial Pool II Home Equity Loan will be a Balloon Loan.

HOME IMPROVEMENT LOANS

The Initial Home Improvement Loans consist of fixed-rate, residential home improvement mortgages, deeds of trust or other security instruments (the "Home Improvement Mortgages" or "Mortgages"), and the related promissory notes, retail installment contracts or obligations, or sales agreements (the "Home Improvement Mortgage Notes" or "Mortgage Notes") primarily secured by one- to four-family residences, units in planned unit developments and units in condominium developments (the "Home Improvement Mortgaged Properties" or "Mortgaged Properties"). The aggregate principal balances of the Initial Home Improvement Loans as of the Cut-Off Date will be approximately $________________. Approximately ___% and ___% of the Initial Home Improvement Loans will be FHA Loans and Conventional Home Improvement Loans, respectively. The Initial Home Improvement Loans will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the Originators' underwriting criteria described herein under the caption "Lending Programs--The Home Improvement Lending Program--Title I Underwriting Requirements," in the case of FHA Loans, or "Lending Programs--The Home Improvement Lending Programs--Conventional Home Improvement Loans--Underwriting Criteria," in the case of Conventional Home Improvement Loans. Unless otherwise noted, all percentages in this general discussion are measured by the expected principal balance of the Initial Home Improvement Loans described herein on the Cut-Off Date and the statistics are given as of the Cut-Off Date.

Approximately ___% of the Initial Home Improvement Loans will be secured by first mortgage liens, no more than approximately ___% of the Initial Home Improvement Loans will be secured by second mortgage liens and the remainder of the Initial Home Improvement Loans will be secured by more junior mortgage liens. Based on representations made by the Mortgagors, all of the Initial Home Improvement Loans will be secured by one-to four-family residences, approximately ___% of the Initial Home Improvement Loans are secured by vacation homes, secondary residences, or investment properties, less than ___% of the Initial Home Improvement Loans will be secured by individual units in low-rise condominiums, approximately ___% of the Initial Home Improvement Loans will be secured by two-, three- or four-family houses, and no Initial Home Improvement Loan will be secured by individual units of other types including high-rise condominiums and mixed-use buildings. No Initial Home Improvement Loan will be secured by a mobile home or a cooperative residence.

Approximately ___% of the Initial Home Improvement Loans are secured by Mortgaged Properties located in _________________________. No more than approximately ____% of the Initial Home Improvement Loans will be secured by Mortgaged Properties located in any other state.

The FHA Loans are insured by the FHA to the extent described herein. The Conventional Home Improvement Loans are not insured or guaranteed by any governmental entity.

The Initial Home Improvement Loans will bear interest at fixed rates which range from _____% to ____% per annum. The weighted average Mortgage Interest Rate on the Initial Home Improvement Loans will be approximately ____% per annum. The lowest principal balances of any Initial Home Improvement Loans will be approximately $________ and the highest will be approximately $________. The average principal balances of the Initial Home Improvement Loans will be approximately $________. The weighted average remaining terms to stated maturity of the Initial Home Improvement Loans will be approximately ____ months. The weighted average terms to stated maturity of the Initial Home Improvement Loans at origination will be approximately ____ months. None of the Initial Home Improvement Loans will be Balloon Loans.

MULTIFAMILY LOANS

The Initial Multifamily Loans consist of home improvement mortgages, deeds of trust or other security instruments (the "Multifamily Mortgages" or "Mortgages"), and the related promissory notes (the "Multifamily Mortgage Notes" or "Mortgage Notes") primarily secured by five or more unit residential or mixed-use residential and commercial properties (the "Multifamily Mortgaged Properties" or "Mortgaged Properties"). The aggregate principal balances of the Initial Multifamily Loans as of the Cut-Off Date will be approximately $___________. The Initial Multifamily Loans will have been originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the underwriting criteria described herein under the heading "Lending Programs--The Multifamily Lending Program--Underwriting Criteria."

Approximately ___% of the Initial Multifamily Loans will be secured by Mortgaged Properties located in __________________________. No more than approximately ___% of the Initial Multifamily Loans will be secured by Mortgaged Properties located in any other state. No Mortgaged Properties relating to the Subsequent Multifamily Loans will be located in _______. All the Initial Multifamily Loans will be secured by first mortgage liens.

Based upon the original principal balances of the Initial Multifamily Loans, none of the Initial Multifamily Loans will have a Combined Loan-to-Value Ratio exceeding approximately ___%. The weighted average Combined Loan-to-Value Ratios of the Initial Multifamily Loans will be approximately ____%. The Initial Multifamily Loans will not be insured or guaranteed by any governmental entity.

The Initial Multifamily Loans will bear interest at fixed rates which range from ____% to ____% per annum. The weighted average Mortgage Interest Rate on the Initial Multifamily Loans will be approximately _____% per annum. The lowest principal balance of any Initial Multifamily Loans will be approximately $________ and the highest will be approximately $________. The average principal balance of the Initial Multifamily Loans will be approximately $________. All Initial Multifamily Loans will be covered by title insurance policies. The weighted average remaining term to stated maturity of the Initial Multifamily Loans will be approximately ____ months. The weighted average term to stated maturity of the Initial Multifamily Loans at origination will be approximately ____ months.

PAYMENTS ON THE LOANS

The Initial Loans, other than Balloon Loans, will generally provide for a schedule of payments which will be, if timely paid, sufficient to amortize fully the principal balance of the related Initial Loan on or before its maturity date. Interest with respect to the Initial Loans will accrue on either an actuarial interest method or a simple interest method.

The actuarial interest method provides that interest is charged and payments are due as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments on such Loans received either earlier or later (other than delinquent) than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. With respect to the Pool II Home Equity Loans, on each Change Date, the Mortgagor's monthly payment will be adjusted prospectively to fully amortize such Pool II Home Equity Loans at the then current Pool II Mortgage Interest Rate over its stated remaining term to maturity.

The simple interest method provides for the amortization of the amount of each loan over a series of equal monthly payments. However, unlike the monthly payment under the actuarial interest method, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance at the stated interest rate and based upon the period elapsed since the preceding payment of principal was made, using the method permitted by applicable law. As payments are received under the loan, the amount received is applied first to interest accrued to the date of payment and the balance, if any, is applied to reduce the unpaid principal balance; provided, however, that with respect to FHA Loans secured by Mortgaged Properties located in states where the Servicer collects the FHA Insurance Premium directly from the related Mortgagor, payments are applied first to the FHA Insurance Premium. Accordingly, if a borrower pays a fixed monthly installment on such a loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment on the loan after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would be had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly reduced. In addition, a late charge may be imposed with respect to the past due amount.

The amount of interest payable to the Class A Certificateholders on each Remittance Date will not be affected by interest accruing on the Loans based on the simple interest method. On each Remittance Date, the Class A Certificateholders are entitled to receive 30 days' interest (or, with respect to the Class A-7 Certificate, the actual number of days from the last Remittance Date to but not including the upcoming Remittance Date) at the applicable Pass-Through Rate on the outstanding principal balances of the applicable Class of Certificates. The Servicer is required to remit to the Trustee the excess, if any, of the amount of interest the Class A Certificateholders are entitled to receive on each Remittance Date over the interest collected on the Loans during the related Due Period and available to pay interest on the Class A Certificates. See "The Agreement--Monthly Advances and Compensating Interest" herein.

Similarly, the compensation payable to the Servicer will not be affected by interest accruing on the Loans based on the simple interest method. The Servicer is entitled to receive a fee based on the principal balance of the Loans, not upon the portion of a monthly payment allocable to interest. See "The Agreement--Servicing and Other Compensation" herein.

If a payment is received on a Loan before its due date, more of such payment will be used on the related Remittance Date to pay principal on the Class A Certificates than if such payment was received on such due date. Conversely, if a payment is received on a Loan after its scheduled due date, less of such payment will be used on the related Remittance Date to pay principal on the Class A Certificates than if such payment was received on its due date. This will not affect the total amount of principal to be received by the Class A Certificateholders over the life of the transaction, but it may affect the weighted average lives of the Class A Certificates.


                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

The effective yield to the Pool I, Pool III and Pool IV Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate because, while interest will accrue on the Pool I, Pool III and Pool IV Certificates from the first day of each month, the distribution of such interest will not be made until the 15th day (or if such 15th day is not a business day, the next succeeding business day) of the month following the month of accrual. For the Class A-7 Certificates, interest will accrue from the 15th day of each month until the 14th day of the next month (or the Closing Date in the case of _________, 1997 Remittance Date).

In general, because the Pool I, Pool III and Pool IV Loans will bear fixed interest rates, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment of the Pool I, Pool III and Pool IV Loans is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Similarly, when the level of interest rates for similar loans significantly rises, the rate of prepayment of the Pool I, Pool III and Pool IV Loans may decrease. No prediction can be made as to the prepayment rate that the Loans will actually experience.

All of the Pool II Loans bear adjustable rates. However, the Pool II Loans still may be subject to increased principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, Mortgagors with Pool II Loans may be inclined to refinance their Pool II Loans with a fixed rate loan to "lock in" a lower interest rate. The existence of the Periodic Rate Cap, Lifetime Cap and Lifetime Floor also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the Pool II Loans may differ from that on the Loans in the other Pools because the amount of the monthly payments on the Pool II Loans are subject to adjustment on each Change Date. If such different experience were to occur, the prepayment experience on the Class A-7 Certificates may differ from that on the other Classes of Certificates.

Generally, second priority mortgage loans have smaller average principal balances than first priority mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, the Loans included in the Trust that are secured by second liens may experience a higher rate of prepayment than traditional first priority mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for Federal income tax purposes may result in a higher rate of prepayment of the Loans. The obligation of the Servicer to enforce the "due-on-sale" provisions of the Loans may also increase prepayments. The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Money Store Inc. is unaware of any reliable studies that would project the prepayment risks associated with the Loans based upon current interest rates and economic conditions and the historical prepayment experience of The Money Store Inc.'s portfolio of home equity loans.

Unscheduled payments, delinquencies, repurchases of defective Loans, defaults on the Loans and distributions from the Pre-Funding Account, if any, on the Remittance Dates in ______, ________, ________, and 1997 and the Special Remittance Date will affect the amount of funds available to make distributions on each Remittance Date. In addition, the Servicer may, at its option, and in the absence of the exercise thereof by the Servicer, Certificate Guaranty Insurer may, at its option, on any Remittance Date on and after the Optional Servicer Termination Date, purchase from the Trust all of the Loans and any related REO Properties at the Termination Prices for all Pools. Certificate Guaranty Insurer may, at its option, similarly purchase all the Loans and REO Properties on any Remittance Date, on or after the Cross-Over Date, on which the aggregate principal balances as of the Cut-Off Date of the Loans that have been liquidated (each, a "Liquidated Loan") is equal to or exceeds 25% of the sum of
(i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount, if any. The Cross-Over Date is defined in the Agreement as the date on which the Maximum Subordinated Amount is reduced to zero. See "The Certificate Guaranty Insurance Policies and Certificate Guaranty Insurance" herein.

If prepayments of principal are received on the Loans at a rate greater than that assumed by an investor (including distributions from the Pre-Funding Account, if any, and receipt of Subordination Increase Amounts), the yield will be increased on Class A Certificates purchased by such investor at a price less than par (i.e., the principal balance of a Class A Certificate at the time of its purchase). Similarly, if prepayments of principal are received on the Loans at a rate greater than that assumed by an investor, the yield will be decreased on Class A Certificates purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Class A Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Pool I, Pool II, Pool III and Pool IV Certificates will also be affected by the amount and timing of delinquencies and defaults on the Pool I, Pool II, Pool III and Pool IV Loans and the liquidations of defaulted Pool I, Pool II, Pool III and Pool IV Loans, respectively. Delinquencies and defaults will generally slow the rate of payment of principal to the Class A Certificateholders since (i) neither the Servicer nor Certificate Guaranty Insurer is obligated to advance for delinquent payments of principal and (ii) Insured Payments with respect to principal generally are not required until the occurrence of a Subordination Deficit (as defined herein under "Description of the Certificates--Spread Amount"). However, this effect will be offset to the extent that lump sum recoveries on defaulted Loans and foreclosed Mortgaged Properties result in principal payments on the Loans faster than otherwise scheduled. Additionally, the holders of the Pool III Certificates will be entitled to any FHA Payments received by the Claims Administrator.

As described herein, certain Classes of Pool I Certificates will be entitled to receive payments of principal prior to other Classes of Pool I Certificates. As a result, the Classes of Pool I Certificates receiving payments of principal first will immediately be affected by the prepayment rate on the Pool I Home Equity Loans. However, the timing of commencement of principal distributions and the weighted average lives of each Class of Class A Certificates will be affected by the prepayment rate experienced both before and after the commencement of principal distributions on any such Class.

If during the Funding Period the entire original Pre-Funded Amount has not been used to purchase Subsequent Loans, on the Special Remittance Date, the related Pool I, Pool II, Pool III and Pool IV Certificates will be prepaid in part from and to the extent of such remaining amounts. Although no assurances can be given, it is anticipated by the Representative that the principal amount of Subsequent Loans sold to the Trust will require the application of substantially all the amounts on deposit in the Pre-Funding Account, and that there should be no material principal prepaid on the Class A Certificates from such amounts.


The Loans are either (i) "simple interest" or "date-of-payment loans" or (ii) "actuarial method" loans. If a payment is received on a Loan which is a "simple interest" loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on the scheduled due date, resulting in such Loan having a longer weighted average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on a Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Loan having a shorter weighted average life than would have been the case had the payment been made as scheduled.

In the event that less than 30 days' interest is collected on a Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Servicer is obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee and Contingency Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Servicer is obligated to pay, and are not otherwise covered by Net Monthly Excess Spread (as defined herein under "Description of the Certificates--Spread Amount") or Insured Payments, the yield on the Pool I, Pool II, Pool III or Pool IV Certificates, as the case may be, will be adversely affected. Any shortfall in collections of interest resulting from the early receipt of a scheduled payment will not be covered by Compensating Interest, but will be covered by Monthly Advances.

The Class A-7 Pass-Through Rate will be adjusted by reference to changes in the level of one-month LIBOR, subject to the effects of the Net Funds Cap. Although the Pool II Mortgage Interest Rates also are subject to adjustment, the Pool II Mortgage Interest Rates with respect to most of the Pool II Loans adjust less frequently than the Class A-7 Pass- Through Rate and adjust by reference to either the London Interbank Offered Rate, which will be calculated differently for the Pool II Loans and the Class A-7 Certificates, or the Treasury Index which will not necessarily correspond to changes in one-month LIBOR. Changes in one-month LIBOR or changes in the LIBOR Index or the Treasury Index may not correlate to each other or to changes in prevailing interest rates. It is possible that an increased level of one- month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class A-7 Certificates.

Certain of the Pool II Loans were originated with initial Pool II Mortgage Interest Rates that were based on competitive conditions and did not equal the sum of the applicable Index and the related Gross Margin. As a result, the Pool II Mortgage Interest Rates on such Pool II Loans are more likely to adjust on their first, and possibly subsequent, Change Dates, subject to the effects of the Periodic Rate Cap and the Lifetime Cap. Because the Class A-7 Pass-Through Rate is limited by the Net Funds Cap on each Remittance Date, limits on changes in the Pool II Mortgage Interest Rates of the Pool II Loans may limit changes in the Class A-7 Pass-Through Rate.

The Net Funds Cap on a Remittance Date will depend, in part, on the weighted average of the then-current Pool I and Pool II Mortgage Interest Rates. If the Pool I or Pool II Loans bearing higher Mortgage Interest Rates were to prepay, the weighted average Mortgage Interest Rate of the Pool I or Pool II Loans, as the case may be, and consequently the Net Funds Cap, would be lower than otherwise would be the case. As of the Cut-Off Date, the weighted average maximum Net Funds Cap is approximately _____%.

The projected last Remittance Dates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A- 7, Class A-8 and Class A-9 Certificates are ____________, -------------, -----------, ------------,
- ------------, _____________, _____________, ___________ and ____________,
respectively. The projected last Remittance Date for the Class A-6, Class A-7, Class A-8 and Class A-9 Certificates is the Remittance Date following the latest date upon which a Loan in the related Pool matures. The projected last Remittance Date for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates is the date on which the Principal Balance of the respective Class would be reduced to zero, assuming that no prepayments are received on the Pool I Loans, that payment of principal of and interest on each of the Pool I Loans is timely received, each Class of Pool I Certificates receives payments of principal as described herein and the Spread Amount is equal to zero. The weighted average lives of the Class A Certificates are likely to be shorter than would be the case if payments actually made on the Loans conformed to the foregoing assumptions, and the final Remittance Dates with respect to each Class of Class A Certificates could occur significantly earlier than the last projected Remittance Dates because (i) Net Monthly Excess Spread will be used to make accelerated payments of principal (i.e., Subordination Increase Amounts),
(ii) prepayments are likely to occur and (iii) the Servicer or Certificate Guaranty Insurance may purchase all of the Loans under the limited circumstances described herein.

"Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A Certificates will be influenced by the priorities established in the Agreement, and by the rate at which principal payments on the Loans in the related Pool are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Principal Prepayments, Curtailments, FHA Payments and liquidations due to default). Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Constant Prepayment Rate" or "CPR") represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans.

The following tables have been prepared assuming that Pools I, II, III and IV are comprised of loan groups having the following characteristics:

                                     POOL I

   Mortgage        Assumed  Aggregate    Original      Remaining      Assumed
 Interest Rate         Outstanding        Term to       Term to      Delivery
                    Principal Balance    Maturity      Maturity         of
                        as of the                                   Subsequent
                      Cut-off Date                                     Loans
- -------------------------------------------------------------------------------
      1.
      2.
      3.
      4.
      5.
      6.
      7.
      8.

                                     POOL II

Index                       Assumed
Index                      Aggregate
                          Outstanding                                                                                Assumed
           Mortgage        Principal       Original     Remaining            Gross   Gross     Number      Change    Delivery
           Interest         Balance         Term to      Term to     Gross   Life    Life    of Months      Date       of
             Rate          as of the       Maturity     Maturity    Margin    Cap    Floor    to Next    Frequency   Subsequent
                            Cut-off                                                           Interest                Loans
                             Date                                                              Change
                                                                                                Date
- -------------------------------------------------------------------------------------------------------------------------------
  1.
  2.
  3.
  4.
  5.
  6.
  7.
  8.
  9.
 10.
 11.
 12.
 13.

                                    POOL III

                                 Assumed
       Mortgage                  Aggregate         Original       Remaining           Assumed
     Interest Rate              Outstanding         Term to        Term to           Delivery
                             Principal Balance      Maturity       Maturity             of
                                 as of the                                          Subsequent
                               Cut-off Date                                           Loans
- -----------------------------------------------------------------------------------------------------------
          1.
          2.
          3.
          4.


                                     POOL IV

                                 Assumed                                                   Assumed
                                Aggregate                                                 Delivery
       Mortgage                Outstanding          Original          Remaining              of
     Interest Rate               Principal           Term to           Term to           Subsequent
                                Balance as          Maturity           Maturity             Loans
                                  of the
                               Cut-off Date
- ------------------------------------------------------------------------------------------------------------
          1.
          2.
          3.



The following tables also have been prepared assuming (i) all distributions with respect to the Certificates will be made at the scheduled times as described below under "Description of the Certificates--Distributions on the Class A Certificates," (ii) distributions on the Class A Certificates are received in cash on the 15th day of each month, commencing ______, 1997, (iii) prepayments represent payment in full of individual Loans and are received on the last day of each month (commencing in _______, 1997) and include 30 days' interest thereon at the applicable Mortgage Interest Rate, (iv) the Servicing Fee and Contingency Fee for each Loan will be 0.25% and 0.25% per annum, respectively, of the principal balance thereof, (v) no delinquencies or defaults in payments by Mortgagors of principal and interest on the Loans are experienced, (vi) no right of optional termination is exercised except as noted below, (vii) the Class A Certificates are purchased on ________, 1997, and (viii) the Specified Subordinated Amount (as defined herein under "Description of the Certificates--Spread Amount") with respect to Pool I, Pool II, Pool III and Pool IV initially is set at the highest level specified by the Agreement and thereafter decreases in accordance with the provisions of the Agreement.

For each Class of Class A Certificates, the scenario presented below assumes that the Representative exercises its option to establish the Pre-Funding Account and that the Pre-Funded Amount equals its maximum permitted amount. The scenario also assumes that the entire Pre-Funded Amount is used to purchase Subsequent Loans by ______, 1997.

Based upon the foregoing assumptions, some or all of which are unlikely to reflect actual experience, the following table indicates the projected weighted average life of each Class of Class A Certificates under the following scenarios.

        SCENARIO       POOL          POOL II       POOL III       POOL IV
                       HEP%           CPR%          CPR%          CPR%
         I
         II
         III
         IV
         V

The Pool I Certificates are priced at various Home Equity Prepayment ("HEP") assumptions. HEP assumes that a pool of loans prepays in the first month at a constant prepayment rate that corresponds in CPR to one-tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. The Pool IV Certificates are priced at various CPR assumptions that occur beginning in ___________, 199__, due to the prepayment lockout features of the Multifamily Loans. Pools II and III are priced at various CPR assumptions that occur beginning in __________, 199__.

                             CLASS A-1 CERTIFICATES

                                        WEIGHTED         EARLIEST
    SCENARIO                            AVERAGE         RETIREMENT
                                          LIFE              AT
                                                        SERVICER'S
                                        (YEARS)
                                                        OPTION(1)
        I
       II
     III(2)
       IV
        V

                             CLASS A-2 CERTIFICATES

                                          WEIGHTED         EARLIEST
                                          AVERAGE         RETIREMENT
                                            LIFE              AT
      SCENARIO                                            SERVICER'S
                                          (YEARS)
                                                          OPTION(1)
          I
         II
       III(2)
         IV
          V

                             CLASS A-3 CERTIFICATES

    SCENARIO                            Weighted         Earliest
                                        Average         Retirement
                                          Life              at
                                                        Servicer's
                                        (YEARS)
                                                        OPTION(1)
        I
       II
     III(2)
       IV
        V


                             CLASS A-4 CERTIFICATES

         SCENARIO                            Weighted         EARLIEST
                                             Average         RETIREMENT
                                               Life              AT
                                                             SERVICER'S
                                             (YEARS)
                                                             OPTION(1)
             I
            II
          III(2)
            IV
             V


                             CLASS A-5 CERTIFICATES

       SCENARIO                            WEIGHTED            Earliest
                                           AVERAGE            Retirement
                                             LIFE                 at
                                                              Servicer's
                                           (YEARS)
                                                              OPTION(1)
           I
          II
        III(2)
          IV
           V

                             CLASS A-6 CERTIFICATES

      SCENARIO                            WEIGHTED         Earliest
                                          AVERAGE         Retirement
                                            LIFE              at
                                                          Servicer's
                                          (YEARS)
                                                          OPTION(1)
          I
         II
       III(2)
         IV
          V

                             CLASS A-7 CERTIFICATES

       SCENARIO                            WEIGHTED         Earliest
                                           AVERAGE         Retirement
                                             LIFE              at
                                                           Servicer's
                                           (YEARS)
                                                           OPTION(1)


           I
          II
        III(2)
          IV
           V

                             CLASS A-8 CERTIFICATES

      SCENARIO                            WEIGHTED         Earliest
                                          AVERAGE         Retirement
                                            LIFE              at
                                                          Servicer's
                                          (YEARS)
                                                          OPTION(1)
          I
         II
       III(2)
         IV
          V


                             CLASS A-9 CERTIFICATES

         SCENARIO                            WEIGHTED         Earliest
                                             AVERAGE         Retirement
                                               LIFE              at
                                                             Servicer's
                                             (YEARS)
                                                             OPTION(1)
             I
            II
          III(2)
            IV
             V

- ------------------------

(1)Assuming early termination of the related Pool of Loans when the aggregate principal balance thereof declines to a level equal to 10% of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount.

(2)Pricing Assumptions

                         DESCRIPTION OF THE CERTIFICATES

The Class A Certificates will be issued pursuant to the Agreement, a copy of which will be included as an exhibit to a Current Report on Form 8-K to be filed by the Representative on behalf of the Trust within 15 days following the Closing Date. The following summaries describe material provisions of the Certificates and the Agreement, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Terms used herein and not otherwise defined will have the meanings set forth in the Agreement.

GENERAL

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates generally will represent the right to receive payments measured by amounts distributable on or with respect to the Home Equity Loans in Pool I. The Class A-7 Certificates generally will represent the right to receive payments measured by amounts distributable on or with respect to the Home Equity Loans in Pool II (provided, however, that such Certificates will be entitled to receive certain interest payments received on the Pool I Home Equity Loans as described below under "The Agreement-- Payments on the Loans"). The Class A-8 Certificates generally will represent the right to receive payments measured by amounts distributable on or with respect to the Home Improvement Loans in Pool III. The Class A-9 Certificates generally will represent the right to receive payments measured by amounts distributable on or with respect to the Multifamily Loans in Pool IV. The Trust also will issue the Class R Certificates. Only the Class A Certificates are offered hereby.

However, as a result of the cross-support provisions described herein, the holders of each Class of Certificates may receive cash from any Loan, either by direct allocation or credit support from another Pool. See "--Cross Support Provisions." Also, amounts, if any, on deposit in the Spread Account will be available to cover shortfalls in amounts otherwise distributable to Certificateholders, regardless of Pool.

         The Certificates will not represent obligations of the Representative, the Originators or any of their respective affiliates. The Class A Certificates will be issued in book-entry form in minimum denominations of $1,000 original principal amount and integral multiples of $1,000 in excess thereof.

Definitive Class A Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Certificate Registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

The assets of the Trust will consist of (a) the Home Equity Loans, Home Improvement Loans and, Multifamily Loans that from time to time are subject to the Agreement; (b) amounts that from time to time are required by the Agreement to be deposited in the Certificate Account, the Principal and Interest Account, the Expense Account, the Insurance Account, the FHA Premium Account, the Spread Account, the Pre-Funding Account and the Capitalized Interest Account, if any, or to be invested in Permitted Investments; (c) all rights under any insurance policy covering a Loan or the related Mortgaged Property; (d) property and any proceeds thereof acquired by foreclosure of a Loan, deed in lieu of foreclosure or a comparable conversion; and (e) the Certificate Guaranty Insurance Policies and any proceeds thereof.

DISTRIBUTIONS ON THE CLASS A CERTIFICATES

On the 15th day of each month or, if such 15th day is not a Business Day, the first Business Day immediately following, commencing in _______, 1997 (each such day being a "Remittance Date," provided, however, that in no event shall the Remittance Date occur less than three business days following the Determination
Date), until the Principal Balance of each Class of Class A Certificates has been reduced to zero, the Trustee or Paying Agent will be required to distribute to the persons in whose name a Class A Certificate is registered at the close of business on the last day of the month immediately preceding the month of the related Remittance Date (the "Record Date"), such Holder's Percentage Interest multiplied by that portion of the Pool I, Pool II, Pool III and Pool IV Distribution Amount, as the case may be, allocable to the respective Class of Class A Certificates for such Remittance Date. Any Pre-Funded Amount remaining at the close of business on _________, 1997 will be distributed by or on behalf of the Trustee on the Special Remittance Date (together with __ days' accrued interest (or, in the case of the Class A-7 Certificates, __ days' accrued interest) at the applicable Pass-Through Rates on the amount of such prepayment) to the Classes of Class A Certificates then entitled to receive payments of principal as described herein under "--The Pool I, Pool II, Pool III and Pool IV Distribution Amounts." Such distribution will be made to each person in whose name a Class A Certificate of any such Class is registered on _________, 1997. For so long as the Class A Certificates are in book-entry form with DTC, the only "Holder" of the Class A Certificates will be Cede. See "--Book-Entry Registration of Class A Certificates."

The "Class Principal Balance" of a Class of Certificates as of any date of determination is the original principal balance of such Class of Certificates, less (i) the sum of all amounts (including the principal portion of any related Insured Payments and, with respect to the Pool III Certificates, FHA Payments) previously distributed to the Trustee as principal on the applicable Class of Certificates, and (ii) any actual loss of principal suffered by the related Class A Certificateholders due to the failure of the Certificate Guaranty Insurer to perform its obligations under the related Certificate Guaranty Insurance Policy. Any such loss with respect to a Loan will be allocated among all then outstanding Classes of Class A Certificates pro rata based upon the then outstanding Principal Balances of such Classes.

A Class A Certificateholder's "Percentage Interest" is that fraction, expressed as a percentage, the numerator of which is the original denomination of such Class A Certificateholder's Class A Certificate and the denominator of which is the original aggregate Principal Balance of the respective Class of Class A Certificate.

A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of New York, New Jersey or __________________ are authorized or obligated by law or executive order to be closed.

THE POOL I, POOL II, POOL III AND POOL IV DISTRIBUTION AMOUNTS

The "Pool I Distribution Amount," "Pool II Distribution Amount," "Pool III Distribution Amount," and "Pool IV Distribution Amount," for any Remittance Date will be equal to the sum of (i) the Pool I, Pool II, Pool III or Pool IV Current Interest Requirement, as the case may be, (ii) the Pool I, Pool II, Pool III or Pool IV Principal Distribution Amount, as the case may be, (iii) the Pool I, Pool II, Pool III or Pool IV Carry-Forward Amount, if any, as the case may be, and (iv) any amount received by the Trustee from the Servicer that constitutes a Monthly Advance with respect to a Pool I, Pool II, Pool III and Pool IV Loan, as the case may be, and that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction. The Pool II Distribution Amount does not include any Certificateholders' LIBOR Interest Carryover.

On any Remittance Date the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Current Interest Requirements will equal 30 days' interest (or, in the case of the Class A-7 Certificates, ____ days' interest for the ________, 1997 Remittance Date and the actual number of days since the preceding Remittance Date for each Remittance Date thereafter), at the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Pass-Through Rate on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Principal Balance, as the case may be, immediately prior to the related Remittance Date (calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the Class A-7 Certificates, the actual number of days elapsed since interest was last paid). On any Remittance Date,
(i) the "Pool I Current Interest Requirement" will equal the sum of the related Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Current Interest Requirements, (ii) the "Pool II Current Interest Requirement" will equal the Class A-7 Current Interest Requirement, (iii) the "Pool III Current Interest Requirement" will equal the Class A-8 Current Interest Requirement, and
(iv) the Pool IV Current Interest Requirement will equal the Class A-9 Current Interest Requirement. Notwithstanding the foregoing, if a principal prepayment is made to a Class of Class A Certificates on the Special Remittance Date, each such Class also will receive on such date __ days' interest (or, in the case of the Class A-7 Certificates, __days' interest) at the applicable Pass-Through Rate on the amount of such prepayment. Further, the Current Interest Requirement for each such Class for the _______, 1997 Remittance Date will be based on 30 days' interest (or, in the case of the Class A-7 Certificates, the actual number of days elapsed since the last Remittance Date) on the related Principal Balance on ________, 1997 after giving effect to such principal prepayment.

For each Remittance Date, the Class A-7 Pass-Through Rate will equal, subject to a maximum rate equal to the Net Funds Cap, a per annum rate equal to the sum of LIBOR and ____% (or ____% for each Remittance Date occurring after the Optional Servicer Termination Date). In no event, however, will the Class A-7 Pass-Through Rates exceed ____% per annum.

         If on any Remittance Date, the Pass-Through Rate for the Class A-7 Certificates is based upon the Net Funds Cap, the excess of (i) the amount of interest the Class A-7 Certificates would be entitled to receive on such Remittance Date at a rate equal to LIBOR plus the applicable margin (but in no event greater than ___%) over (ii) the amount of interest such Class will receive on such Remittance Date at the Net Funds Cap, together with the unpaid portion of any such excess from prior Remittance Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Funds Cap) is referred to herein as the "Certificateholders' LIBOR Interest Carryover." Any Certificateholders' LIBOR Interest Carryover will be paid on future Remittance Dates only as set forth herein under "The Agreement--Flow of Funds." The ratings of the Class A-7 Certificates do not address the likelihood of the payment of the amount of any Certificateholder's LIBOR Interest Carryover. Certificate Guaranty Insurance does not insure payment of Certificateholder's LIBOR Interest Carryover.

On any Remittance Date, the "Pool I Carry-Forward Amount," the "Pool II Carry-Forward Amount," the "Pool III Carry-Forward Amount" and the "Pool IV Carry-Forward Amount" will equal the sum of (i) the amount, if any, by which (x) the Pool I, Pool II, Pool III or Pool IV Distribution Amount, as the case may be, for the immediately preceding Remittance Date exceeded (y) the amount of the actual distribution to the Holders of the Pool I, Pool II, Pool III and Pool IV Certificates on such Remittance Date (less the amount of Insured Payments, if any, on such date), and (ii) interest on the amount, if any, described in clause
(i) at one-twelfth the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-6 Pass-Through Rate, as the case may be, with respect to the Pool I Certificates, the Class A-7 Pass-Through Rate, with respect to the Pool II Certificates, the Class A-8 Pass-Through Rate, with respect to the Pool III Certificates, and the Class A-9 Pass-Through Rate, with respect to the Pool IV Certificates.

The Pool I, Pool II, Pool III and Pool IV Carry-Forward Amounts are primarily intended to measure the amount of money for which the Certificate Guaranty Insurer is entitled to reimbursement. As set forth herein, the Certificate Guaranty Insurer is subrogated to the rights of Class A Certificateholders to receive payments under the Class A Certificates to the extent of any Insured Payments made under the applicable Certificate Guaranty Insurance Policy. See "The Certificate Guaranty Insurance Policies and The Certificate Guaranty Insurer." This right of subrogation, however, is subordinate to the right of the Class A Certificateholders to receive the entire Pool I, Pool II, Pool III and Pool IV Distribution Amount, as the case may be, on each Remittance Date.

On any Remittance Date, the "Pool I Principal Distribution Amount," the "Pool II Principal Distribution Amount," the "Pool III Principal Distribution Amount" and the "Pool IV Principal Distribution Amount" will equal the excess of:

                  (X) the sum, without duplication, of the following:

          (i) each payment of principal received by the Servicer or any Subservicer (exclusive of Curtailments, Principal Prepayments and amounts described in clause (iii) hereof) during the related Due Period with respect to the Pool I, Pool II, Pool III or Pool IV Loans, as the case may be,

          (ii) all Curtailments and all Principal Prepayments received by the Servicer or any Subservicer during the related Due Period with respect to the Pool I, Pool II, Pool III or Pool IV Loans, as the case may be,

          (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Liquidation Proceeds net of certain reimbursements to the Servicer and amounts required by law to be released to the related Mortgagor ("Net Liquidation Proceeds") received by the Servicer or any Subservicer during the related Due Period with respect to the Pool I, Pool II, Pool III or Pool IV Loans, as the case may be (and, with respect to Pool III, the principal portion of all FHA Payments received by the Claims Administrator with respect to a 90 Day Delinquent FHA Loan),

          (iv) that portion of the purchase price for any Pool I, Pool II, Pool III or Pool IV Loan, as the case may be, repurchased pursuant to the Agreement which represents principal and any Substitution Adjustments, in either case to the extent received by the Trustee as of the related Determination Date,

          (v) any proceeds representing principal received by the Trustee in connection with the liquidation of Pool I, Pool II, Pool III or Pool IV or the termination of the Trust,

          (vi) the amount of any Subordination Deficit (as defined below under "--Spread Amount") with respect to Pool I, Pool II, Pool III or Pool IV, as the case may be, for such Remittance Date,

          (vii)any moneys released from the Pre-Funding Account, if any, on the _____, _____, and _______, 1997 Remittance Date as a prepayment of the Pool I, Pool II, Pool III or Pool IV Certificates, as the case may be and

          (viii) the amount of any Subordination Increase Amount (as defined below under "--Spread Amount") with respect to Pool I, Pool II, Pool III or Pool IV, as the case may be, for such Remittance Date, OVER

          (Y) the amount of any Subordination Reduction Amount (as defined below under "--Spread Amount") with respect to Pool I, Pool II, Pool III or Pool IV, as the case may be, for such Remittance Date.

In the event any amounts referenced in clause (iv) of the definition of Pool I, Pool II, Pool III or Pool IV Distribution Amount or clause (iv) of the definition of Pool I, Pool II, Pool III or Pool IV Principal Distribution Amount are covered by Insured Payments or any portion thereof, payment of such amounts will be disbursed to the trustee in bankruptcy named in the final order of the court exercising jurisdiction and not to any Class A Certificateholder directly unless such Class A Certificateholder has returned principal or interest paid on a Class A Certificate to such trustee in bankruptcy, in which case such payment will be disbursed to such Class A Certificateholder.

The definitions of the Pool I, Pool II, Pool III and Pool IV Principal Distribution Amounts are determined with regard to actual amounts received on the Pool I, Pool II, Pool III and Pool IV Loans, respectively, and without any regard to a schedule for the recovery of principal.

Pursuant to the Certificate Guaranty Insurance Policies, the Certificate Guaranty Insurer has agreed to make Insured Payments on each Remittance Date. See "The Certificate Guaranty Insurance Policies and The Certificate Guaranty Insurer." THE CERTIFICATE GUARANTY INSURER DOES NOT INSURE PAYMENT OF CERTIFICATEHOLDERS' LIBOR INTEREST CARRYOVER.

The Agreement provides that the Trustee or Paying Agent will (i) receive as attorney-in-fact of each Holder of the Class A Certificates any Insured Payment from the Certificate Guaranty Insurer and (ii) disburse such payment pursuant to the Agreement. The Agreement provides that to the extent the Certificate Guaranty Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Holders of the Class A Certificates, the Certificate Guaranty Insurer will be subrogated to the rights of such Holders with respect to such Insured Payments, will be deemed, to the extent of the payments so made, to be a registered Holder of Class A Certificates and will receive reimbursement for such Insured Payments as provided in the Agreement, but only from the sources (other than Insured Payments) and in the manner provided in the Agreement.

Each Holder of a Class A Certificate is required by the Agreement to notify the Trustee promptly upon the receipt of a court order to the effect that amounts previously received by such Class A Certificateholder and described in clause
(iv) of the definition of Pool I, Pool II, Pool III or Pool IV Principal Distribution Amount, as the case may be, or clause (iv) of the definition of Pool I, Pool II, Pool III or Pool IV Distribution Amount, as the case may be, constitute voidable preferences and to provide a copy of such order with such notice.

As set forth above, clause (i) of the definition of Pool I, Pool II, Pool III and Pool IV Principal Distribution Amounts includes only payments of principal actually received by the Servicer or any Subservicer. Neither the Servicer nor the Certificate Guaranty Insurer is required to advance any delinquent payments of principal. Accordingly, the Certificateholders will not receive delinquent payments of principal until such time as the delinquency is cured or, if such delinquency is not cured, following the time such Loan becomes a Liquidated Loan or, with respect to 90 Day Delinquent FHA Loans, following the time the related FHA Payment is received.

CROSS-SUPPORT PROVISIONS AND SPREAD AMOUNT

         As a result of the cross-support provisions described below, on each Remittance Date the "Monthly Excess Spread" for each Pool of Loans (I.E., an amount generally equal to the interest received on the Loans remaining after each Class of Certificates in the related Pool has been allocated its interest for such Remittance Date and certain expenses of the Trust have been paid) and certain other amounts will be available to fund any shortfalls in amounts required to be distributed to Certificates of the related Pool and for Certificates of any other Pool. Any remaining Monthly Excess Spread and such other amounts, net of certain amounts used to reimburse the Certificate Guaranty Insurer, will be applied in the following order of priority on such Remittance
Date:

                  (i) first, to make accelerated payments of principal to the Class A Certificates of the related Pool until the Subordinated Amount (as defined below) of such Pool equals its Specified Subordinated Amount (as defined below);

         (ii) second, to make accelerated payments of principal to the Certificates of the other Pools until the Subordinated Amount of each such Pool equals its related Specified Subordinated Amount; and

         (iii) third, to reimburse the Servicer for certain amounts owing to it, to pay the holders of the Class A-7 Certificates any Certificateholders' LIBOR Interest Carryover owing for such Remittance Date and all prior Remittance Dates, and to pay any remainder to the holders of the Class R Certificates.

Notwithstanding the foregoing, if the level of delinquencies for the Pool III Loans exceeds certain specified levels, any Monthly Excess Spread relating to the Pool III Loans remaining after the application described in clause (i) above will be deposited into the Spread Account, until the Spread Account reaches certain specified levels. The amounts so deposited will be available to fund any Insured Payments relating to the Class A Certificates otherwise required to be made on a Remittance Date, without distinction as to Pool.

The acceleration feature described above is intended to create, with respect to each Pool of Loans, an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the Loans of the related Pool, over the principal balances of the Certificates of the related Pool. Applying Monthly Excess Spread to payment of principal on the Class A Certificates has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Loans. As a result of the foregoing, the holders of each Class of Certificates may receive cash from any Loan, either by direct allocation or credit support from another Pool.

For any Remittance Date and for each Pool, the difference, if any, between (x) the sum of (i) the aggregate principal balances of the Loans of the related Pool as of the close of business on the last day of the related Due Period and (ii) any amount on deposit in the Pre-Funding Account at such time and allocated to the related Pool and (y) the aggregate principal balances of the Certificates of the related Pool after making all distributions on such Remittance Date is the "Subordinated Amount" with respect to such Pool as of such Remittance Date.

Pursuant to the Agreement and an insurance agreement relating to the Certificates among the Certificate Guaranty Insurer, The Money Store Inc., the Originators and the Trustee (the "Insurance Agreement"), Monthly Excess Spread will be applied as accelerated payments of principal on the Class A Certificates until the Subordinated Amount for each Pool has increased to the level required by the Agreement. The required level of the Subordinated Amount with respect to a Pool of Loans and Remittance Date is the "Specified Subordinated Amount" with respect to such Pool of Loans and Remittance Date. The Agreement generally provides that the Specified Subordinated Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers. In addition, the level of the Specified Subordinated Amount with respect to each Pool of Loans may be increased to a limited extent in connection with the delivery of Subsequent Loans to the related Pool. Following the Funding Period, cash up to the amount of any such increase may be deposited in the Spread Account.

The Agreement also provides that, except in limited circumstances, if the aggregate amount of Monthly Excess Spread applied to payments of principal on the Certificates exceeds the amount specified therein (such amount the "Maximum Subordinated Amount") no further Monthly Excess Spread will be applied to payment of principal on the Certificates and the Specified Subordinated Amount will thereafter be zero.

If with respect to any Pool of Loans and any Remittance Date, the Subordinated Amount exceeds the related Specified Subordinated Amount (the amount of such excess being referred to as the "Excess Subordinated Amount" with respect to such Pool of Loans and Remittance Date), then any amounts relating to principal which would otherwise be distributed to the Class A Certificates of the related Pool on such Remittance Date will instead be distributed to Certificates of other Pools in an amount up to such Excess Subordinated Amount. The amount of principal received on a Pool of Loans and transferred to the other Pools pursuant to this provision is referred to as the "Subordination Reduction Amount" with respect to the Pool from which such amounts are being transferred.

The Subordinated Amount for a Pool constitutes the first level of credit support for the related Certificates. If any Loan becomes a Liquidated Loan, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Loan. The amount of any such insufficiency is an "Unrecovered Portion." The occurrence of an Unrecovered Portion will reduce the Subordinated Amount with respect to the related Pool of Loans. However, Certificateholders of the related Pool will be entitled to receive Monthly Excess Spread, either from the related Pool of Loans or the other Pools, in an amount equal to the Unrecovered Portion, subject to the limits described above. Therefore, so long as sufficient Monthly Excess Spread is available (either on the current Remittance Date or on future Remittance Dates), Certificateholders will not realize a loss with respect to an Unrecovered Portion.

If insufficient Monthly Excess Spread is available to pay Unrecovered Portions, the related Pool may experience a Subordination Deficit. The Agreement defines a "Subordination Deficit" with respect to a Pool of Loans and Remittance Date to be the amount, if any, by which (x) the Principal Balances of the Class A Certificates of the related Pool, after taking into account all distributions to be made on such Remittance Date (other than amounts payable with respect to principal under the applicable Certificate Guaranty Insurance Policy) exceeds
(y) the aggregate principal balances of the related Pool of Loans as of the close of business on the last day of the prior Due Period plus the amount, if any, on deposit in the Pre-Funding Account on such date and allocated to such Pool of Loans. The Trustee is required to make a claim for an Insured Payment under the related Certificate Guaranty Insurance Policy with respect to any Remittance Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Certificateholders of the related Pool on such Remittance Date. The Certificate Guaranty Insurance Policies are thus similar to the provisions described above insofar as the Certificate Guaranty Insurance Policies guarantee ultimate, rather than current, payment of the amounts of any Unrecovered Portions.

Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Pool of Loans, so long as a Subordination Deficit has not resulted, they may temporarily receive no distributions of principal.

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT AND CERTAIN
OTHER RISKS

In general, the protection afforded by the subordination provisions and by the Certificate Guaranty Insurance Policies is protection for credit risk and not for prepayment risk and does not apply to the Certificateholders' LIBOR Interest Carryover. The subordination provisions may not be adjusted, nor may a claim be made under the Certificate Guaranty Insurance Policies to guarantee or insure that any particular rate of prepayment is experienced by the Trust.

[THE GUARANTY

As additional credit support for the Class ___ Certificates, the Class ___ Certificateholders are entitled to receive on each Remittance Date the amount equal to the Guaranty Payments, if any, under the Guaranty provided by The Money Store Inc. The "Guaranty Payment" for any Remittance Date will equal the difference, if any, between the Pool ___ Distribution Amount allocable to the Class ___ Certificates and the portion of the Pool ___ Available Remittance Amount allocated to the Class ___ Certificates on such Remittance Date, but no more than $___________ in the aggregate.

The Guaranty will be an unsecured general obligation of The Money Store Inc. and will not be supported by any letter of credit or other credit enhancement arrangement. The Guaranty will not benefit in any way, or result in any payment to, any Certificateholders other than the Class ___ Certificateholders.

As compensation for providing the Guaranty, The Money Store Inc. will be entitled to receive a fee (the "Guaranty Fee" equal to ________).]

REPORTS TO CLASS A CERTIFICATEHOLDERS

On each Remittance Date, the Trustee will be required to forward to each Class A Certificateholder (which will be Cede, as registered Holder of the Class A Certificates and the nominee of DTC, unless and until Definitive Certificates are issued), a statement which will set forth, among other things:

          (a) the Pool I, Pool II, Pool III and Pool IV Distribution Amounts on such Remittance Date, in the aggregate and by component and listed separately for the portions relating to each Class of Class A Certificates;

          (b) the Pool I, Pool II, Pool III and Pool IV Principal Distribution Amounts for such Remittance Date, in the aggregate and listed separately for the portion relating to each Class of Class A Certificates;

          (c) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Current Interest Requirements for such Remittance Date;

          (d) the total amount of any Insured Payments included in the Pool I, Pool II, Pool III and Pool IV Distribution Amount on such Remittance Date, listed separately for each Class of Class A Certificates;

          (e) the Subordinated Amount and Specified Subordinated Amount for such Remittance Date, listed separately for each Pool;

          (f) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Principal Balances and the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Principal Factors after giving effect to the distribution of the Pool I, Pool II, Pool III and Pool IV Principal Distribution Amounts on such Remittance Date;

          (g) the number and aggregate Principal Balances of Pool I, Pool II, Pool III and Pool IV Loans delinquent (i) 31 to 59 days, (ii) 60 days to 89 days and (iii) 90 days or more as of the end of the related Due Period;

          (h) the number and aggregate Principal Balances of all Pool I, Pool II, Pool III and Pool IV Loans in foreclosure or other similar proceedings and the number and aggregate Principal Balance of all Pool I, Pool II, Pool III and Pool IV Loans relating to any REO Properties;

          (i) the applicable rate of LIBOR for such Remittance Date;

          (j) the Class A-7 Pass-Through Rate for such Remittance Date and if such Pass-Through Rate was based on the Net Funds Cap, what it would be if based on LIBOR plus the applicable margin;

          (k) the Net Funds Cap for such Remittance Date;

          (l) if the Class A-7 Pass-Through Rate for such Remittance Date is based on the Net Funds Cap, the amount of any Certificateholders' LIBOR Interest Carryover for such Remittance Date;

          (m) the amount of the distribution, if any, allocable to Certificateholders' LIBOR Interest Carryover and the amount of any unpaid Certificateholders' LIBOR Interest Carryover for all prior Remittance Dates after giving effect to such distribution; and

          (n) with respect to the FHA Loans, the dollar amounts of Claims filed, paid and denied during the related Due Period.

As to any Remittance Date, the "Class A-1 Principal Factor," the "Class A-2 Principal Factor," the "Class A-3 Principal Factor," the "Class A-4 Principal Factor," the "Class A-5 Principal Factor," the "Class A-6 Principal Factor," the "Class A-7 Principal Factor," the "Class A-8 Principal Factor" and the "Class A-9 Principal Factor" will be a fraction, expressed as a percentage, the numerator of which is the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Principal Balance, as the case may be (after giving effect to the distribution of the Pool I, Pool II, Pool III and Pool IV Principal Distribution Amount, as the case may be, on such Remittance
Date), and the denominator of which is the original Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 or Class A-9 Principal Balance, as the case may be.

In the case of information furnished pursuant to clauses (a) through (c) above, the amounts will be expressed as a dollar amount per Certificate with a $1,000 principal denomination.

Within 90 days after the end of each calendar year, the Trustee will be required to mail to each person who at any time was a Class A Certificateholder during such year, a statement containing the information set forth in clauses (a)-(c) above aggregated for such calendar year, or, in the case of each person who was a Class A Certificateholder for a portion of such calendar year, setting forth such information for each month thereof.

         All reports prepared by the Trustee will be based upon statements supplied to the Trustee by the Servicer and the Claims Administrator.

BOOK-ENTRY REGISTRATION OF CLASS A CERTIFICATES

The Class A Certificates will initially be registered in the name of Cede, the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

Class A Certificateholders who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Class A Certificates may do so only through Participants (unless and until Definitive Class A Certificates are issued). In addition, Class A Certificateholders will receive all distributions of principal of, and interest on, the Class A Certificates from the Trustee through the Participants. Class A Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below.

Unless and until Definitive Class A Certificates are issued, it is anticipated that the only direct owner of the Class A Certificates will be Cede, as nominee of DTC. Class A Certificateholders will not be "Holders" as that term is used in the Agreement. Class A Certificateholders are only permitted to exercise the rights of Holders indirectly through Participants, who in turn will exercise rights through DTC.

While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Participants with whom Class A Certificateholders have accounts with respect to Class A Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Class A Certificateholders. Accordingly, although Class A Certificateholders will not possess certificates, the rules provide a mechanism by which Class A Certificateholders will receive distributions and will be able to transfer their interests.

Unless and until Definitive Class A Certificates are issued, Class A Certificateholders who are not Participants may transfer ownership of Class A Certificates only through Participants by instructing such Participants to transfer Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Class A Certificateholders.

Class A Certificates will be issued in registered form to Class A Certificateholders, or their nominees, rather than to DTC (such Class A Certificates being referred to herein as "Definitive Class A Certificates"), only if (i) DTC or the Representative advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Representative or the Trustee is unable to locate a qualified successor or (ii) the Representative, at its sole option, elects to terminate the book-entry system through DTC. Upon issuance of Definitive Class A Certificates to Class A Certificateholders, such Class A Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

DTC has advised the Representative and the Trustee that, unless and until Definitive Class A Certificates are issued, DTC will take any action permitted to be taken by a Class A Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Class A Certificates are credited. DTC has advised the Representative and the Trustee that DTC will take such action with respect to any Percentage Interests of the Class A Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

          [THE CERTIFICATE GUARANTY INSURANCE POLICIES AND CERTIFICATE
                                GUARANTY INSURER

The following information has been furnished by Certificate Guaranty Insurer for use herein.

The Certificate Guaranty Insurance Policies unconditionally and irrevocably guarantee to any Owner (as described below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, on behalf of the Owners, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. Certificate Guaranty Insurer 's obligations under the Certificate Guaranty Insurance Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Guaranty Insurance Policies and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of Certificate Guaranty Insurer. See "The Agreement--Termination; Purchase of Loans" herein.

Notwithstanding the foregoing paragraph, the Certificate Guaranty Insurance Policies do not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). Further, the Certificate Guaranty Insurance Policies do not guaranty payment of any Certificateholders' LIBOR Interest Carryover.

The Certificate Guaranty Insurer will pay any Insured Payment that is a Preference Amount on the Business Day (as described below) following receipt on a Business Day by the Fiscal Agent (as defined below) of (i) a certified copy of such order, (ii) an opinion of counsel satisfactory to the Certificate Guaranty Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Guaranty Insurer , irrevocably assigning to the Certificate Guaranty Insurer all rights and claims of the Owner relating to or arising under the applicable Class of Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Guaranty Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Guaranty Insurer , provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the applicable Class of Class A Certificate to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

The Certificate Guaranty Insurer will pay any other amount payable under the Certificate Guaranty Insurance Policies no later than 12:00 noon New York City time on the later of the Remittance Date on which the Distribution Amount is due or the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Guaranty Insurer or any successor fiscal agent appointed by the Certificate Guaranty Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Certificate Guaranty Insurance Policies, such Notice shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Guaranty Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

Insured Payments due under the Certificate Guaranty Insurance Policies unless otherwise stated in the Certificate Guaranty Insurance Policies will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

The Fiscal Agent is the agent of the Certificate Guaranty Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Guaranty Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Guaranty Insurance Policies.

As used in the Certificate Guaranty Insurance Policies, the following terms shall have the following meanings:

"Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

"Deficiency Amount" means with respect to any Remittance Date, (i) the excess, if any, of (a) the Pool I, Pool II, Pool III or Pool IV Current Interest Requirement, as the case may be, over (b) the sum of the Pool I, Pool II, Pool III or Pool IV Available Remittance Amount, as the case may be (minus amounts withdrawn to pay required premiums to the Certificate Guaranty Insurer ), and the Monthly Excess Spread and the Subordination Reduction Amount applicable to such Pool, plus (ii) the Pool I, Pool II, Pool III or Pool IV Subordination Deficit, if any, with respect to such Remittance Date.

"Insured Payment" means (i) as of any Remittance Date, any Deficiency Amount and
(ii) any Preference Amount.

"Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the related Certificate Guaranty Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Remittance Date.

"Owner" means each Class A Certificateholder (other than the Trust) who, on the applicable Remittance Date, is entitled under the terms of the applicable Class of Class A Certificates to payment thereunder.

"Preference Amount" means any amount previously distributed to an Owner on the Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

Capitalized terms used in the Certificate Guaranty Insurance Policies and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the Certificate Guaranty Insurance Policies, without giving effect to any subsequent amendment or modification to the Agreement.

The Certificate Guaranty Insurance Policies were issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

The insurance provided by the Certificate Guaranty Insurance Policies are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

The Certificate Guaranty Insurance Policies are not cancelable for any reason. The premiums on the Certificate Guaranty Insurance Policies are not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates.


The table below presents selected financial information of the Certificate Guaranty Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):


                                             SAP                                                      GAAP
                                 DECEMBER 31      DECEMBER 31                           DECEMBER 31        DECEMBER 31
                                    199_             199_                                  199_                199_
                                  (AUDITED)        (AUDITED)                             (AUDITED)           (AUDITED)
                                         (MILLIONS)                                                (MILLIONS)
Admitted Assets...............        $               $        Assets...................      $              $
Liabilities...................                                 Liabilities..............
         Capital and                                                 Shareholder's
Surplus.......................                                 Equity...................



 The consolidated financial statements of the Certificate Guaranty Insurer , as of December 31, 199_ and 199_ and for the three years ended December 31, 199_, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Certificate Guaranty Insurer for the year ended December 31, 199_ and the consolidated financial statements of the Certificate Guaranty Insurer and its subsidiaries for the [nine]-months ended [September 30], 199_ and for the periods ending [September 30], 199_ and [September 30], 199_ included in the Quarterly Report on Form 10-Q for the Certificate Guaranty Insurer for the period ending [September 30], 199_, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

 All financial statements of the Certificate Guaranty Insurer and its subsidiaries included in documents filed by the Certificate Guaranty Insurer] pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

 Copies of the financial statements of the Certificate Guaranty Insurer incorporated by reference herein and copies of the Certificate Guaranty Insurer 's 199_ year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Guaranty Insurer. The address of the Certificate Guaranty Insurer is ________________________. The telephone number of the Certificate Guaranty Insurer is (___) ________.

 The Certificate Guaranty Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or the Prospectus or any information or disclosure contained herein or therein, or omitted herefrom or therefrom, other than with respect to the accuracy of the information regarding the Certificate Guaranty Insurance Policies and the Certificate Guaranty Insurer set forth under the heading "The Certificate Guaranty Insurance Policies and The Certificate Guaranty Insurer " herein. Additionally, the Certificate Guaranty Insurer makes no representation regarding the Class A Certificates or the advisability of investing in the Class A Certificates.

 [Moody's] rates the claims paying ability of the Certificate Guaranty Insurer "Aaa." [S&P] rates the claims paying ability of the Certificate Guaranty Insurer "AAA." [Fitch Investors Service, L.P.] rates the claims paying ability of the Certificate Guaranty Insurer "AAA." Each rating of the Certificate Guaranty Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Guaranty Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

 The above ratings are not recommendations to buy, sell or hold the Class A Certificates, and such ratings may be subject to revisions or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Certificate Guaranty Insurer does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be revised or withdrawn.]

                                  THE AGREEMENT

 In addition to the provisions of the Agreement summarized elsewhere in this Prospectus Supplement, set forth below is a summary of certain other provisions thereof. Certain capitalized terms used in this section and not otherwise defined, have the meanings set forth in the Prospectus.

REPRESENTATIONS AND WARRANTIES

 In addition to the representations and warranties as to each Loan described under the caption "The Agreements-- Representations and Warranties" in the Prospectus, (i) the Representative will represent in the Agreement that each FHA Loan is an FHA Title I loan, underwritten in accordance with applicable FHA requirements and submitted to the FHA for insurance; (ii) each Originator will represent that, assuming sufficient coverage remains available in the Reserve Amount, each Claim filed by the Claims Administrator with respect to a 90 Day Delinquent FHA Loan will be honored by the FHA in accordance with the rules and regulations of the FHA; (iii) substantially all the proceeds of each Pool III Loan have been or will be used to acquire or to improve or protect an interest in real property that, at the origination date of such Pool III Loan, was the only security for such Pool III Loan; and (iv) for each Pool III Loan, after giving effect to all improvements to be made on the related Mortgaged Property with the proceeds of such Loan, and based upon representations of the related Obligor, the value of the related Mortgaged Property will at least be equal to the amount of such Pool III Loan and the outstanding amount of all other loans secured by prior liens on such Mortgaged Property.

 The Servicer will also covenant that it will: (a) comply with all FHA rules and regulations and will maintain its status as an approved lender and will at all times hold a valid contract of insurance (unless such contract is terminated so as not to affect the obligation of FHA to provide insurance coverage with respect to the FHA Loans); (b) promptly pay all insurance charges and take all action necessary to maintain insurance on the FHA Loans; (c) immediately pay, or, if the Servicer is no longer the Claims Administrator, cause the Claims Administrator to pay, in full, any FHA Payment into the Principal and Interest Account; and (d) with certain exceptions, not allow any modifications or assumptions of the FHA Loans that would vary their terms.

OBLIGATION OF THE CLAIMS ADMINISTRATOR

 If any FHA Loan becomes a 90 Day Delinquent FHA Loan, and if sufficient coverage is available in the Reserve Amount to make an FHA Payment with respect to such FHA Loan, the Claims Administrator may, in its sole discretion, during any subsequent Due Period, determine to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan. If the Claims Administrator determines to file such a Claim, the Claims Administrator will so notify the Co-Trustee and the Custodian no later than the Determination Date following such determination and shall request delivery of the related Trustee's Loan File. Upon receipt of such certification and request, the Custodian shall, no later than the related Remittance Date, release to the Claims Administrator the related Trustee's Loan File and the Co-Trustee and the Custodian shall execute and deliver such instruments necessary to enable the Claims Administrator to file a Claim with the FHA on behalf of the Co-Trustee. Within 120 days of its receipt of the related Trustee's Loan File, the Claims Administrator shall, in its sole discretion, either file a Claim with the FHA for an FHA Payment with respect to such 90 Day Delinquent FHA Loan or, if the Claims Administrator determines not to file such a Claim, return to the Co-Trustee the related Trustee's Loan File.

With respect to any 90 Day Delinquent FHA Loan transferred to the Claims Administrator as described above, the Claims Administrator shall deposit (or, if the Claims Administrator is not also the Servicer, the Claims Administrator shall instruct the Servicer to deposit) in the Principal and Interest Account within 24 hours of receipt or determination thereof the following amounts (such amounts to be net of certain amounts that would be reimbursable to the Servicer under the Agreement with respect to amounts in the Principal and Interest Account): (i) any FHA Payments; (ii) the amount, if any, by which the FHA Payment was reduced in accordance with FHA Regulations due to the Claims Administrator enforcing a lien on the FHA Property prior to the lien of the related 90 Day Delinquent FHA Loan; and (iii) any principal and interest payments received with respect to a 90 Day Delinquent FHA Loan after the Due Period in which the FHA Loan is transferred to the Claims Administrator and before either the related FHA Payment is paid or the related Trustee's Loan File is returned to the Co-Trustee, as the case may be (the amounts referred to in (ii) and (iii) above are referenced to herein as "Related Payments").

 If an FHA Loan becomes a 90 Day Delinquent FHA Loan when there is insufficient coverage in the Reserve Amount, or if the Claims Administrator determines not to file a Claim with the FHA with respect to such 90 Day Delinquent FHA Loan, the Co-Trustee will not transfer such FHA Loan to the Claims Administrator, no Claim will be made to the FHA and the Servicer may take other action, including the commencement of foreclosure proceedings, on the related Mortgaged Property.

FHA PREMIUM ACCOUNT

  The FHA Premium Account will be established with the Trustee and will be available to reimburse the Claims Administrator or the Certificate Guaranty Insurer for the payment to the FHA of the FHA Insurance Premium on each FHA Loan. The FHA Insurance Premium is an annual premium equal to 0.5% of the original principal balance of the FHA Loan. If the related Mortgagor pays the FHA Insurance Premium in addition to the Monthly Payment, any payment of the FHA Insurance Premium received during a Due Period will be deposited in the FHA Premium Account on the related Remittance Date. In certain states, the Servicer is prohibited from directly collecting the FHA Insurance Premium from the related Mortgagor. With respect to FHA Loans secured by Mortgaged Properties located in such states, the Servicer will cause to be deposited in the FHA Premium Account a specified percentage of each scheduled interest payment. Since a Mortgagor pays interest on the declining principal balance of the related FHA Loan and the FHA Insurance Premium is based upon the original principal balance of the FHA Loan, the amount of interest allocated to the FHA Premium Account may be more or less than the amount of the related FHA Insurance Premium. The Servicer has agreed to satisfy any resulting shortfall from its own funds.

PRE-FUNDING ACCOUNT

 On the Closing Date, an aggregate cash amount (the "Pre-Funded Amount") will be deposited into the Pre-Funding Account in an amount not to exceed $______________, in the case of Pool I, $___________, in the case of Pool II, $_____________, in the case of Pool III and $____________, in the case of Pool
IV. Amounts allocated to Pool I, Pool II, Pool III and Pool IV, as the case may be, may be used only (i) to acquire Subsequent Home Equity Loans for Pool I and Pool II, Subsequent Home Improvement Loans for Pool III and Subsequent Multifamily Loans for Pool IV, respectively, and (ii) to make accelerated payments of principal on the Certificates of the related Pool. During the period (the "Funding Period") from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $200,000,
(ii) the date on which an Event of Default occurs under the Agreement or (iii) at the close of business on ________, 1997, amounts will, from time to time, be withdrawn from the Pre- Funding Account to purchase Subsequent Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed as a principal prepayment on the next Remittance Date to the Class A Certificates of the related Pool. However, any Pre-Funded Amount remaining at the close of business on _______, 1997 will be distributed as a principal prepayment on the Special Remittance Date to the Class A Certificates of the related Pool. The Pre-Funding Account moneys funded from the sale of Pool I, Pool II, Pool III or Pool IV Certificates, respectively, may not be used to acquire Loans relating to the other Pool.

 All funds in the Pre-Funding Account are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds in the Pre-Funding Account will be applied to payment of interest on the Certificates.

CAPITALIZED INTEREST ACCOUNT

 On the Closing Date, the Representative also will make a cash deposit in an account (the "Capitalized Interest Account") in the name of the Trustee on behalf of the Trust. The amount, if any, deposited therein will be used by the Trustee on the Remittance Dates occurring in _____, ______ and ______, 1997 to fund the excess, if any, of (i) the amount of interest accrued for each such Remittance Date at the weighted average Pass-Through Rate of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates with respect to the Pool I Certificates, the Class A-7 Pass-Through Rate with respect to the Pool II Certificates, the Class A-8 Pass-Through Rate with respect to the Pool III Certificates and the Class A-9 Pass-Through Rate with respect to the Pool IV Certificates on the portion of the Class A Certificates having principal balances exceeding the principal balances of the Pool I, Pool II, Pool III or Pool IV Loans, as the case may be, over (ii) the amount of any earnings on funds in the Pre-Funding Account that are available to pay interest on the Class A Certificates on each such Remittance Date. Additionally, if a principal prepayment is made on the Special Remittance Date to the Class A Certificates, such Class A Certificates also will receive on such date, from the Capitalized Interest Account, an amount equal to __ days' interest (or, in the case of the Class A-7 Certificates, __ days' interest) at the applicable Pass-Through Rates on the amount of such principal prepayment. Any amounts remaining in the Capitalized Interest Account on the Special Remittance Date and not used for such purposes are required to be paid directly to the holders of the Class R Certificates on such Special Remittance Date.

 All funds in the Capitalized Interest Account are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds in the Capitalized Interest Account will be applied to payment of interest on the Certificates.

PAYMENTS ON THE LOANS

 The Agreement requires the Servicer to establish and maintain one or more principal and interest accounts (each, a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Agreement.

 All funds in the Principal and Interest Accounts are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Servicer.

 The Servicer is required to deposit in the related Principal and Interest Account (within 24 hours of receipt) all payments received after the Cut-Off Date on account of principal and interest on the related Loans (but net of the Servicing Fee and the Contingency Fee with respect to each Loan and other servicing compensation payable to the Servicer as permitted by the Agreement).

 Not later than the day of each month which is the later of (i) the third Business Day prior to the 15th day of such month and (ii) the seventh Business Day of such month (each such day a "Determination Date"), the Servicer is required to wire transfer to the Trustee the Pool I, Pool II, Pool III and Pool IV Available Remittance Amounts for deposit in the segregated trust accounts maintained with the Trustee for such purpose (each a "Certificate Account").

 The "Pool I Available Remittance Amount," the "Pool II Available Remittance Amount," the "Pool III Available Remittance Amount" and the "Pool IV Available Remittance Amount" are defined in the Agreement to include, with respect to any Remittance Date, without duplication:

         (i) the sum of all amounts received by the Servicer or any Subservicer on the Pool I, Pool II, Pool III or Pool IV Loans, as the case may be (including amounts paid by the Servicer and the Representative and excluding (a) any Excess Spread and Subordination Reduction Amounts included in such amounts, (b) amounts paid as reimbursement to the Servicer of advances and (c) amounts recovered as voidable preferences), during the immediately preceding calendar month (the "Due Period"); provided, however, that certain amounts representing interest collected on the Pool I Loans may be allocated to Pool II as described below, plus

         (ii) the amount of any Monthly Advances and Compensating Interest payments with respect to the Pool I, Pool II, Pool III or Pool IV Loans, as the case may be, remitted by the Servicer for such Remittance Date, plus

         (iii) amounts to be transferred to the Certificate Account from the Pre-Funding Account and the Capitalized Interest Account with respect to the Remittance Dates in ________, _________ and ________, 1997.

 The terms Pool I, Pool II, Pool III and Pool IV Available Remittance Amounts do not include Insured Payments.

 For each Remittance Date through and including the Remittance Date occurring in _____ 199_, if the amount of interest due on or with respect to the Pool II Loans and available to pay interest on the Class A-7 and Certificates (and, for the Remittance Dates in _____, __________ and ________ 1997, amounts to be transferred to the Certificate Account from the Capitalized Interest Account with respect to Pool II) is less than the amount needed to pay interest on the Class A-7 Certificates at a rate equal to LIBOR plus the applicable margin, a portion of the interest due on the Pool I Loans (and, for the Remittance Dates in _______, _________ and ________, 1997, amounts in the Capitalized Interest Account allocated to Pool I) equal to the lesser of such excess or ______ of ____% of the principal balance of the Pool I Loans immediately prior to the related Due Period (and, for the Remittance Dates in ______, ________ and ______ 1997, ______ of ____% of the amount in the Pre-Funding Account immediately prior to such Remittance Date allocated to Pool I) will be applied to the payment of interest on the Class A-7 Certificates (or such lesser amount as may be available after paying interest on, and certain other costs relating to, the Pool I Certificates).

MONTHLY ADVANCES AND COMPENSATING INTEREST

Not later than the close of business on each Determination Date, the Servicer is required to remit to the Trustee for deposit in the applicable Certificate Account an amount equal to the amount, if any, by which (a) the sum of (x) 30 days' interest (or, with respect to the Class A-7 Certificates, the number of days from the last Remittance Date up to but not including the upcoming Remittance Date) at (i) the weighted average Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Adjusted Mortgage Loan Remittance Rates on the outstanding Principal Balance of the Pool I Certificates, (ii) the Class A-7 Adjusted Mortgage Loan Remittance Rate on the outstanding Principal Balance of the Pool II Certificates, (iii) the Class A-8 Adjusted Mortgage Loan Remittance Rates on the outstanding Principal Balance of the Pool III Certificates, and (iv) the Class A-9 Adjusted Mortgage Loan Remittance Rates on the outstanding Principal Balance of the Pool IV Certificates, in each case, immediately prior to the related Remittance Date and (y) the Monthly Excess Spread, if any, for the related Remittance Date relating to the Pool I, Pool II, Pool III and Pool IV Loans, respectively, exceeds (b) the amount received by the Servicer in respect of interest on the Pool I, Pool II, Pool III and Pool IV Loans, respectively, as of the related Record Date (and, with respect to the Remittance Dates in _____, ____ and ______, 1997, the sum of (i) all funds to be transferred to the applicable Certificate Account from the Capitalized Interest Account for such Remittance Date and (ii) certain investment earnings on amounts in the Pre- Funding Account for the applicable Remittance Date). Such excess is defined as the "Monthly Advance." Monthly Advances will not cover any Certificateholders' LIBOR Interest Carryover allocated to the Class A-7 Certificates. The Servicer is not required to make any Monthly Advances which it determines, in good faith, would be nonrecoverable from amounts in respect of the Loans.

 Not later than the close of business on each Determination Date, with respect to each Loan for which a Principal Prepayment in full or Curtailment was received during the related Due Period, the Servicer is required to remit to the Trustee for deposit in the applicable Certificate Account from amounts otherwise payable to it as servicing compensation, an amount equal to the excess of (a) 30 days' interest (or, with respect to the Class A-7 Certificates, the number of days from the last Remittance Date up to but not including the upcoming Remittance Date) on the principal balance of each such Loan as of the beginning of the related Due Period at the weighted average Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Adjusted Mortgage Loan Remittance Rates in the case of the Pool I Loans, the Class A-7 Adjusted Mortgage Loan Remittance Rate in the case of the Pool II Loans, the Class A-8 Adjusted Mortgage Loan Remittance Rate in the case of the Pool III Loans or the Class A-9 Adjusted Mortgage Loan Remittance Rates in the case of the Pool IV Loans, as the case may be, applicable to the Remittance Date on which such amount will be distributed, over (b) the amount of interest actually received on the related Loan for such Due Period (such difference, "Compensating Interest").

FLOW OF FUNDS

 The Agreement requires the Servicer to withdraw on each Determination Date that portion of the Pool I, Pool II, Pool III and Pool IV Available Remittance Amounts in the Principal and Interest Account and to remit such amounts together with any Excess Spread, Subordination Reduction Amounts, Monthly Advances and Compensating Interest for the related Remittance Date to the Trustee for deposit in the applicable Certificate Account. Upon receipt on each Determination Date of such amounts, the Trustee is required to deposit such amounts into the applicable Certificate Account.

 The Agreement provides that on each Remittance Date the Trustee is required to withdraw from the Certificate Accounts the sum of (i) the Pool I, Pool II, Pool III and Pool IV Available Remittance Amounts (minus the amounts withdrawn from the Certificate Accounts to deposit amounts related to required premiums in the Insurance Account and the FHA Premium Account), (ii) any amounts of Total Monthly Excess Cashflow to be applied to the Certificates, (iii) amounts transferred from the Spread Account, if any, to cover Insured Payments and Insured Payments, if any, made by Certificate Guaranty Insurance with respect to Pool I, Pool II, Pool III or Pool IV, as the case may be (such sums, the "Pool I Available Amount," the "Pool II Available Amount," the "Pool III Available Amount" and the "Pool IV Available Amount," respectively), and (iv) certain excess Monthly Excess Spread for Pool I, Pool II, Pool III and Pool IV, as the case may be, and make distributions thereof in the following order of priority:

         (i) (a) to the Pool I Certificateholders, the lesser of the Pool I Available Amount and the Pool I Distribution Amount, (b) to the Pool II Certificateholders, the lesser of the Pool II Available Amount and the Pool II Distribution Amount, (c) to the Pool III Certificateholders, the lesser of the Pool III Available Amount and the Pool III Distribution Amount and (d) to the Pool IV Certificateholders, the lesser of the Pool IV Available Amount and the Pool IV Distribution Amount;

         (ii) then to an expense account, an amount equal to one-twelfth of the annual expenses of the Trust;

         (iii) then to the Servicer and/or The Money Store Inc., an amount equal to certain unreimbursed amounts with respect to the applicable Pool;

         (iv) then to the Pool IV Certificates, any Certificateholders' LIBOR Interest Carryover;

         (v) then to the Class R Certificateholders, amounts then remaining with respect to the applicable Pool.

 On each Remittance Date, the amount to be distributed to the Pool I Certificates pursuant to clause (i)(a) above will be allocated in the following order of priority:

 (A) first, concurrently to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificateholders, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Current Interest Requirements for such Remittance Date, pro rata in accordance with such amounts;

 (B) second, to the Class A-1 Certificateholders, the excess, if any, of the amount to be distributed to the Pool I Certificates on such Remittance Date over the amount distributed pursuant to (A) above, until the Class A-1 Principal Balance is reduced to zero and such Class A-1 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders;

 (C) third, to the Class A-2 Certificateholders, the excess, if any, of the amount to be distributed to the Pool I Certificates on such Remittance Date over the amount distributed pursuant to (A) and (B) above, until the Class A-2 Principal Balance is reduced to zero and such Class A-2 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders;

 (D) fourth, to the Class A-3 Certificateholders, the excess, if any, of the amount to be distributed to the Pool I Certificates on such Remittance Date over the amount distributed pursuant to (A), (B) and (C) above, until the Class A- 3 Principal Balance is reduced to zero and such Class A-3 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders;

 (E) fifth, to the Class A-4 Certificateholders, the excess, if any, of the amount to be distributed to the Pool I Certificates on such Remittance Date over the amount distributed pursuant to (A), (B), (C) and (D) above, until the Class A-4 Principal Balance is reduced to zero and such Class A-4 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders;

 (F) sixth, to the Class A-5 Certificateholders, the excess, if any, of the amount to be distributed to the Pool I Certificates on such Remittance Date over the amount distributed pursuant to (A), (B), (C), (D) and (E) above, until the Class A-5 Principal Balance is reduced to zero and such Class A-5 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders; and

 (G) seventh, to the Class A-6 Certificateholders, the excess, if any, of the amount to be distributed to the Pool I Certificates on such Remittance Date over the amount distributed pursuant to (A), (B), (C), (D), (E) and (F) above, until the Class A-6 Principal Balance is reduced to zero and such Class A-6 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool I Distribution Amount that is recovered from such Certificateholders.

 On each Remittance Date, the amount to be distributed to the Pool II Certificates pursuant to clause (i)(b) above will be allocated in the following order of priority:

 (A) first, to the Class A-7 Certificateholders, the Class A-7 Current Interest Requirement for such Remittance Date; and

 (B) second, to the Class A-7 Certificateholders the excess, if any, of the amount to be distributed to the Pool II Certificates on such Remittance Date over the amount distributed pursuant to (A) above, until the Class A-7 Principal Balance is reduced to zero and such Class A-7 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool II Distribution Amount that is recovered from such Certificateholders.

 On each Remittance Date, the amount to be distributed to the Pool III Certificates pursuant to clause (i)(c) above will be allocated in the following order of priority:

 (A) first, to the Class A-8 Certificateholders, the Class A-8 Current Interest Requirement for such Remittance Date; and

         (B) second, to the Class A-8 Certificateholders, the excess, if any, of the amount to be distributed to the Pool III Certificates on such Remittance Date over the amount distributed pursuant to (A) above, until the Class A-8 Principal Balance is reduced to zero and such Class A-8 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool III Distribution Amount that is recovered from such Certificateholders.

 On each Remittance Date, the amount to be distributed to the Pool IV Certificates pursuant to clause (i)(d) above will be allocated in the following order of priority:

 (A) first, to the Class A-9 Certificateholders, the Class A-9 Current Interest Requirements for such Remittance Date; and

 (B) second, to the Class A-9 Certificateholders, the excess, if any, of the amount to be distributed to the Pool IV Certificates on such Remittance Date over the amount distributed pursuant to (A) above, until the Class A-9 Principal Balance is reduced to zero and such Class A-9 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool IV Distribution Amount that is recovered from such Certificateholders.

 Additionally, through and including the Remittance Date occurring in _______, 199_, the holders of the Class A-7-I Certificates will be entitled to receive Supplemental Interest Payments.

 The Trustee will have the right, on behalf of Class A Certificateholders, to sue the Certificate Guaranty Insurer in the event any required Insured Payment is not made in accordance with the terms of the applicable Certificate Guaranty
 Insurance Policy.

CALCULATION OF LIBOR

For the first Remittance Date, the Class A-7 Pass-Through Rate will equal
_____% per annum. Thereafter, on the second business day preceding each Remittance Date (each such date, an "Interest Determination Date"), the Trustee will determine the London Interbank Offered Rate for one-month U.S. dollar deposits ("LIBOR") on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on page 3750 of the Dow Jones Telerate Service ("Telerate Page 3750") (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices), as of 11:00 a.m. (London time) on such Interest Determination Date. The rate of LIBOR so determined on an Interest Determination Date will be the rate used in determining the Class A-7 Pass-Through Rates for the Remittance Date in the following month.

As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on Telerate Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Representative or the Originators.

If such LIBOR does not appear on Telerate Page 3750, LIBOR for that day will be determined on the basis of the rates for one-month U.S. dollar deposits, in a principal amount of not less than U.S. $1,000,000, which are offered at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market by the Reference Banks. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for one-month U.S. dollar deposits, in a principal amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect with respect to such Remittance Date will be LIBOR in effect for the previous Remittance Date.

The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-7 Certificates for the related Remittance Date shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (__) ________.

 SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

The Servicer is entitled to a servicing fee of ________% per annum of the principal balance of each Loan (the "Servicing Fee") and a contingency fee of _______% per annum of the principal balance of each Loan (the "Contingency Fee"). The Contingency Fee is meant to provide additional servicing compensation to a successor servicer if The Money Store Inc. is replaced as Servicer under the Agreement. However, as long as The Money Store Inc. acts as Servicer, it is entitled to receive the Contingency Fee, although such amount is not deemed servicing compensation. The Servicing Fee and Contingency Fee are each calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other collected proceeds. In addition, the Servicer is entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, prepayment penalties and premiums, late payment charges, interest paid on funds in the Principal and Interest Accounts, interest paid on earnings realized on Permitted Instruments, and certain other excess amounts.

TERMINATION; PURCHASE OF HOME EQUITY LOANS

The Trust will terminate upon distribution to the Certificateholders of amounts due them following the earlier to occur of (i) the final payment or other liquidation of the last Loan remaining in the Trust or the disposition of all REO Property, (ii) the optional purchase of the assets of the Trust by the Servicer or the Certificate Guaranty Insurer , as described below or (iii) the occurrence of a "qualified liquidation" of the Trust, as permitted by the REMIC provisions of the Code as described below; provided, however, that in no event will the Trust terminate later than twenty-one years after the death of the last survivor of the person named in the Agreement.

As set forth under "The Certificate Guaranty Insurance Policies and The Certificate Guaranty Insurer" no accelerated Insured Payments will be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Guaranty Insurer. This will not affect the Class A Certificateholders since, as described below, as a condition to any optional termination of the Trust the Certificateholders will receive an amount equal to the outstanding Principal Balance of the related Class, plus accrued interest.

Subject to provisions in the Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the Loans are less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount, if any, the Servicer may, at its option, and in the absence of the exercise thereof by the Servicer, the Certificate Guaranty Insurer may, at its option, purchase, on the next succeeding Remittance Date, all of the Loans and any related REO Properties at a price equal to the Termination Price relating to the Trust.

On any Remittance Date on or after the Cross-Over Date on which Loans with aggregate principal balances as of the Cut-Off Date that equal or exceed 25% of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount, if any, have become Liquidated Loans, the Certificate Guaranty Insurer may determine to purchase and may cause the purchase from the Trust of all Loans and REO Properties in the Pools at a price equal to the sum of the Termination Price for each Pool and the outstanding and unpaid fees and expenses of the Trustee and the Servicer.

Following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Holders of greater than 50 percent in Percentage Interest in each Class of Class A Certificates (the "Applicable Majority Certificateholders") may direct the Trustee on behalf of the Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to such REMIC and (ii) the Certificate Guaranty Insurer may notify the Trustee of Certificate Guaranty Insurer's determination to purchase from the Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in such REMIC at a price equal to the Termination Price. Upon receipt of such direction by the Applicable Majority Certificateholders or of such notice from the Certificate Guaranty Insurer , the Trustee will notify the holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all the Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the REMIC at a purchase price equal to the Termination Price of the Trust.

If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Applicable Majority Certificateholders have given the Trustee the direction described in clause (i) above, the Trustee is required to sell the Loans and such other property in the REMIC and distribute the proceeds of the liquidation of the REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Applicable Majority Certificateholders shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Certificate Guaranty Insurer has given the Trustee notice of the Certificate Guaranty Insurer 's determination to purchase the assets described in clause (ii) preceding, the Certificate Guaranty Insurer shall so purchase such assets within 60 days after the expiration of the Purchase Option Period.

Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee and the Certificate Guaranty Insurer of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Applicable Majority Certificateholders and the Certificate Guaranty Insurer , that the effect of the Final Determination is to increase substantially the probability that the gross income of the REMIC will be subject to federal taxation, purchase from the Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the REMIC at a purchase price equal to the Termination Price of the Trust. The foregoing opinion shall be deemed satisfactory unless the Applicable Majority Certificateholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

If the Trust were to lose its qualification as a REMIC, it might be taxable as a grantor trust, a partnership, or an association taxable as a corporation. If the Trust is treated as a grantor trust or a partnership, such Trust would not be subject to a separate entity level tax, and it is not expected that the tax treatment of the investors would be materially different from the tax treatment if the REMIC election of such Trust had not been revoked. However, if the Trust were treated as an association (or publicly traded partnership) taxable as a corporation or taxable mortgage pool it would be subject to federal income taxes at corporate rates on its net income. Moreover, distributions on the Class A Certificates would probably not be deductible in computing the Trust's taxable income, and all or part of the distributions to the holders of such Class A Certificates would probably be treated as dividend income to the holders. Such an entity level tax could result in reduced distributions to the Class A Certificateholders and such Class A Certificateholders could also be liable for a share of such a tax. Any such corporate level tax would be borne first by the holders of the Class R Certificates from amounts otherwise distributable to such holders. Any remaining corporate level tax would be borne by holders of all Classes of Class A Certificates pro rata in proportion to the outstanding principal balances of such Classes.

THE TRUSTEE

 [Name of Trustee] will be the Trustee under the Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Representative will be obligated to appoint a successor Trustee. The Representative may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

THE CO-TRUSTEE

 [Name of Co-Trustee] , a ________ banking association headquartered in __________, ___________, will be the Co- Trustee with respect to the Home Improvement Loans.

THE CUSTODIAN

 [Name of Custodian], a _________ banking association headquartered in ________, ___________, will be the Custodian with respect to the Home Improvement Loans. In such capacity, it will retain the files relating to the Home Improvement Loans.


                        FEDERAL INCOME TAX CONSIDERATIONS

For federal income tax purposes, an election will be made to treat certain assets of the Trust as a REMIC. Each Class of Class A Certificates will constitute "regular interests" in the REMIC and the Class R Certificates will be designated as the "residual interest" in the REMIC. See "Federal Income Tax Consequences" in the Prospectus.

Because the Class A Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on such Class A Certificates, including original issue discount with respect to any such Class A Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. See "Federal Income Tax Consequences--REMIC Regular Certificates--Current Income on REMIC Regular Certificates."

The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Class A Certificates is ________. See "Maturity, Prepayment and Yield Considerations" herein. However, no representation is made as to the rate at which prepayments actually will occur.

Potential purchasers of Class A Certificates are strongly urged to consult their own tax advisors as to the suitability of an investment in the Class A Certificates.


                              ERISA CONSIDERATIONS

ERISA imposes certain requirements on employee benefit plans and collective investment funds and separate accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Class A Certificate a benefit plan fiduciary should determine whether such investment is permitted under the governing benefit plan instruments, is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and should consider the ERISA provisions regarding the delegation of fiduciary responsibility with respect to plan assets.

In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, The Certificate Guaranty Insurer, the Underwriters and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include an interest in the Loans and any other assets of the Trust and not merely an interest in the related Class A Certificates, transactions occurring in the operation, management and servicing of the Trust and its assets, including in the servicing of the Loans might constitute prohibited transactions unless an administrative exemption applies. One exemption which may be applicable to these potential prohibited transactions is noted below.

The Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. Thus, a Plan fiduciary considering an investment in Class A Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.


DOL has granted to [Name of Underwriter] an administrative exemption (Prohibited Transaction Exemption _____, ___ Fed. Reg. _____ (____ __, 19___) (the
"Exemption")) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Class A Certificates if [Name of Underwriter] or any of its affiliates is either the sole underwriter or the manager or co-manager of the underwriting syndicate, or a selling or placement agent. The conditions which must be satisfied for the Exemption to apply to the purchase, holding and transfer of the Class A Certificates are the following:


         (i) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

         (ii) The rights and interest evidenced by a Class of Class A Certificates acquired by the Plan are not subordinated to the rights and interest evidenced by any other Certificates of the Trust.

         (iii) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's, Duff & Phelps Credit Rating Co., S & P or in one of the three highest generic rating categories from any of Moody's, Duff & Phelps Credit Rating Co., S & P or Fitch Investors Service, L.P. ("Authorized Rating Agencies") and the investment pool consists only of assets of the type enumerated in the Exemption, and which have been included in other investment pools; certificates evidencing interest in such other investment pools have been rated in one of the three highest generic rating categories by an Authorized Rating Agency for at least one year prior to a Plan's acquisition of certificates; and certificates evidencing interest in such other investment pools have been purchased by investors other than Plans for at least one year prior to a plan's acquisition of the Class A Certificates.

         (iv) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for distributing the Class A Certificates. The sum of all payments made to and retained by the Representative and the Originators pursuant to the sale of the Loans to the Trust represents not more than the fair market value of such Loans. The sum of all payments made to and retained by the Servicer or any other servicer represents not more than reasonable compensation for such services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith.

         (v) The Trustee and the Co-Trustee must not be an affiliate of any member of the Restricted Group as defined below.

In addition, it is a condition that the Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 50l(a)(1) of Regulation D under the Securities Act. Any Plan purchasing Class A Certificates will be deemed to have represented, by virtue of such purchase, that it is an accredited investor.

The Exemption does not apply to Plans sponsored by the Originators, the Representative, the Certificate Guaranty Insurer, the Underwriters, the Trustee, the Co-Trustee, the Custodian, the Servicer, any other servicers or any obligor with respect to Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire Class A Certificates and the fiduciary (or its affiliate) is an obligor on any Loan held in the Trust provided that, among other requirements, (i) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the Loans contained in the Trust, (ii) the Plan's investment in any Class of Class A Certificates does not exceed 25% of all of the Certificates of such Class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of such Class of Class A Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust containing assets which are sold or serviced by the same entity, and (iii) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Class A Certificates, and at least 50% of the aggregate interest in the Trust, are acquired by persons independent of the Restricted Group.


On July 21, 1997, the DOL finalized and published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre- funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the new Exemption provisions allow a portion of the Loans supporting payments to Certificateholders and having a principal balance equal to no more than 25% of the total principal amount of the Offered Certificates to be transferred to the Trust within a 90-day or three-month period following the Closing Date instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:


              (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Offered Certificates ("Pre-Funding Limit") must not exceed (25%).

           (2) All Subsequent Loans must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agencies.

           (3) The transfer of the Subsequent Loans to the Trust during the Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agencies upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust.

           (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust at the end of the Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date.

           (5) Either: (i) the characteristics of the Subsequent Loans must be monitored by an insurer or other credit support provider which is independent of the Originator; or (ii) an independent accountant retained by the Originator must provide the Originator with a letter (with copies provided to each of the Rating Agencies, the Underwriters and the Trustee) stating whether or not the characteristics of the Subsequent Loans conform to the characteristics described in the Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date.

           (6) The Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

           (7) Amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in Permitted Instruments which are permitted by the Rating Agencies and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Rating Agencies ("Permitted Investments").

           (8) The Prospectus or Prospectus Supplement must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Funding Period will be remitted to Certificateholders as repayments of principal.

           (9) The Agreement must describe the Permitted Investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Prospectus Supplement, the terms and conditions for eligibility of the Subsequent Loans.


The Underwriter believes that all of the conditions for exemptive relief under the Exemption (including those with respect to pre-funding) will be satisfied with respect to the Class A Certificates, except for those which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan investor or the Plan fiduciary in making the investment decision. However, before purchasing a Class A Certificate in reliance on the Exemption or any other exemption, a fiduciary of a Plan should confirm that all applicable requirements would be satisfied. Any Plan fiduciary considering the purchase of a Class A Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Special caution ought to be exercised before a Plan purchases a Class A Certificate in such circumstances. See "ERISA Considerations" in the Prospectus.



                         LEGAL INVESTMENT CONSIDERATIONS

Although, as a condition to their issuance, each Class of Class A Certificates will be rated in the highest rating category by each Rating Agency, the Class A Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans or deeds of trust may not be legally authorized to invest in the Class A Certificates. No representation is made herein as to whether the Class A Certificates constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Class A Certificates as legal investments for such purchasers prior to investing in any Class of Class A Certificates.


                                  UNDERWRITING

 Subject to the terms and conditions set forth in the Underwriting Agreement dated ________, 199___ (the "Underwriting Agreement"), the Representative, on behalf of the Originators, has agreed to sell and each Underwriter has agreed to purchase the principal amount of each Class of Class A Certificates set forth opposite its name below.

[Name of Underwriter]
CLASS OF CERTIFICATE        CLASS PRINCIPAL AMOUNT

   A-1                     $
   A-2                     $
   A-3                     $
   A-4                     $
   A-5                     $
   A-6                     $
   A-7                     $
   A-8                     $
   A-9                     $______________

      Total                $

 The Class A Certificates will be offered by the Underwriters to the public. After the Class A Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriters. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

[In connection with the offering, the Underwriter and the selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Class A Certificates. Such transactions may include stabilization transactions in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Class A Certificates for the purpose of stabilizing their market price. The Underwriter may also create a short position for the account of the Underwriter by selling more the Class A Certificates in connection with the offering than it is committed to purchase, and in such case may purchase the Class A Certificates in the open market following completion of the offering to cover all or a portion of such short position. Any of the transactions described in this paragraph may result in the maintenance of the price of the Class A Certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may discontinue at any time.]

 The Representative has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

 Each of the Underwriters may provide investment banking services for the Representative for which it will receive additional compensation.


                                     EXPERTS

 [The consolidated financial statements of the Certificate Guaranty Insurer as of December 31, 199_ and 199_ and for the years ended December 31, 199_, 199_ and 199_ incorporated by reference into this Prospectus Supplement have been audited by ______________, independent accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.]


                                  LEGAL MATTERS

 Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Representative by Eric R. Elwin, Esq., Corporate Counsel of the Representative. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriters by Stroock & Stroock & Lavan, LLP, New York, New York. Certain legal matters will be passed upon for the Certificate Guaranty Insurer by ______________________. Stroock & Stroock & Lavan LLP has performed legal services for the Representative and it is expected that it will continue to perform such services in the future.


                       RATING OF THE CLASS A CERTIFICATES

 It is a condition to the issuance of the Class A Certificates that each Class be rated "AAA" by [S&P] and "Aaa" by [Moody's] (collectively, the "Rating Agencies"). Such ratings are the highest long-term ratings that such Rating Agencies assign to securities. The ratings given to the Class A Certificates will be based, among other things, upon the ratings assigned to the claims paying ability of the Certificate Guaranty Insurer. Any reduction in such rating of the Certificate Guaranty Insurer would most likely result in a reduction in the ratings given to the Class A Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Class of Class A Certificates. The ratings of the Class A-7 Certificates by [S & P] and [Moody's] do not reflect the likelihood of payment of the Certificateholder's LIBOR Interest Carryover since the Certificate Guaranty Insurer does not insure payment of such amounts.


                              FINANCIAL INFORMATION

[The Representative has determined that its financial statements are not material to the offering made hereby.]

[Financial Statements of the Representative have been incorporated by reference into this Prospectus Supplement and the Prospectus. See "Incorporation of Certain Documents by Reference" in the Prospectus.]

 The Trust has been formed to own the Loans and to issue the Certificates. The Trust had no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement.

                            INDEX OF PRINCIPAL TERMS


Accredited Investor..................................S-78
Agreement............................................S-8
Applicable Majority Certificateholders...............S-79
Authorized Rating Agencies...........................S-82
Balloon Loans........................................S-28
Business Day.........................................S-63
Capitalized Interest Account.........................S-10
Cede.................................................S-37
Certificates.........................................S-1
Certificate Account..................................S-75
Certificateholders' LIBOR Interest Carryover.........S-13
Change Date..........................................S-27
Claims...............................................S-1
Claims Administrator.................................S-1
Class A Certificates.................................S-3
Class A Certificateholder or Holder..................S-3
Class A-1 Adjusted Mortgage Loan Remittance Rate.....S-34
Class A-1 Certificates...............................S-3
Class A-1 Current Interest Requirement...............S-12
Class A-1 Pass-Through Rate..........................S-11
Class A-1 Principal Factor...........................S-68
Class A-2 Adjusted Mortgage Loan Remittance Rate.....S-34
Class A-2 Certificates...............................S-3
Class A-2 Current Interest Requirement...............S-12
Class A-2 Pass-Through Rate..........................S-11
Class A-2 Principal Factor...........................S-68
Class A-3 Adjusted Mortgage Loan Remittance Rate.....S-34
Class A-3 Certificates...............................S-3
Class A-3 Current Interest Requirement...............S-12
Class A-3 Pass-Through Rate..........................S-11
Class A-3 Principal Factor...........................S-68
Class A-4 Adjusted Mortgage Loan Remittance Rate.....S-34
Class A-4 Certificates...............................S-3
Class A-4 Current Interest Requirement...............S-12
Class A-4 Pass-Through Rate..........................S-11
Class A-4 Principal Factor...........................S-68
Class A-5 Adjusted Mortgage Loan Remittance Rate.....S-34
Class A-5 Certificates...............................S-3
Class A-5 Current Interest Requirement...............S-12
Class A-5 Pass-Through Rate..........................S-11
Class A-5 Principal Factor...........................S-68
Class A-6 Adjusted Mortgage Loan Remittance Rate.....S-34
Class A-6 Certificates...............................S-3
Class A-6 Current Interest Requirement...............S-12
Class A-6 Pass-Through Rate..........................S-11
Class A-6 Principal Factor...........................S-68
Class A-7 Adjusted Mortgage Loan Reimittance Rate....S-34
Class A-7 Certificates...............................S-3
Class A-7 Current Interest Requirement...............S-12
Class A-7 Principal Factor...........................S-68
Class A-8 Adjusted Mortgage Loan Remittance Rate.....S-34
Class A-8 Certificates...............................S-3
Class A-8 Current Interest Requirement...............S-12
Class A-8 Pass-Through Rate..........................S-11
Class A-8 Principal Factor...........................S-68
 Class A-9 Adjusted Mortgage Loan Remittance Rate....S-34
Class A-9 Certificates...............................S-3
Class A-9 Current Interest Requirement...............S-12
Class A-9 Pass-Through Rate..........................S-11
Class A-9 Principal Factor...........................S-68
Class R Certificates.................................S-3
Closing Date.........................................S-2
Combined Loan-to-Value Ratio.........................S-26
Compensating Interest................................S-34
Constant Prepayment Rate or CPR......................S-55
Contingency Fee......................................S-35
Co-Trustee...........................................S-6
Cross-Over Date......................................S-36
Curtailment..........................................S-34
Custodian............................................S-7
Cut-Off Date.........................................S-6
Dealer Loans.........................................S-43
Definitive Class A Certificates......................S-37
Designated Depository Institution....................S-74
Determination Date...................................S-33
Direct Loans.........................................S-43
DTC..................................................S-37
Due Period...........................................S-17
ERISA................................................S-37
ERISA Considerations.................................S-37
Excess Subordinated Amount...........................S-66
Exemption............................................S-37
Equity Advantage Loans...............................S-47
FHA Insurance Premium................................S-23
FHA Loans............................................S-1
FHA Payment..........................................S-23
FHA Premium Account..................................S-23
Fiscal Agent.........................................S-70
Final Determination..................................S-79
Funding Period.......................................S-10
Guaranty.............................................S-20
Gross Margin.........................................S-27
Home Equity Loans....................................S-1
Home Equity Mortgages................................S-24
Home Equity Mortgage Notes...........................S-24
Home Equity Mortgaged Properties.....................S-24
Home Equity Mortgagor................................S-25
Home Improvement Loans...............................S-1
Home Improvement Mortgages...........................S-28
Home Improvement Mortgage Notes......................S-28
Home Improvement Mortgaged Properties................S-29
Home Improvement Mortgagor...........................S-30
HUD..................................................S-1
Indirect Participants................................S-69
Initial Home Equity Loans............................S-24
Initial Home Improvement Loans.......................S-24
Initial Loans........................................S-24
Initial Pool I Home Equity Loans.....................S-24
Initial Pool II Home Equity Loans....................S-24
Insurance Agreement .................................S-66
Insurance Paying Agent...............................S-19
Insurance Proceeds...................................S-33
Insured Payment......................................S-19
 Interest Determination Date.........................S-78
LIBOR................................................S-78
LIBOR Index..........................................S-27
Liquidated Loan......................................S-53
Liquidation Proceeds.................................S-33
Loans................................................S-1
Maximum Subordinated Amount..........................S-66
Certificate Guaranty Insurer.........................S-19
Certificate Guaranty Insurance Policies..............S-19
Monthly Advances.....................................S-23
Monthly Excess Spread................................S-65
Mortgages............................................S-24
Mortgage Notes.......................................S-24
Mortgaged Properties.................................S-25
Mortgagor............................................S-25
Multifamily Loans....................................S-1
Multifamily Mortgages................................S-31
Multifamily Mortgage Interest Rate...................S-32
Multifamily Mortgage Notes...........................S-31
Multifamily Mortgaged Properties.....................S-31
Net Funds Cap........................................S-13
Net Liquidation Proceeds.............................S-69
NHA Act..............................................S-42
90 Day Delinquent FHA Loan...........................S-23
Notice...............................................S-71
Optional Servicer Termination Date...................S-35
Original Pool Principal Balance......................S-35
Originators..........................................S-1
Owner................................................S-71
Participants ........................................S-69
Percentage Interest..................................S-63
Periodic Rate Cap....................................S-27
Permitted Instruments................................S-74
Plans................................................S-37
Pool I...............................................S-1
Pool I Available Amount..............................S-76
Pool I Available Remittance Amount...................S-75
Pool I Carry-Forward Amount..........................S-17
Pool I Certificateholders............................S-9
Pool I Certificates..................................S-9
Pool I Current Interest Requirement..................S-12
Pool I Distribution Amount...........................S-16
Pool I Home Equity Loans.............................S-8
Pool I Loans.........................................S-8
Pool I Mortgage Interest Rate........................S-26
Pool I Principal Distribution Amount.................S-14
Pool II..............................................S-1
Pool II Available Amount.............................S-76
Pool II Available Remittance Amount..................S-75
Pool II Carry-Forward Amount.........................S-17
Pool II Certificateholders...........................S-9
Pool II Certificates.................................S-9
Pool II Current Interest Requirement.................S-12
Pool II Distribution Amount..........................S-16
Pool II Loans........................................S-8
Pool II Principal Distribution Amount................S-14
Pool III.............................................S-1
Pool III Available Amount............................S-76
 Pool III Available Remittance Amount................S-75
Pool III Carry-Forward Amount........................S-17
Pool III Certificateholders..........................S-9
Pool III Certificates................................S-9
Pool III Current Interest Requirement................S-12
Pool III Distribution Amount.........................S-16
Pool III Home Improvement Interest Rate..............S-31
Pool III Loans.......................................S-8
Pool III Principal Distribution Amount...............S-14
Pool IV..............................................S-1
Pool IV Available Amount.............................S-76
Pool IV Available Remittance Amount..................S-75
Pool IV Carry-Forward Amount.........................S-17
Pool IV Certificateholders...........................S-9
Pool IV Certificates.................................S-9
Pool IV Current Interest Requirement.................S-12
Pool IV Distribution Amount..........................S-16
Pool IV Loans........................................S-8
Pool IV Principal Distribution Amount................S-14
Pools................................................S-1
Pre-Funded Amount....................................S-9
Pre-Funding Account..................................S-1
Principal and Interest Account.......................S-74
Principal Prepayment.................................S-34
Record Date..........................................S-11
Related Payments.....................................S-23
Released Mortgaged Property Proceeds.................S-34
REMIC................................................S-3
Remittance Date......................................S-3
REO Property.........................................S-36
Representative.......................................S-1
Reserve Amount.......................................S-21
Restricted Group.....................................S-82
Rules................................................S-69
SBA..................................................S-45
SBA Loans............................................S-45
Servicer.............................................S-1
Servicing Fee........................................S-35
SMMEA................................................S-37
Special Remittance Date..............................S-10
Specified Subordinated Amount .......................S-66
Spread Account.......................................S-18
Spread Amount........................................S-18
Student Loans........................................S-45
Subordinated Amount..................................S-66
Subordination Deficit................................S-67
Subordination Reduction Amount.......................S-66
Subsequent Cut-Off Date..............................S-25
Subsequent Loans.....................................S-3
Supplemental Interest Payments.......................S-78
Termination Notice...................................S-78
Termination Price....................................S-36
Title I..............................................S-1
Title I Loan Program.................................S-42
Title I Property Improvement Loans...................S-42
Total Monthly Excess Cashflow........................S-76
Treasury Index.......................................S-27
Trust................................................S-1
 Trustee.............................................S-7
Trustee's Loan File..................................S-22
Underwriter..........................................S-1
Unrecovered Amounts..................................S-17
Weighted Average Life................................S-57

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTQATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRERSENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE REPRESENTATIVE OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR
A SOLICITATION OF AN OFFER TO BUY, THE CLASS A CERTIFICATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Summary of Terms.............................. S-5
Risk Factors.................................. S-39
Lending Programs.............................. S-41
The Representative and the
Originators................................... S-45
The Loan Pools................................ S-48
Maturity, Prepayment and Yield
Considerations................................ S-53
Description of the Certificates............... S-62
The Certificate Guaranty Insurance Policies
and The Certificate Guaranty Insurer.......... S-70
The Agreement ................................ S-72
Federal Income Tax Considerations............. S-81
ERISA Considerations.......................... S-81
Legal Investment Considerations............... S-84
Underwriting.................................. S-84
Experts....................................... S-85
Legal Matters................................. S-85
Rating of the Class A
Certificates.................................. S-85
Financial Information ........................ S-85
Index of Principal Terms...................... S-86

                      PROSPECTUS
Prospectus Supplement ........................   4
Available Information ........................   4
Reports to Securityholders....................   5
Incorporation of Certain
  Documents by Reference......................   5
Summary of Terms .............................   6
Risk Factors..................................  23
The Trusts....................................  28
Use of Proceeds ..............................  42
The Representative and the
Originators...................................  42
The Single Family Loan Lending
  Program ....................................  42
Description of the
Certificates .................................  47
Credit Enhancement ...........................  54
Maturity, Prepayment and Yield
Considerations ...............................  59
The Agreements ...............................  61
Certain Legal Aspects of the
Mortgage Loans ...............................  72
Federal Income Tax Consequences...............  81
ERISA Considerations .........................  107
Legal Investment
Considerations ...............................  109
Plan of Distribution .........................  109
Legal Matters ................................  109
Experts.......................................  110
Financial Information.........................  110
Rating........................................  110
Index of Principal Terms......................  111
Appendix I - Auction Procedures
Appendix II Settlement Procedures

                          THE MONEY STORE TRUST 1997-__

                     $________ ____% Class A-1 Certificates

                     $________ ____% Class A-2 Certificates

                     $________ ____% Class A-3 Certificates

                     $________ ____% Class A-4 Certificates

                     $________ ____% Class A-5 Certificates

                     $________ ____% Class A-6 Certificates

                     $________ Adjustable Rate Class A-7 Certificates

                     $________ ____% Class A-8 Certificates

                     $________ ____% Class A-9 Certificates

                              THE MONEY STORE INC.



                                 THE MONEY STORE
                           ASSET BACKED CERTIFICATES,
                                SERIES 1997-____

                              _____________________

                              PROSPECTUS SUPPLEMENT
                              _____________________
                                .................


                             [NAMES OF UNDERWRITERS]


                                  _______, 1997



                    ________________________________________



                    ________________________________________

SUBJECT TO COMPLETION
PROSPECTUS DATED SEPTEMBER 9, 1997


PROSPECTUS

                              THE MONEY STORE INC.
                                (REPRESENTATIVE)

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                       THE MONEY STORE ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)


          This Prospectus relates to The Money Store Asset Backed Certificates (the "Certificates") and The Money Store Asset Backed Notes (the "Notes" and collectively with the Certificates, the "Securities") described herein, issuable in one or more series (each a "Series"), which may be sold from time to time on terms determined at the time of sale and described in the related Supplement to this Prospectus (each a "Prospectus Supplement"), evidencing specified interests in, or rights to receive payments from, one or more trust funds (each, a "Trust"), the primary assets of which will consist of one or more pools (each, a "Pool") of certain mortgage loans and certain other mortgage-related or other similar assets more particularly described herein (the "Mortgage Assets"). The Mortgage Assets and other assets of any Trust will be described in the Prospectus Supplement for the related Series of Certificates and/or Notes. Certain of the Mortgage Assets may have been originated by wholly-owned subsidiaries (the "Originators") of The Money Store Inc. ("The Money Store" or the "Representative"). Certain other of the Mortgage Assets may have been acquired by The Money Store, an Originator or an affiliate thereof from other lenders or government agencies, or may consist of mortgage pass-through or mortgage-backed securities issued by government agencies or private lenders. In addition, if so specified in the related Prospectus Supplement, the Trust will include monies on deposit in one or more trust accounts to be established with a Trustee (as defined herein), which may include a Pre-Funding Account (as defined herein) which would be used to purchase additional Mortgage Assets for the related Trust from time to time during the Funding Period (as defined herein) specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, certain of the related Securities may evidence a fractional undivided ownership interest in a Trust which will hold a beneficial ownership interest in another trust fund which will contain the Mortgage Assets. Securities may also be entitled to the benefits of insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, guaranties of The Money Store, supplemental interest payments or other forms of credit enhancement, maturity protection or derivative instruments, to the extent described in the related Prospectus Supplement. The Prospectus Supplement for each Series of Securities will name the entities (which will include The Money Store or one of its affiliates and may include other entities) which will act, directly or through one or more sub-servicers, as master servicers (each, in such capacity, the "Master Servicer") of such Mortgage Assets.

         Each Series of Securities will be issued in one or more classes (each, a "Class"). Each Class of Securities of any series will represent the right to receive, or be secured by, a specified amount of payments of principal and/or interest on the related Mortgage Assets in the manner described herein and in the related Prospectus Supplement. The right of each Class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other Classes of such Series. The right of the holders of any Class of Notes ("Noteholders") and the right of the holders of any Class of Certificates ("Certificateholders" and collectively with the Noteholders, "Securityholders" or "Holders") to receive any distributions of principal and interest will be set forth in the related Prospectus Supplement. A Series may include two or more Classes of Certificates and/or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A Series may include one or more Classes of Certificates and/or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any Series will be subordinated to prior payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Securities of each Series will represent fractional undivided ownership interests in the related Trust.

         SEE RISK FACTORS ON PAGE 23 HEREIN FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

                            ------------------------

               The date of this Prospectus is _________-- __, 1997

         [INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.]

          Distributions to Holders of Securities will be made on certain dates specified in the related Prospectus Supplement (each, a "Remittance Date"), which may be monthly, quarterly, semi-annually or at such other intervals as are specified therein. The rate at which any Class of Certificates (the "Pass-Through Rate") or the rate at which any Class of Notes (the "Interest Rate") bear interest or the method of calculating such Pass-Through Rate or Interest Rate, which may be fixed or variable, will be set forth in the related Prospectus Supplement. Distributions on the Certificates and/or Notes of a Series will be made only from the assets of the related Trust and certain related property. The Pass-Through Rate for a Class of Certificates or the Interest Rate for a Class of Notes that bear interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures described herein (such Securities being referred to herein as "Auction Rate Securities"), (ii) the London interbank offered rate for U.S. dollar deposits for a specified period ("LIBOR") plus an amount set forth in the related Prospectus Supplement ,
(iii) the average bond equivalent rates of weekly auctions of Treasury bills for a specified period (the "T-Bill Rate") plus an amount set forth in the related Prospectus Supplement or (iv) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement.


         The Securities will not represent an obligation of or interest in the Representative (except for any Guaranty (as defined herein) issued in connection with a Series), the Originators, or any affiliate thereof and, except to the extent described herein or specified in the related Prospectus Supplement, will not be insured or guaranteed by any governmental agency or instrumentality or (except as otherwise specified in the related Prospectus Supplement) by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Representative or the Originators with respect to a Series of Securities will be pursuant to certain limited representations and warranties. Except for certain representations and warranties relating to the Mortgage Assets and certain other exceptions, the Master Servicer's obligations with respect to the related Series of Certificates and/or Notes will be limited to its contractual servicing obligations. If the amount available for distribution to Holders on any Remittance Date is less than the amount due to them, the Master Servicer, to the extent provided in the related Prospectus Supplement, may be obligated, under certain terms and conditions, to advance cash to such Holders, to the extent such deficiency is attributable to delinquent payments of principal and/or interest during the immediately preceding Due Period (as defined herein). See "Description of the Securities - Monthly Advances and Compensating Interest."


         The yield to Holders on each Class of Certificates and/or Notes of a Series may be affected by the rate of payment of principal (including prepayments) of the Mortgage Assets in the related Trust and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

          If specified in a Prospectus Supplement, an election may be made to treat each Trust as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS
                  NOT PASSED ON OR ENDORSED THE MERITS OF THIS
            OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. The intention of any underwriter to make a secondary market in the Securities will be set forth in the related Prospectus Supplement. There can be no assurance that a secondary market for the Securities will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Securities unless accompanied by a Prospectus Supplement.

         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Certificates and/or Notes to be offered hereunder, among other things, will set forth with respect to such Series of Certificates and/or Notes: (i) the aggregate principal amount, the Pass-Through Rate, Interest Rate or Rates or other applicable annual rate or rates of interest (or the manner of determining such rate or rates) and authorized denominations of each Class of such Certificates and/or Notes; (ii) certain information concerning the Mortgage Assets and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, guaranties of The Money Store, supplemental interest payments or other forms of credit enhancement or maturity protection or other derivative instruments, if any, relating to the Pools or all or part of the related Certificates and/or Notes; (iii) the specified interest of each Class of Certificates and/or Notes in, and manner and priority of, the distributions on the Mortgage Assets; (iv) information as to the nature and extent of subordination with respect to such Series of Certificates and/or Notes, if any;
(v) the Remittance Dates; (vi) information as to the Master Servicer; (vii) the circumstances, if any, under which each Trust may be subject to early termination; (viii) whether the Representative intends to elect to cause the Trust to be treated as a REMIC; and (ix) additional information with respect to the plan of sale of such Certificates and/or Notes.

                              AVAILABLE INFORMATION

         The Representative has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and to the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                           REPORTS TO SECURITYHOLDERS

         Periodic and annual reports concerning any Securities and the related Trust will be provided to the Securityholders as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a Series of Certificates and/or Notes may be issuable in book-entry form. In such event, the related Certificates and/or Notes may be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC") or another nominee. All reports will be provided to Cede or such other nominee, which in turn will provide such reports to Participants and Indirect Participants (as defined herein) of DTC or such other entities as described in the related Prospectus Supplement. Such Participants and Indirect Participants will then forward such reports to the beneficial owners of Securities. See "Description of the Securities - Book-Entry Registration."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by or on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and the related Prospectus Supplement and to be a part hereof from the date of the filing of such documents. With respect to any Class of Certificates and/or Notes that is supported by a Guaranty of The Money Store (a "Guaranty"), The Money Store's Annual Report on Form 10-K for the year ended December 31, 1996, and Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1997, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement . With respect to any Class of Securities that is supported by a Guaranty, all documents filed by The Money Store pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Representative will provide without charge to each person to whom a copy of the Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to The Money Store Inc., 3301 C Street, Suite 100-M, Sacramento, California 95816, Attention:
Investor Relations, Telephone: (916) 446-5000.

                                SUMMARY OF TERMS

          This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Capitalized terms used but not defined in this Prospectus shall have the meanings assigned to such terms elsewhere in this Prospectus.

Securities
Offered...........................  The Money Store Asset Backed
                                    Certificates (the "Certificates") and The
                                    Money Store Asset Backed Notes (the
                                    "Notes"). Notes are issuable from time to time in Series pursuant to an Indenture (an "Indenture"), and Certificates are issuable from time to time in Series pursuant to either a Pooling and Servicing Agreement (a "Pooling and Servicing Agreement") or a Trust Agreement (a "Trust Agreement"). As used herein, "Agreements" means, collectively, with respect to a Series of Certificates, the related Pooling and Servicing Agreement or the related Trust Agreement, with respect to a Series of Notes, the related Indenture and the related Sale and Servicing Agreement, as the context requires, and with respect to a Series of Securities, the relevant combination of Agreements for such Series. Each Certificate of a Series will evidence an interest in the Trust Fund or Trust Funds for such Series, as specified in the related Prospectus Supplement. Each Series of Securities will consist of one or more Classes, each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments. The Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.

Issuers...........................  Certain trust funds (each, a
                                    "Trust") represented by The Money Store or its affiliates, the primary assets of which will be one or more Pools of Mortgage Loans and certain other Mortgage Assets.

Representative
and Master
Servicer..........................  The Money Store Inc. ("The Money Store"), a
                                    New Jersey corporation or certain of its affiliates. The Prospectus Supplement relating to any Series of Certificates and/or Notes will name the entities (which may include The Money Store or one of its affiliates and may additionally include other unrelated entities) which will act, directly or through one or more Sub-Servicers (as defined herein), as master servicers (each, in such capacity, the "Master Servicer"), on the terms and conditions set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Sale and Servicing Agreement"). The principal offices of The Money Store are located in Sacramento, California and Union, New Jersey. See "The Representative and the Originators."

The Mortgage
Assets............................  The Securities will evidence fractional undivided ownership interests in certain Trusts further described herein. The primary assets of each Trust may consist of one or more pools (each, a "Pool") of Mortgage Loans and certain other mortgage-related assets ("Mortgage Assets") specified in the related Prospectus Supplements, which may include (i) first, second and more junior lien mortgage loans, deeds of trust or participations therein secured by one- to four-family residential properties, including low-rise condominiums, single family detached homes, single-family attached homes, planned unit developments and mixed use properties (collectively, "Single Family Loans," which Single Family Loans may be "Conventional Loans" (i.e., loans that are not insured or guaranteed by any governmental agency) or loans that are insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans' Administration ("VA") as specified in the related Prospectus Supplement), (ii) loans or participations therein secured by security interests or similar liens on shares in private, non-profit cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings ("Cooperative
                                    Loans"), (iii) first, second and more junior lien mortgage loans, deeds of trust or participations therein secured by multifamily residential or mixed-use properties, such as rental apartment buildings (including buildings owned by Cooperatives) or projects containing five or more residential units ("Multifamily Loans"), (iv) conditional sales contracts and installment sales or loan agreements or participations therein secured by manufactured housing ("Contracts"), (v) mortgage-backed securities issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (the "Agency Securities"), (vi) privately issued mortgage-backed securities not constituting Agency Securities ("Private Mortgage-Backed Securities" or "PMBS"),
                                    (vii) first, second and more junior home improvement mortgage loans that are either conventional loans ("Secured Conventional Home Improvement Loans") or loans originated under the Title I credit insurance program created under the National Housing Act of 1934 by the Federal Housing Administration ("FHA Loans"), and (viii) unsecured home improvement loans consisting of conventional unsecured home improvement loans and FHA insured home improvement loans (the "Unsecured Home Improvement Loans"). The Single Family Loans, Cooperative Loans, Multifamily Loans, Secured Conventional Home Improvement Loans, FHA Loans and Unsecured Home Improvement Loans are sometimes referred to herein collectively as the "Mortgage Loans." The Mortgage Loans may be closed-end or revolving as described in the related Prospectus Supplement.

A.  Mortgage
     Loans........................  The payment terms of the
                                    Mortgage Loans to be included in any Pool will be described in the related Prospectus Supplement and may include any of the following features, combinations thereof or other features described in the related Prospectus Supplement:

                                 (a)    Interest may be payable at a
                                        fixed rate (a "Fixed Rate") or may be
                                        payable at a rate that is adjustable
                                        from time to time in relation to an
                                        index, that may be fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that other-wise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate (each, an "Adjustable Rate"). The specified rate of interest on a Mortgage Loan is its "Mortgage Interest Rate." Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may permit the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the properties securing the related Mortgage Loan (the "Mortgaged Properties") or another source or may be treated as accrued interest and added to the principal of the Mortgage Loan.

                                 (b)    Principal may be payable on a
                                        level basis to fully amortize the
                                        Mortgage Loan over its term, may be
                                        calculated on the basis of an assumed
                                        amortization schedule that is
                                        significantly longer than the original
                                        term to maturity or on an interest rate
                                        that is different from the Mortgage
                                        Interest Rate, or may not be amortized
                                        during all or a portion of the original
                                        term. Payment of all or a substantial
                                        portion of the principal may be due on
                                        maturity (a "balloon" payment). From
                                        time to time, principal may include
                                        interest that has been deferred and
                                        added to the principal balance of the
                                        Mortgage Loan.

                                 (c)    Monthly payments of principal
                                        and interest may be fixed for the life
                                        of the Mortgage Loan, may increase over
                                        a specified period of time ("graduated
                                        payments"), or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                                 (d)    Prepayments of principal may
                                        be subject to a prepayment fee, which
                                        may be fixed for the life of the
                                        Mortgage Loan or may adjust or decline
                                        over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("Lockout Periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable Lockout Period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain other transfers of the related Mortgaged Properties. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

                                    The Mortgaged Properties
                                    relating to Mortgage Loans may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any other commonwealth, territory or possession of the United States. The Mortgaged Properties generally will be covered by standard hazard insurance policies ("Standard Hazard Insurance Policies") insuring against losses due to fire and various other causes. The Mortgage Loans may be covered by Primary Mortgage Insurance Policies to the extent provided in the related Prospectus Supplement. As set forth in the related Prospectus Supplement, certain of the Mortgage Loans underlying a given Series of Securities may have been originated by the Representative, the Originators or affiliates thereof and certain Mortgage Loans may have been purchased by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative.

                                    Certain of the Mortgage Loans
                                    may be partially insured by the FHA, an
                                    agency of the United States Department of Housing and Urban Development ("HUD"), pursuant to the Title I credit insurance program (the "Title I Loan Program") of the National Housing Act of 1934. Several types of loans may be made under the Title I Loan Program, including (1) property improvement loans; (2) manufactured home purchase loans,
                                    (3) manufactured home lot loans; and (4) combination loans (to purchase a manufactured home and a lot). The Title I Loan Program is a coinsurance program. The lender initially is at risk for 10% of the principal balance of each loan. The FHA will insure the remaining 90% of the principal balance of each loan, subject to certain limits. Such FHA insurance is accorded the full faith and credit of the United States of America.

                                    The Prospectus Supplement for
                                    each Series of Securities generally will specify with respect to all Mortgage Loans expected to be included in the related Pool as of the related closing date, among other things, (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Mortgage Loans in such Pool as of the date specified in the Prospectus Supplement, (ii) the largest expected principal balance and the smallest expected principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties and/or other assets securing the Mortgage Loans and the percentage, if any, of Unsecured Home Improvement Loans expected to be included in the related Pool, (iv) the original terms to maturity of the Mortgage Loans, (v) the expected weighted average term to maturity of the Mortgage Loans as of the date specified in the Prospectus Supplement and the expected range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the expected weighted average Combined Loan-to-Value Ratios at origination (viii) the expected weighted average Mortgage Rate or APR and ranges of Mortgage Rates or APRs borne by the Mortgage Loans or Contracts (as the case may be), (ix) in the case of Mortgage Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates as of the date set forth in the Prospectus Supplement and maximum permitted Adjustable Rates, if any, (x) the expected aggregate outstanding principal balance, if any, of "buydown" mortgage loans (as hereinafter described) and Mortgage Loans having graduated payment provisions, as of the date set forth in the Prospectus Supplement, (xi) the amount of any Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond (each as defined herein) to be maintained with respect to such Pool,
                                    (xii) the amount, if any, and terms of any other credit enhancement or other derivative instruments to be provided with respect to all or any Mortgage Loans or the Pool and
                                    (xiii) the expected geographic location of the Mortgaged Properties, if any.

B.  Contracts.....................  Contracts will consist of conditional sales and installment sales or loan agreements secured by new or used Manufactured Homes (as defined herein). To the extent provided in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR").

C.  Agency
     Securities...................  The Agency Securities will
                                    consist of (i) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"), (ii) guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"), (iii) Mortgage Participation Certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA, FHLMC or other government agency or government-sponsored agency Certificates and, unless otherwise specified in the Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of guaranteed pass-through certificate issued or guaranteed by GNMA, FNMA, FHLMC or another government agency or government-sponsored agency and described in the related Prospectus Supplement, or (vi) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FNMA or FHLMC Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. The Agency Securities may consist of pass-through securities issued under the GNMA I Program, the GNMA II Program, FHLMC's Cash or Guarantor Program or another program specified in the Prospectus Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Securities will be described in the related Prospectus Supplement. See "The Trusts--Agency Securities."

D.  Private Mortgage-
     Backed
     Securities...................  Private Mortgage-Backed
                                    Securities may include (i) mortgage
                                    participations or pass-through certificates representing beneficial interests in certain mortgage loans or (ii) Collateralized Mortgage Obligations ("CMOs") secured by such mortgage loans. Although individual mortgage loans underlying a Private Mortgage-Backed Security (each an "Underlying Mortgage Loan") may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be, so insured or guaranteed. Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities. See "The Trusts--Private Mortgage-Backed Securities."

                                    The Prospectus Supplement for
                                    each Series of Securities will specify, with respect to any Private Mortgaged-Backed Securities owned by the related Trust: (i) the aggregate approximate principal amount and type of Private Mortgage- Backed Securities; (ii) certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities, including (A) the payment features of such mortgage loans,
                                    (B) the approximate aggregate principal
                                    amount, if known, of the underlying mortgage loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such mortgage loans, and (D) the minimum and maximum stated maturities of the mortgage loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vii) the issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the servicer of the Private Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, financial guaranty insurance policies or third party guarantees, relating to the mortgage loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity; and (x) the terms on which substitute mortgage loans may be delivered to replace those initially deposited with the PMBS Trustee. See "The Trusts."

Pre-Funding
Account...........................  If provided in the related Prospectus
                                    Supplement, the original principal amount of a Series of Securities may exceed the principal balance of the Mortgage Assets initially being delivered to the Trustee. Cash in an amount up to the amount of such difference (such amount, the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee for the benefit of the Holders. During the period set forth in the related Prospectus Supplement (the "Funding Period"), the Pre-Funded Amount in the Pre-Funding Account may be used to purchase additional Mortgage Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements.

                                    For a Trust that elects to be
                                    characterized as either a REMIC or a grantor trust under current federal income tax laws, the maximum length of the related Funding Period will not exceed three calendar months or 90 days, respectively, from the date of issuance of the Securities and otherwise the maximum length of the Funding Period will not exceed the period set forth in the related Prospectus Supplement. The amount of the initial Pre-Funded Amount is intended not to exceed the aggregate principal balance of additional Mortgage Assets that the Representative anticipates will be acquired and conveyed to the Trust during the applicable Funding Period.

                                    Prior to the conveyance of any
                                    additional Mortgage Assets to the Trust, the Representative will be required to give notice of the additional Mortgage Assets to be conveyed to the Trust to the Trustee(s) and any third-party credit enhancement provider. Upon the satisfaction of the conditions set forth in the Agreement, the Trustee will release from the Pre-Funding Account the necessary funds to purchase the additional Mortgage Assets to be conveyed to the Trust on such date. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period, such amount, in the amounts and in the manner specified in the related Prospectus Supplement, will be used to prepay some or all Classes of the related Series of Certificates and/or Notes.

  Revolving Period and
  Amortization Period;
   Retained Interest..............  If the related Prospectus
                                    Supplement so provides, there may be a
                                    period commencing on the date of issuance of a Class or Classes of Notes and/or Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (each, a "Revolving Period") during which limited or no principal payments will be made to one or more Classes of Notes and/or Certificates of the related Series as are identified in such Prospectus Supplement. Some or all collections of principal otherwise allocated to such Classes of Notes or Certificates may be (i) utilized during the Revolving Period to acquire additional Mortgage Assets which satisfy the criteria described under "The Trusts--The Mortgage Loans" and the criteria set forth in the related Prospectus Supplement, (ii) held in an account and invested in Permitted Investments (as defined herein), for later distribution to Securityholders, (iii) applied to those Notes or Certificates for such Series, if any, specified in the related Prospectus Supplement as then are in amortization, or
                                    (iv) otherwise applied as specified in the related Prospectus Supplement.

                                    An "Amortization Period" is the
                                    period during which an amount of principal is payable to Holders of Securities which, during the Revolving Period, were not otherwise entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Mortgage Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes and/or Certificates for such Series specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes and/or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

                                    Each Series which has a
                                    Revolving Period may also issue to the
                                    Representative or one of its affiliates a certificate evidencing an undivided beneficial interest (a "Retained Interest") in such Series not represented by the other Securities issued by the related Trusts. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Notes and Certificates of the related Series of Securities outstanding is reduced.

Description of the
Certificates......................  Each Certificate will represent a fractional undivided ownership interest in the Trust created pursuant to the related Agreement. The primary assets of such Trust will be a Pool of Mortgage Loans and certain other Mortgage Assets. The Certificates of any Series may be issued in one or more Classes, as specified in the related Prospectus Supplement. A Series of Certificates may include one or more Classes of senior Certificates (collectively, "Senior Certificates") which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of subordinate Certificates (collectively, the
                                    "Subordinated Certificates"). In addition, a
                                    Series may include one or more Series
                                    entitled to (i) principal payments with
                                    disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments (such Certificates, "Strip Certificates"). Certain Series or Classes of Certificates may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products as described herein and in the related Prospectus Supplement.

                                    Each Class of Certificates
                                    within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods;
                                    (iii) be subordinated in its right to
                                    receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a fixed rate or a floating rate; and (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement. The Pass-Through Rate for a Class of Certificates that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement , (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement or (iv) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement.

                                    The Certificates will be
                                    issuable in fully registered form, in
                                    minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts as may be set forth in a Prospectus Supplement), except that one Certificate of each Class may be issued in a different denomination. See "Description of Securities."

                                    With respect to any Series of
                                    Securities including one or more Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes of such Series, to the extent specified in the related Prospectus Supplement.

Description of the Notes..........  Any Series of Securities may
                                    include one or more Classes of Notes, as specified in the related Prospectus Supplement, each of which will be issued pursuant to an Indenture and will be treated as debt obligations of the related Trust.

                                    Unless otherwise specified in
                                    the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 (or such other accounts as may be set forth in a Prospectus Supplement), except that one Note of each Class may be issued in a different denomination, in book-entry form or in definitive form, as specified in the related Prospectus Supplement. See "Description of the Securities."

                                    Each Class of Notes will have a
                                    stated principal amount and will bear
                                    interest at the Interest Rate or Rates as specified in the related Prospectus Supplement, which may be different for each Class of Notes and may be fixed, variable, adjustable, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Notes or the method for determining the Interest Rate. The Interest Rate for a Class of Notes that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following:
                                    (i) the auction procedures for Auction Rate
                                    Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement , (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement or (iv) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. Each Note may also represent a fractional undivided interest in, or be entitled to receive payments from, monies on deposit, if any, in the Pre-Funding Account as specified in the related Prospectus Supplement and any other account established for the benefit of Noteholders, as specified in the related Prospectus Supplement.

                                    A Series may include two or more
                                    Classes of Notes which differ as to the
                                    timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Mortgage Assets for such Series. In addition, a Series may include one or more Classes of Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments (such Notes, "Strip Notes"). A Series of Notes may include one or more Classes of senior Notes (collectively, "Senior Notes") which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of subordinate Notes (collectively, the "Subordinated Notes"). Certain Series or Classes of Notes may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection or derivative instruments, as described herein and in the related Prospectus Supplement.

Credit
Enhancement ......................  The Mortgage Assets in a Trust
                                    or the Securities of one or more Classes in the related Series may have the benefit of one or more types of credit enhancement, as described in the related Prospectus Supplement. The protection against losses afforded by any such credit support may be limited. Such credit enhancement may include one or more of the following types:

A.  Subordination
     and Reserve
     Accounts.....................  The rights of all
                                    Certificateholders will be subordinated to the rights of all Noteholders of a Series to receive distributions to the extent described in the related Prospectus Supplement, with respect to the Mortgage Assets and other assets in the related Trust. The rights of the holders of Subordinated Certificates and/or
                                    Subordinated Notes, as the case may be
                                    (collectively, "Subordinated Securities"), of a Series to receive distributions will be subordinated to the rights of the holders of the Senior Certificates and/or Senior Notes, as the case may be (collectively, "Senior Securities"), of the same Series to receive distributions to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Securities of the full amount of payments which such holders would be entitled to receive if there had been no losses or delinquencies. The protection afforded to the holders of Senior Securities through subordination may be accomplished by the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Securities the amounts of principal and interest due to them on each Remittance Date out of the funds available for distribution on such date in the related Distribution Account (as defined herein) to the extent described in the related Prospectus Supplement. The protection afforded to the holders of Senior Securities through subordination also may be accomplished by allocating certain types of losses or delinquencies to the related Subordinated Securities to the extent described in the related Prospectus Supplement.

                                    If so specified in the related
                                    Prospectus Supplement, the same Class of Securities may constitute Senior Certificates and/or Senior Notes, as the case may be, with respect to certain types of payments or certain losses or delinquencies and Subordinated Certificates and/or Subordinated Notes, as the case may be, with respect to other types of payments or losses or delinquencies. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by Standard Hazard Insurance Policies or losses due to the bankruptcy of a Mortgagor not covered by a Bankruptcy Bond. If further specified in the related Prospectus Supplement, one or more reserve accounts (each, a "Reserve Account") may be established and maintained, in whole or in part, by the deposit therein of distributions allocable to the holders of Subordinated Certificates and/or
                                    Subordinated Notes, as the case may be, for a specified time or until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates and/or Subordinated Notes, as the case may be, in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to holders of Senior Certificates and/or Senior Notes, as the case may be, or released to holders of Subordinated Certificates and/or Subordinated Notes, as the case may be, from the related Trust.

B. Guaranty
     Insurance
     Policy.......................  A certificate or note guaranty insurance policy (each a "Guaranty Insurance
                                    Policy") may be obtained and maintained for each Class or Series of Certificates and/or Notes. Guaranty Insurance Policies generally unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest, as well as any other amounts specified in the related Prospectus Supplement, will be received by an agent of the Trustee, for distribution by the Trustee to holders of the covered Securities. Guaranty Insurance Policies may have certain limitations set forth in the related Prospectus Supplement, including (but not limited to) limitations on the insurer's obligation to guarantee the Master Servicer's obligation to repurchase or substitute for any Mortgage Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Securities on any specified date.

C.  Spread
     Amount.......................  If so specified in the related
                                    Prospectus Supplement, certain Classes of
                                    Certificates and/or Notes may be entitled to receive limited acceleration of principal relative to the amortization of the related Mortgage Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Mortgage Assets to the payment of principal on such Classes of Securities. This acceleration feature is intended to create an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Mortgage Assets over the principal balances of the applicable Classes of Securities. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement may provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Securities to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Securities have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Securities.

D.  Mortgage Pool
      Insurance
      Policy......................  A mortgage pool insurance policy or policies ("Mortgage Pool Insurance
                                    Policy") may be obtained and maintained for each Series pertaining to Mortgage Loans and Contracts, limited in scope, covering defaults on the related Mortgage Loans or Contracts in an initial amount equal to a specified percentage of the aggregate principal balance of all Mortgage Loans or Contracts included in the Pool as of the Cut-off Date or such other date as is specified in the related Prospectus Supplement.

E.  Special Hazard
     Insurance
     Policy.......................  In the case of Mortgage Loans or
                                    Contracts, certain physical risks that are not otherwise insured against by Standard Hazard Insurance Policies may be covered by a special hazard insurance policy or policies (a "Special Hazard Insurance Policy"). The level of coverage of each Special Hazard Insurance Policy will be specified in the related Prospectus Supplement.

F.  Bankruptcy
     Bonds........................  A mortgagor bankruptcy bond or bonds ("Bankruptcy Bond") may be obtained to cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal or interest on a Mortgage Loan or Contract or a reduction by such court of the principal amount of a Mortgage Loan or Contract, and will cover certain unpaid interest on the amount of such a principal reduction. The level of coverage of each Bankruptcy Bond will be specified in the related Prospectus Supplement.

G.  Cross
      Support.....................  If so specified in the
                                    Prospectus Supplement, the ownership
                                    interests of separate Trusts or separate groups of assets may be evidenced by separate Classes of the related Series of Certificates and/or Notes. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to certain Certificates and/or Notes evidencing interests in one or more Trusts or asset groups prior to distributions to other Certificates and/or Notes evidencing interests in other asset groups or Trusts. If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts, without priority among such Trusts, until the credit support is exhausted. If applicable, the Prospectus Supplement will identify the Trusts or asset groups to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts or asset groups.

H.  Supplemental
      Interest
      Payments....................  If so specified in the
                                    Prospectus Supplement, one or more Classes of Certificates and/or Notes may be entitled to receive supplemental interest payments under specified circumstances. Supplemental interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Securities on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Mortgage Assets. Such differences may result if the interest rates on the applicable Classes of Securities are based upon an index that differs from the index used in determining the interest rates on the Mortgage Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Mortgage Assets.

I.  Maturity
    Protection....................  If so specified in the
                                    Prospectus Supplement, one or more Classes of Certificates and/or Notes may be entitled to third-party payments to help provide that the holders of such Securities receive their unpaid principal on or prior to a specified date.

J. The Guaranty..................   If so specified
                                    in the Prospectus Supplement, and in order to provide additional credit enhancement,
                                    The Money Store may provide a guaranty of amounts due on certain Classes of Certificates and/or Notes. The amount and formula for calculating such guaranty shall be as set forth in the Prospectus
                                    Supplement.

K. Other Insurance,
   Guarantees, Swaps,
   and Similar Instruments
   or Agreements...............     If specified in the related
                                    Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, other third party guarantees, limited guarantees or insurance from agencies or instrumentalities of the United States, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement.
                                    The Trust may include a guaranteed
                                    investment contract or reinvestment
                                    agreement pursuant to which funds held in one or more accounts will be invested at a specified rate.


                                    If any Class of Securities has a
                                    floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar hedge contract providing limited protection against interest rate risks. If provided in the related Prospectus Supplement, interest and/or principal on one or more Classes of the Securities of a Series may be paid to Holders thereof in a currency other than U.S. dollars. If so provided, the Trust may, in connection therewith, enter into one or more currency rate swaps to provide limited protection against foreign currency rate fluctuation risks. One or more Classes of Securities also may be issued in conjunction with a put or call feature entitling (in the case of a put) or obligating (in the case of a call) the applicable Securityholders to sell some or all of its Securities to the party named in the applicable Prospectus Supplement on the date or dates set forth therein. Any such arrangements must be acceptable to each nationally recognized rating agency that provides a rating for the related Series of Securities (the "Rating Agency"). Additionally, to the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consists of FHA Loans, the related Prospectus Supplement will describe the features of any related credit support including, but not limited to, that provided by the FHA, if any.

Monthly Advances..................  If so specified in the related Prospectus
                                    Supplement, the Master Servicer will be
                                    required under each Agreement to remit to the Trustee no later than the day of each month which is at least three business days prior to the Remittance Date and is in no case earlier than the seventh business day of such month (the "Determination Date") the amount (a "Monthly Advance"), if any, by which (a) the sum of (x) 30 days' interest at the weighted average Adjusted Mortgage Loan Remittance Rate (as defined herein under "Description of the Securities-- Monthly Advances and Compensating Interest") on the then outstanding principal balance of the related Series of Certificates and/or Notes and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the related Prospectus Supplement) for the related Remittance Date exceeds (b) the amount received by the Master Servicer in respect of interest on the Mortgage Loans as of the related Record Date. Such advances by the Master Servicer are reimbursable in the first instance from late collections of interest, including amounts received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds"), amounts paid by any insurer pursuant to any insurance policy covering a Mortgage Loan, Mortgaged Property or REO Property ("Insurance Proceeds"), and proceeds received by the Master Servicer in connection with condemnation, eminent domain or a release of lien ("Released Mortgaged Property Proceeds") collected with respect to the related Mortgage Loans as to which the advances were made, and any other amount that would otherwise be distributed on the Class R Certificates. The Master Servicer will not be required to make any Monthly Advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the Mortgage Loans. See "Description of the Securities--Monthly Advances and Compensating Interest."


Compensating
Interest..........................  If so specified in the related
                                    Prospectus Supplement, with respect to each Mortgage Loan as to which the Master Servicer receives a principal payment in full in advance of the final scheduled due date (a "Principal Prepayment") or receives a principal payment that exceeds the scheduled payment by a specified multiple, but which was not intended by the Mortgagor to satisfy the Mortgage Loan in full or to cure a delinquency (a "Curtailment"), the Master Servicer will be required to remit to the Trustee, from amounts otherwise payable to the Master Servicer as servicing compensation, an amount ("Compensating Interest") equal to any excess of (a) 30 days' interest on the principal balance of each such Mortgage Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted Mortgage Loan Remittance Rate over (b) the amount of interest actually received on the related Mortgage Loan during such Due Period.

Optional
Termination.......................  The Master Servicer, certain insurers, the holders of certain classes of Certificates or Notes, or certain other entities specified in the related Prospectus Supplement may have the option to effect early retirement of a Series of Securities through the purchase of the related Mortgage Assets and other assets in the related Trust under the circumstances and in the manner described in "The Agreement--Termination; Purchase of Mortgage Loans."

Mandatory
Termination.......................  The Trustee, the Master Servicer
                                    or certain other entities specified in the related Prospectus Supplement may be required to effect early retirement of a Series of Securities under the circumstances and in the manner specified in the related Prospectus Supplement and herein under "The Agreement--Termination; Purchase of Mortgage Loans."

Trustee ..........................  The trustee or trustees under any Agreement relating to a Series of Securities (each, a "Trustee") will be specified in the related Prospectus Supplement. Additionally, any Co-Trustees, Custodians or Co-Custodians will be set forth in the related Prospectus Supplement.

Federal Income Tax
Consequences......................  The federal income tax
                                    consequences of the purchase, ownership and disposition of the Certificates of each series will depend on whether an election is made to treat the corresponding Trust (or certain assets of the Trust) as a "real estate mortgage investment conduit" ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"), and, if such election is not made, whether the Trust is structured and intended to be treated as a grantor trust, a partnership or otherwise.

                                    REMIC. If an election is to be
                                    made to treat the Trust (or certain assets of the Trust) for a Series of Certificates as a REMIC for federal income tax purposes, the related Prospectus Supplement will specify which Class or Classes thereof will be designated as regular interests in the REMIC ("REMIC Regular Certificates") and which class of Certificates will be designated as the residual interest in the REMIC ("REMIC Residual Certificates"). To the extent provided herein and in the related Prospectus Supplement, in the opinion of Stroock & Stroock & Lavan LLP, special federal tax counsel ("Federal Tax Counsel"), Certificates representing an interest in the REMIC generally will be considered "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, but generally will not be considered "residential loans" for purposes of Section 593(g)(4)(B) of the Code.

                                    In the opinion of Federal Tax
                                    Counsel, for federal income tax purposes, REMIC Regular Certificates generally will be treated as debt obligations of the Trust with payment terms equivalent to the terms of such Certificates. Holders of REMIC Regular Certificates will be required to report income with respect to such Certificates under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on REMIC Regular Certificates will be includible in the income of the Holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate. The REMIC Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

                                    Each holder of a REMIC Residual
                                    Certificate will be required to take into account separately its pro rata portion of the REMIC's taxable income or loss. Certain income of a REMIC (referred to as "excess inclusions") generally may not be offset by such a holder's net operating loss carryovers or other deductions, and in the case of a tax-exempt holder of a REMIC Residual Certificate will be treated as "unrelated business taxable income." In certain situations, particularly in the early years of a REMIC, holders of a REMIC Residual Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them. "DISQUALIFIED ORGANIZATIONS," AS DEFINED IN "FEDERAL INCOME TAX CONSEQUENCES-- REMIC RESIDUAL CERTIFICATES--TAX ON DISPOSITION OF REMIC RESIDUAL CERTIFICATES; RESTRICTION ON TRANSFER; HOLDING BY PASS-THROUGH ENTITIES," ARE PROHIBITED FROM ACQUIRING OR HOLDING ANY BENEFICIAL INTEREST IN THE REMIC RESIDUAL CERTIFICATES.

                                    Grantor Trust. If no election is
                                    to be made to treat the Trust for a series of Certificates ("Non-REMIC Certificates") as a REMIC, the Trust may be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation or a taxable mortgage pool. In the opinion of Federal Tax Counsel, holders of Non-REMIC Certificates will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Mortgage Assets, generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from the Mortgage Assets, and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the Trust.

                                    To the extent provided in the related
                                    Prospectus Supplement, Non-REMIC
                                    Certificates generally will represent
                                    interests in "real estate assets" for
                                    purposes of Section 856(c)(5)(A) of the Code and "Loans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but should not be considered "residential loans" for purposes of Section 593(g)(4)(B) of the Code.

                                    Partnership. If no election is to be made to treat the Trust for a Series as a REMIC and it is so specified in the related Prospectus Supplement, the Trust will be treated as a partnership for federal income tax purposes, and Federal Tax Counsel will deliver its opinion generally to the effect that the Trust will not be an association (or publicly traded partnership) taxable as a corporation, or a taxable mortgage pool, for federal income tax purposes. Each Noteholder, by the acceptance of a Note of such series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of such series, will agree to treat the related Trust as a partnership in which such Certificateholder is a partner for federal income and state tax purposes.

                                    Investors are advised to consult their tax advisors and to review "Federal Income Tax Consequences" herein and, if applicable, in the related Prospectus Supplement.

ERISA
Considerations....................  Fiduciaries of employee benefit plans or other retirement plans or
                                    arrangements, including individual
                                    retirement accounts, certain Keogh plans, and collective investment funds, separate accounts and insurance company general accounts in which such plans, accounts or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with their legal advisors whether an investment in Securities will cause the assets of the related Trust to be considered plan assets under the Department of Labor ("DOL") regulations set forth in 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Trustee and the Master Servicer to the fiduciary investment standards of ERISA, and whether the purchase, holding or transfer of Securities gives rise to a transaction that is prohibited under ERISA or subject to the excise tax provisions of Section 4975 of the Code, unless a DOL administrative exemption applies. See "ERISA Considerations."

Legal
Investment........................  Each Prospectus Supplement will describe the extent, if any, to which the Classes of Securities offered thereby will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and whether they will be legal investments for certain types of institutional investors under SMMEA. See "Legal Investment" herein.

Registration of
Securities........................  Securities may be represented by global certificates and notes registered in the name of Cede, as nominee of DTC or another nominee. In such case, Securityholders will not be entitled to receive definitive certificates and/or notes representing such Holders' interests, except in certain circumstances described in the related Prospectus Supplement. See "Description of the Securities-- Book-Entry Registration" herein.

                                  RISK FACTORS

LIMITED LIQUIDITY

         There can be no assurance that a secondary market for the Securities will develop or, if a secondary market does develop, that it will provide Holders of the Securities with liquidity of investment or that it will continue for the lives of the Securities.

BOOK-ENTRY REGISTRATION

         Issuance of the Certificates and/or Notes in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical Securities.

         Since transactions in Certificates and Notes will, in most cases, be able to be effected only through DTC, Direct or Indirect Participants and certain banks, the ability of a Securityholder to pledge a Certificate or Note to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate or note representing such Securities.

         Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Securityholders either directly or indirectly through Indirect Participants or such other entities as described in the related Prospectus Supplement. See "Description of the Securities--Book-Entry Registration."

NATURE OF SECURITY

         Certain of the Mortgage Loans will be loans secured by junior liens subordinate to the rights of the mortgagee under each related senior mortgage. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a junior mortgage loan only to the extent that the claims, if any, of each such senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee may not foreclose on the mortgaged property unless it forecloses subject to any related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing mortgage loans in their portfolios, it has been the Originators' practice to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure/Repossession."

         An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans which are junior mortgage loans, together with any senior liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could extinguish the interest of the related Trust in the Mortgaged Property before having any effect on the interest of the related senior mortgagee. The Representative will not be able to quantify the impact of any property value declines on the Mortgage Loans or predict whether, to what extent or how long such declines may continue. In periods of such declines, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general. See "The Single Family Lending Program--Servicing and Collections."

         Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment which will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor and the tax laws and general economic conditions at the time.

         Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Representative, the Originators, the Master Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan.

         General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

         Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan and not yet repaid, including payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from applicable Credit Enhancement, Certificateholders could experience a loss on their investment.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller mortgage loan than would be the case with a larger loan. Because the average outstanding principal balances of the Mortgage Loans which are junior mortgage loans are small relative to the size of the loans in a typical pool composed entirely of first mortgages, realizations net of liquidation expenses on defaulted Mortgage Loans which are junior mortgage loans may also be smaller as a percentage of the principal amount of such junior mortgage loans than would be the case with a typical pool of first mortgage loans.

         Under environmental legislation and case law applicable in various states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or which, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations."

         Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the borrower.

UNSECURED HOME IMPROVEMENT LOANS

         The obligations of the borrower under any Unsecured Home Improvement Loan included in a Pool will not be secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of such Unsecured Home Improvement Loan, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Home Improvement Loan, the related Trust Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an Unsecured Home Improvement Loan, the obligations of the borrower under such Unsecured Home Improvement Loan may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Home Improvement Loan may not demonstrate the same degree of concern over performance of the borrower's obligations under such Home Improvement Loan as if such obligations were secured by the real estate or other assets owned by such borrower.

PRE-FUNDING ACCOUNTS

         If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Mortgage Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities.

         The ability of a Trust Fund to obtain subsequent Mortgage Loans during the related Pre-Funding Period will be dependent on the ability of the Originators to originate or acquire Mortgage Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Originators to originate or acquire such Mortgage Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perception of general economic conditions.

COMBINED LOAN-TO-VALUE RATIOS

         The Originators' underwriting standards allow loans to be approved with Combined Loan-to-Value Ratios (as defined below) that exceed 100%. Because the original Combined Loan-to-Value Ratios of certain of the Mortgage Loans may be high relative to that of other similar mortgage loans, recoveries on defaulted Mortgage Loans may be lower than the level of recoveries experienced by such other defaulted mortgage loans.

LEGAL CONSIDERATIONS

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originators and the Master Servicer. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Mortgage Loans."

         The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (iv) the NHA Act (as defined herein) with respect to FHA Loans.

         The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Ownership Act") which amended the Federal Truth in Lending Act as it applies to mortgages subject to the Home Ownership Act. The Home Ownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Home Ownership Act. The Home Ownership Act also provides that any purchaser or assignee of a mortgage covered by the Home Ownership Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered in an action under the Home Ownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. Any Trust for which the Mortgage Assets include Mortgage Loans subject to the Home Ownership Act would be subject to all of the claims and defenses which the borrower could assert against the original lender. Any violation of the Home Ownership Act which would result in such liability would be a breach of the applicable Originator's representations and warranties, and the Representative would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute for the Mortgage Loan in question.

PREPAYMENT CONSIDERATIONS

         Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may still be imposed in connection therewith. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

          A number of factors suggest that the prepayment behavior of a pool including junior mortgage loans may be significantly different from that of a pool composed entirely of first mortgage loans with equivalent interest rates and maturities. One such factor is the smaller average principal balance of a pool of junior mortgage loans which may result in a higher prepayment rate than that of a pool of first mortgage loans with a larger average balance, regardless of the interest rate environment. A small principal balance, however, also may make refinancing a junior mortgage loan at a lower interest rate less attractive to the borrower relative to refinancing a larger balance first mortgage loan, as the perceived impact to the borrower of lower interest rates on the size of the monthly payment for a junior mortgage loan may be less than for a first mortgage loan with a larger balance. Other factors that might be expected to affect the prepayment rate of a pool of junior mortgage loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans which are junior mortgage loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity mortgage loans for federal income tax purposes may further increase the rate of prepayments of such junior mortgage loans. See "Maturity, Prepayment and Yield Considerations."

         Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies and, if so specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities. In addition, repurchases or purchases from a Trust of Mortgage Loans required to be made by the Representative under the Agreement will have the same effect on the affected Securityholders as a prepayment of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the secured Mortgage Loans contain "due-on-sale" provisions, and the Master Servicer will be required to enforce such provisions unless (i) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (ii) such enforcement is not permitted by applicable law, in which case the Master Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. See "The Agreement" in the related Prospectus Supplement.

         Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

         Certain of the Mortgage Loans may be "simple interest" or "date-of-payment loans." If a payment is received on such a Mortgage Loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on the scheduled due date, resulting in such Mortgage Loan having a longer average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on such a Mortgage Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Mortgage Loan having a shorter average life than would have been the case had the payment been made as scheduled.

THE STATUS OF THE MORTGAGE LOANS IN THE EVENT OF
BANKRUPTCY OF THE REPRESENTATIVE OR AN ORIGINATOR

         In the event of the bankruptcy of the Representative or an Originator at a time when it or any affiliate thereof holds a subordinated interest in a Trust Fund, a trustee in bankruptcy of the Representative or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Representative, the Originator or such affiliate with the result, if such recharacterization is upheld, that the Securityholders would be deemed to be creditors of the Representative, the Originator or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, a trustee in bankruptcy could elect to accelerate payment of the Securities and liquidate the Mortgage Loans, with the Securityholders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the Securityholders could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES

          Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

SECURITY RATING

          If set forth in the related Prospectus Supplement, the rating of one or more Classes of Securities may depend, to a large extent, on the creditworthiness of a third party provider of credit enhancement. In such event, any reduction in the rating assigned to the claims-paying ability of such provider below the rating initially given to such Class of Securities would likely result in a reduction in the rating of such Class of Securities. See "Rating."

OTHER

         To the extent a significant portion of the Mortgage Loans underlying a given series of Securities consists of FHA Loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement will describe any additional Risk Factors related to such Mortgage Loans.


                                   THE TRUSTS

         A Trust for any Series of Securities will include the Mortgage Assets consisting of (A) one or more Pools* comprised of (i) Single Family Loans, (ii) Cooperative Loans, (iii) Multifamily Loans, (iv) Contracts, (v) FHA Loans, (vi) Secured Conventional Home Improvement Loans, (vii) Unsecured Home Improvement Loans, or (B) Agency Securities or Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement. The Mortgage Loans may be closed-end or revolving as described in the related Prospectus Supplement.

         The Notes of each Series will be secured by the pledge of the assets of the related Trust, and the Certificates of each Series will represent interest in the assets of the related Trust. The Securities will be entitled to payment only from the assets of the related Trust and, to the extent specified in a Prospectus Supplement, payments in respect of the assets of other trusts established by the Representative, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Securities will evidence the entire fractional undivided ownership interest in a Trust which will contain a beneficial ownership interest in another Trust which will contain all or some of the Mortgage Assets.


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* Whenever the terms "Pool," "Certificates," "Notes," and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool, the Certificates representing certain undivided fractional interests, as described below, in a single Trust consisting primarily of the Mortgage Loans in such Pool, and the Notes shall refer to debt obligations of such Trust secured by the related Pool of Mortgage Loans. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series, the terms "Interest Rate will refer to the Interest Rate borne by the Notes of one specific Series and the term "Trust" will refer to one specific Trust.

          Certain of the Mortgage Assets may have been originated by the Originators. Other Mortgage Assets may have been acquired by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative. See "Mortgage Loan Program--Underwriting Criteria."

         The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series (the "Mortgage Asset Schedule") will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE MORTGAGE LOANS--GENERAL

         The real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans and Contracts (the "Mortgaged Properties") may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any other commonwealth, territory or possession of the United States. It is expected that the Mortgage Loans or Contracts will be Conventional Loans (i.e., loans that are not insured or guaranteed by any governmental agency). However, if specified in the related Prospectus Supplement, certain of the Single Family Loans may be insured by the FHA or partially guaranteed by the VA. Mortgage Loans with Combined Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by Primary Mortgage Insurance Policies. The Mortgage Loans may be covered by Standard Hazard Insurance Policies.

         All of the Mortgage Loans in a Pool will provide for payments to be made monthly ("monthly pay"), bi-weekly or on such other terms as may be described in a Prospectus Supplement. The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

                  (a) Interest may be payable at a Fixed Rate, or an Adjustable Rate (i.e., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on a Mortgage Loan is its Mortgage Interest Rate. Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property securing the related Mortgage Loan or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

                  (b) Principal may be payable on a level basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Mortgage Loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of some or all of the payments due during a specified period, which may be recouped as deferred interest through negative amortization or otherwise. Other Mortgage Loans sometimes referred to as "growing equity" mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

          To the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consist of FHA Loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement will describe the material provisions of such Mortgage Loans and the programs under which they were originated. The Prospectus Supplement for each Series of Securities will contain information with respect to all the Mortgage Loans expected to be included in the related Pools as of the related closing date, including (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Mortgage Loans as of the date set forth in the Prospectus Supplement, (ii) the largest expected principal balance and the smallest expected, principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties and/or other assets securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property) and the percentage, if any, of Unsecured Home Improvement Loans expected to be included in the related Pool, (iv) the original terms to maturity of the Mortgage Loans, (v) the expected weighted average term to maturity of the Mortgage Loans as of the date set forth in the Prospectus Supplement and the expected range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the expected weighted average Combined Loan-to-Value Ratios at origination (except with respect to home improvement loans), (viii) the expected Mortgage Interest Rate or APR and ranges of Mortgage Interest Rates or APRs borne by the Mortgage Loans, (ix) in the case of Mortgage Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates, if any,
(x) the expected aggregate outstanding principal balance, if any, of Buy-Down Loans and Mortgage Loans having graduated payment provisions as of the date set forth in the Prospectus Supplement, (xi) the amount of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond to be maintained with respect to such Pool, (xii) the amount, if any, and terms of any other credit enhancement or other derivative instruments to be provided with respect to all or a material portion of the Mortgage Loans or the Pool and
(xiii) the expected geographic location of the Mortgaged Properties. If specific information respecting the Mortgage Loans is not known to the Representative at the time the related Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

          The Combined "Loan-to-Value Ratio" of a Single Family Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of the Single Family Loan (less the amount, if any, of the premium for credit life insurance) plus the then-current principal balance of the related first lien, if any, by (y) the value of the related Mortgaged Property, based upon the appraisal or valuation made at the time of origination of the Single Family Loan. To the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consists of FHA loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement may describe the method for calculating the Combined Loan-to-Value Ratio, if deemed relevant by the Representative. In the case of Refinance Loans, the value of the related Mortgaged Property generally will be based on an appraisal or valuation obtained at the time of refinancing. For purposes of calculating the Combined Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the value of such Manufactured Home generally will be no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The value of a used Manufactured Home generally will be the least of the sales price, appraised value, and, if applicable, National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home will be based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

          The Mortgage Loans in any Trust may include Mortgage Loans whose Combined Loan to Value Ratios exceed 100%. The related Mortgaged Properties are unlikely to provide adequate security for such Mortgage Loans. Even assuming that a Mortgaged Property provides adequate security for the related Mortgage Loan, substantial delays could be encountered in connection with the liquidation of a Mortgage Loan that would result in current shortfalls in payments to Securityholders to the extent such shortfalls are not covered by any credit enhancement as described in the related Prospectus Supplement. In addition, liquidation expenses relating to any liquidated Mortgage Loan (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to Securityholders. In the event that any Mortgaged Property fails to provide adequate security for the related Mortgage Loan, any losses in connection with such Mortgage Loan will be borne by Securityholders as described in the related Prospectus Supplement to the extent that the applicable credit enhancement described in the related Prospectus Supplement is insufficient to absorb all such losses.

         No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Properties), in a particular Pool become equal to or greater than the value of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. An overall decline in the market value of real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any additional liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Under such circumstances, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

          Certain of the residential mortgage loans to be included in a Trust are expected to be residential mortgage loans secured by second, third or fourth liens ("Home Equity Loans") subordinate to the rights of the mortgagee under each related senior mortgage. The proceeds from any liquidation, insurance or condemnation of Mortgaged Properties relating to Home Equity Loans in a Pool will be available to satisfy the principal balance of such Home Equity Loans only to the extent that the claims, if any, of the related senior mortgagee, including any related foreclosure costs, are satisfied in full. In addition, the Master Servicer may not foreclose on a Mortgaged Property relating to a Home Equity Loan unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. Generally, in servicing Home Equity Loans in their loan portfolios, it has been the Originators' practice to satisfy each senior mortgage at or prior to a foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the Home Equity Loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Mortgage Loans-- Foreclosure/Repossession."

         In addition, general economic conditions and other factors (which may or may not effect real property values) have an impact on the ability of mortgagors to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by mortgagors. In the event of bankruptcy of a mortgagor, it is possible that a Trust could experience a loss with respect to the related Mortgage Loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by such Trust with respect thereto. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to the Trust, any remaining balance on such Mortgage Loan may not be recoverable.

         Other factors affecting mortgagors' ability to repay Mortgage Loans include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the Securityholders of the related Series.

         The Representative will cause the Mortgage Loans comprising each Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. One or more Master Servicers named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Agreement." With respect to Mortgage Loans serviced through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

         The only obligations of the Representative or the Originators with respect to a Series of Securities will be to provide (or, where the Representative or an Originator acquired a Mortgage Loan from another originator, obtain from such originator) certain representations and warranties concerning the Mortgage Loans and to assign to the Trustee for such Series of Securities the Representative's or Originator's rights with respect to such representations and warranties. See "The Agreements--Sale of Mortgage Loans." The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

         If provided in the related Prospectus Supplement, the original principal amount of a Series of Securities may exceed the principal balance of the Mortgage Assets initially being delivered to the Trustee. Cash in an amount equal to such difference (the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement (the "Funding Period"), amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related Series of Securities at the time and in the manner set forth in the related Prospectus Supplement.

SINGLE FAMILY AND COOPERATIVE LOANS

          Single Family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first, second or more junior liens on one- to four-family residential properties. If so specified in a Prospectus Supplement, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in low-rise condominium buildings together with such condominium units' appurtenant interests in the common elements of the condominium buildings. Cooperative Loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings.

         The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units in low-rise condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgaged Properties may include vacation and second homes or investment properties. A portion of a dwelling unit may contain a commercial enterprise.

MULTIFAMILY LOANS

         "Multifamily Loans" will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first, second or more junior liens on rental apartment buildings, mixed-use properties or projects containing five or more residential units.

         Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. In such cases, the Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

         Substantially all of the Multifamily Loans will be secured by mixed-use properties, with no less than approximately 90% of such properties, measured by square footage, number of units and projected rent, being allocated to residential units.

CONTRACTS

         Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans Administration ("VA"), as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR.

          The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

          The related Prospectus Supplement will specify for the Contracts contained in the related Trust, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract loan-to-value ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust; and the original maturities of the Contracts and the last maturity date of any Contract.

FHA LOANS

         The FHA Loans will consist of home improvement loans originated under Title I (the "Title I Loan Program") of the National Housing Act of 1934 (the "NHA Act"). Under the NHA Act, the Federal Housing Administration (the "FHA"), an agency of the United States Department of Housing and Urban Development ("HUD"), is authorized and empowered to insure qualified lending institutions against losses on eligible loans. Several types of loans may be made under the Title I Loan Program, including (1) property improvement loans; (2) manufactured home purchase loans; (3) manufactured home lot loans; and (4) combination loans (to purchase a manufactured home and a lot). Property improvement loans (the "Title I Property Improvement Loans") may be made by approved lenders to finance alterations, repair or improvement of existing single family, multifamily, manufactured housing and nonresidential structures.

          Title I Property Improvement Loans, in addition to improvements to protect the livability or utility of single family, multifamily or manufactured housing or nonresidential property, also include loans for the renovation or preservation of historic residential structures and loans to finance the installation of fire safety equipment in existing health care facilities. Loan processing and credit determinations are done by an approved financial institution. Each lender is required to use prudent lending standards in underwriting individual loans.

         Under the Title I Loan Program, the FHA does not review individual loans at the time of approval (as is typically the case with some other federal loan programs), except when the amount of a Title I Property Improvement Loan would result in any borrower having a total unpaid principal obligation on such loans in excess of certain specified amounts, in which case HUD approval must be obtained.

         The Title I Loan Program is a coinsurance program. The lender initially is at risk for 10% of the principal balance of each loan. The FHA will insure the remaining 90% of the principal balance of each loan, subject to the limits of the reserve amount discussed below. Such FHA insurance is accorded the full faith and credit of the United States of America. Thus, a lender under the program risks the loss of up to 10% of the principal balance on every loan submitted to the FHA for an insurance claim (or a greater amount if the lender's reserve amount is diminished or exhausted), plus a portion of the interest on such loans.

         At the time the FHA receives a new loan origination or transfer of note report from an approved lender, the FHA adds to the balance in the reserve amount established by the FHA for the lender originating or purchasing such loan an amount equal to 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing the loan. The balance in the reserve amount limits the amount of claims the FHA is required to pay.

          The reserve amount established by the FHA for each lender will be reduced by the amount of all insurance claims approved for payment in conjunction with losses on such loans. The lender's reserve amount will be increased based upon additions made pursuant to the origination or purchase of eligible loans registered for insurance.

         The FHA charges a fee of 0.50% per annum of the original balance for each loan it insures, on a non- declining basis. The FHA bills the lender annually (on the anniversary date of origination) for the insurance premium, unless the loan has a maturity of 25 months or less, in which case the insurance charge is payable in one lump sum. If a loan is prepaid during the year, the FHA will not rebate the insurance premium nor reduce the balance in the lender's insurance coverage reserve account. The unused insurance charge will, however, be rebated when a Title I loan is refinanced.

SECURED CONVENTIONAL HOME IMPROVEMENT LOANS

         The Secured Conventional Home Improvement Loans will consist of secured conventional loans, the proceeds of which generally will be used for purposes similar to those described under the heading "--FHA Loans." To the extent set forth in the related Prospectus Supplement, the Secured Conventional Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

UNSECURED HOME IMPROVEMENT LOANS

         The Unsecured Home Improvement Loans will consist of conventional unsecured home improvement loans and FHA insured unsecured home improvement loans. To the extent set forth in the related Prospectus Supplement, the Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

AGENCY SECURITIES

         Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States within the United Stated Department of Housing and Urban Development HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to, among other things, guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or chapter 37 of Title 38, United States Code ("VA Loans").

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

          GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be a GNMA I Certificate or a GNMA II Certificate) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates held in a Trust Fund will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

          The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

         If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular GNMA Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

          GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non- buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Securities may be held in book-entry form.

         GNMA also guarantees the timely payment of principal of and interest on "fully modified pass-through" mortgage-backed securities issued and serviced by certain mortgage banking companies and other financial concerns ("FNMA Project Issuers") based upon and backed by pools of multi-family residential mortgage loans coinsured by FHA and GNMA Project Issuers under the Housing Act ("GNMA Project Certificates"). The Prospectus Supplement for a Series of Securities that includes GNMA Project Certificates will set forth additional information regarding the GNMA guaranty program, servicing of the mortgage pool, the payment of principal and interest on GNMA Project Certificates and other matters with respect to multi-family residential mortgage loans that qualify for the GNMA guaranty.

         Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         FNMA Certificates. FNMA Certificates are either Guaranteed Mortgage Pass-Through Certificates ("FNMA MBS") or Stripped Mortgage-Backed Securities ("FNMA SMBS"). The following discussion of FNMA Certificates applies equally to both FNMA MBS and FNMA SMBS, except as otherwise indicated. Each FNMA Certificate included in the Trust for a Series will represent a fractional undivided interest in a pool of mortgage loans formed by FNMA. Each such pool will consist of mortgage loans of one of the following types: (i) fixed-rate level installment conventional mortgage loans; (ii) fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA; (iii) adjustable rate conventional mortgage loans; or (iv) adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA. Each mortgage loan must meet the applicable standards set forth under the FNMA purchase program. Each such mortgage loan will be secured by a first lien on a one-family or two- to four-family residential property. Each such FNMA Certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA MBS (and the series pass-through rate payable with respect to a FNMA SMBS) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate if a FNMA MBS or the series pass-through rate if a FNMA SMBS; and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate if a FNMA MBS, or the series pass-through rate if a FNMA SMBS.

          FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute on a timely basis amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

          FNMA SMBS are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of such difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of FNMA SMBS may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by FNMA, FNMA Certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

         Federal Home Loan Mortgage Corporation. FHLMC is a publicly held United States government- sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

         Unless otherwise described in the Prospectus Supplement, Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. Under the Guarantor Program, any such FHLMC Certificate Group may include only whole loans or participation interests in whole loans.

          FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Security rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate receipt by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Securities, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

         FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

         Under FHLMC's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. With respect to FHLMC Certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying such FHLMC Certificates may exceed the pass through rate of the FHLMC Certificates by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans.

         Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. For FHLMC Certificate Groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a FHLMC Certificate group may not exceed two percentage points.

         FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

         FHLMC also issues mortgage participation certificates representing an undivided interest in a group of multi-family residential mortgage loans or participations in multi-family residential mortgage loans purchased by FHLMC ("FHLMC Project Certificates"). The Prospectus Supplement for a Series of Securities issued by a Trust that included FHLMC Project Certificates will set forth additional information regarding multi-family residential mortgage loans that qualify for purchase by FHLMC.

         Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government- sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

         Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

          General. Private Mortgage-Backed Securities may consist of (a) mortgage participations or pass-through certificates representing beneficial interests in certain mortgage loans or (b) CMOs secured by such mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying mortgage loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be approved as a servicer by FNMA or FHLMC and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

         The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Representative. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

         Distributions of principal and interest will he made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Underlying Mortgage Loans. The Underlying Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Underlying Mortgage Loans may be Single Family Loans, Multifamily Loans, Cooperative Loans or Contracts secured by Manufactured Homes. As specified in the related Prospectus Supplement, (i) no Underlying Mortgage Loan will have had a Combined Loan-to-Value Ratio at origination in excess of the percentage set forth in the related Prospectus Supplement, (ii) each underlying mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iii) each Underlying Mortgage Loan (other than Cooperative Loans) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (iv) each mortgage loan (other than Cooperative Loans or Contracts secured by a Manufactured Home) will be covered by a title insurance policy.

         Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Underlying Mortgage Loans or with respect to the Private Mortgage-Backed Securities themselves.

          Additional Information. The Prospectus Supplement for a Series for which the related Trust includes Private Mortgage-Backed Securities will specify
(i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Underlying Mortgage Loans including (A) the payment features of such Underlying Mortgage Loans, (B) the approximate aggregate principal balance, if known, of Underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Mortgage Loans, and (D) the minimum and maximum stated maturities of the Underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Underlying Mortgage Loans or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the Underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage- Backed Securities and (x) the terms on which other mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

                                 USE OF PROCEEDS

         The Representative and the Originators may use the net proceeds to be received from the sale of the Securities of each Series for general corporate purposes, including repayment of debt, including but not limited to warehouse facilities, and the origination and acquisition of residential mortgage loans and other loans. The Representative expects Securities to be sold in Series from time to time.


                     THE REPRESENTATIVE AND THE ORIGINATORS

         The Mortgage Loans will have been originated or acquired by the Originators. The Money Store will act as the Master Servicer of the Mortgage Loans and other Mortgage Assets. Except for certain representations and warranties relating to the Mortgage Loans and other Mortgage Assets and certain other matters, the obligations of The Money Store with respect to the Mortgage Loans and other Mortgage Assets will be limited to its contractual servicing obligations.

         The Money Store is a New Jersey corporation and is headquartered in Sacramento, California and Union, New Jersey.

         The Money Store is a financial services company engaged, through its subsidiaries (including the Originators), in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store and its subsidiaries have consisted primarily of mortgage loans, loans partially guaranteed by the United States Small Business Administration, student loans, and automobile loans.

         Since 1967, The Money Store and its subsidiaries have been active in the development of the residential home equity lending industry in the United States.

                     THE SINGLE FAMILY LOAN LENDING PROGRAM

OVERVIEW

          The Money Store's and the Originators' mortgage lending activities consist primarily of originating, purchasing, selling and servicing mortgage loans that are primarily secured by one- to four-family residential properties, including low-rise condominiums, single-family detached homes, single-family attached homes, planned unit developments and mixed use properties (collectively, "Single Family Loans"). It has been the Originators' policy generally not to make mortgage loans secured by high-rise condominiums, cooperative residences or other categories of properties that management believes have demonstrated relatively high levels of risk. The majority of Single Family Loans are to borrowers owning a single-family detached home. Single Family Loans are made to borrowers for, among other purposes, education, home improvements and debt consolidation. The Money Store and its subsidiaries also originate, with the intention of selling and servicing, Multifamily Loans, FHA Loans, Secured Conventional Home Improvement Loans, Unsecured Home Improvement Loans and loans partially guaranteed by the United States Small Business Administration. In addition, The Money Store and its subsidiaries from time to time purchase packages of loans from other lenders or government agencies.

         The Originators originate and purchase Single Family Loans with original terms of up to 40 years. The following is a description of the origination, underwriting, servicing and other procedures used by The Money Store and the Originators in connection with their Single Family Loan program. If a significant portion of the Mortgage Loans underlying a given Series of Securities consists of FHA Loans, Secured Conventional Home Improvement Loans and/or Unsecured Home Improvement Loans, the related Prospectus Supplement will contain a similar description of the program relating to such Mortgage Loans.

SINGLE FAMILY LOAN ORIGINATION

         The Originators' Single Family Loan origination offices are generally located in small and medium-sized suburban communities. All Single Family Loan origination offices have a manager who reports to senior management. Each regional office supervises the operations of a group of states. The supervision of all of the Originator's underwriting and administrative functions is conducted from the Sacramento, California headquarters.

         The entire application and approval process for Single Family Loans is generally conducted by telephone. The Originators attempt to grant approvals of loans quickly to borrowers meeting their underwriting criteria. A loan officer is responsible for completing, evaluating and processing the loan application of a prospective borrower based on information obtained from the borrower and verified with third parties. Depending on the size of the loan applied for, loan applications must be approved by an underwriter located in the Sacramento, California headquarters. Loan officers are trained to structure loans that meet the applicant's needs, while satisfying the Originators' lending criteria. If an applicant does not meet the lending criteria, the loan officer may offer to make a smaller loan, if a smaller loan would meet the lending criteria, or suggest a debt consolidation package that better suits the applicant's needs.

         The Originators also acquire Single Family Loans through an indirect lending program, from independent brokers. Such Single Family Loans are underwritten by the Originators using the same criteria applied to loans originated by such Originator. Brokers participating in this program must satisfy certain requirements established by the Originators pertaining to experience, size of business and various licenses and approvals. The Originators also acquire, from time to time, portfolios of Single Family Loans from various third parties. The Originators will not sell such acquired loans to a Trust unless the Originators determine that such loans, when originated, were underwritten using the same criteria applied to loans originated by the Originators.

         Starting in October 1995, the Originators began originating Single Family Loans under a program that will result in lower interest rates for borrowers that make timely payments during the early years of the related loan. Under this program, if a borrower remits all scheduled payments during the first year of the loan on a timely basis, the interest rate on the loan will be reduced 0.50% per annum. If the borrower remits all scheduled payments during the second year of the loan on a timely basis, the interest rate will be reduced an additional 0.50% per annum and, if all payments are made during the third year of the loan on a timely basis, the interest rate will be reduced a final 0.50% per annum. Once the interest rate on a loan is reduced, it will not be increased, regardless of the borrowers future payment record.

UNDERWRITING CRITERIA

         The following is a brief description of certain of the underwriting standards used by the Originators to underwrite Single Family Loans. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted. To the extent that the relevant underwriting criteria differ from those described herein, the related Prospectus Supplement for such Series will specifically describe such criteria.

         In certain cases deemed appropriate by an Originator's underwriters, loans may be made outside of the Originator's guidelines with the prior approval of pre-designated senior officials. No information is available with respect to the portion of the Mortgage Loans which was originated outside of these guidelines.

         The Originators' objective in originating Single Family Loans is to provide loans to borrowers with satisfactory income and credit histories deemed sufficient to demonstrate the ability to repay their loan. The primary and initial origination policy is to analyze the applicant's creditworthiness (i.e., a determination of the applicant's ability to repay the loan). Creditworthiness is assessed by examination of a number of factors, which may include calculating a debt-to-income ratio obtained by dividing a borrower's fixed monthly debt by the borrower's gross monthly income. Fixed monthly debt generally includes (i) the monthly payment under the related prior mortgages (which generally includes an escrow for real estate taxes) based, in the case of an adjustable-rate first mortgage, on the assumption that the then-current rate is the rate at which interest will accrue on such loan, (ii) the monthly payment on the loan applied for and (iii) other installment debt, including, for revolving debt, the required monthly payment thereon or if no such payment is specified, 5% of the balance as of the date of calculation. Fixed monthly debt does not include any debt (other than revolving credit debt) described above that matures within less than 10 months of the date of calculation. Except as otherwise set forth in the related Prospectus Supplement, the debt-to-income ratio of any borrower will not have exceeded 50% as of origination of the related loan. Creditworthiness is also assessed by examining the applicant's credit history through standard credit reporting bureaus, and by checking the applicant's payment history with respect to the first mortgage, if any, on the property.

         The second origination policy for Single Family Loans is a determination of the Combined Loan-to-Value Ratio. Combined Loan-to-Value Ratio guidelines are established depending on the type of loan. For each Single Family Loan, the Originator confirms the value of the property to be mortgaged by appraisals (which in certain cases may be drive-by appraisals) performed by independent appraisers. Drive-by appraisals involve a visual observation of the exterior of the characteristics and condition of the property and the neighborhood. Because the interior dimensions, improvements and conditions are not inspected, a drive-by appraisal produces only a general approximation of value for the particular property. If the Originator has previously originated a loan to the same borrower secured by the same property within one year, the Originator may rely on the prior appraisal in conjunction with a new drive-by appraisal. If an appraisal is not required to be obtained for a Single Family Loan, the value of the related mortgaged property, as represented by the borrower, may be evaluated through other methods such as a drive-by appraisal, a review of comparable sales or tax assessments or reliance upon a recent sales price for such mortgaged property. Such methods do not constitute an appraisal of the related mortgaged property. All Combined Loan-to-Value Ratios are determined prior to approval of the loans.

         The Originators have several procedures which they use to verify information obtained from an applicant. The applicant's outstanding balance and payment history on any senior mortgage may be verified by calling the senior mortgage lender. If the senior mortgage lender cannot be reached by telephone to verify this information, the Originator may rely upon information provided by the applicant, such as a recent statement from the senior lender and verification of payment, such as canceled checks, or upon information provided by national credit bureaus.

         In order to verify an applicant's employment status, the Originators may obtain from the applicant recent tax returns or other tax forms (e.g., W-2 forms) or current pay stubs or may telephone the applicant's employer or obtain written verification from the employer. As in the case of the senior mortgage lender verification procedures, if the employer will not verify employment history over the telephone, the Originator may rely solely on the other information provided by the applicant.

         The Originators will not close a Single Family Loan prior to receiving evidence that the property securing the loan is insured. In addition, at the closing, the borrower is required to sign a letter addressed to his insurance carrier naming the Originator as a loss payee under the insurance policy, which the Originator will thereafter mail to the insurer. Accordingly, the Originator normally will not be named as a loss payee with respect to the property securing the Single Family Loan at the time the loan is closed.

         A title search is ordered to verify the vesting of title to the Mortgaged Property, along with the existence of any mortgages, tax or other liens that have been levied on the property, to assure that the lien priority will be as represented by the borrower.

         Most Single Family Loans originated or purchased by the Originators generally are scheduled to amortize over their terms and provide for equal monthly payments over their terms. The Originators also offer a "balloon" mortgage on a limited basis. The Originators collect nonrefundable points, late charges and various fees in certain states in connection with their mortgage loans. Other fees charged, where allowable, include those related to credit reports, lien searches, title insurance and recordings, prepayment fees and appraisal fees. From time-to-time, the Originators may originate or purchase Single Family Loans containing other features. To the extent that a substantial portion of a Trust Fund consists of such Single Family Loans such features will be described in the related Prospectus Supplement.

         Although the Originators have no maximum dollar amount for Single Family Loans, the actual maximum amount that they will lend is determined by an evaluation of the applicant's ability to repay the loan, the value of the borrower's equity in the real estate and the ratio of such equity to the real estate's appraised value.

         Commencing in 1997, the Originators began originating Single Family Loans with Combined Loan-to-Value Ratios exceeding 100%. Such Single Family Loans are originated to borrowers believed by the Originators to have the income capacity and credit history to offset the lack of equity in the related Mortgaged Property. Such Single Family Loans generally bear a higher rate of interest than Single Family Loans with lower Combined Loan-to-Value Ratios.

QUALITY CONTROL

         Quality control is exercised in two areas: lending and documentation standards. In the case of Single Family Loans, a centralized quality control staff checks to confirm that lending and documentation standards are met. Every month, at least one office is audited and every loan type originated during the prior month by such office is reviewed for compliance with lending and documentation standards. Five percent of all Single Family Loans originated by the Originators are audited at random on a monthly basis for compliance with lending and documentation standards. Additional offices receive audits on a random, monthly basis. In order to confirm the validity of appraisals obtained at the time loans are made, reappraisals are obtained for the property securing the loans in approximately two percent to five percent of the transactions.

REFINANCING POLICY

         Where the Originators believe that borrowers having existing loans with them are likely to refinance such loans due to interest rate changes or other reasons, the Originators actively attempt to retain such borrowers through solicitations of such borrowers to refinance with the Originators. Such refinancings generate fee and servicing income for the Originators. Since the solicited borrowers may refinance their existing loans in any case, the Representative believes that this practice will be unlikely to affect the prepayment experience of the Single Family Loans in a material respect. The Originators also have solicited their borrowers who are in good standing to apply for additional loans, consistent with their origination standards, where deemed appropriate.

SERVICING AND COLLECTIONS

          The Money Store or one of its affiliates, as Master Servicer, will be required under the related Agreement to master service the Mortgage Loans and other Mortgage Assets underlying a particular Series of Securities with the same degree of skill and care that it exercises with respect to all comparable loans and assets that it master services for its own account. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations.

         Borrowers are sent payment coupon books or monthly statements that specify the fixed payment due and the late payment amount, if any. Due dates for payments occur throughout the calendar month. If payment is not received within fifteen working days of the due date, an initial collection effort is made by telephone in an attempt to bring the delinquent account current. The various stages of delinquency are monitored and evaluated on a monthly basis.

         Means of contacting delinquent accounts include, but are not limited to, telephone calls and collection letters. When an account is 30 days past due, the collection supervisor analyzes the account to determine the appropriate course of action. If a borrower is experiencing difficulty in making payments on time, the Servicer may modify the payment schedule (as permitted by the Agreement) but will not remove the loan from a delinquency status.

         The course of action taken by the Servicer is dependent upon a number of factors including the borrower's payment history, the amount of equity in the related Mortgaged Property and the reason for the current inability to make timely payments.

         When a loan is 90 days past due, the related Mortgaged Property is required to be reappraised and the results evaluated by the Company to determine a course of action. Foreclosure regulations and practices and the rights of the owner in default vary from state to state, but generally procedures may be initiated if: (i) the loan is 90 days or more delinquent; (ii) a notice of default on a senior lien is received or (iii) the servicer discovers circumstances indicating potential loss exposure. During the foreclosure process, any expenses incurred by the Servicer may be added to the amount owed by the borrower, as permitted by applicable law. Upon completion of the foreclosure, the property is sold to an outside bidder, or passes to the mortgagee, in which case the Servicer proceeds to liquidate the asset.

         The Servicer may not foreclose on the property securing a junior mortgage loan unless it forecloses subject to the related senior mortgages. In such cases, the Servicer generally will pay the amount due on the senior mortgages to the senior mortgagees, if the Servicer considers it to be in the best interest of the related Securityholders to do so. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of the Servicer's foreclosure action, the Servicer will either satisfy such mortgage at the time of the foreclosure sale or take other appropriate action. The Servicer retains "in-house" counsel in part to help assist with problem accounts. Such counsel may be utilized by all levels of management to help avoid legal problems, including those associated with consumer lending.

         Servicing and charge-off policies and collection practices may change over time in accordance with the servicer's business judgment, changes in its real-estate loan portfolio and applicable laws and regulations, as well as other items.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower in default vary greatly from state to state. Only if a delinquency cannot otherwise be cured will the servicer decide that liquidation is the appropriate course of action. If, after determining that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, the servicer may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.

                          DESCRIPTION OF THE SECURITIES

          Each Series of Certificates will be issued, from time to time, pursuant to either a Pooling and Servicing Agreement or a Trust Agreement, and each Series of Notes will be issued, from time to time, pursuant to an Indenture, each to be dated as of the date set forth in the related Prospectus Supplement (each such date, a "Cut-off Date"), among The Money Store, the applicable Originators, and/or certain affiliates thereof, and the Trustee for the benefit of the related Certificateholders or Noteholders, as the case may be, of such Series. A Series may contain either Certificates or Notes or a combination thereof. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust. A form of a Pooling and Servicing Agreement, Trust Agreement, Sale and Servicing Agreement and an Indenture have each been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Representative will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Security of such Series addressed to The Money Store, 2840 Morris Avenue, Union, New Jersey 07083,
Attention: Corporate Counsel.

GENERAL

         The Securities of each Series will represent debt obligations of, in the case of Notes, or fractional undivided ownership interests in, in the case of Certificates, a Trust created pursuant to the related Agreement and/or such other assets as may be described in the related Prospectus Supplement. The Securities will be issued in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts do may be set forth in a Prospectus Supplement), except that one Certificate or Note of each Class may be issued in a different denomination.

         Definitive Securities, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Security Registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Agreement, a security administrator may perform certain duties in connection with the administration of the Securities.

         The Securities will not represent obligations of the Representative (except with respect to a Guaranty issued in connection with a Series), the Originators or any affiliate thereof. The assets of each Trust will consist of one or more of the following, as set forth in the related Prospectus Supplement,
(a) the Mortgage Loans that from time to time are subject to the related Agreement and which are held in the related Pool; (b) the assets for the Trust that from time to time are required by the Agreement to be deposited in certain reserve accounts, including the Distribution Account, the Principal and Interest Account, the Expense Account, the Letter of Credit Fee Account and the Insurance Account (each, as defined herein), or to be invested in Permitted Investments (as defined herein); (c) property and any proceeds thereof acquired by foreclosure of the Mortgage Loans in such Pool, deed in lieu of foreclosure or a comparable conversion; (d) any Primary Mortgage Insurance Policies; (e) any Mortgage Pool Insurance Policies; (f) any Special Hazard Insurance Policies; (g) any Bankruptcy Bonds; and (h) all rights under any other insurance policies, guarantees, supplemental interest payments, surety bonds, letters of credit, guaranties of The Money Store or other credit enhancement or maturity protection or other derivative instrument covering any Securities, any Mortgage Loan in the related Pool or any related Mortgaged Property which is required to be maintained pursuant to the related Agreement.

         Each Series of Securities will be issued in one or more Classes. Each Class of Securities of a Series will evidence beneficial ownership of the interest in assets of the related Trust specified in the related Prospectus Supplement. A Class of Securities may be divided into two or more Sub-Classes, as specified in the related Prospectus Supplement.

          A Series may include two or more Classes of Certificates, as specified in the related Prospectus Supplement, which differ as to the timing and priority of payment, seniority, allocations of loss, Pass-Through Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Mortgage Assets for such Series. A Series of Certificates may include one or more Classes of Senior Certificates that receive certain preferential treatment, specified in the related Prospectus Supplement, with respect to one or more Classes of Subordinated Certificates of such Series. Certain Series or Classes of Certificates within a Series may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products, in each case as described herein and in the related Prospectus Supplement. The Pass-Through Rate for a Class of Certificates that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of the following:
(i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement , (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement or
(iv) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. In addition, a Series may include one or more Classes of Certificates entitled to
(a) principal payments with disproportionate, nominal or no interest payments or
(b) interest payments with disproportionate, nominal or no principal payments (Strip Certificates).

         A Series may include two or more Classes of Notes, as specified in the related Prospectus Supplement, which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Mortgage Assets for such Series. A Series of Notes may include one or more Classes of Senior Notes which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of Subordinated Notes of such Series. Certain Series or Classes of Notes within a Series may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products, in each case as described herein and in the related Prospectus Supplement. The Interest Rate for a Class of Notes that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement , (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement or (iv) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. In addition, a Series may include one or more Classes of Notes entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments (Strip Notes).

         With respect to any Series of Securities that includes one or more Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes of such Series, to the extent specified in the related Prospectus Supplement.

          Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Remittance Date, in the amounts specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the record dates specified in the Prospectus Supplement unless Definitive Securities have been issued, the registered holder of all Securities will be Cede or such other nominee specified in the related Prospectus Supplement. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the final distribution notice to Securityholders.

DISTRIBUTIONS ON SECURITIES

         Each Class of Securities within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Securities of such Series throughout the lives of the Securities or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Securities entitled to distributions allocable to interest, the right to receive interest at a Fixed Rate or an Adjustable Rate; and (vii) include, as to Securities entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement.

         Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds available in the related Distribution Account and other accounts to the extent described in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, on each Remittance Date, the Master Servicer will withdraw from the applicable Distribution Account and such other accounts as may be described in the related Prospectus Supplement and distribute to the Securityholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Pool times the aggregate of all amounts on deposit in the Distribution Account as of the Determination Date, or, in the case of Classes which have been assigned an aggregate principal balance and Pass-Through Rate or Interest Rate, payments of interest and payments in reduction of such aggregate principal balance from all amounts on deposit in the Distribution Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement, except, in each case, for (i) all payments on the Mortgage Loans that were due on or before the Cut-off Date; (ii) all Principal Prepayments, Liquidation Proceeds and Insurance Proceeds received after the period specified in the related Prospectus Supplement (the "Principal Prepayment Period"); (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Determination Date; (iv) amounts representing reimbursement for Advances, as specified in the related Prospectus Supplement; (v) amounts representing reimbursement for any unpaid Servicing Fee or Contingency Fee and expenses from Liquidation Proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related Mortgage Loans;
(vi) all income from any Permitted Investments held in the Distribution Account for the benefit of the Master Servicer; and (vii) any Advances deposited in the Distribution Account prior to the applicable Remittance Date.

         The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Remittance Date may vary among Classes, over time or otherwise as specified in the Prospectus Supplement. Differing allocations of principal and interest to different Classes of Securityholders will have the effect of accelerating the amortization of Senior Notes or Senior Certificates, as the case may be, while increasing the interests evidenced by the Subordinated Notes or Senior Certificates, as the case may be, in the related Trust. Distributions to any Class of Certificates or Notes will be made pro rata to all Securityholders of that Class, or as otherwise described in a Prospectus Supplement.

SUMMARY OF AUCTION PROCEDURES

          The following summarizes certain procedures that will be used in determining the interest rates on any Notes or Certificates that are Auction Rate Securities. Appendix I hereto contains a more detailed description of these procedures. Prospective investors in the Auction Rate Securities should read carefully the following summary, along with the more detailed description in Appendix I.

         The interest rate on each Class of Auction Rate Securities will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of Auction Rate Securities such investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of Auction Rate Securities.

         In the auction procedures, the following types of orders may be submitted:

                  (i) Bid/Hold Orders - the minimum interest rate that a current investor is willing to accept in order to continue to hold some or all of its Auction Rate Securities for the upcoming interest period;

                  (ii) Sell Orders - an order by a current investor to sell a specified principal amount of Auction Rate Securities, regardless of the upcoming interest rate; and

                  (iii) Potential Bid Orders - the minimum interest rate that a potential investor (or a current investor wishing to purchase additional Auction Rate Securities) is willing to accept in order to buy a specified principal amount of Auction Rate Securities.

         If an existing investor does not submit orders with respect to all its Auction Rate Securities of the applicable Class, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of the Auction Rate Securities for which no order was received.

         In connection with each auction, Auction Rate Securities will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the Auction Rate Securities.

                  (a)      Assumptions:

                  1. Denominations (Units) = $100,000
                  2. Interest Period = 28 Days
                  3. Principal Amount Outstanding   = $50 Million (500 Units)

                  (b)      Summary of All Orders Received For The Auction

                  Bid/Hold Orders         Sell Orders      Potential Bid Orders

                  10 Units at 2.90%       50 Units Sell      20 Units at 2.95%
                  30 Units at 3.02%       50 Units Sell      30 Units at 3.00%
                  60 Units at 3.05%       100 Units Sell     50 Units at 3.05%
                                          --------------
                  100 Units at 3.10%        200 Units        50 Units at 3.10%
                  100 Units at 3.12%                         50 Units at 3.11%
                  ------------------                         50 Units at 3.14%
                       300 Units                             100 Units at 3.15%
                                                             ------------------
                                                                350 Units

         Total units under existing Bid/Hold Orders and Sell Orders always equal issue size (in this case 500 units).


                  (c)      Auction Agent Organizes Orders In Ascending Order


         Order      Number      Cumulative       Order       Number    Cumulative      Total
         Number    of Units     Total (Units)      %         Number    of Units       (Units)              %
         ------    --------    -------------     ---        ------     ---------      -------             ---
           1       10(W)         10               2.90%         7        100(W)         300            3.10%
           2       20(W)         30               2.95%         8         50(W)         350            3.10%
           3       30(W)         60               3.00%         9         50(W)         400            3.11%
           4       30(W)         90               3.02%        10        100(W)         500            3.12%
           5       50(W)        140               3.05%        11         50(L)                        3.14%
           6       60(W)        200               3.05%        12        100(L)                        3.15%

          (W) Winning Order (L) Losing Order


         Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next period that interest will accrue (each an "Interest Period"), when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed the lesser of the Net Loan Rate or the Maximum Auction Rate (each as described in Appendix I).

         The above example assumes that a successful auction has occurred (i.e., all Sell Orders and all Bid/Hold Orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient Potential Bid Orders to purchase all the Auction Rate Securities offered for sale. In such circumstances, the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the Maximum Auction Rate. Also, if all the Auction Rate Securities are subject to Hold Orders (i.e., each holder of Auction Rate Securities wishes to continue holding its Auction Rate Securities, regardless of the interest rate) the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the All Hold Rate (as defined below).

         As stated above, the foregoing is only a summary of the auction procedures. A more detailed description of these procedures is contained in Appendix I.


MONTHLY ADVANCES AND COMPENSATING INTEREST


          In order to maintain a regular flow of scheduled interest payments to Securityholders (rather than to guarantee or insure against losses) if provided in the related Prospectus Supplement, the Master Servicer will be required to advance to the Trustee, on or before each Remittance Date (from its own funds), the amount, if any, by which (a) the sum of (x) 30 days' interest at the applicable weighted average Adjusted Mortgage Loan Remittance Rate (as defined below) on the then outstanding principal balance of the related Series of Securities and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the Prospectus Supplement) for the related Remittance Date exceeds (b) the amount received by the Master Servicer and any Sub-Servicers in respect of interest on the Mortgage Loans as of the related Record Date (such excess, the "Monthly Advance"). For each Class of Securities, the "Adjusted Mortgage Loan Remittance Rate" will equal the sum of the related Pass-Through Rate or Interest Rate and the rate used in determining certain expenses payable by the related Trust, as more specifically set forth in the related Prospectus Supplement. The Master Servicer will not be required to make any Monthly Advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the Mortgage Loans.


          If so specified in the related Prospectus Supplement, not later than the close of business on each Determination Date, with respect to each Mortgage Loan for which a Principal Prepayment in full or Curtailment was received during the related Due Period, the Master Servicer will be required to remit to the Trustee for deposit in the Distribution Account from amounts otherwise payable to it as servicing compensation, an amount equal to the excess of (a) 30 days' interest on the principal balance of each such Mortgage Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted Mortgage Loan Remittance Rate, over (b) the amount of interest actually received on the related Mortgage Loan for such Due Period (such difference, "Compensating Interest").

REVOLVING PERIOD AND AMORTIZATION PERIOD; RETAINED INTEREST

         If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a Class or Classes of Notes and/or Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (each, a "Revolving Period") during which limited or no principal payments will be made to one or more Classes of Notes or Certificates of the related Series as are identified in such Prospectus Supplement. Some or all collections of principal otherwise allocated to such Classes of Notes or Certificates may be (i) utilized during the Revolving Period to acquire additional Mortgage Assets which satisfy the criteria specified above and the criteria set forth in the related Prospectus Supplement, (ii) held in an account and invested in Permitted Investments for later distribution to Securityholders,
(iii) applied to those Notes or Certificates for such Series, if any, specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement.

         An "Amortization Period" is the period during which an amount of principal is payable to Holders of a Series which, during the Revolving Period, were not otherwise entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Mortgage Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes or Certificates for such Series specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

         Each Series which has a Revolving Period may also issue to the Representative or one of its affiliates a certificate evidencing an undivided beneficial interest (a "Retained Interest") in such Series not represented by the other Securities issued by the Representative. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Notes and Certificates of the related Series of Securities outstanding is reduced.

BOOK-ENTRY REGISTRATION

          If so specified in the related Prospectus Supplement, the Certificates and/or Notes of a Series initially will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

          Under a book-entry format, Certificateholders and/or Noteholders, as applicable, that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates and/or Notes of a Series registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities and reports relating to the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments and reports relating to the Securities after the related Remittance Date because, while payments and such reports are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments and reports to its Participants which thereafter will be required to forward them to Indirect Participants or Securityholders. Unless and until Definitive Securities are issued, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the Agreement. The beneficial holders of such Certificates and/or Notes of a Series will only be permitted to exercise the rights of Certificateholders and/or Noteholders, as applicable, under the applicable Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit reports and payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such reports and payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the rules provide a mechanism by which Securityholders will receive distributions and reports and will be able to transfer their interests.

         Unless and until Definitive Securities are issued, Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a physical certificate for such Securities.

         DTC in general advises that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

          Any Notes and/or Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Securityholders or their nominees ("Definitive Securities"), rather than to DTC or its nominee only under the events specified in the related Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Agreement and Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the certificates and/or notes representing the Securities and instruction for re-registration, the Trustee will issue the Notes and/or Certificates in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the related Agreement. The final distribution of any Security (whether Definitive Securities or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Remittance Date at such office or agency as is specified in the notice of final payment to Securityholders.

                               CREDIT ENHANCEMENT

GENERAL


         Credit enhancement may be provided with respect to one or more Classes of a Series of Securities or with respect to the Mortgage Assets in the related Trust. Credit enhancement may be in the form of (i) the subordination of one or more Classes of the Notes and/or Certificates of such Series, (ii) the use of a Guaranty Insurance Policy, Spread Amount, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Reserve Accounts, Supplemental Interest Payments, a letter of credit, a limited financial guaranty insurance policy, a Guaranty of The Money Store, other third party guarantees or maturity protection, derivative instruments, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more Classes of Securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several Classes of Securities, and if principal payments equal to the aggregate principal balances of certain Classes will be distributed prior to such distributions to other Classes, the Classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Representative if such cancellation or reduction would not adversely affect the rating or ratings of the related Securities. The Trustee of the related Trust will have the right to sue providers of credit enhancement if a default is made on a required payment.


SUBORDINATION

         All Classes of Certificates are Subordinated in right of payment to any Class of Notes in a given Series to the extent described in the related Prospectus Supplement. To enhance the likelihood of regular receipt by holders of Senior Certificates or Senior Notes, as the case may be, of the full amount of payments which they would be entitled to receive in the absence of any losses or delinquencies, if so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Subordinated Certificates or Subordinated Notes, as the case may be, of a Series will instead be payable to holders of one or more Classes of Senior Certificates or Senior Notes, as the case may be, under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, the holders of Senior Certificates or Senior Notes, as the case may be, will receive the amounts of principal and/or interest due to them on each Remittance Date, out of the funds available for distribution on such date in the related Distribution Account, prior to any such distribution being made to holders of the related Subordinated Certificates or Subordinated Notes, a the case may be, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The protection afforded to the holders of Senior Certificates or Senior Notes, as the case may be, through subordination also may be accomplished by first allocating certain types of losses or delinquencies to the related Subordinated Certificates or Subordinated Notes, as the case may be, to the extent described in the related Prospectus Supplement. If aggregate losses and delinquencies in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or Subordinated Notes, as the case may be, or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates or Senior Notes, as the case may be, would experience losses on the Securities.

          In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates or Subordinated Notes, as the case may be, on any Remittance Date may instead be deposited into one or more Reserve Accounts established and maintained with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Remittance Date, on each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or Senior Notes, as the case may be, or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the Class of Securities specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement. See "--Reserve Accounts" below.

         If so specified in the related Prospectus Supplement, the same Class of Securities may be Senior Certificates or Senior Notes, as the case may be, with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates or Subordinated Notes, as the case may be, with respect to other types of payment or types of losses or delinquencies. If specified in the related Prospectus Supplement, various Classes of Senior Certificates or Senior Notes, as the case may be, and Subordinated Certificates or Subordinated Notes, as the case may be, may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates or Subordinated Notes, as the case may be, respectively, through a cross support mechanism or otherwise. As between Classes of Senior Certificates or Senior Notes, as the case may be, and as between Classes of Subordinated Certificates or Subordinated Notes, as the case may be, distributions may be allocated among such Classes (i) in the order of their scheduled final Remittance Dates, (ii) in accordance with a schedule or formula,
(iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates or Subordinated Notes, as the case may be, in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Holders of Senior Certificates or Senior Notes, as the case may be, or released to Holder of Subordinated Certificates or Subordinated Notes, as the case may be, from the related Trust.

GUARANTY INSURANCE POLICIES

          If so specified in the related Prospectus Supplement, a Guaranty Insurance Policy may be obtained and maintained for any Class or Series of Certificates and/or Notes. The issuer of any Guaranty Insurance Policy (a "Security Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, a Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete Insured Payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "Insured Payment" will equal the full amount of the distributions of principal and interest to which Securityholders are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement.

         The specific terms of any Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the Master Servicer's obligation to repurchase or substitute for any Mortgage Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Securities on any specified date.

         Subject to the terms of the related Agreement, the Security Guaranty Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payments by such Security Guaranty Insurer under the related Guaranty Insurance Policy.

SPREAD AMOUNT

         If so specified in the related Prospectus Supplement, certain Classes of Securities may be entitled to receive limited acceleration of principal relative to the amortization of the related Mortgage Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Mortgage Assets to the payment of principal on such Classes of Securities. This acceleration feature is intended to create an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Mortgage Assets over the principal balances of the applicable Classes of Securities. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement will provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Securities to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Securities have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Securities.

MORTGAGE POOL INSURANCE POLICIES

         If specified in the Prospectus Supplement related to any Pool of Mortgage Loans, a Mortgage Pool Insurance Policy issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement will be obtained and maintained for each Series pertaining to Mortgage Loans. Each Mortgage Pool Insurance Policy will, subject to the limitations described below or in the related Prospectus Supplement, cover loss by reason of default in payment on the related Mortgage Loans in the Pool in an amount initially equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in the Pool as of the Cut-off Date or such other date as is specified in such Prospectus Supplement. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The Mortgage Pool Insurance Policies generally will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

         A Mortgage Pool Insurance Policy generally will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or
(ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to the Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the Master Servicer's representations described above and, in such event, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach cannot be cured by the Master Servicer. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

         The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

         The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

          If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreement-- Hazard Insurance." No Special Hazard Insurance Policy will cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

         Since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

         The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

BANKRUPTCY BONDS

         If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Securities of the related Series in the Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

         The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

RESERVE ACCOUNTS

          If specified in a Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement may be deposited by the Master Servicer or Representative on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. In addition to or in lieu of the foregoing, if so specified in such Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Remittance Date may instead be deposited into such Reserve Accounts. Such deposits may be made on the date specified in the Prospectus Supplement, which may include each Remittance Date, each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount. See "--Subordination" above.

         The cash and other assets in the Reserve Accounts will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Any cash in a Reserve Account and the proceeds upon maturity or liquidation of any other asset or instrument therein will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Any asset or instrument deposited in the Reserve Account generally will name the Trustee, in its capacity as trustee for the Securityholders, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

         Any amounts so deposited and payments on assets and instruments deposited in a Reserve Account will be available for withdrawal from such Reserve Account for distribution to Securityholders for the purposes, in the manner and at the times specified in the Prospectus Supplement.

SUPPLEMENTAL INTEREST PAYMENTS

         If so specified in the Prospectus Supplement, one or more Classes of Securities may be entitled to receive supplemental interest payments under specified circumstances. Supplemental interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Securities on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Mortgage Assets. Such differences may result if the interest rates on the applicable Classes of Securities are based upon an index that differs from the index used in determining the interest rates on the Mortgage Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Mortgage Assets.

MATURITY PROTECTION

         If so specified in the Prospectus Supplement, one or more Classes of Securities may be entitled to third-party payments to help provide that the holders of such Securities receive their unpaid principal on or prior to a specified date.

OTHER INSURANCE, GUARANTEES, SWAPS, AND SIMILAR INSTRUMENTS OR AGREEMENTS

          If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, a Guaranty of The Money Store, other third party guarantees, limited guarantees or insurance from agencies or instrumentalities of the United States, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate.


         If any Class of Securities has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar hedge contract providing limited protection against interest rate risks. If provided in the related Prospectus Supplement, interest and/or principal on one or more Classes of the Securities of a Series may be paid to Holders thereof in a currency other than U.S. dollars. If so provided, the Trust may, in connection therewith, enter into one or more currency rate swaps to provide limited protection against foreign currency rate fluctuation risks. One or more Classes of Securities also may be issued in conjunction with a put or call feature entitling (in the case of a put) or obligating (in the case of a call) the applicable Securityholders to sell some or all of its Securities to the party named in the applicable Prospectus Supplement on the date or dates set forth therein. Any such arrangements must be acceptable to each nationally recognized rating agency that provides a rating for the related Series of Securities (the "Rating Agency"). Additionally, to the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consists of FHA Loans, the related Prospectus Supplement will describe the features of any related credit support including, but not limited to, that provided by the FHA, if any.


CROSS SUPPORT

         If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate Classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature. If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.


                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

         The yields to maturity of the Securities will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trusts, the allocation of available funds to various Classes of Securities, the Pass-Through Rate or Interest Rate for various Classes of Securities and the purchase price paid for the Securities.

         The original terms to maturity of the Mortgage Loans in a given Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Pool. Single Family Loans, Cooperative Loans and Contracts generally may be prepaid without penalty in full or in part at any time, although a prepayment fee or penalty may be imposed in connection therewith. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment fee or penalty upon prepayment in full or in part.

         In general, prepayment of Mortgage Loans is likely to increase when the level of prevailing interest rates declines significantly, although the prepayment rate is influenced by a number of other factors, some of which are described below. Similarly, when the level of prevailing interest rates rises, prepayment rates may decrease. No prediction can be made as to the prepayment rate that the Mortgage Loans will actually experience.

          Generally, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, Mortgage Loans which are junior mortgage loans may experience a higher rate of prepayment than Mortgage Loans which represent first liens. In addition, any future limitations on the right of borrowers to deduct interest payments on Mortgage Loans for Federal income tax purposes may result in a higher rate of prepayment of the Mortgage Loans. The obligation of the Master Servicer to enforce due-on-sale provisions (described below) of the Mortgage Loans may also increase prepayments. The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Representative is unaware of any reliable studies that would project the prepayment risks associated with the Mortgage Loans based upon current interest rates and economic conditions or the historical prepayment experience of The Money Store's and its affiliates' portfolios of Mortgage Loans.

         The secured conventional Mortgage Loans and Contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the Mortgage Loan or Contract upon sale or certain transfers by the borrower of the underlying Mortgaged Property. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

         Greater than anticipated prepayments of principal will increase the yield on Securities purchased at a price less than par. Similarly, greater than anticipated prepayments of principal will decrease the yield on Securities purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Securities may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

         The weighted average lives of Securities will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the liquidations of defaulted Mortgage Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Securityholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Mortgage Loans and foreclosed Mortgaged Properties result in principal payments on the Securities faster than otherwise scheduled.

         When a full prepayment or Curtailment occurs on a Mortgage Loan, the Mortgagor will be charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Interest shortfalls also could result from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), as described under "Certain Legal Aspects of the Mortgage Loans-- Soldiers' and Sailors' Civil Relief Act" herein. If so specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on a Mortgage Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Master Servicer will be obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee and Contingency Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Master Servicer is obligated to pay, and are not otherwise covered by Insured Payments, the yield on the Securities could be adversely affected.

         Under certain circumstances, the Master Servicer, certain insurers, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Mortgage Assets and other assets of a Trust, thereby effecting earlier retirement of the related Series of Securities.
See "The Agreement--Termination; Purchase of Mortgage Loans."

         If so specified in the related Prospectus Supplement, the effective yield to certain Securityholders may be slightly lower than the yield otherwise produced by the applicable Remittance Rate and purchase price, because while interest generally will accrue on such Securities from the first day of each month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

          In addition, if so specified in the related Prospectus Supplement, prepayments may result from amounts on deposit, if any, in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities.

         The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Securities. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities.


                                 THE AGREEMENTS

         Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

SALE OF MORTGAGE LOANS

         Pursuant to each related Pooling and Servicing Agreement or Sale and Servicing Agreement, as the case may be, at the time of issuance of Securities of a Series the Originators and/or The Money Store will sell to the related Trust, without recourse, all interest of the Originators and/or The Money Store in each of the Mortgage Assets comprising the assets of such Trust and all interest in all actual payments collected after the Cut-off Date with respect to such Mortgage Assets.

         In addition, to the extent specified in the related Prospectus Supplement, the net proceeds received from the sale of the Securities of a given Series will be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The aggregate principal balance of additional Mortgage Assets to be purchased for the related Trust generally will be equal to the Pre-Funded Amount on the date of the issuance of the related Series. On each applicable purchase date, the Originators and/or The Money Store will sell to the related Trust, without recourse, the entire interest of the Originators and/or The Money Store in the additional Mortgage Assets identified in a schedule attached to a supplemental conveyance relating to such additional Mortgage Assets executed on such date by the Originators and/or The Money Store. In connection with each purchase of additional Mortgage Assets, the related Trust will be required to pay to the Originators and/or The Money Store a cash purchase price equal to the outstanding principal balance of each additional Mortgage Asset as of its related Cut-off Date. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Originators and/or The Money Store so long as the representations and warranties set forth in "--Representations and Warranties" below apply to each additional Mortgage Asset to be conveyed, and the conditions set forth in the paragraph below and in the related Agreement are satisfied. The Originators and/or The Money Store will convey the additional Mortgage Assets to the related Trust on the applicable purchase date pursuant to the Agreement.

         Any conveyance of additional Mortgage Assets will be subject to the following conditions, among others specified in the related Prospectus
Supplement: (i) each such additional Mortgage Asset must satisfy the eligibility criteria specified in the preceding paragraph as of its applicable Cut-off Date and such additional criteria as may be specified in the related Prospectus Supplement; (ii) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such additional Mortgage Assets to the related Trust;
(iii) neither the Originator nor The Money Store will have selected such additional Mortgage Assets in a manner that either believes is adverse to the interests of Securityholders; and (iv) the Originator and The Money Store will deliver certain opinions of counsel to the Trustee(s) and the Rating Agencies with respect to the validity of the conveyance of such additional Mortgage Assets.


         In connection with such sales of the Mortgage Loans, the Representative will be required to deliver to the Trustee certain specified items (collectively with respect to each Mortgage Loan, the "Trustee's Mortgage File") with respect to each Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, each Trustee's Mortgage File will be required to include the following, together with certain other specified items: (a) The original Mortgage Note; (b) either: (i) the original Mortgage, with evidence of recording thereon or (ii) a certified copy of the Mortgage where the original has been transmitted for recording or has been lost; and (c) an assignment of the Mortgage Loan from the applicable Originator to either the related Trustee or Initial Co-Trustee under the Agreement with evidence of recording thereon (unless opinions of counsel are delivered, satisfactory to the Rating Agencies and the Security Guaranty Insurer, if any, to the effect that recordation of such assignments is not required in the relevant jurisdictions to protect the interests of the Trustee in the Mortgage Loans).


          The Trustee will be required to review each such Trustee's Mortgage File to ascertain that all required documents have been executed and received. If the Security Guaranty Insurer, if any, or the Trustee finds any document constituting a part of a Trustee's Mortgage File which is not properly executed, has not been received, is unrelated to the Mortgage Loans of the related Trust or does not conform in a material respect to the description thereof provided on behalf of the Representative, the Securities Guaranties Insurer, if any, or the Trustee is required promptly to notify the Master Servicer, The Money Store, and the Trustee or the Security Guaranty Insurer, if any, respectively. The Money Store is required to use reasonable efforts to remedy a material defect in a document constituting part of a Trustee's Mortgage File of which it is so notified. If, however, within 60 days after the Trustee's notice to it respecting such defect The Money Store has not remedied the defect and the defect materially and adversely affects the interest of the Trust in the related Mortgage Loan or the interests of the Security Guaranty Insurer, if any, The Money Store is required to (i) substitute in lieu of such Mortgage Loan a substitute Mortgage Loan which qualifies for substitution under the Agreement (a "Qualified Substitute Mortgage Loan") and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such Mortgage Loan as of the date of such substitution, deposit in the related Principal and Interest Account (as defined herein under "--Payments on the Mortgage Loans") the amount of such shortfall in principal balance arising from such substitution (the "Substitution Adjustment") or (ii) purchase such Mortgage Loan at a price equal to the principal balance of such Mortgage Loan as of the date of purchase, plus 30 days' interest on such principal balance, computed at the Adjusted Mortgage Loan Remittance Rate (as defined in the related Prospectus Supplement) as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees and Contingency Fees (each as defined herein under "--Servicing and Other Compensation and Payment of Expenses") and certain other amounts advanced by and reimbursable to the Master Servicer, plus the interest portion of any unreimbursed Insured Payments made by the Security Guaranty Insurer, if any, related to such Mortgage Loan, which purchase price will be deposited in the Principal and Interest Account and delivered to the Trustee on the next succeeding Determination Date, except for the amount described above relating to unreimbursed Insured Payments, if any, which shall be paid directly to the Security Guaranty Insurer; provided, however, that, if a REMIC election has been made for the related Trust, The Money Store may not take any such action unless it has theretofore caused to be delivered to the Trustee an opinion of counsel knowledgeable in federal income tax matters (an "Opinion of Counsel") which states that such a purchase or substitution would not constitute a "prohibited transaction," as defined in Section 860F of the Code (a "Prohibited Transaction").

REPRESENTATIONS AND WARRANTIES

          The Representative will represent, among other things, that as of the related Cut-off Date as to each Mortgage Loan sold to the related Trust, the information provided with respect to such Mortgage Loan was true and correct; all of the original or certified documentation constituting the Trustee's Mortgage Files (including all material documents related thereto) has been or will be delivered to the Trustee or a custodian on its behalf (the "Custodian"); each Mortgage was a valid and subsisting lien of record on the Mortgaged Property; immediately prior to such transfer and assignment, the Originators were the sole owners of each Mortgage Loan conveyed by them; and as of the related Cut-off Date, no Mortgage Loan will be more than 59 days delinquent in payment, no Mortgage Loan originated within 12 months of the related Cut-off Date will be delinquent more than 59 days as measured at the end of any month during the 12 months immediately preceding such Cut-off Date, and with respect to Mortgage Loans originated more than 12 months before such Cut-off Date, no more than the percentage of Mortgage Loans specified in the related Prospectus Supplement (measured by outstanding principal balance as of such Cut-off Date) will have been on up to two occasions more than 59 days delinquent as measured at the end of any month since the inception of each such Mortgage Loan.

         Pursuant to the Agreement, upon the discovery by The Money Store, the Servicer, any Subservicer, the Custodian, the Security Guaranty Insurer, if any, or the Trustee that any of the representations and warranties contained in the Agreement have been breached in any material respect as of the related Cut-off Date, with the result that the interests of the related Trust in the related Mortgage Loan or the interests of the Security Guaranty Insurer, if any, were materially and adversely affected, notwithstanding that such representation and warranty was made to The Money Store's best knowledge, the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days of the earlier to occur of The Money Store's discovery or its receipt of notice of any such breach, The Money Store will be required to cure promptly such breach in all material respects, or (i) remove such Mortgage Loan and substitute one or more Qualified Substitute Mortgage Loans or (ii) purchase such Mortgage Loan, in each case on the same terms and on the same conditions as described above under "Sale of Mortgage Loans." The obligation of The Money Store to so substitute or purchase any Mortgage Loan will constitute the sole remedy respecting a material breach of any such representation or warranty available to the Securityholders or the Trustee.

PAYMENTS ON THE MORTGAGE LOANS

         The Agreement will require the Master Servicer to establish and maintain one or more principal and interest accounts (each a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Agreement.

         All funds in the Principal and Interest Accounts will be required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Master Servicer.

         The Master Servicer will be required to deposit or cause to be deposited in the related Principal and Interest Account (within 24 hours of receipt) all payments received after the related Cut-off Date on account of principal and interest on the related Mortgage Loans (but net of the Servicing Fee and the Contingency Fee with respect to each Mortgage Loan and other servicing compensation payable to the Master Servicer as permitted by the Agreement).

          Not later than the day of each month preceding a Remittance Date that is set forth in a Prospectus Supplement (each such day a "Determination Date"), the Master Servicer will be required to wire transfer to the Trustee the Available Remittance Amount for deposit in the segregated trust accounts to be maintained with the Trustee for such purpose (each a "Distribution Account").

         Unless otherwise specified in the related Prospectus Supplement, the "Available Remittance Amount" will be defined in the Agreement to include, with respect to any Remittance Date, without duplication:

                  (i) the sum of all amounts received by the Master Servicer or any Sub-Servicer on the Mortgage Loans (including amounts paid by the Master Servicer and the Representative and excluding amounts required to be deposited into any related Reserve Account, amounts paid as reimbursement to the Master Servicer of advances and amounts recovered as voidable preferences) during the immediately preceding calendar month (the "Due Period"), plus

                  (ii) the amount of any Monthly Advance and Compensating Interest payments with respect to the Mortgage Loans remitted by the Master Servicer for such Remittance Date.

         The term Available Remittance Amounts will not include Insured Payments, if any.

GENERAL SERVICING STANDARDS

         The Master Servicer will agree to master service the Mortgage Loans in accordance with the related Agreement and, where applicable, prudent mortgage servicing standards. "Prudent mortgage servicing standards" generally will require the Master Servicer to exercise collection and foreclosure procedures with respect to the Mortgage Loans with the same degree of care and skill that it would use in master servicing mortgage loans for its own account. Pursuant to each Agreement, the Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms of the related Mortgage Loan. Nonetheless, the Master Servicer, in determining the type of action that is reasonable to pursue may consider, among other things, the unpaid principal balance of a Mortgage Loan against the estimated cost of collection or foreclosure action, the unpaid balance of the related prior mortgage, if any, the condition and estimated market value ("as is" and "if repaired"), the estimated marketability of the related Mortgaged Property and the borrower's ability to repay.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer will be entitled to a servicing fee (the "Servicing Fee") and a contingency fee (the "Contingency Fee") equal to the percentage per annum specified in the related Prospectus Supplement of the principal balance of each Mortgage Loan. The Contingency Fee is meant to provide additional servicing compensation to a successor servicer if The Money Store is replaced as Master Servicer under the related Agreement. However, as long as The Money Store acts as Master Servicer, it will be entitled to receive the Contingency Fee, although such amount is not deemed servicing compensation. Unless otherwise specified in the related Prospectus Supplement, the Servicing Fee and Contingency Fee will each be calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other collected proceeds. In addition, the Master Servicer will be entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, prepayment penalties and premiums, late payment charges, interest paid on funds in the Principal and Interest Account, interest paid on earnings realized on Permitted Instruments, and certain other excess amounts.

         The Master Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its obligations under the Agreements, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage Loan. Such expenditures may include costs of collection efforts, reappraisals when a loan is 90 days past due, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgage, if any, advances of delinquent property taxes, upkeep and maintenance of the property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The Master Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Master Servicer will be entitled to recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. Servicing Advances will be reimbursable to the Servicer from the sources described above out of the funds on deposit in the Principal and Interest Account.

HAZARD INSURANCE

          The Master Servicer will be required to cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (i) the outstanding principal balance owing on the Mortgage Loan and the related senior mortgage, if any, (ii) the full insurable value of the premises securing the Mortgage Loan, and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Master Servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan and the senior lien, if any, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also be required to maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to that required above. Any amounts collected by the Master Servicer or any Sub-Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary first or second mortgage servicing procedures) are required to be deposited in the Principal and Interest Account.

         In the event that the Master Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trustee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without individual fire and hazard insurance, and otherwise complies with the requirements of the preceding paragraph, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

ENFORCEMENT OF DUE ON SALE CLAUSES


         When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer, on behalf of the Trustee, will, to the extent it has knowledge of such conveyance or prospective conveyance, be required to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer will not be required to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In such event, the Master Servicer will attempt to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the mortgage documents, the Mortgagor remains liable thereon. The Master Servicer also will be authorized with the prior approval of the Security Guaranty Insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, with respect to Mortgage Loans with Combined Loan-to-Value Ratios exceeding 100%, the Master Servicer may, but will be under no obligation to, permit a borrower selling his principal residence to substitute the new mortgaged property as collateral for the related Mortgage Loan. In such event, the Master Servicer may require the borrower to make a partial prepayment in reduction of the Mortgage Loan.


REALIZATION UPON DEFAULTED MORTGAGE

         The Master Servicer generally will foreclose upon or otherwise comparably convert the ownership in the name of the Trustee of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments. However, the Master Servicer will be required to take into account the existence of any hazardous substances, hazardous wastes or solid wastes on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.

WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

          The Agreement will require the Master Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the Agreement. In the event the Master Servicer consents to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer will nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

SUB-SERVICERS

         The Master Servicer will be permitted under the related Agreement to enter into sub-servicing arrangements with sub-servicers meeting the requirements of the related Agreement (each, a "Sub-Servicer"). Such sub-servicing arrangements will not relieve the Master Servicer of any liability it might otherwise have, had the sub-servicing arrangement not been entered into.

REMOVAL AND RESIGNATION OF MASTER SERVICER

          With respect to each Series of Securities, the Security Guaranty Insurer, if any, or the Holders of not less than 50 percent of each Class of Securities of the related Series, other than the holders of residual interests (the "Majority Securityholders"), by notice in writing to the Master Servicer and with the prior written consent of the Security Guaranty Insurer, if any, which consent may not be unreasonably withheld, generally may, pursuant to the related Agreement, remove the Master Servicer upon the occurrence of any of the following events:

                  (i) (A) an Event of Nonpayment (as defined below) if the Series of Securities has the benefit of a Guaranty Insurance Policy;
         (B) the failure by the Master Servicer to make any required Servicing Advance to the extent such failure materially or adversely affects the interests of the Security Guaranty Insurer, if any, or the Securityholders; (C) the failure by the Master Servicer to make any required Monthly Advance; (D) the failure by the Master Servicer to remit any Compensating Interest; or (E) any failure by the Master Servicer to remit to the Trustee any payment required to be made under the terms of the related Agreement, which in each case continues unremedied (in the case of the events described in clauses (i)(A), (i)(B), (i)(D) and (i)(E) for 30 days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Securityholder or the Security Guaranty Insurer, if any; or

                  (ii) failure by the Master Servicer or The Money Store (so long as The Money Store is the Master Servicer) duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer or the Representative, as set forth in the related Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or The Money Store, as the case may be, by the Trustee or to the Master Servicer or The Money Store, as the case may be, and the Trustee by any Securityholder or the Security Guaranty Insurer, if any; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         An "Event of Nonpayment" will generally be defined in the Agreements as a shortfall on any Remittance Date in moneys (excluding any amounts representing Insured Payments) available to fund the full amount of the Distribution Amounts due on such Remittance Date.

         The Master Servicer may not assign its obligations under the Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Master Servicer, the Security Guaranty Insurer, if any, the Trustee and the Majority Securityholders, or upon the determination that the Master Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. No such resignation shall become effective until a successor has assumed the Master Servicer's responsibilities and obligations in accordance with the Agreement.

         Upon removal or resignation of the Master Servicer, the Trustee will be the successor servicer (the "Successor Servicer"), except that the Trustee as Successor Servicer will not be required to make Monthly Advances and certain other advances to the extent that the Trustee determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the Majority Securityholders or the Security Guaranty Insurer, if any, so request, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Security Guaranty Insurer, if any, having a net worth of not less than $15,000,000 and which is approved as a servicer by FNMA and FHLMC as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

         The Successor Servicer will be entitled to receive the Servicing Fee, the Contingency Fee and such other compensation as is described under "--Servicing and Other Compensation and Payment of Expenses" above.

TERMINATION; PURCHASE OF MORTGAGE LOANS

         Pooling and Servicing Agreement; Trust Agreement. The Trust established under a Pooling and Servicing Agreement or a Trust Agreement will terminate upon notice to the Trustee following the earlier to occur of (i) the final payment or other liquidation of such last Mortgage Loan remaining in the related Trust or the disposition of all REO Property, (ii) the optional purchase of the assets of the Trust by the Master Servicer or the Security Guaranty Insurer, if any, as described below, (iii) mutual consent of the Master Servicer, the Security Guaranty Insurer, if any, and all Securityholders in writing, or (iv) if a REMIC election has been made for the related Trust, the occurrence of a "qualified liquidation" of the Trust, as permitted by the REMIC provisions of the Code as described below; provided, however, that in no event will any Trust terminate later than twenty-one years after the death of the last survivor of the person named in the related Agreement.


         Subject to provisions in an Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the Mortgage Loans are less than 10% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement), the Master Servicer may, at its option, and in the absence of the exercise thereof by the Master Servicer, the Security Guaranty Insurer, if any, may, at its option, purchase, on the next succeeding Remittance Date, all of the Mortgage Loans and any related REO Properties at a price equal to the Termination Price. If so provided in the related Prospectus Supplement, the Master Services or another entity may repurchase some or all of the Mortgage Assets under the circumstances described in such Prospectus Supplement.


          On any Remittance Date on or after the Cross-Over Date on which Mortgage Loans with an aggregate principal balance as of the Cut-off Date that equals or exceeds 25% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement) have become liquidated Mortgage Loans, the Security Guaranty Insurer, if any, may determine to purchase and may cause the purchase from the Trust of all Mortgage Loans and REO Properties in the Pool at a price equal to the sum of the Termination Price and the outstanding and unpaid fees and expenses of the Trustee and the Master Servicer.

         Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

         In addition to such discharge with certain limitations, the Indenture may provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the final scheduled Remittance Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

         REMIC Considerations. If a REMIC election is made for a Series of Securities, following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Majority Securityholders may direct the Trustee on behalf of such Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to such REMIC and (ii) the Security Guaranty Insurer, if any, may notify the Trustee of the Security Guaranty Insurer's determination to purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan, then remaining in such REMIC at a price (the "Termination Price") equal to the sum of
(x) 100% of the aggregate principal balances of such Mortgage Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Distribution Account representing collections of principal on such Mortgage Loans during the current Due Period, (y) 30 days' interest on such amount computed at the applicable weighted average of the Adjusted Mortgage Loan Remittance Rates, and (z) the interest portion of any unreimbursed insured payment made by the Security Guaranty Insurer, if any. Upon receipt of such direction by the Majority Securityholders or of such notice from the Security Guaranty Insurer, the Trustee will notify the holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the related Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the REMIC at a purchase price equal to the Termination Price.

          If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Majority Securityholders have given the Trustee the direction described in clause (i) above, the Trustee is required to sell the Mortgage Loans and such other property in the REMIC and distribute the proceeds of the liquidation of the REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Majority Securityholders shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Security Guaranty Insurer has given the Trustee notice of the Security Guaranty Insurer's determination to purchase the assets described in clause (ii) preceding, the Security Guaranty Insurer shall so purchase such assets within 60 days after the expiration of the Purchase Option Period.

         Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee and the Security Guaranty Insurer, if any, of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Majority Securityholders and the Security Guaranty Insurer, if any, that the effect of the Final Determination is to increase substantially the probability that the gross income of the REMIC will be subject to federal taxation, purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the applicable REMIC at a purchase price equal to the Termination Price. The foregoing opinion shall be deemed satisfactory unless the Majority Securityholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

CONTROL BY HOLDERS

         Each Agreement will provide that the Majority Securityholders may exercise any trust or power conferred on the Trustee with respect to the Securities or the Trusts, upon satisfaction of certain conditions set forth in the Agreements; provided, however, that with respect to any action or event affecting only one or more Classes of Securities, only Holders of such Class or Classes may exercise such trust or power.

EVENTS OF DEFAULT UNDER THE INDENTURE; RIGHTS OF NOTEHOLDERS

         Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Representative or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Representative or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Representative or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

          If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66B% of the then aggregate outstanding amount of the Notes of such Series.

         In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Note of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

         Each Agreement may be amended from time to time by the Master Servicer and the Trustee by written agreement, upon the prior written consent of the Security Guaranty Insurer, if any, without the notice to, or consent of, the Securityholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of such Agreement, or any agreement for the retention of each Trustee's Mortgage File; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interest of any Securityholder or any other party and further provided that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Security without the consent of the Holder of such Security, or change the rights or obligations of any other party thereto without the consent of such party.

          Each Agreement may be amended from time to time by The Money Store, the Master Servicer and the Trustee with the consent of the Security Guaranty Insurer, if any, and the Holders of the majority of the percentage interest in each Class of Securities affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner any provisions thereof; provided, however, that if a REMIC election is made for the applicable Trust, no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust as a REMIC or cause a tax to be imposed on the REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Securities without the consent of the Holders of 100% of each Class of Securities affected thereby.

         Each Agreement may be amended from time to time by the Master Servicer, The Money Store and the Trustee by written agreement, upon the prior written consent of the Security Guaranty Insurer, if any, without the notice to or consent of the Securityholders, in connection with the substitution of cash, a letter of credit or any other collateral deposited in a Reserve Account.

         It will not be necessary for the consent of holders to approve the particular form of any proposed amendment, but it will be sufficient if such consent shall approve the substance thereof.

THE TRUSTEE

          Each Prospectus Supplement will name the Trustee under the related Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Representative will be obligated to appoint a successor Trustee. The Representative may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or if the Trustee enters into certain business combinations. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

GENERAL

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Laws and practices relating to the legal effects and enforcement of mortgages and deeds of trust vary somewhat from state to state. In general, however, the most significant applicable legal principles are similar in all states. The following discussion addresses the more significant legal principles applicable to mortgages and deeds of trust in all states. It should be noted that some of the Mortgage Loans may relate to Mortgaged Properties located in California, which has enacted various laws, not common to most other states, which impose special limitations on the remedies available to the holders of mortgages and deeds of trust. These laws, called "anti-deficiency laws," are discussed below.

NATURE OF THE MORTGAGE ASSETS

          Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans. The Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Condominiums. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

         Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

         Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Unless otherwise specified in the Prospectus Supplement, under the Agreement, the Representative will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition, the Representative will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract.

         As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Representative.

         The Representative will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Representative, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Representative or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related Certificate of title and the new secured party succeeds to the Representative's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Representative or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Representative and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

         If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Representative will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

FORECLOSURE/REPOSSESSION

         Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sales take place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

          Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

         Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

         In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         Contracts. The Master Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

          Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

          Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.

FORECLOSURE IN CALIFORNIA

         It is expected that a significant portion of the Mortgage Assets (by principal balance) will be secured by properties located in California. Foreclosure of a deed of trust in California may be effected by a judicial or nonjudicial foreclosure proceeding, with the choice of remedy depending on the circumstances. Where the likelihood of a large recoverable deficiency is present, a judicial foreclosure action may be preferred. The discussion above under the heading "Foreclosure/Repossession" and "Rights of Redemption" are generally accurate with respect to foreclosure of a deed of trust in California.

         Generally, upon the completion of a non-judicial foreclosure sale in California, the foreclosing lender is prohibited from obtaining a deficiency judgment against the borrower. A deficiency judgment is available following a judicial foreclosure, subject to the limitation of the excess of the outstanding debt over the fair market value of the property at the time of sale, and in no event may the deficiency exceed the difference between the outstanding debt and the purchase price at the foreclosure sale. However, in the case of certain purchase money mortgage loans, a lender may be prohibited by statute from obtaining a deficiency judgment. California law also requires the deed of trust beneficiary to exhaust all real property security in a single action (i.e. in a judicial foreclosure) before a deficiency judgment may be sought against the borrower.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states (including California) have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws (including California law) affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Mortgaged Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the Mortgaged Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans, Cooperative Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the seller of such Contract had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the seller to repurchase the Contract because of a breach of such seller's representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner

DUE-ON-SALE CLAUSES

         Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan may contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgagor or secured party. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a Manufactured
Home), the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

          Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

PRODUCT LIABILITY AND RELATED LITIGATION

          Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials utilized in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

         Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. Unless otherwise described in the related Prospectus Supplement, the successful assertion of such claim constitutes a breach of a representation or warranty of the Seller, and the Securityholders would suffer a loss only to the extent that (i) the Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Seller, the Representative or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

         To the extent described in the Prospectus Supplement, the Mortgage Loans may include installment sales contracts entered into with the builders of the homes located on the Mortgaged Properties. The Mortgagors in some instances may have claims and defenses against the builders which could be asserted against a Trust.

ENVIRONMENTAL CONSIDERATIONS

         Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of a Trust and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.


                         FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Stroock & Stroock & Lavan LLP, special Federal tax counsel, ("Federal Tax Counsel"), the following are the material federal income tax consequences of the purchase, ownership and disposition of the Certificates or Notes offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based on the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates or Notes. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate.

REMIC ELECTIONS

          Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made with respect to each Trust related to a series of Certificates to treat such Trust or certain assets of such Trust as a "real estate mortgage investment conduit" ("REMIC"). The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust. In addition, if the related Prospectus Supplement so provides, the transaction documents for a Trust may provide that an election will be made on or after September 1, 1997 to qualify such trust as a Financial Asset Securitization Investment Trust ("FASIT") pursuant to new provisions of the Code which will be effective as of such date. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Account in the event that interest accrued on the Mortgage Loans at their Mortgage Interest Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series as "regular interests" ("REMIC Regular Certificates") in the REMIC (within the meaning of Section 860G(a)(1) of the Code) or as the "residual interest" ("REMIC Residual Certificates") in the REMIC (within the meaning of Section 860G(a)(2) of the
Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates of a series with respect to which a REMIC election will, or will not, be made.

REMIC CERTIFICATES

         With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust or certain assets of such Trust as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust or certain assets of such Trust will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

         To the extent provided in the Prospectus Supplement for a series, REMIC Regular Certificateholders who are entitled to payments from the Reserve Account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC Regular Certificate. However, a portion of the purchase price of a REMIC Regular Certificate should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. REMIC Regular Certificateholders are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable classes of REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective class of regular interests and of the corresponding Yield Supplement Agreement.

          Status of REMIC Certificates. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Assets, the REMIC's assets will include payments on Mortgage Assets held pending distribution to holders of REMIC Certificates, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Mortgage Assets generally will be qualifying assets under the foregoing sections of the Code except to the extent provided in the Prospectus Supplement. However, Mortgage Assets that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Mortgage Asset exceeds the value of the property securing the Mortgage Asset, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Assets and held pending distribution to holders of Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets under any of those provisions. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds. The REMIC Certificates will not be "residential loans" for the purposes of the residential loan requirement of
Section 593(g)(4)(B) of the Code.

TIERED REMIC STRUCTURES

         For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC REGULAR CERTIFICATES

         Current Income on REMIC Regular Certificates--General. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

          Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount---Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount---Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate also may have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

         Original Issue Discount. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

         Each Trust will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

         The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

          In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations" and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

         The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Remittance Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Remittance Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

         The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

         The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although Federal Tax Counsel is unable to opine with respect to this matter, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

          A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

         Qualified Stated Interest. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includible in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Mortgage Assets underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered. Accordingly, Federal Tax Counsel is unable to opine whether interest payments on REMIC Regular Certificates that otherwise would not be treated as having original issue discount would be considered to have original issue discount because there are not reasonable remedies to compel timely payment of interest or terms or conditions that would make the likelihood of late payment or nonpayment remote.

         Premium. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

         Payment Lag REMIC Regular Certificates; Initial Period Considerations. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Remittance Dates but ends prior to each Remittance Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

         Variable Rate REMIC Regular Certificates. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

          A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular Certificate.

         An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

         For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

          In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount". A holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

         If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. Federal Tax Counsel is unable to opine how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation, since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

         Interest-Only REMIC Regular Certificates. The Trust intends to report income from interest-only classes of REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

          Market Discount. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includible in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued state otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the Pass Through Rate or Interest Rate).

         In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

         Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates-Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

         Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that all holders may elect to include in gross income all interest that accrues on a debt instrument issued after April 4, 1994 by using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders should consult their own tax advisors regarding the availability or advisability of such an election.

         Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includible in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includible in income under the rules described above under "Current Income on REMIC Regular Certificates--Market Discount."

         REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

         Termination. The REMIC will terminate shortly following the REMIC's receipt of the final payment in respect of the Mortgage Assets. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

         Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

         Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

         The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

         A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Mortgage Assets held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage Assets or as principal on the Mortgage Assets is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

         As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the REMIC taxable income related to a REMIC Residual Certificate is also uncertain. Although Federal Tax Counsel is unable to opine as to this matter, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

         A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

         If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

         The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

         There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

         Mismatching of Income and Deductions; Excess Inclusions. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Mortgage Assets may not increase over time as a percentage of the outstanding principal amount of the Mortgage Assets.

         In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Assets (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

         Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

         The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

         Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

         If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

         The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations.
This authority has not been exercised to date.

         The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a Mortgage Asset other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the Mortgage Assets pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect the REMIC's ability to accept substitute Mortgage Loans or to sell defective Mortgage Loans in accordance with the Agreement.

         A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

         Any tax described in the two preceding paragraphs that may be imposed on the Trust initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificateholders, unless otherwise specified in the Prospectus Supplement.

         Dealers' Ability to Mark-to-Market REMIC Residual Certificates. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995, and similar interests or arrangements acquired on or after January 4, 1995 that are determined by the Commissioner to have substantially the same economic effect as a REMIC Residual Certificate, are not securities and cannot be marked to market pursuant to Section 475 of the Code.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         Tax on Disposition of REMIC Residual Certificates. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

         If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although Federal Tax Counsel is unable to opine with respect to the tax treatment of a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust have been distributed, the holder may be entitled to claim a loss in the amount of the unrecovered basis.

         The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

         A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

         The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions with respect to the interest transferred for periods after such transfer multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

         Treatment of Payments to a Transferee in Consideration of Transfer of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear and Federal Tax Counsel is unable to opine with respect to this issue. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

          Restrictions on Transfer; Holding by Pass-Through Entities. An entity cannot qualify as a REMIC absent reasonable arrangements designed to ensure that
(1) residual interests in such entity are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

         A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

         The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

         Legislation has been introduced which would provide that partners of certain partnerships having a large number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. When applicable, the legislation would disallow 70 percent of a large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would not be subject to the 2 percent floor applicable to individual partners. See "Deductibility of Trust Expenses" below. No prediction can be made regarding whether such legislation will be enacted.

         The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.

DEDUCTIBILITY OF TRUST EXPENSES

          A holder that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the servicer of the Mortgage Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trusts with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single- class REMIC rules.

FOREIGN INVESTORS

         REMIC Regular Certificates. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate whose income is includible in gross income for United States federal income taxation regardless of its source, and (d) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (d), above, unless the trust elects to have its United States status determined under the criteria set forth in (d) above for tax years ending after August 20, 1996. Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of REMIC Certificates could claim the exemption from federal income and withholding tax.

          REMIC Residual Certificates. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors--Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Mortgage Loans held by a Trust will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

         The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Assets from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

         Gain on Transfers of Certificates. A Certificateholder that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of a REMIC Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificateholder in the United States,
(ii) in the case of a Certificateholder that is an individual, such Certificateholder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and
(iii) in the case of gain representing accrued interest, the Certificateholder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such holder.

BACKUP WITHHOLDING

         Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

          The federal information returns for a Trust (Form 1066 and Schedules Q thereto) must be filed as if the Trust were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust. The Trust also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. (Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.) Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC.

         Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Representative or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Representative or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

NON-REMIC CERTIFICATES ISSUED BY A GRANTOR TRUST

         The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made and for which the Trust is classified as a grantor trust for federal income tax purposes.

         Tax Status of the Trust. Upon the issuance of each series of Non-REMIC Certificates, Federal Tax Counsel, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Assets included in the Trust. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Mortgage Assets that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Assets and received directly its share of the payments on the Mortgage Assets and incurred directly its share of expenses incurred by the Trust when those amounts are received or incurred by the Trust.

         A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Moreover, a holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

          Status of the Non-REMIC Certificates. The Non-REMIC Certificates generally will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income on the Non-REMIC Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-REMIC Certificates may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust's assets include Buydown Funds, amounts in a Reserve Account, or payments on mortgages held pending distribution to Certificateholders. Further, the Non-REMIC Certificates may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans . . . secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loan will be a qualifying asset. The Non-REMIC Certificates should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

         Taxation of Non-REMIC Certificates Under Stripped Bond Rules. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans and should be characterized for federal income tax purposes as an ownership interest in the Mortgage Loans. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

         If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount de minimis rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates.

         If the original issue discount rules apply, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Mortgage Asset underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Assets, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that original issue discount be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Non-REMIC Certificates, whether Section 1272(a)(6) might apply to the Non-REMIC Certificates in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles and Federal Tax Counsel is unable to opine with respect to these issues. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non-REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Mortgage Assets (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Assets will prepay at that rate or at any other rate.

          In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Mortgage Assets allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

         If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

         Non-REMIC Certificates of certain series ("Variable Rate Non-REMIC Certificates") may provide for a Pass-Through Rate based on the weighted average of the interest rates of the Mortgage Assets held by the Trust, which interest rates may be fixed or variable. In the case of a Variable Rate Non-REMIC Certificate that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated under the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

         Taxation of Non-REMIC Certificates If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Assets in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Assets. However, original issue discount could arise with respect to a Mortgage Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount---Variable Rate REMIC Regular Certificates."

         If discount other than original issue discount exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Asset, to the amount of principal on such Mortgage Asset received by the Trust in that month. Because the Mortgage Assets will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Assets allocable to the Non-REMIC Certificate and (ii) the weighted average life (in complete years) of the Mortgage Assets remaining at the time of purchase of the Non-REMIC Certificate.

          If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

         It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

         If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

         Sales of Non-REMIC Certificates. A holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

         Foreign Investors. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Mortgage Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Proposed Treasury Regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of Non-REMIC Certificates could claim an exemption from federal income and withholding tax. Interest or original issue discount on a Non-REMIC Certificate attributable to Mortgage Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.

TAXABLE MORTGAGE POOLS

         Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997, a FASIT) (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.

NON-REMIC CERTIFICATES AND NOTES OF A TRUST INTENDED TO BE
CHARACTERIZED AS A PARTNERSHIP

         The discussion under this heading applies only to a series of Certificates and Notes with respect to which a REMIC election is not made and for which the Trust is intended to be classified as a partnership for federal income tax purposes.

         Federal Tax Counsel will deliver its opinion for a Trust which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Agreements and related documents will be complied with, such that an election has not been and will not be made to treat the Trust as an association taxable as a corporation, and on counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or such rule is otherwise inapplicable to the Trust, so that the Trust will not be characterized as a publicly traded partnership taxable as a corporation.

         Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997, a FASIT), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Trust were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for a Trust which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Trust will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the Agreements and related documents will be complied with, and on counsel's conclusion that either the number of classes of debt obligations issued be the Trust, or the nature of the assets held by the Trust, will exempt the Trust from treatment as a taxable mortgage pool.

          If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust. In additions, all distributions to the Certificateholders would be taxable as dividends.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP

         Treatment Of The Notes As Indebtedness. The Trust will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Representative that in its opinion the Notes will be classified as debt for federal income tax purposes.

         Possible Alternative Treatments Of The Notes. If, contrary to the opinion of counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust's expenses.

         Interest Income On The Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. It is not anticipated that the Notes will be issued with original issue discount within the meaning of Section 1273 of the Code. A subsequent holder who purchases a Note at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

         Sale Or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any original issue discount (if any), market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be deducted only to the extent the Noteholder has capital gains for the taxable year, although under certain circumstances non-corporate Noteholders can deduct losses in excess of available capital gains.

          Foreign Holders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Representative (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Representative is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold United States tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold United States tax within 30 days of such change. The statement generally must be provided in the year a payment occurs (prior to such payment) or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanies by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest in not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign individual is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means for obtaining the exemption from federal income and withholding tax.

         Information Reporting And Backup Withholding. The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS, as a credit against the holder's federal income tax liability.

TAX CONSEQUENCES TO HOLDERS OF  CERTIFICATES ISSUED BY A PARTNERSHIP

         Treatment Of The Issuer As A Partnership. In the case of a Trust intended to qualify as a partnership for federal income tax purposes, the Trust and the Representative will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of United States federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

          A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Generally, provided the Certificates are issued at or close to face value, any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust's deductions will consist primarily of interest and original issue discount accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Representative. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         If Notes are also issued, some or all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount And Premium. It is believed that the Mortgage Loans were not issued with original issue discount and, therefore, the Trust should not have original issue discount income. However, the purchase price paid by the Trust for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

         If the Trust acquires the Mortgage Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to transfer its assets and liabilities to a new partnership in exchange for interests in that new partnership, which it would then be treated as transferring to its partners. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

         Disposition Of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Representative And Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations and federal tax counsel is unable to opine on the matter. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

          Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Representative will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Tax Consequences To Foreign Certificateholders. It is not clear and federal tax counsel is unable to opine whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

          If the trust is engaged in a United States trade or business, each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust taking the position that no taxes were due because the Trust was not engaged in a United States trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust, and for that reason or because of the nature of the assets of the Trust probably will not be considered "portfolio interest." As a result, even if the Trust was not considered to be engaged in a United States trade or business, Certificateholders will be subject to United States federal income tax which must be withheld at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. A foreign holder would be entitled to claim a refund for such withheld tax, taking the position that the interest was portfolio interest and therefore not subject to United States tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether an interest in a Certificate is an unsuitable investment.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


                              ERISA CONSIDERATIONS

         ERISA imposes certain requirements on employee benefit plans and collective investment funds, separate accounts and insurance company general accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Security a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent.

         In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, the Security Guaranty Insurer, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. In addition, the U.S. Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Mortgage Loans and any other assets of the Trust and not merely an interest in the Securities, the assets of the Trust would become subject to the fiduciary investment standards of ERISA, and transactions occurring between the Representative, the Trustee, the Servicer, the Security Guaranty Insurer or any of their affiliates might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Securities or to the servicing of the Mortgage Loans are noted below.


         Regardless of whether the Securities are treated as debt or equity for purposes of ERISA, the acquisition or holding of Securities which are Notes by or behalf of a Plan could still be considered to give rise to a prohibited transaction if the Trust is or becomes a party in interest or disqualified person with respect to such Plan or in the event that a subsequent transfer of a
Note is made between a Plan and such party in interest or disqualified person. However, one or more Investor Based Exemptions referred to below may be applicable to exempt such prohibited transaction.


          The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83- 1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that (i) the Representative and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying Certificateholders (except holders of the Class R Certificates) against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Representative; and (iii) the payments made to and retained by the Representative in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust.

         In addition, PTCE 83-1 exempts the initial sale of Securities to a Plan with respect to which the Representative, the Security Guaranty Insurer, the Servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Securities and the rights and interests evidenced by such Securities are not subordinated to the rights and interests evidenced by other Securities of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules and transactions in connection with the servicing and operation of the Pool, provided that any payments made to the Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the Representative, the Servicer, the Security Guaranty Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Securities is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Securities; (ii) the Plan pays no more for the Securities than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Representative with regard to the sale, exchange or transfer of Securities to the Plan; (iv) the total value of the Securities purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Securities is acquired by persons independent of the Representative, the Trustee, the Servicer, and the Security Guaranty Insurer.

         Before purchasing Securities, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Securities constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Securities on behalf of a Plan.


          In addition, the DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions (each an "Underwriter Exemption") which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption which may be applicable to the Securities. The conditions of an Underwriter Exemption, if applicable, will be set forth in "ERISA
Considerations" in the Prospectus Supplement.

         One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Securities, depending in part upon the type of Plan fiduciary making the decision to acquire a Security and the circumstances under which such decision is made, including but not limited to:
PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, PTCE 84-14, regarding investments effectuated by "qualified plan asset managers", PTCE 96-23, regarding investments effectuated by "in-house asset managers" and PTCE 95-60, regarding investments by insurance company general accounts ("Investor Based Exemptions"). However, even if the conditions specified in an Underwriter Exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.


         Any Plan fiduciary considering the purchase of a Security should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                         LEGAL INVESTMENT CONSIDERATIONS

         Each Prospectus Supplement will describe the extent, if any, to which the Classes of Securities offered thereby will constitute "mortgage related securities" for purposes of SMMEA. No representation is made herein as to whether the Securities will constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Securities as legal investments for such purchasers prior to investing in any Class of Securities.


                              PLAN OF DISTRIBUTION

         The Securities offered hereby will be offered in Series, either directly by the Representative or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to and their use by the Representative and the Originators, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

         The Securities in a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Securities described in the related Prospectus Supplement, if they are purchased. If Securities of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Securities of such Series.

         The place and time of delivery for the Securities of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                  LEGAL MATTERS

         Certain legal matters relating to the validly of the issuance of the Securities of each Series will be passed upon for the Representative by Eric R. Elwin, Esq., Corporate Counsel of the Representative and certain legal matters relating to the validity of the issuance of the Securities of each Series will be passed upon for the Underwriters of the Securities of each Series by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP has performed legal services for the Representative and it is expected that it will continue to perform such services in the future.


                                     EXPERTS

         The consolidated financial statements of The Money Store Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.


                              FINANCIAL INFORMATION

         A new Trust will be formed to own the Mortgage Assets and to issue each Series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts are included in this Prospectus.


                                     RATING

         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

         Ratings on mortgage pass-through securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through securities in extreme cases might fail to recoup their underlying investments.

         A rating of a security is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

          Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

Adjustable Rate..........................................           7
Adjusted Mortgage Loan Remittance Rate...................          53
Agency Securities........................................           7
Agreement................................................           6
APR......................................................          10
ARM......................................................         101
Auction Rate Securities..................................           3
Available Remittance Amount..............................          65
Balloon Loans............................................          25
Bankruptcy Bond..........................................          17
Basis Risk Shortfall.....................................          83
Buydown Funds............................................          84
Cede.....................................................           5
Certificate..............................................           1
Certificateholders.......................................           1
Class....................................................           1
Cleanup Costs............................................          83
CMOs.....................................................          10
Code.....................................................          21
Commission...............................................           4
Compensating Interest....................................          20
Contingency Fees.........................................          64
Contracts................................................           7
Conventional Loans.......................................           7
Cooperative Loans........................................           7
Cooperatives.............................................           7
Curtailment..............................................          20
Custodian................................................          64
Cut-off Date.............................................          48
Designated Depository Institution........................          65
Detailed Description.....................................          30
Determination Date.......................................          20
Distribution Account.....................................          65
DTC......................................................           5
Due Period...............................................          65
ERISA....................................................          23
Event of Nonpayment......................................          69
Federal Tax Counsel......................................          21
FHA......................................................           7
FHA Loans................................................           7
FHLMC....................................................          10
Final Determination......................................          70
Fixed Rate...............................................           7
FNMA.....................................................           7
FTC Rule.................................................          80
Funding Period...........................................          11
Garn-St. Germain Act.....................................          81
GNMA.....................................................           7
Guaranty Insurance Policy................................          16
Home Equity Loans........................................          32
HUD......................................................           9
Indirect Participant.....................................          54
Insurance Proceeds.......................................          20
Insurance Paying Agent...................................          57
Insured Payment..........................................          57
Interest Period..........................................          53
Interest Rate............................................           3
IRS......................................................          70
LIBOR....................................................           3
Liquidation Proceeds.....................................          20
Loan-to-Value Ratio......................................          32
Lockout Periods..........................................           8
Lower Tier REMIC.........................................          93
Majority Securityholders.................................          68
Manufactured Homes.......................................          35
Manufacturer's Invoice Price.............................          32
Master Servicer..........................................           1
Monthly Advance..........................................          20
Mortgage Asset Schedule..................................          30
Mortgage Assets..........................................           1
Mortgage Interest Rate...................................           7
Mortgage Loans...........................................           7
Mortgage Pool Insurance Policy...........................          17
Mortgaged Properties.....................................           8
Multifamily Loans........................................           7
NHA Act..................................................          35
1933 Act.................................................           4
Non-REMIC Certificates...................................          22
Noteholders..............................................           1
Notes....................................................           1
Opinion of Counsel.......................................          64
Originators..............................................           1
Participants.............................................          54
Pass-Through Rate........................................           3
Permitted Instruments....................................          65
Permitted Investments....................................          60
Plan.....................................................         109
PMBS.....................................................           7
PMBS Agreement...........................................          42
PMBS Issuer..............................................          11
PMBS Servicer............................................          11
PMBS Trustee.............................................          11
Pool.....................................................           1
Pool Insurer.............................................          58
Pre-Funding Account......................................          11
Prepayment Assumption....................................          86
Principal and Interest Account...........................          65
Principal Prepayment Period..............................          51
Principal Prepayment.....................................          20
Qualified Substitute Mortgage Loan.......................          64
Rating Agency............................................          18
REIT ....................................................          94
Relief Act...............................................          29
REMIC....................................................           3
REMIC Certificates.......................................          83
REMIC Regular Certificates...............................          21
REMIC Residual Certificates..............................          21
REMIC Regulations........................................          84
Remittance Date..........................................           3
Representative...........................................           1
Reserve Account..........................................          16
Secured Conventional Home Improvement Loans..............           7
Security Guaranty Insurer................................          57
Security Register........................................          50
Senior Certificates......................................          13
Senior Notes.............................................          15
Servicing Advance........................................          66
Servicing Fees...........................................          64
Single Family Loans......................................           7
SMMEA....................................................          23
Special Hazard Insurance Policy..........................          17
Special Hazard Insurer...................................          59
Spread Amount............................................          17
Standard Hazard Insurance Policies.......................           8
Subordinated Certificates................................          13
Subordinated Notes.......................................          15
Sub-Servicer.............................................          68
Substitution Adjustment..................................          64
Successor Servicer.......................................          69
Superlien................................................          83
Supplemental Interest Payments...........................          60
T-Bill Rate..............................................           3
Termination Notice.......................................          70
Termination Price........................................          70
Tiered REMICs............................................          84
Title I Loan Program.....................................           9
Title I Property Improvement Loans.......................          35
Title V..................................................          81
Trust ...................................................           1
Trustee..................................................          21
Trustee's Mortgage File..................................          64
UCC......................................................          54
Underwriters.............................................         111
United States person.....................................          97
Unsecured Home Improvement Loans.........................           7
VA.......................................................           7
Variable Rate Non-REMIC Certificates.....................         101
Variable Rate REMIC Regular Certificates.................          85
Yield Supplement Agreement...............................          83

                                                                      APPENDIX I

                               AUCTION PROCEDURES


          The following description of the Auction Procedures applies to each Class of Auction Rate Securities (and may be different if otherwise set forth in a related Prospectus Supplement). The term "Security," as used in this Appendix, refers to each Class of Auction Rate Securities that are either Notes or Certificates and the term "Securityholder" refers to Holders of Auction Rate Securities.

DEFINITIONS

          Capitalized terms used herein and not otherwise defined have the meanings ascribed in the accompanying Prospectus and Prospectus Supplement. Additionally, the following terms have the meanings ascribed to them:

          "All Hold Rate" means ninety percent (90%) of One-Month LIBOR or such other rate as may be set forth in the related Prospectus Supplement.

          "Auction" means the implementation of the Auction Procedures on an Auction Date.

          "Auction Agent" means the initial auction agent under the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the substitute auction agent.

          "Auction Agent Agreement" means the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such substitute Auction Agent Agreement.

          "Auction Agent Fee" has the meaning set forth in the Auction Agent Agreement.

          "Auction Agent Fee Rate" has the meaning set forth in the Auction Agent Agreement.

          "Auction Date" means, with respect to the Initial Period for each Class of Securities, the date set forth in the related Prospectus Supplement and thereafter, the Business Day immediately preceding the first day of each Auction Period for each Security, other than:

          (A) each Auction Period commencing after the ownership of the Securities is no longer maintained in Book-Entry Form by DTC;

          (B) each Auction Period commencing after and during the continuance of an Event of Default; or

          (C) each Auction Period commencing less than two Business Days after the cure or waiver of an Event of Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the related Agreement and the related Terms Supplement, as described herein.

          "Auction Period" means, with respect to each Security, the Interest Period applicable to such Security during which time the applicable Security Interest Rate is determined pursuant to the related Agreement and the related Terms Supplement, which Auction Period (after the Initial Period for such Security) initially shall consist of between 7 days and one year (as set forth in the related Prospectus Supplement), as the same may be adjusted pursuant to such related Agreement and the related Terms Supplement.

          "Auction Period Adjustment" means an adjustment to the Auction Period as provided in the related Terms Supplement, as described herein.

          "Auction Procedures" means the procedures set forth in the related Terms Supplement and described herein by which the Auction Rate applicable to a Security is determined.

          "Auction Rate" means, with respect to any Security, the rate of interest per annum that results from the implementation of the Auction Procedures and is determined as described in the related Agreement and the related Terms Supplement and this Appendix I.

          "Authorized Denominations" means, the dollar amount set forth in the related Prospectus Supplement and any integral multiple in excess thereof.

          "Broker-Dealer" means the initial broker-dealer under the initial Broker-Dealer Agreement or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Representative and the Trustee pursuant to the related Agreement and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

          "Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer, and approved by Representative and the Trust, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented.

          "Broker-Dealer Fee" has the meaning set forth in the Auction Agent Agreement.

          "Broker-Dealer Fee Rate" has the meaning set forth in the Auction Agent Agreement.

          "Effective Interest Rate" means, for any Mortgage Loan and any collection period, the per annum rate at which such Mortgage Loan accrues interest during such collection period.

          "Existing Securityholder" means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Securityholder Registry at the close of business on the Business Day immediately preceding such Auction and
(ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of any Security.

          "Existing Securityholder Registry" means the registry of Persons who are owners of the Securities, maintained by the Auction Agent as provided in the Auction Agent Agreement.

          "Federal Funds Rate" means, for any date of determination, the federal funds (effective) rate as published on page 118 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) on the immediately preceding Business Day. If no such rate is published on such page on such date, "Federal Funds Rate" shall mean for any date of determination, the Federal funds (effective) rate as published by the Federal Reserve Board in the most recent edition of Federal Reserve Statistical Release No. H.15 (519) that is available on the Business Day immediately preceding such date.

          "Initial Period" means, as to any Security, the period commencing on the Closing Date of such Security and continuing through the day immediately preceding the Security Initial Rate Adjustment Date for such Security.

          "Interest Period" means, with respect to a Security, the Initial Period for such Security and each period commencing on the Rate Adjustment Date for such Security and ending on the day before (i) the next Rate Adjustment Date for such Security or (ii) the final maturity date of such Security, as applicable.

          "Market Agent" means the entity named as market agent under the related Agreement, or any successor to it in such capacity thereunder.

          "Maximum Auction Rate" generally means (i) for Auction Periods of 34 days or less, either (A) the greater of (1) One-Month LIBOR plus 0.60% or (2) the Federal Funds Rate plus 0.60% (if both ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (B) One-Month LIBOR plus 1.50% (if any one of the ratings assigned by the Rating Agencies to the Security is less than "Aa3" or "AA-") or (ii) for Auction Periods of greater than or equal to 35 days, either (A) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, 0.60% (if both of the ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (B) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, 1.50% (if any one of the ratings assigned by the Rating Agencies to the applicable Security is less than "Aa3" or "AA-") or such other rate as may be set forth in the related Prospectus Supplement. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.

          "Net Loan Rate" for any Interest Period will equal the weighted average Effective Interest Rate for the Collection Period immediately preceding such Interest Period less the amount set forth in the related Prospectus Supplement.

          "Non-Payment Rate" means One-Month LIBOR plus 1.50%, as the same may be adjusted pursuant to a Terms Supplement or such other rate as may be set forth in the related Prospectus Supplement.

          "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Potential Securityholder" means any Person (including an Existing Securityholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Securities (or, in the case of an Existing Securityholder thereof, an additional principal amount of Securities).

          "Rate Adjustment Date" means, with respect to each Security, the date on which the applicable Security Interest Rate is effective and means, with respect to each such Security, the date of commencement of each Auction Period.

          "Rate Determination Date" means, with respect to any Security, the Auction Date, or if no Auction Date is applicable to such Series, the Business Day immediately preceding the date of commencement of an Auction Period.

          "Security Initial Rate" means, with respect to any Class of Notes or Certificates, the rate identified as such in the related Prospectus Supplement.

          "Security Initial Rate Adjustment Date" means, with respect to any Class of Notes, the date identified as such in the related Prospectus Supplement and, with respect to any Class of Certificates, the date set forth in the related Agreement or the related Terms Supplement.

          "Three-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Three-Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Three Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Auction Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Auction Agent, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Three Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable Interest Period will be Three-Month LIBOR in effect for the previous Interest Period.

EXISTING SECURITYHOLDERS AND POTENTIAL SECURITYHOLDERS

          Participants in each Auction will include: (1) "Existing Securityholders," which shall mean any Securityholder according to the records of the Auction Agent at the close of business on the Business Day preceding each Auction Date; and (ii) "Potential Securityholders," which shall mean any person, including any Existing Securityholder or a Broker/Dealer, who may be interested in acquiring Securities (or, in the case of an Existing Securityholder, an additional principal amount of the Security such Securityholder then holds). See "--Broker-Dealer."

          By purchasing a Security, whether in an Auction or otherwise, each prospective purchaser of Securities or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described herein; (ii) so long as the beneficial ownership of the Securities is maintained in Book-Entry Form to sell, transfer or otherwise dispose of the Securities only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Securityholder of the Securities so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iii) to have its beneficial ownership of Securities maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Sell Order; (v) that a Bid placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Security Interest Rate of such Security, determined as described herein; and (vi) that a Bid placed by a Potential Securityholder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Security specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Security Interest Rate of the specified Security, determined as described herein.

          The principal amount of the Securities purchased or sold may be subject to probation procedures on the Auction Date. Each purchase or sale of Securities on the Auction Date will be made for settlement on the first day of the Interest Period immediately following such Auction Date at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

          Auction Agent

          The entity named in the related Prospectus Supplement, will be appointed as Auction Agent to serve as agent for a Trust in connection with Auctions. The Trustee and the Representative will enter into the Auction Agreement with the Auction Agent. Any Auction Agent or Substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the related Agreement and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the related Agreement by giving at least 90 days notice to the Trustee, the Trust, the Representative and the Market Agent. The Auction Agent may be removed at any time by the Trustee upon the written direction of the Security Guaranty Insurer, if applicable, or, with the consent of the Security Guaranty Insurer, if applicable, the Securityholders of 66B% of the aggregate principal amount of the Securities then outstanding, by an instrument signed by the Security Guaranty Insurer, if applicable, or such Securityholders or their attorneys and filed with the Auction Agent, the Representative, the Trustee and the Market Agent upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Trust or the Representative or by the Market Agent, with the Trust's and the Representative's consent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, the Trust, the Representative, the Security Guaranty Insurer, if applicable, and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

          If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee, at the direction of the Representative (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph above), shall use its best efforts to appoint a Substitute Auction Agent.

          The Auction Agent is acting as agent for the Trust in connection with Auctions. In the absence of bad, faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

          The Trustee will pay the Auction Agent the Auction Agent Fee on the Note Remittance Date or Certificate Remittance Date set forth in the related Prospectus Supplement, and will reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). The Trust will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder and of enforcing this indemnification provision; provided that the Trust will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, such fees and expenses being payable as described above.

          Broker-Dealer

          Existing Securityholders and Potential Securityholders may participate in Auctions only by submitting orders (in the manner described below) through a "Broker-Dealer," including the Broker-Dealer, as the sole Broker-Dealer or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the Trust and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

          The Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from monies received from the Trustee, on the Note Remittance Date or Certificate Remittance Date set forth in the related Prospectus Supplement.

          Market Agent

          In connection with each Series of Notes and the Certificates, the "Market Agent," will act solely as agent of the Trust and will not assume any obligation or relationship of agency or trust for or with any of the Securityholders.

AUCTION PROCEDURES

          General

          Pursuant to the related Agreement and the related Terms Supplement, Auctions to establish the Auction Rate for each Security issued by the Trust will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described herein. Such procedures are to be applicable separately to each Class of Notes and each Class of Certificates.

          The Auction Agent will calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three-Month LIBOR, as the case may be, on each Auction Date. The Administrator will calculate and, no later than the Business Day preceding each Auction Date, will report to the Auction Agent in writing, the Net Loan Rate. If the ownership of a Security is no longer maintained in Book-Entry Form, the Trustee will calculate the Maximum Auction Rate, and Administrator will report to the Trustee in writing the Net Loan Rate, on the Business Day immediately preceding the first day of each Interest Period commencing after delivery of such Security. If an Event of Default has occurred, under the Indenture or the Pooling and Servicing Agreement, as applicable, the Trustee will calculate the Non-Payment Rate on the Rate Determination Date for
(i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Event of Default. The Auction Agent will determine One-Month LIBOR or the Three-Month LIBOR, as applicable, for each Interest Period other than the Initial Period for a Security; provided, that if the ownership of the Securities is no longer maintained in Book-Entry Form, or if an Event of Default has occurred, then the Trustee will determine the One-Month LIBOR or the Three-Month LIBOR, as applicable, for each such Interest Period. The determination by the Trustee or the Auction Agent, as the case may be, of the One-Month LIBOR or the Three-Month LIBOR, as applicable, will (in the absence of manifest error) be final and binding upon the Securityholders and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the Trustee of the One- Month LIBOR or the Three-Month LIBOR, as applicable.

          Submission of Orders

          So long as the ownership of the Securities is maintained in Book-Entry Form, an Existing Securityholder may sell, transfer or otherwise dispose of Securities only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Securityholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions for each Class of Notes and each Class of Certificates will be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each Class of Notes and each Class of Certificates).

          Prior to the Submission Deadline (defined as 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date relating to a
Security:

                 (a) each Existing Securityholder of the applicable Security may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount and Class of outstanding Securities, if any, held by such Existing Securityholder which such Existing Securityholder desires to continue to hold without regard to the Security Interest Rate for such Securities for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount and Class of outstanding Securities, if any, which such Existing Securityholder offers to sell if the Security Interest Rate for such Securities for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Securityholder (a "Bid"); and/or (iii) the principal amount and Class of outstanding Securities, if any, held by such Existing Securityholder which such Existing Securityholder offers to sell without regard to the Security Interest Rate for such Securities for the next succeeding Auction Period (a "Sell Order"); and

                 (b) one or more Broker-Dealers may contact Potential Securityholders to determine the principal amount and Class of Securities which each such Potential Securityholder offers to purchase, if the Security Interest Rate for such Securities for the next succeeding Auction Period will not be less than the rate per annum specified by such Potential Securityholder (also a "Bid").

          Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Securityholder and each Potential Securityholder placing an Order is referred to as a "Bidder."

          Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Securityholder will constitute an irrevocable offer to sell: (i) the principal amount and Class of the outstanding Securities specified in such Bid if the Security Interest Rate for such Securities will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount and Class of the outstanding Securities to be determined as described below in "Acceptance and Rejection of Orders," if the Security Interest Rate for such Securities will be equal to the rate specified in such Bid or (iii) such principal amount or a lesser principal amount of the then outstanding Securities to be determined as described below under "Acceptance and Rejection of Orders," if the rate specified therein will be higher than the Security Interest Rate for such Securities and Sufficient Bids (as defined below) have not been made.

          Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Securityholder will constitute an irrevocable offer to sell: (i) the principal amount of the Security specified in such Sell Order or (ii) such principal amount or a lesser principal amount of outstanding Securities of the specified Security as described below under "Acceptance and Rejection of Orders," if Sufficient Bids have not been made.

          Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Securityholder will constitute an irrevocable offer to purchase: (i) the principal amount of the Security specified in such Bid if the Security Interest Rate for such Securities will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount of such Securities as described below in "Acceptance and Rejection of Orders," if the Security Interest Rate is equal to the rate specified in such Bid.

          Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount and Class of Security that are the subject of such Order; (iii) to the extent that such Bidder is an Existing Securityholder: (a) the principal amount and Class of Securities, if any, subject to any Hold Order placed by such Existing Securityholder; (b) the principal amount, and Class of Securities, if any, subject to any Bid placed by such Existing Securityholder and the rate specified in such Bid; and (c) the principal amount, and Class of Securities, if any, subject to any Sell Order placed by such Existing Securityholder, and (iv) to the extent such Bidder is a Potential Securityholder, the rate specified in such Potential Securityholder's Bid.

          If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

          If an Order or Orders covering all Securities of the applicable Class held by any Existing Securityholder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Securityholder covering the principal amount of Securities held by such Existing Securityholder and not subject to an Order submitted to the Auction Agent.

          Neither the Trust, the Representative, the Trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Securityholder or Potential Securityholder.

          An Existing Securityholder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Securities then held by such Existing Securityholder. An Existing Securityholder that offers to purchase additional Securities is, for purposes of such offer, treated as a Potential Securityholder.

          Any Bid specifying a rate higher than the Maximum Auction Rate will
(i) be treated as a Sell Order if submitted by a Existing Securityholder and
(ii) not be accepted if submitted by a Potential Securityholder.

          Validity of Orders

          If any Existing Securityholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Class of Securities held by such Existing
Securityholder, such Orders will be considered valid as follows and in the order of priority described below.

          Hold Orders. All Hold Orders will be considered valid, but only up to the aggregate principal amount of the Class of Securities held by such Existing Securityholder, and if the aggregate principal amount of the Class of Securities subject to such Hold Orders exceeds the aggregate principal amount of the Class of Securities held by such Existing Securityholder, the aggregate principal amount of the Class of Securities subject to each such Hold Order will be reduced pro rata so that the aggregate principal amount of the Class of Securities subject to all such Hold Orders equals the aggregate principal amount of the Class of Securities held by such Existing Securityholder.

          Bids. Any Bid will be considered valid up to an amount equal to the excess of the principal amount of the Class of Securities held by such Existing Securityholder over the aggregate principal amount of such Security, subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Securityholder and the aggregate principal amount of Securities subject to such Bids is greater than such excess, such Bids will be considered valid up to an amount equal to such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of such Existing Securityholder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of Securities, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Securityholder at the rate therein specified.

          Sell Orders. All Sell Orders will be considered valid up to an amount equal to the excess of the principal amount of Securities of the Class held by such Existing Securityholder over the aggregate principal amount of Securities subject to valid Hold Orders and valid Bids as referred to above.

          If more than one Bid for a Class of Security is submitted on behalf of any Potential Securityholder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Securityholder covering an aggregate principal amount of Securities not equal to an Authorized Denomination or an integral multiple thereof will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Securityholder covering an aggregate principal amount of Securities not equal to an Authorized Denomination or an integral multiple thereof will be rejected. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

          A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order," a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

          Determination of Sufficient Bid and Bid Auction Rate

          Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

                 (a) for the applicable Security, the excess of the total principal amount of such Securities over the sum of the aggregate principal amount of such Securities subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Securities"); and

                 (b) from such Submitted Orders whether the aggregate principal amount of Securities of such Class subject to Submitted Bids by Potential Securityholders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of Securities of such Class subject to Submitted Bids by Existing Securityholders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of Securities of such Class subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the Securities are subject to Submitted Hold Orders, such Submitted Bids by Potential Securityholders above will be hereinafter referred to collectively as "Sufficient Bids"); and

                 (c) if Sufficient Bids exist, the "Bid Auction Rate," which will be the lowest rate specified in such Submitted Bids such that if:

                           (i) each such Submitted Bid from Existing
                 Securityholders of such Security specifying such lowest rate and all other Submitted Bids from Existing Securityholders of such Security specifying lower rates were rejected (thus entitling such Existing Securityholders to continue to hold the principal amount of Securities subject to such Submitted Bids); and

                           (ii) each such Submitted Bid from Potential
                 Securityholders of such Security specifying such lowest rate and all other Submitted Bids from Potential Securityholders specifying lower rates, were accepted, the result would be that such Existing Securityholders described in subparagraph (c)(i) above would continue to hold an aggregate principal amount of Securities which, when added to the aggregate principal amount of Securities to be purchased by such Potential Securityholders described in this subparagraph (ii) would equal not less than the Available Securities.

          Determination of Auction Rate and Security Interest Rate, Notice

          Promptly after the Auction Agent has made the determinations described above, the Auction Agent is to advise the Trustee of the Net Loan Rate, the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date, and based on such determinations, the Auction Rate for the next succeeding Interest Period for the applicable Security as follows:

                 (a) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period will be equal to the Bid Auction Rate so determined;

                 (b) if Sufficient Bids do not exist (other than because all of the Securities of the applicable Security are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period will be equal to the Maximum Auction Rate; or

                 (c) if all Securities of the applicable Security are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period will be equal to the All Hold Rate.

          Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Trustee of the Security Interest Rate for each applicable Security, which rate will be the lesser of (a) the Auction Rate for each such Security and (b) the Net Loan Rate. In no event shall a Security Interest Rate exceed the rate (the "Security Interest Rate Limitation") set forth in the related Prospectus Supplement.

          Acceptance and Rejection of Orders

          Existing Securityholders of the applicable Security will continue to hold the principal amount of Securities of such Class that are subject to Submitted Hold Orders. If, with respect to a Security, the Net Loan Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids, as described above under "Determination of Sufficient Bids and Bid Auction Rate," have been received by the Auction Agent, the Bid Auction Rate will be the Security Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as provided in the related Agreement and described below under "Sufficient Bids."

          If the Net Loan Rate is less than the Auction Rate, the Security Interest Rate will be the Net Loan Rate. If the Auction Rate and the Net Loan Rate are both greater than the Security Interest Rate Limitation, the Security Interest Rate for each series shall be equal to the Security Interest Rate Limitation. If the Auction Agent has not received Sufficient Bids as described above under "Determination of Sufficient Bids and Bid Auction Rate" (other than because all of the Securities are subject to Submitted Holds Orders), the Security Interest Rate will be the lesser of the Maximum Auction Rate or the Net Loan Rate. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

          Sufficient Bids. If Sufficient Bids have been made with a respect to a Security and the Net Loan Rate is equal to or greater than the Bid Auction Rate (in which case the Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

                 (a) Existing Securityholders' Submitted Bids specifying any rate that is higher than the Security Interest Rate will be accepted, thus requiring each such Existing Securityholder to sell the aggregate principal amount of Securities subject to such Submitted Bids;

                 (b) Existing Securityholders' Submitted Bids specifying any rate that is lower than the Security Interest Rate will be rejected, thus entitling each such Existing Securityholder to continue to hold the aggregate principal amount of Securities subject to such Submitted Bids;

                 (c) Potential Securityholders' Submitted Bids specifying any rate that is lower than the Security Interest Rate will be accepted;

                 (d) Each Existing Securityholder's Submitted Bid specifying a rate that is equal to the Security Interest Rate will be rejected, thus entitling such Existing Securityholder to continue to hold the aggregate principal amount of Securities subject to such Submitted Bid, unless the aggregate principal amount of Securities subject to such Submitted Bids will be greater than the principal amount of Securities (the "remaining principal amount") equal to the excess of the Available Securities over the aggregate principal amount of Securities subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event such Submitted Bid of such Existing Securityholder will be rejected in part and such Existing Securityholder will be entitled to continue to hold the principal amount of Securities subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Securities obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of Securities held by such Existing Securityholder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Securities subject to such Submitted Bids made by all such Existing Securityholders that specified a rate equal to the Security Interest Rate; and

                 (e) Each Potential Securityholder's Submitted Bid specifying a rate that is equal to the Security Interest Rate will be accepted, but only in an amount equal to the principal amount of Securities obtained by multiplying the excess of the aggregate principal amount of Available Securities over the aggregate principal amount of Securities subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of Securities subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Securities subject to Submitted Bids made by all such Potential Securityholders that specified a rate equal to the Security Interest Rate.

          Insufficient Bids. If Sufficient Bids have not been made with respect to a Security (other than because all of the Securities of such Class are subject to Submitted Hold Orders) or if the Net Loan Rate is less than the Bid Auction Rate (in which case the Security Interest Rate shall be the Net Loan
Rate) or if the Security Interest Rate Limitation applies, subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

                 (a) Existing Securityholders' Submitted Bids specifying any rate that is equal to or lower than the Security Interest Rate will be rejected, thus entitling such Existing Securityholders to continue to hold the aggregate principal amount of Securities subject to such Submitted Bids;

                 (b) Potential Securityholders' Submitted Bids specifying any rate that is equal to or lower than the Security Interest Rate will be accepted, and specifying any rate that is higher than the Security Interest Rate will be rejected; and

                 (c) each Existing Securityholder's Submitted Bid specifying any rate that is higher than the Security Interest Rate and the Submitted Sell Order of each Existing Securityholder will be accepted, thus entitling each Existing Securityholder that submitted any such Submitted Bid or Submitted Sell Order to sell the Securities subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Securities obtained by multiplying the aggregate principal amount of Securities subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of Securities held by such Existing Securityholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of Securities subject to all such Submitted Bids and Submitted Sell Orders.

          All Hold Orders. If all Securities of a Class are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

          Authorized Denominations Requirement. If, as a result of the procedures described above regarding Sufficient Bids and Insufficient Bids, any Existing Securityholder would be entitled or required to sell, or any Potential Securityholder would be entitled or required to purchase, a principal amount of Securities that is not equal to an Authorized Denomination or an integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Securities to be purchased or sold by any Existing Securityholder or Potential Securityholder so that the principal amount of Securities purchased or sold by each Existing Securityholder or Potential Securityholder will be equal to an Authorized Denomination or an integral multiple in excess thereof. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Securityholder would be entitled or required to purchase less than a principal amount of Securities equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Securities for purchase among Potential Securityholders so that only Securities in an Authorized Denomination or any integral multiples in excess thereof are purchased by any Potential Securityholder, even if such allocation results in one or more of such Potential Securityholders not purchasing any Securities.

          Based on the results of each Auction, the Auction Agent is to determine the aggregate principal amount of Securities of each Class to be purchased and the aggregate principal amount of Securities of each Class to be sold by Potential Securityholders and Existing Securityholders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Securities to be sold differs from such aggregate principal amount of Securities to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Securities.

          Any calculation by the Auction Agent (or the Trustee, if applicable) of the Security Interest Rate, One-Month LIBOR, Three-Month LIBOR, the Maximum Auction Rate, the All Hold Rate, the Net Loan Rate and the Non-Payment Rate will, in the absence of manifest error, be binding on all other parties.

          Notwithstanding anything in any related Agreement or, a related Terms Supplement to the contrary, no Auction is to be held on any Auction Date on which there are insufficient moneys held by the Trustee under the related Agreement and available to pay the principal of and interest due on the applicable Security on the Note Remittance Date or Certificate Remittance Date immediately following such Auction Date.

          Settlement Procedures

          The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Security Interest Rate for a Security for the next Interest Period and, if such Order was a Bid or Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Auction Date if the Interest Rate is the Auction Rate and not later than 4:00 p.m. eastern time on the Auction Date if the Interest Rate is the Net Loan Rate. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise such Bidder of the applicable Security Interest Rate for the next Interest Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Securities as a result of the Auction and advise each Bidder purchasing or selling Securities as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Securities or to deliver such Securities against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent is to record each transfer of Securities on the Existing Securityholders Registry to be maintained by the Auction Agent.

          In accordance with DTC's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the depository, and the accounts of the respective Participants at DTC will be debited and credited and Securities delivered as necessary to effect the purchases and sales of Securities as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

          If any Existing Securityholder selling Securities in an Auction fails to deliver such Securities, the Broker-Dealer of any person that was to have purchased Securities in such Auction may deliver to such person a principal amount of Securities that is less than the principal amount of Securities that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination or any integral multiple thereof. In such event, the principal amount of Securities to be delivered will be determined by such Broker-Dealer. Delivery of such lesser principal amount of Securities will constitute good delivery. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Securityholder, Existing Securityholder or their respective Broker-Dealer or Participant to deliver the principal amount of Securities or to pay for the Securities purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see "SETTLEMENT PROCEDURES."

TRUSTEE NOT RESPONSIBLE FOR AUCTION AGENT, MARKET AGENT AND BROKER-DEALERS

          The Trustee shall not be liable or responsible for the actions of or failure to act by the Auction Agent, Market Agent or any Broker-Dealer under the related Agreement, the related Terms Supplement or under the Auction Agent Agreement, the Market Agent Agreement or any Broker-Dealer Agreement. The Trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Market Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

CHANGES IN AUCTION TERMS

          Changes in Auction Period or Periods

          While any of the Securities are outstanding, the Administrator, may, from time to time, change the length of the one or more Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Securities (an "Auction Period Adjustment"). The Administrator will not initiate such change in the length of the Auction Period unless it shall have received the written consent from the Market Agent, which consent will not be unreasonably withheld, not less than three days nor more than 20 days prior to the effective date of an Auction Period Adjustment. The Administrator will initiate an Auction Period Adjustment by giving written notice to the Trustee, the Auction Agent, the Market Agent, the Security Guaranty Insurer and DTC in substantially the form of, or containing substantially the information contained in, the related Agreement at least 10 days prior to the Auction Date for such Auction Period.

          Any such Auction Period Adjustment shall not result in an Auction Period of less than 7 days nor more than 91 days. If any such Auction Period Adjustment will result in an Auction Period of less than the number of days in the then current Auction Period, the notice described above will be effective only if it is accompanied by a written statement of the Trustee, the Auction Agent and DTC to the effect that they are capable of performing their duties, if any, under the related Agreement, the Auction Agent Agreement and any Broker-Dealer Agreement with respect to such changed Auction Period.

          An Auction Period Adjustment will take effect only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, a certificate from the Representative authorizing an Auction Period Adjustment specified in such certificate, the certificate of the Market Agent described above and the written statement of the Trustee, the Auction Agent DTC described above and (B) Sufficient Bids exist at the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) is not met, the Security Interest Rate applicable for the next Auction Period will be determined pursuant to the Auction Procedures and the Auction Period will be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met, but the condition referred to in (B) above is not met, the Security Interest Rate applicable for the next Auction Period will be the lesser of the Maximum Auction Rate and the Net Loan Rate and the Auction Period will be the Auction Period determined without reference to the proposed change.

          Changes in the Auction Date

          The Market Agent, at the written direction of the Representative, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Securities. The Representative will not consent to such change in the Auction Date unless the Representative will have received from the Market Agent not less than three days nor more than 20 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Market Agent will provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Trust, the Representative, and DTC.

          The changes in Auction terms described above may be made with respect to any Class of the Securities. In connection with any change in Auction Terms described above, the Auction Agent is to provide such further notice to such parties as is specified in the Auction Agent Agreement.

                                                                     APPENDIX II

                              SETTLEMENT PROCEDURES

These Settlement Procedures apply separately to each Class of Securities and may be different if specified in the related Prospectus Supplement.

          (e) Not later than (i) 3:00 p.m. if the Security Interest Rate is the Auction Rate or (2) 4:00 p.m. if the Security Interest Rate is the Net Loan Rate, the Auction Agent is to notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Securityholder or Potential Securityholder of:

                    (i) the Security Interest Rate fixed for the next Interest Period;

                    (ii) whether there were Sufficient Bids in such Auction;

                    (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Securityholder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Securities, if any, to be sold by such Existing Securityholder;

                    (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Securityholder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Securities, if any, to be purchased by such Potential Securityholder;

                    (v) if the aggregate amount of Securities to be sold by all Existing Securityholders on whose behalf such Seller's Broker -Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Securities to be purchased by all Potential Securityholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers and the name of the Participant, if any, of each such Buyer's Broker-Dealer (a "Participant") acting for one or more purchasers of such excess principal amount of Securities and the principal amount of Securities to be purchased from one or more Existing Securityholders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Securityholders on whose behalf each of such Buyer's Broker-Dealers acted;

                    (vi) if the principal amount of Securities to be purchased by all Potential Securityholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Securities to be sold by all Existing Securityholders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Securities and the principal amount of Securities to be sold to one or more Potential Securityholders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Securityholder on whose behalf each of such Seller's Broker-Dealers acted; and

                    (vii) the Auction Date for the next succeeding Auction.

          (f) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Securityholder or Potential Securityholder is to:

                    (i) advise each Existing Securityholder and Potential Securityholder on whose behalf such Broker- Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

                    (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Securityholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Securityholder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through DTC the amount necessary to purchase the principal amount of the Securities to be purchased pursuant to such Bid against receipt of such Securities together with accrued interest;

                    (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Securityholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Securityholder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through DTC the principal amount of the Securities to be sold pursuant to such Order against payment therefor;

                    (iv) advise each Existing Securityholder on whose behalf such Broker-Dealer submitted an Order and each Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid of the Security Interest Rate for the next Interest Period;

                    (v) advise each Existing Securityholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

                    (vi) advise each Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

          (g) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Securities received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Securityholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Securityholder, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

          (h)  On each Auction Date:

                    (i) each Potential Securityholder and Existing Securityholder with an Order in the Auction on such Auction Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be:

                    (ii) each Seller's Broker-Dealer that is not a Participant in DTC's system will instruct its Participant to deliver such Securities through DTC to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

                    (iii) each Buyer's Broker-Dealer that is not a Participant in DTC's system will instruct its Participant to pay through DTC to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary to purchase the Securities to be purchased pursuant to (b)(ii) above against receipt of such Securities.

          (i) On the Business Day following each Auction Date;

                    (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above will instruct DTC to execute the transactions described under (b)(ii) or (b)(iii) above for such Auction, and DTC will execute such transactions;

                    (ii) each Seller's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (d)(ii) above for such Auction, and DTC will execute such transactions; and

                    (iii) each Buyer's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (d)(iii) above for such Auction, and DTC will execute such transactions.

          (j) If an Existing Securityholder selling Securities in an Auction fails to deliver such Securities (by authorized book-entry), a Broker-Dealer may deliver to the Potential Securityholder on behalf of which it submitted a Bid that was accepted a principal amount of Securities that is less than the principal amount of Securities that otherwise was to be purchased by such Potential Securityholder. In such event, the principal amount of Securities to be so delivered will be determined solely by such Broker-Dealer (but only in Authorized Denominations). Delivery of such lesser principal amount of Securities will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Securities which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Securityholder, Existing Securityholder or their Respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Securities purchased or sold pursuant to an Auction or otherwise.

NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE REPRESENTATIVE OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY NOR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                          PAGE

Summary of Terms................................................. S- 4
Risk Factors..................................................... S-39
Lending Programs................................................. S-41
The Representative and the Originators........................... S-45
The Loans Pools.................................................. S-48
Maturity, Prepayment and Yield Considerations.................... S-53
Description of the Securities.................................... S-62
The Guaranty Insurance Policies and the Guaranty Insurer......... S-70
The Agreement ................................................... S-72
Federal Income Tax Considerations................................ S-81
ERISA Considerations............................................. S-81
Legal Investment Considerations.................................. S-84
Underwriting..................................................... S-84
Experts.......................................................... S-85
Legal Matters.................................................... S-85
Rating of the Securities......................................... S-85
Financial Information ........................................... S-85
Index of Principal Terms......................................... S-86


                                                          (Back cover continued
                                                                 on next page)

                                                   PROSPECTUS

Prospectus Supplement ............................................      4
Available Information ............................................      4
Reports to Securityholders........................................      5
Incorporation of Certain Documents by Reference...................      5
Summary of Terms .................................................      6
Risk Factors......................................................     23
The Trusts........................................................     28
Use of Proceeds ..................................................     42
The Representative and the Originators............................     42
The Single Family Loan Lending Program............................     42
Description of the Securities.....................................     47
Credit Enhancement ...............................................     54
Maturity, Prepayment and Yield Considerations ....................     59
The Agreements ...................................................     61
Certain Legal Aspects of the
  Mortgage Loans .................................................     72
Federal Income Tax Consequences ..................................     81
ERISA Considerations .............................................    107
Legal Investment Considerations ..................................    109
Plan of Distribution .............................................    109
Legal Matters ....................................................    109
Experts...........................................................    110
Financial Information.............................................    110
Rating............................................................    110
Index of Principal Terms..........................................    111
Appendix I - Auction Procedures...................................    I-1
Appendix II - Settlement Procedures...............................    II-1

                                                         (Back cover continued
                                                                 on next page)

                                 $--------------

                                  (APPROXIMATE)


                              THE MONEY STORE INC.

                                (REPRESENTATIVE)


                    THE MONEY STORE ASSET BACKED CERTIFICATES

                       THE MONEY STORE ASSET BACKED NOTES

                              (ISSUABLE IN SERIES)

                              PROSPECTUS SUPPLEMENT




SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 1997.


PROSPECTUS SUPPLEMENT
(To Prospectus dated ____________, 199_)

                    THE MONEY STORE SBA LOAN TRUST 1997--___

                      $______________ Class A Certificates
                      $______________ Class B Certificates
                                  (Approximate)

                 THE MONEY STORE SBA LOAN-BACKED ADJUSTABLE RATE
                         CERTIFICATES, SERIES 1997-___,

(EXCEPT FOR THE EXCESS SPREAD (AS DEFINED HEREIN), WHICH CONSTITUTES PART OF THE TRUST FUND, THE UNITED STATES SMALL BUSINESS ADMINISTRATION (THE "SBA") NEITHER GUARANTEES THE CERTIFICATES OFFERED HEREBY, THE BENEFICIAL OWNERSHIP INTEREST IN THE TRUST FUND REPRESENTED THEREBY OR THE UNGUARANTEED INTEREST IN THE SBA LOANS THAT CONSTITUTE THE ASSETS OF SUCH TRUST FUND NOR DOES THE SBA HAVE ANY DIRECT OR INDIRECT OBLIGATION TO THE TRUST FUND OR THE CERTIFICATEHOLDERS).

                     THE MONEY STORE INVESTMENT CORPORATION
                    THE MONEY STORE COMMERCIAL MORTGAGE INC.
                                       AND
                       THE MONEY STORE OF NEW YORK, INC.,
                                     Sellers

The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 199_-_ (the "Certificates"), evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") created by The Money Store Investment Corporation ("TMSIC"), The Money Store Commercial Mortgage Inc. ("TMSCMI") and The Money Store of New York, Inc. ("MSNY" and, together with TMSIC and TMSCMI, the "Sellers"). The Trust Fund consists primarily of the right to receive payments and other recoveries attributable to certain unguaranteed interests (the "Unguaranteed Interests") in a pool of loans partially guaranteed by the U.S. Small Business Administration and, as described herein, may also include certain loans originated in connection with such loans (collectively, the "SBA Loans"). See "The SBA Loan Program -- Loan Parameters" herein. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, among the Sellers, TMSIC, as servicer (in such capacity, the "Servicer"), The Money Store Inc., as Representative (the "Representative") and [Name of Trustee], as trustee. (cover continued on next page)

     SEE "RISK FACTORS" ON PAGE S-22 HEREIN AND ON PAGE 20 IN THE PROSPECTUS FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CERTIFICATES OFFERED HEREBY.

     THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF TMSIC, TMSCMI, MSNY OR ANY OF THEIR RESPECTIVE AFFILIATES OR SUBSIDIARIES [, EXCEPT FOR THE GUARANTY OF THE REPRESENTATIVE AS PROVIDED HEREIN]. EXCEPT FOR THE EXCESS SPREAD, NEITHER THE CERTIFICATES NOR THE UNDERLYING UNGUARANTEED INTERESTS OF THE SBA LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES SMALL BUSINESS ADMINISTRATION OR ANY OTHER GOVERNMENTAL AGENCY, AND NO GOVERNMENTAL AGENCY HAS PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.
                              --------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
           UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
               OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Underwriter has agreed to purchase the Class A and Class B Certificates from the Sellers at _____% of the principal amounts thereof, subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Underwriting". Aggregate proceeds to the Sellers from the sale of the Certificates offered hereby (before deducting expenses payable by the Sellers estimated at $_______) will be approximately $___________.

     The Underwriter proposes to offer the Certificates from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting".

     The Certificates are offered by the Underwriter subject to prior sale, when, as and if issued to and accepted by the Underwriter, subject to approval of certain legal matters by counsel for the Underwriter. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company in the United States, or CEDEL, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") in Europe, and that delivery of the Class B Certificates will be made, at the option of the Sellers, either (i) in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company or (ii) in physical form, at the office of [Name and address of underwriter], in each case on or about __________, 199_.

                              [NAME OF UNDERWRITER]
__________, 199_



(cover continued from previous page)

     Additional SBA Loans (the "Subsequent SBA Loans") may be purchased by the Trust from the Sellers from time to time on or before the close of business on ____________, 199_ from funds, if any, on deposit in the Pre-Funding Account. As described herein, any Subsequent SBA Loans acquired by the Trust will be either
(i) SBA ss. 7(a) Loans or (ii) Section 7(a) Companion Loans and SBA 504 Loans, each as defined herein. See "The SBA Loan Pool--General." On the Closing Date (as defined herein), an aggregate cash amount not to exceed approximately $_________ may be deposited into the Pre-Funding Account.

     Each SBA Loan was, and each Subsequent SBA Loan will have been, originated or acquired by the Sellers in accordance with the Sellers' underwriting criteria described in the attached Prospectus under "The SBA Loan Lending Program -- Underwriting Criteria for SBA ss. 7(a) Loans." The SBA Loans will be master serviced by the Servicer, although MSNY will service the SBA Loans sold by it to the Trust Fund and TMSIC will service the SBA Loans sold by it and TMSCMI to the Trust Fund.

     The Certificates will consist of two classes of certificates (the "Class A Certificates" and the "Class B Certificates"). The Class B Certificates are subordinate to the Class A Certificates in the right to receive payment of interest and, after interest has been paid with respect to both Classes of Certificates, the Class B Certificates are subordinate to the Class A Certificates in the right to receive payments of principal. See "Description of the Agreement and the Certificates--Flow of Funds" herein.

     Distributions of principal and interest on the Certificates will be made on the 15th day of each month or, if the 15th day is not a business day, the first business day thereafter, commencing __________, 199_. To the extent of Available Funds (as defined herein), and prior to payments of principal on the Certificates, holders of Class A and Class B Certificates, in that order, will be entitled to receive interest accrued at an adjustable rate, as described herein. To the extent of the Available Funds remaining after payment of interest on the Certificates, holders of Class A and Class B Certificates, in that order, will be entitled to receive distributions of principal, as described herein. See "Description of the Agreement and the Certificates -- Flow of Funds" herein. Additionally, any Pre- Funded Amount (as defined herein) remaining in the Pre-Funding Account at the close of business on ____________, 199_ will be distributed as a principal payment on ____________, 199_ (together with __ days' accrued interest at the applicable Remittance Rate on the amount of such prepayment) to the Class A and Class B Certificates. The interest due the Certificates on the _______ 199_ Remittance Date will be adjusted to take account of such distribution.

     There is currently no secondary market for the Certificates. [Name of Underwriter] (the "Underwriter") intends to make a secondary market for the Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Certificates will develop or, if one does develop, that it will continue.

     No election will be made to treat the Trust Fund as a real estate mortgage investment conduit. See "Federal Income Tax Consequences" herein.

     The Certificates offered by this Prospectus Supplement constitute a separate series of Certificates being offered by the Sellers and the Representative pursuant to the Prospectus dated ____________, 199_ (the "Prospectus"), of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                             -----------------------


   UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             -----------------------

   THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             -----------------------

[CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS AND SYNDICATE COVERING TRANSACTIONS. FOR A DETAILED DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."]

[INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.]



                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms used but not defined elsewhere in this Prospectus Supplement have the meanings assigned to such terms under "Certain Definitions". Unless otherwise noted, all statistical percentages and all dollar amounts in this Prospectus Supplement are measured by the aggregate principal balances of the SBA Loans, the Unguaranteed Interests or the Guaranteed Interests (each as defined below under "--Trust Fund Assets"), as the case may be, at the close of business on the Cut-Off Date (as defined below under "--Trust Fund Assets").


Securities Offered..................... The Money Store SBA Loan-Backed
                                        Adjustable Rate Certificates, Series
                                        1997-___, Class A and Class B (the
                                        "Class A Certificates" and the "Class B
                                        Certificates", respectively, and
                                        collectively, the "Certificates"). The
                                        Class A Certificates will be issued in
                                        an aggregate initial principal amount
                                        (the "Initial Class A Certificate
                                        Principal Amount") of approximately
                                        $______________. The Class B
                                        Certificates will be issued in an
                                        aggregate initial principal amount (the
                                        "Initial Class B Certificate Principal
                                        Amount") of approximately $____________.

                                        The Class B Certificates are subordinate to the Class A Certificates in the right to receive payments of interest and, after interest has been paid to both Classes of Certificates, the Class B Certificates are subordinate to the Class A Certificates in the right to receive payments of principal, in each case to the extent described herein. See "Description of the Agreement and the Certificates-- Flow of Funds" herein.

                                        The Certificates represent the entire
                                        beneficial ownership interest in a trust fund (the "Trust Fund") formed pursuant to a Pooling and Servicing Agreement (the "Agreement") by and among The Money Store Investment Corporation ("TMSIC"), The Money Store Commercial Mortgage Inc. ("TMSCMI"), The Money Store of New York, Inc. ("MSNY" and together with TMSIC and TMSCMI, the "Sellers"), TMSIC, as servicer (in such capacity, the "Servicer"), The Money Store Inc., as representative (the "Representative"), and [Name of Trustee], as trustee (the "Trustee").

Denominations........................   The Class A Certificates will be issued
                                        in book-entry form and the Class B
                                        Certificates will be issued either in
                                        book-entry or physical form, as
                                        determined by the Sellers prior to
                                        issuance of the Certificates. Each Class of Certificates will be issued in minimum denominations of $1,000 original principal amount and integral multiples of $1,000 in excess thereof, except that one Certificate of each Class may be issued in a different denomination and, if so issued, will be held in physical form. See "Description of the Agreement and the Certificates-- Registration of
                                        Certificates" herein.

Trust Fund Assets...................    The Trust Fund will consist primarily of
                                        the right to receive all payments and
                                        other recoveries attributable to the
                                        Unguaranteed Interests (as defined
                                        below) in a pool of loans (the "SBA Loan
                                        Pool") made to small business concerns
                                        pursuant to Section 7(a) of the Small
                                        Business Act, as amended, and Title 13
                                        of the Code of Federal Regulations, as
                                        amended (the "SBA ss. 7(a) Loans"). The
                                        SBA Loan Pool also may consist of loans
                                        made to small businesses in connection
                                        with the origination of an SBA ss. 7(a)
                                        Loan, which related SBA ss.7(a) Loan may or may not be part of the Trust Fund
                                        (the "Section 7(a) Companion Loans") and pursuant to the SBA 504 Loan Program described herein (the "SBA 504 Loans").
                                        The SBA ss. 7(a) Loans, the Section 7(a)
                                        Companion Loans and the SBA 504 Loans
                                        are referred to herein collectively as
                                        the "SBA Loans". The SBA ss. 7(a) Loans
                                        are partially guaranteed by the U.S.
                                        Small Business Administration (the
                                        "SBA") pursuant to a Small Business
                                        Administration Loan Guaranty Agreement
                                        (Deferred Participation) (SBA Form 750), dated August 13, 1980, by and between TMSIC and the SBA, and pertinent SBA regulations found at 13 C.F.R. Part 120.
                                        None of the Section 7(a) Companion Loans or the SBA 504 Loans are guaranteed by the SBA.

                                        The Sellers reserve the right to include in the Trust Fund an aggregate principal amount of up to approximately $_________ of Section 7(a) Companion Loans and SBA 504 Loans. Section 7(a) Companion Loans and SBA 504 Loans, if any, will have the characteristics described herein under "The SBA Loan Pool--Section 7(a) Companion Loans and SBA 504 Loans." If
                                        Section 7(a) Companion Loans and SBA 504
                                        Loans are not included in the Trust Fund on the Closing Date, an amount equal to approximately $__________ will be deposited into the Pre-Funding Account. Amounts in the Pre-Funding Account will be used to purchase either Section 7(a) Companion Loans and SBA 504 Loans or SBA ss. 7(a) Loans similar to the SBA ss. 7(a) Loans delivered on the Closing Date.

                                        As to any SBA ss. 7(a) Loan, the right
                                        to receive the guaranteed portion of the principal balance thereof together with interest thereon at a per annum rate in effect from time to time (which rate is less than the rate paid by the obligor on the related SBA ss. 7(a) Loan (the "Obligor")) and the fee (the "Agent of the SBA's Fee") payable to the SBA's fiscal and transfer agent (the "Agent of the SBA") is referred to herein as the "Guaranteed Interest". With respect to SBA ss. 7(a) Loans for which the Guaranteed Interest was sold in the secondary market on or after September 1, 1993 (unless the related SBA ss.7(a) Loan was approved by the SBA on or after October 12, 1995) and SBA ss.7(a) Loans approved by the SBA on or after October 12, 1995 regardless of whether they were sold in the secondary market (the "Additional Fee SBA Loans"), a fee equal to 40 basis points and 50 basis points, respectively, per annum on the outstanding balance of the Guaranteed Interest of such Additional Fee SBA Loans (the "Additional Fee") is required to be paid by the related Seller to the SBA. Although such Additional Fee is the responsibility of the related Seller, the Additional Fee will be funded from the interest received by the related Obligor on the SBA ss. 7(a) Loans. Accordingly, any such Additional Fee will reduce the Excess Spread (as defined herein) on the related SBA Loan. The Guaranteed Interest varies from SBA ss. 7(a) Loan to SBA ss. 7(a) Loan, is not included in the Trust Fund and Certificateholders have no right or interest therein. As described herein, the portion of the principal guaranteed by the SBA for each SBA ss. 7(a) Loan varies depending upon the program under which such SBA ss. 7(a) Loan was originated. However, the SBA imposes a maximum per borrower guaranty of $750,000. See "The SBA Loan Program --
                                        Section 7(a) Loan Parameters."

                                        Pursuant to policies of the SBA, the
                                        Servicer is required to retain for each
                                        SBA ss. 7(a) Loan an amount equal to
                                        0.60% per annum on the outstanding
                                        balance of the related Guaranteed
                                        Interest (such amount is referred to
                                        herein as the "Premium Protection Fee"
                                        for the related SBA ss. 7(a) Loan). The
                                        Premium Protection Fee is not included
                                        in the Trust Fund and Certificateholders have no right or interest therein.

                                        The "Unguaranteed Interest" will equal
                                        (i) as to any SBA ss. 7(a) Loan, all
                                        payments and other recoveries on such
                                        SBA ss. 7(a) Loan not constituting the
                                        Guaranteed Interest or Premium
                                        Protection Fee therein and (ii) as to
                                        any Section 7(a) Companion Loan or SBA
                                        504 Loan, all payments and other
                                        recoveries on such Section 7(a)
                                        Companion Loan or SBA 504 Loan. As
                                        stated above, the interest accrued on
                                        the guaranteed portion of the principal
                                        balance of each SBA ss. 7(a) Loan
                                        exceeds the sum of the interest payable
                                        to the holder of the Guaranteed
                                        Interest, the Agent of the SBA's Fee,
                                        the Premium Protection Fee and, with
                                        respect to the Additional Fee SBA Loans, the Additional Fee. Such excess (the "Excess Spread"), which is guaranteed by the SBA for up to 120 days of accrued interest, is included in the
                                        Unguaranteed Interest and will be
                                        available to pay interest and principal
                                        on the Certificates, the Servicing Fee
                                        to the Servicer and fund the Spread
                                        Account (as defined under "--Spread
                                        Account" herein) as described under
                                        "--Spread Account" herein.

                                        The "Unguaranteed Percentage" will
                                        equal, (i) as to any SBA ss. 7(a) Loan,
                                        the fraction, expressed as a percentage, the numerator of which is the principal portion of the Unguaranteed Interest as of the Cut-Off Date and the denominator of which is the outstanding principal balance of such SBA ss. 7(a) Loan as of the Cut-Off Date and (ii) as to any
                                        Section 7(a) Companion Loan or SBA 504
                                        Loan, 100%. The Unguaranteed Percentage
                                        for any given loan will not change over
                                        time.

                                        The "Cut-Off Date is _______, 199_;
                                        provided, however, that for any SBA Loan originated after such date, the CutOff Date shall be the date of origination of such SBA Loans.

                                        As of the close of business on the
                                        Cut-Off Date, the aggregate principal
                                        amount of the Unguaranteed Interests of
                                        the SBA ss. 7(a) Loans expected to be
                                        delivered to the Trustee on the Closing
                                        Date equaled approximately
                                        $_______________ the "Original Pool
                                        Principal Balance").

Sellers.........................        TMSIC and TMSCMI are New Jersey
                                        corporations, and MSNY is a New York
                                        corporation. TMSIC and TMSCMI are
                                        wholly-owned subsidiaries of The Money
                                        Store Inc., a New Jersey corporation,
                                        and MSNY is a wholly-owned subsidiary of TMSIC. All of the SBA ss. 7(a) Loans were, and all of the Subsequent SBA
                                        Loans consisting of SBA ss. 7(a) Loans
                                        will have been, originated or acquired
                                        by TMSIC or MSNY. All of the Section
                                        7(a) Companion Loans and SBA 504 Loans
                                        will have been originated by TMSCMI.
                                        Each Seller will deposit into the Trust
                                        Fund the right to receive the
                                        Unguaranteed Interests in the SBA Loans
                                        originated or acquired by it and will
                                        make representations and warranties with respect to such SBA Loans.

Servicers........................       MSNY will service the SBA Loans sold by
                                        it to the Trust Fund and TMSIC will
                                        service the SBA Loans sold by it and
                                        TMSCMI to the Trust Fund, in each case
                                        in accordance with the terms of the
                                        Agreement and, with respect to the
                                        SBA ss. 7(a) Loans, the SBA Rules and
                                        Regulations and the Multi-Party
                                        Agreement (as defined below under
                                        "--Multi-Party Agreement"). TMSIC will
                                        be liable to the Trustee for the
                                        servicing of all the SBA Loans.

Trustee...........................      [_______________, a ________ company
                                        headquartered in _____________] will be
                                        the Trustee. In the Agreement, the
                                        Trustee will agree to act as successor
                                        Servicer if TMSIC can no longer serve in such capacity.


Document Custodians...............      The promissory notes evidencing the SBA
                                        ss. 7(a) Loans (the "Notes") will be
                                        held by the Agent of the SBA pursuant to the Multi-Party Agreement. The Agent of the SBA will be liable solely to the SBA for the Agent of the SBA's gross negligence or malfeasance. The SBA will be liable to the Trustee, the Sellers and the Servicer for the SBA's and the Agent of the SBA's gross negligence or malfeasance.

                                        All other documents to be delivered by
                                        the Sellers with respect to the SBA
                                        Loans will be delivered to and held by
                                        the Trustee pursuant to the Agreement.
                                        See "Description of the Agreement and
                                        the Certificates" herein.

Interest Accrual Period.............    With respect to each Remittance Date (as
                                        defined below under "--Remittance
                                        Date"), the "Interest Accrual Period"
                                        will be the period commencing on the
                                        15th day of the month preceding such
                                        Remittance Date and ending on the 14th
                                        day of the month of such Remittance
                                        Date. However, for the Remittance Date
                                        occurring in ____________, 199_, the
                                        Interest Accrual Period will be the
                                        period commencing on the Closing Date
                                        and ending on ____________, 199_.

Pre-Funding Account.................    If Section 7(a) Companion Loans and SBA
                                        504 Loans are not included in the Trust
                                        Fund on the Closing Date, cash in an
                                        amount not to exceed approximately
                                        $_________ (the "Pre-Funded Amount")
                                        will be deposited on the Closing Date
                                        into an account (the "Pre-Funding
                                        Account"). Amounts in the Pre-Funding
                                        Account may be used only (i) to acquire
                                        Subsequent SBA Loans and (ii) to make
                                        accelerated payments of principal on the Certificates. During the period (the
                                        "Funding Period") from the Closing Date
                                        until the earliest of (i) the date on
                                        which the amount on deposit in the
                                        Pre-Funding Account, is less than
                                        $200,000, (ii) the date on which an
                                        Event of Default occurs under the
                                        Agreement or (iii) the close of business on ____________, 199_, amounts will, from time to time, be withdrawn from the Pre-Funding Account to purchase
                                        Subsequent SBA Loans in accordance with
                                        the Agreement. Any Pre-Funded Amount
                                        remaining at the end of the Funding
                                        Period will be distributed as a
                                        principal prepayment on the next
                                        Remittance Date to the Certificates.
                                        However, any Pre-Funded Amount
                                        remaining at the close of business on
                                        ____________, 199_ will be distributed
                                        as a principal prepayment on __________, 199_ (the "Special Remittance Date") to the Certificates.

Capitalized Interest
  Account.........................      If the Pre-Funding Account is
                                        established, on the Closing Date, the
                                        Representative also will make a cash
                                        deposit in an account (the "Capitalized
                                        Interest Account") to be pledged to the
                                        Trustee. The amount, if any, deposited
                                        in the Capitalized Interest Account will be used by the Trustee on the Remittance
                                        Dates occurring in __________,
                                        __________ and __________ 199_ to fund
                                        the excess, if any, of (i) the amount of interest accrued for each such
                                        Remittance Date at the weighted average
                                        Class A and Class B Remittance Rates on
                                        the portion of the Certificates having
                                        principal balances exceeding the
                                        principal balances of the Unguaranteed
                                        Interests over (ii) the amount of any
                                        earnings on funds in the Pre-Funding
                                        Account that are available to pay
                                        interest on the Certificates on each
                                        such Remittance Date. Additionally, if a principal prepayment is made on the Special Remittance Date to any Class of
                                        Certificates, such Class of Certificates also will receive on such date, from the Capitalized Interest Account, an amount equal to __ days' interest at the applicable Remittance Rate on the amount of such principal prepayment. Any amounts remaining in the Capitalized
                                        Interest Account on the Special
                                        Remittance Date and not used for such
                                        purposes are required to be paid
                                        directly to the Representative on such
                                        Special Remittance Date.

Available Funds...................      With respect to each Remittance Date,
                                        the "Available Funds" will equal the sum of (i) all amounts (including any Excess
                                        Spread) received from any source by the
                                        Servicer or any Subservicer during the
                                        preceding calendar month with respect to principal and interest on the SBA Loans
                                        (net of the amount payable to the holder of the Guaranteed Interest, the Agent of the SBA's Fee, the Premium Protection
                                        Fee, the Additional Fee and the
                                        Servicing Fee (as defined under
                                        "--Servicing Fee" herein)), (ii)
                                        advances by the Servicer, (iii) amounts
                                        to be transferred from the Pre-Funding
                                        Account and the Capitalized Interest
                                        Account with respect to the Remittance
                                        Dates in __________, __________ and
                                        __________ 199_ and (iv) amounts in the
                                        Spread Account.

Interest........................        To the extent of the Available
                                        Funds, and prior to payments of
                                        principal, on each Remittance Date the
                                        Class A and Class B Certificateholders,
                                        in that order, will be entitled to
                                        receive interest accrued for the related
                                        Interest Accrual Period at the
                                        adjustable rate described below on the
                                        Class A or Class B Certificate Balance,
                                        as the case may be (each as defined
                                        below), outstanding immediately prior to such Remittance Date. If, on any Remittance Date, the Class A or Class B
                                        Certificates do not receive the full
                                        amount of interest to which they are
                                        entitled, such shortfall, plus interest
                                        thereon compounded monthly at the then
                                        applicable Class A or Class B Remittance
                                        Rate (each as defined below), will be
                                        added to the amount of interest they are entitled to receive on succeeding
                                        Remittance Dates. The aggregate amounts
                                        of interest payable to the Class A and
                                        Class B Certificates on each Remittance
                                        Date are referred to herein as the
                                        "Class A Interest Distribution Amount"
                                        and the "Class B Interest Distribution
                                        Amount", respectively. Notwithstanding
                                        the foregoing, if a principal payment is made to a Class of Certificates on the Special Remittance Date, each such Class also will receive on such date __ days' interest at the applicable Remittance
                                        Rate on the amount of such prepayment.
                                        Further, the Class A and Class B
                                        Interest Distribution Amounts for the
                                        __________ 199_ Remittance Date will be
                                        based on 30 days' interest on the
                                        related Certificate Balance on
                                        __________, 199_, after giving effect to such prepayment.

                                        Interest will accrue on the Certificates on the basis of a 360-day year consisting of twelve 30-day months at a per annum rate (the "Class A Remittance Rate" and "Class B Remittance Rate", respectively) equal to:

                                        Class A: During the initial Interest
                                        Accrual Period, _____% per annum. During each subsequent Interest Accrual Period, the Prime Rate (as defined below) in effect on the preceding Adjustment Date (as defined below) minus _____% per annum, subject to the adjustments described under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein.

                                        Class B: During the initial Interest
                                        Accrual Period, _____% per annum. During each subsequent Interest Accrual Period, the Prime Rate in effect on the preceding Adjustment Date minus _____% per annum, subject to the adjustments described under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein.

                                        The Class A and Class B Remittance Rates will be adjusted on the first Business Day (as defined under "Certain Definitions" herein) of each January, April, July and October, commencing __________, 199_ (each, an "Adjustment
                                        Date"). The Prime Rate will equal the
                                        lowest prime lending rate published in
                                        the Money Rate Section of The Wall
                                        Street Journal for the applicable
                                        Adjustment Date.

                                        As stated above, the amount of interest
                                        paid on the Class A and Class B
                                        Certificates on each Remittance Date is
                                        based upon the amount of interest due on the SBA Loans in the month preceding such Remittance Date. For each such monthly payment, the related SBA Loan Interest Rate is based on the Prime Rate in effect for such SBA Loan in the month preceding the month such monthly payment is due. For example, the monthly payment due on an SBA Loan in October 199_ will be based upon the Prime Rate in effect for such SBA Loan in September 199_ (which, for SBA Loans adjusting quarterly, generally will be the Prime Rate in effect on July 1, 199_). This monthly payment will be distributed to Certificateholders on the Remittance Date in November 199_. For this Remittance Date, interest on the Class A and Class B Certificates will accrue based upon the Prime Rate in effect on the first Business Day of October 199_.

                                        Interest accruing on the Certificates
                                        for the Remittance Dates occurring in
                                        each February, May, August and November
                                        will be based upon the Prime Rate in
                                        effect on the first Business Day in the
                                        preceding January, April, July and
                                        October, respectively. However, the
                                        interest payments on the SBA Loans
                                        required to be distributed to
                                        Certificateholders on each such
                                        Remittance Date generally will be based
                                        upon the Prime Rate in effect on the
                                        first Business Day in the preceding
                                        October, January, April and July,
                                        respectively. As a result of this
                                        mismatch, the actual amount of interest
                                        distributed to the Certificateholders in
                                        February, May, August and November may
                                        be subject to the adjustments described
                                        under "Description of the Agreement and
                                        the Certificates -- Class A and Class B
                                        Interest Distribution Amounts" herein.

                                        As of any date, the "Class A Certificate
                                        Balance" will equal the Class A
                                        Certificate Balance on the Closing Date
                                        reduced by all amounts previously
                                        distributed to Class A
                                        Certificateholders and allocable to
                                        principal. The "Class B Certificate
                                        Balance" will be calculated in a similar manner.

Principal........................       To the extent of the Available
                                        Funds remaining after payment of
                                        interest as described above, on each
                                        Remittance Date, holders of the Class A
                                        Certificates will receive an amount
                                        equal to the lesser of (A) such
                                        remaining Available Funds and (B) the
                                        sum of (i) the Class A Principal
                                        Distribution Amount (as defined below)
                                        and (ii) the Class A Carry-Forward
                                        Amount (as defined below).

                                        To the extent of the Available Funds
                                        remaining after payment of interest as
                                        described above and payment of principal on the Class A Certificates, holders of the Class B Certificates will receive an amount equal to the lesser of (A) such remaining Available Funds and (B) the sum of (i) the Class B Principal Distribution Amount (as defined below) and (ii) the Class B Carry-Forward Amount (as defined below).

                                        With respect to each Remittance Date,
                                        the "Class A Principal Distribution
                                        Amount" and the "Class B Principal
                                        Distribution Amount" will equal the
                                        Class A Percentage or the Class B
                                        Percentage (each as defined below), as
                                        the case may be, multiplied by the total of (i) the Unguaranteed Percentage of all payments and other recoveries of principal of an SBA Loan (net of amounts reimbursable to the Servicer pursuant to the Agreement) received by the Servicer or any Subservicer in the immediately preceding calendar month (with respect to any Remittance Date, the "Due Period"), excluding amounts received relating to SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer to the extent that the Class A
                                        Certificateholders or the Class B
                                        Certificateholders, as the case may be,
                                        have previously received the Class A
                                        Percentage or the Class B Percentage, as the case may be, of the principal portion of the Unguaranteed Interest of such SBA Loans; (ii) the principal portion of any Unguaranteed Interest actually purchased by a Seller for breach of a representation and warranty or other defect and actually received by the Trustee as of the related
                                        Determination Date; (iii) any
                                        adjustments with respect to
                                        substitutions of SBA Loans for which a
                                        Seller has breached a representation or
                                        warranty deposited in the Principal and
                                        Interest Account and transferred to the
                                        Certificate Account as of the related
                                        Determination Date; (iv) the
                                        Unguaranteed Percentage of all losses on SBA Loans which were finally liquidated during the applicable Due Period; (v) the Unguaranteed Percentage of the then outstanding principal balance of any SBA Loan which, as of the first day of the related Due Period, has been delinquent for 24 months or has been determined to be uncollectible, in whole or in part, by the Servicer; and (vi) amounts, if any, released from the Pre-Funding Account on the July, __________, __________ and ____________, 199__
                                        Remittance Dates.

                                        With respect to each Remittance Date,
                                        the "Class A Carry-Forward Amount" and
                                        the "Class B Carry-Forward Amount" will
                                        equal the aggregate amount, if any, by
                                        which (i) the Class A Principal
                                        Distribution Amount or the Class B
                                        Principal Distribution Amount, as the
                                        case may be, with respect to any
                                        preceding Remittance Date exceeded (ii)
                                        the amount of the actual principal
                                        distribution to the Class A Certificates or the Class B Certificates, as the case may be, on such Remittance Date.

                                        With respect to each Remittance Date,
                                        the "Class A Percentage" will equal
                                        _____%, representing the beneficial
                                        ownership interest of the Class A
                                        Certificates in the Trust Fund.

                                        With respect to each Remittance Date,
                                        the "Class B Percentage" will equal
                                        _____%, representing the beneficial
                                        ownership interest of the Class B
                                        Certificates in the Trust Fund.

                                        On each Remittance Date, Available Funds remaining after payment of interest and principal to the Class A and Class B Certificates and payment of the Trustee's fees and expenses will be deposited in the Spread Account and, to the extent amounts in the Spread Account would exceed the then applicable Specified Spread Account Requirement, such excess will be distributed to the Spread Account Depositor (as defined under "-- Spread Account"). See--Spread Account" herein.

                                        The aggregate amount of principal
                                        payable with respect to each Class of
                                        Certificates on each Remittance Date as
                                        described above, together with interest
                                        as calculated above under "--Interest",
                                        constitutes the "Class A Remittance
                                        Amount" and the "Class B Remittance
                                        Amount", as the case may be, for such
                                        Remittance Date.

Subordination of Class B
  Certificates...................       The rights of the holders of the Class B
                                        Certificates to receive distributions
                                        with respect to interest and principal
                                        will be subordinated to such rights of
                                        the holders of the Class A Certificates
                                        to the extent described above under
                                        "--Securities Offered". This
                                        subordination is intended to enhance the likelihood of regular receipt by holders of Class A Certificates of the full amount of their scheduled monthly payments of interest and, after distribution of the Class B Interest
                                        Distribution Amount, principal, and to
                                        afford the holders of the Class A
                                        Certificates a measure of protection
                                        against losses resulting from liquidated
                                        SBA Loans equal to (i) the amount of
                                        funds remaining in the Spread Account
                                        after payment of interest on the Class A and Class B Certificates and (ii) the then outstanding Class B Certificate
                                        Balance.

Remittance
Date............................        Distributions to Certificateholders will
                                        be made on the 15th day of each month,
                                        or if such day is not a business day, on the succeeding business day, commencing
                                        _______, 199_ (each, a "Remittance
                                        Date"). Any Pre- Funded Amount remaining at the close of business on _________, 199_ (together with __ days' interest thereon at the applicable Remittance
                                        Rates) will be distributed by or on
                                        behalf of the Trustee on the Special
                                        Remittance Date to the Class A and Class
                                        B Certificates. Such distribution will
                                        be made to each person in whose name a
                                        Certificate of the applicable Class is
                                        registered on _________, 199_.

                                        The last scheduled Remittance Date for
                                        the Certificates is ________, 20__. It
                                        is expected that the actual last
                                        Remittance Date for each Class of
                                        Certificates will occur significantly
                                        earlier than such scheduled Remittance
                                        Date. See "Yield, Maturity, and
                                        Prepayment Considerations" herein.

Record
Date...........................         Distributions on the Certificates will
                                        be made by or on behalf of the Trustee
                                        on each Remittance Date to each person
                                        in whose name a Certificate is
                                        registered on the last day of the
                                        preceding calendar month (the "Record
                                        Date").

Closing
Date...........................         _________, 199_

Spread Account.................         TMS SBA Holdings, Inc., a special
                                        purpose, bankruptcy remote Delaware
                                        corporation (the "Spread Account
                                        Depositor") will establish a reserve
                                        account (the "Spread Account") with the
                                        Trustee. The Spread Account will not be
                                        a part of the Trust Fund but will be
                                        pledged to the Trustee as security for
                                        the obligations of the Spread Account
                                        Depositor under the Agreement pursuant
                                        to an agreement (the "Spread Account
                                        Agreement") between the Spread Account
                                        Depositor and the Trustee.

                                        On the Closing Date, the Spread Account
                                        Depositor will make an initial cash
                                        deposit into the Spread Account in an
                                        amount equal to ___% of the Original
                                        Balance (the "Initial Deposit").
                                        Thereafter, on each Remittance Date the
                                        Trustee will deposit into the Spread
                                        Account the cash, if any, remaining
                                        after payment of interest and principal
                                        to the holders of the Certificates as
                                        described above under "--Interest" and
                                        "--Principal", and payment of amounts
                                        required to be deposited into the
                                        Expense Account and certain amounts
                                        reimbursable to the Servicer, until the
                                        aggregate amount then on deposit in the
                                        Spread Account (the "Spread Balance")
                                        equals the sum of (i) the then
                                        outstanding principal balance of the
                                        Unguaranteed Interests of all SBA Loans
                                        180 days or more delinquent and (ii) the greater of (a) __% of the then outstanding aggregate principal balance of the Unguaranteed Interests of all the SBA Loans, or (b) __% of the Original Pool Principal Balance; provided, however, that for purposes of clauses
                                        (i) and (ii)(a), there shall be excluded the principal portion of the
                                        Unguaranteed Interest of SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer, to the extent that the Certificateholders have previously received the principal portion of the Unguaranteed Interest of such SBA Loans (the sum of such amounts is referred to herein as the "Specified Spread Account Requirement").

                                        Amounts, if any, on deposit in the
                                        Spread Account will be available to be
                                        applied to payments of interest and
                                        principal on the Certificates on any
                                        Remittance Date.

                                        The Spread Account Depositor will not be required to refund any amounts previously properly distributed to it, regardless of whether there are sufficient funds on a subsequent Remittance Date to make a full distribution to holders of the Certificates on such Remittance Date.

                                        The funding and maintenance of the
                                        Spread Account is intended to enhance
                                        the likelihood of timely payment of
                                        principal and interest to the holders of the Certificates; however, if the SBA Loan Pool experiences levels of delinquencies and losses above the scenarios used to obtain the ratings on the Class B Certificates, the Spread Account could be depleted, and shortfalls could result. See "Risk Factors -- Spread Account", "Description of the Agreement and the
                                        Certificates--Spread Account" and
                                        "Ratings" herein.

[The Guaranty...................        As additional credit support for the
                                        Class B Certificates, the Class B
                                        Certificateholders are entitled to
                                        receive on each Remittance Date the
                                        amount equal to the Guaranty Payment, if any, under the guaranty provided by The
                                        Money Store Inc. (the "Guaranty"). The
                                        "Guaranty Payment" for any Remittance
                                        Date will equal the difference, if any,
                                        between the sum of the Class B Interest
                                        Distribution Amount and the Class B
                                        Principal Distribution Amount for such
                                        Remittance and the portion of the
                                        Available Funds allocated to the Class B
                                        Certificates on such Remittance Date,
                                        but no more than $__________ in the
                                        aggregate.]

The SBA Loan Pool.................      The following is a description of the
                                        SBA ss. 7(a) Loans and the related
                                        Unguaranteed Interests expected to be
                                        delivered to the Trustee on the Closing
                                        Date. As described herein, the Sellers
                                        reserve the right to include in the
                                        Trust Fund an aggregate principal amount of up to approximately $_________ of
                                        Section 7(a) Companion Loans and SBA 504
                                        Loans having the characteristics set
                                        forth in "The SBA Loan Pool--Section
                                        7(a) Companion Loans and SBA 504 Loans."
                                        If the Sellers do not sell to the Trust
                                        Fund such Section 7(a) Companion Loans
                                        and SBA 504 Loans, it is expected that
                                        the Sellers will sell to the Trust Fund
                                        SBA ss. 7(a) Loans having overall
                                        characteristics substantially similar to the SBA ss. 7(a) Loans being delivered on the Closing Date.

                                        All the SBA ss. 7(a) Loans were
                                        originated or acquired by the Sellers in accordance with the underwriting criteria described in the Prospectus under "The SBA Loan Lending Program -- Underwriting Criteria for SBA ss. 7(a) Loans." None of the SBA ss. 7(a) Loans are balloon loans and each is fully amortizing in accordance with its terms. On the Closing Date, it is expected that the Trust Fund will contain the Unguaranteed Interest in _______ SBA ss. 7(a) Loans, which SBA ss. 7(a) Loans are secured primarily by first liens on commercial real property generally used by the borrower or its affiliates in the conduct of their business. The remainder of the SBA ss. 7(a) Loans were originated primarily to targeted franchisees healthcare professionals, and other professionals such as attorneys and accountants, and for financing business acquisition. These loans are often secured by second liens on personal real estate and personal guarantees and may include liens on machinery and equipment and other business assets. The SBA ss. 7(a) Loans were originated to businesses located in __ states and the District of Columbia; primarily in California. As of the Cut-Off Date, no more than approximately ____% of the SBA ss. 7(a) Loans (by principal balance of Unguaranteed Interests), representing ___ SBA ss. 7(a) Loans, were made to borrowers whose businesses are included in the same four digit standard industrial code classification. See "The SBA Loan Program" herein.

                                        As of the Cut-Off Date, the aggregate
                                        and average unpaid principal portion of
                                        the Unguaranteed Interests of the SBA
                                        ss. 7(a) Loans were approximately
                                        $____________ and $____________,
                                        respectively, the aggregate and average
                                        unpaid principal portion of the
                                        Guaranteed Interests of the SBA ss. 7(a)
                                        Loans were approximately $____________
                                        and $_____________, respectively, the
                                        maximum and minimum original principal
                                        portion of the Unguaranteed Interests of the SBA ss. 7(a) Loans were approximately $_________ and $_______, respectively, and the maximum and
                                        minimum original principal portion of
                                        the Guaranteed Interests of the SBA ss.
                                        7(a) Loans were approximately $________
                                        and $________, respectively. The
                                        aggregate original principal portion of
                                        the Unguaranteed Interests of the SBA
                                        ss. 7(a) Loans was approximately
                                        $___________ and the aggregate original
                                        principal portion of the Guaranteed
                                        Interests of the SBA ss. 7(a) Loans was
                                        approximately $____________.

                                        As of the Cut-Off Date, the SBA ss. 7(a)
                                        Loans bore interest at rates (each, a
                                        "Note Rate") which ranged from _____% to _____% per annum and the weighted average Note Rate was approximately ______% per annum. As of the Cut-Off Date, the SBA ss. 7(a) Loans had a weighted average age of approximately __ months, a weighted average original term of approximately ___ months, a weighted average gross margin of approximately ____%, a weighted average lifetime floor of approximately ____%, and a weighted average debt-service coverage ratio of approximately _____. The weighted average Guaranteed Percentage of the SBA ss. 7(a) Loans was approximately ____%. The weighted average Excess Spread, expressed as a percentage of the principal balances of the Unguaranteed Interests, was approximately _____% as of the Cut-Off Date. Such Excess Spread is in addition to the Extra Interest (as defined under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein) available from the unguaranteed portion of the SBA ss. 7(a) Loans. Approximately _____% of the SBA ss. 7(a) Loans (by principal balance of Unguaranteed Interests) do not have a lifetime interest rate cap. As of the Cut-Off Date, the weighted average lifetime cap of SBA ss. 7(a) Loans with lifetime interest rate caps was approximately ____%. As described herein, the existence of a lifetime interest rate cap or floor will not limit the Excess Spread included in the related Unguaranteed Interest. See "The SBA Loan Pool" herein.

Transfer of Assets.................     Each Note will be endorsed by the
                                        applicable Seller by
                                        means of an allonge (i.e., a separate
                                        piece of paper attached to the Note) and delivered to the Agent of the SBA (or with respect to the Notes relating to the Section 7(a) Companion Loans and the
                                        SBA 504 Loans, delivered to the
                                        Trustee). On or before the Closing Date
                                        (or, with respect to a Subsequent SBA
                                        Loan, on or before the related transfer
                                        date), the Agent of the SBA (or with
                                        respect to the Section 7(a) Companion
                                        Loans and the SBA 504 Loans, if any, the Trustee) will acknowledge receipt of each such Note for each SBA Loan in the SBA Loan Pool and that each such Note has been endorsed as follows (bracketed language is applicable only for SBA ss.
                                        7(a) Loans): "Pay to the order of [Name
                                        of Trustee], and its successors and
                                        assigns, as trustee under that certain
                                        Pooling and Servicing Agreement dated as of _________, 199_, for the benefit of [the United States Small Business
                                        Administration and] holders of The Money
                                        Store SBA Loan-Backed Certificates,
                                        Series 199_-_, Class A and Class B[, as
                                        their respective interests may appear],
                                        without recourse".

                                        With respect to each SBA Loan in the SBA
                                        Loan Pool, the applicable Seller will be required to deliver the following additional documentation to the Trustee at or prior to the Closing Date (or, with respect to a Subsequent SBA Loan, in the case of (a) below, at or prior to the related transfer date):

                                        (a) For each SBA Loan secured by
                                        commercial real property or residential
                                        real property:

                                        (1) Original recorded Mortgage, or if
                                        the original is unavailable, a copy
                                        thereof certified to be true and
                                        complete by the applicable Seller.

                                        (2) Certified copy of the Assignment of
                                        the Mortgage endorsed as follows
                                        (bracketed language is applicable only
                                        for SBA ss. 7(a) Loans): "[Name of
                                        Trustee], ("Assignee") its successors
                                        and assigns, as trustee under the
                                        Pooling and Servicing Agreement dated as of ________, 199_ [, subject to the
                                        Multi-Party Agreement dated as of
                                        ________, 199_]." The original
                                        assignments will be transmitted by the
                                        applicable Seller for recording promptly following the Closing Date.

                                        (3) Original recorded intervening
                                        assignments, if any, or if the original
                                        is unavailable, copies thereof certified by the applicable Seller to be true and complete.

                                        (4) Originals or certified copies of all title insurance policies or other evidence of lien position, including but not limited to PIRT policies, limited liability reports and lot book reports, to the extent the Sellers obtain such policies or other evidence of lien position in accordance with the criteria described herein.

                                        (b) For all SBA Loans:

                                        (1) Blanket assignment of all collateral securing the SBA Loan, including without limitation, all rights under applicable guarantees and insurance policies.

                                        (2) Irrevocable power of attorney of the applicable Seller to the Trustee to execute, deliver, file or record and otherwise deal with the collateral for the SBA Loans in accordance with the Agreement. The power of attorney will be delegable by the Trustee to the Servicer and any successor servicer and will permit the Trustee or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers.

                                        (3) Blanket Uniform Commercial Code
                                        ("UCC") UCC-1 financing statements
                                        identifying by type all collateral for
                                        the SBA Loans in the SBA Loan Pool and
                                        naming the Trustee, and with respect to
                                        the SBA ss. 7(a) Loans, the SBA, as
                                        Secured Parties and the applicable
                                        Seller as the Debtor. See "The
                                        Agreements-- Sale of SBA Loans" in the
                                        Prospectus.

                                        The Trustee will be required to provide
                                        an interim certification as to the
                                        receipt of such documents within 90 days after the Closing Date and to provide a final certification within one year after the Closing Date.

Multi-Party Agreement...............    TMSIC and MSNY, as Sellers, the
                                        Servicer, the Trustee and the SBA will
                                        enter into a Multi-Party Agreement,
                                        dated as of _________, 199_ (the
                                        "Multi-Party Agreement"), which will set forth the relationship of the parties with respect to the SBA ss. 7(a) Loans and the proceeds thereof and the consent of the SBA to the transactions contemplated by the Agreement.

Servicing of the
  SBA Loans........................     MSNY will service the SBA Loans sold by
                                        it to the Trust Fund and TMSIC will
                                        service the SBA Loans sold by it and
                                        TMSCMI to the Trust Fund, in each case,
                                        in accordance with the Agreement and,
                                        with respect to the SBA ss. 7(a) Loans,
                                        the SBA Rules and Regulations and the
                                        Multi-Party Agreement, and will cause
                                        the SBA Loans to be serviced with the
                                        same care as it customarily employs and
                                        exercises in servicing and administering small business loans for its own account, giving due consideration for the reliance of the Trustee on the Servicer. Such servicing includes, without limitation, the right to release and/or substitute collateral for an SBA
                                        Loan.

Monthly Advances................        The Servicer is required to remit to the
                                        Trustee no later than the day of each
                                        month which is three business days prior to the Remittance Date (the
                                        "Determination Date") for deposit in the Certificate Account the amount (the
                                        "Monthly Advance"), if any, by which (i)
                                        30 days' interest at a rate equal to the then applicable weighted average Class A and Class B Remittance Rates plus the rate used in determining certain expenses of the Trust Fund (the
                                        "Adjusted SBA Loan Remittance Rate") on
                                        the aggregate Class A and Class B
                                        Principal Balances immediately prior to
                                        the related Remittance Date (as the
                                        amount calculated pursuant to this
                                        clause (i) may be adjusted in accordance with the limits described under
                                        "Description of the Agreement and the
                                        Certificates--Class A and Class B
                                        Interest Distribution Amounts" herein)
                                        exceeds (ii) the amount received by the
                                        Servicer as of the related Record Date
                                        in respect of interest on the SBA Loans
                                        minus the interest payable to the
                                        holders of the Guaranteed Interest, the
                                        Additional Fee and the fee payable to
                                        the Agent of the SBA (plus, for the
                                        Remittance Dates in ___________,
                                        ___________ and _____________, 199_, the
                                        sum of (a) all funds to be transferred
                                        to the Certificate Account from the
                                        Capitalized Interest Account for such
                                        Remittance Date and (b) certain
                                        investment earnings on amounts in the
                                        Pre-Funding Account for the applicable
                                        Remittance Date).  The Servicer is not
                                        required to make Monthly Advances which
                                        it determines, in good faith, would be
                                        nonrecoverable from amounts received in
                                        respect of the SBA Loans.

                                        Monthly Advances are reimbursable in the first instance from late collections of interest, Liquidation Proceeds,
                                        Insurance Proceeds and proceeds received by the Servicer in connection with condemnation, eminent domain or a release of lien ("Released Mortgaged Property Proceeds") collected with respect to the related SBA Loan as to which the Monthly Advances were made. The Servicer's right to reimbursement for such advances in excess of such amounts is limited to late collections of interest received on the SBA Loans generally; provided, however, that the Servicer's right to such reimbursement is subordinate to the rights of the Certificateholders, the holder of the Premium Protection Fee and the holders of the Guaranteed Interest. Monthly Advances are intended to provide sufficient funds for the payment of interest to the Certificateholders at the then applicable Class A or Class B Remittance Rate, plus an additional amount, if any, required to pay the fees and expenses of the Trustee.

Compensating Interest............       Not later than each Determination Date,
                                        with respect to each SBA Loan as to
                                        which a principal prepayment in full or
                                        a Curtailment was received during the
                                        related Due Period, the Servicer is
                                        required to remit to the Trustee, from
                                        amounts otherwise payable to the
                                        Servicer as servicing compensation, an
                                        amount ("Compensating Interest") equal
                                        to any excess of (a) 30 days' interest
                                        on the Unguaranteed Percentage of the
                                        related principal balance at the
                                        Adjusted SBA Loan Remittance Rate over
                                        (b) that portion of the amount of
                                        interest actually received in respect of the related SBA Loan during such Due
                                        Period and available to be paid to the
                                        Certificateholders.

Servicing Advances..................    The Servicer will be entitled to
                                        reimbursement for amounts advanced by it constituting "out-of-pocket" costs and expenses relating to (i) the preservation and restoration of any related Mortgaged Property or other collateral, (ii) enforcement proceedings, including foreclosures and
                                        (iii) certain other customary amounts
                                        described in the Agreement. Such
                                        advances ("Servicing Advances") are
                                        generally reimbursable to the Servicer
                                        from Liquidation Proceeds, Released
                                        Mortgaged Property Proceeds, Insurance
                                        Proceeds and such other amounts as may
                                        be collected by the Servicer from the
                                        related Borrower or otherwise relating
                                        to the SBA Loan in respect of which such amounts are owed; provided, however, that Servicing Advances in excess of such amounts are reimbursable to the same extent and from the same sources as Monthly Advances.

Servicing Fee.....................      The Servicer is entitled to a servicing
                                        fee of ___% per annum (the "Servicing
                                        Fee") of the unpaid principal balance of each SBA Loan, calculated and paid monthly from the interest portion of monthly payments, Liquidation Proceeds and certain other proceeds collected.
                                        See "The Agreements--Servicing and Other
                                        Compensation and Payment of Expenses" in the Prospectus.

Optional Termination by
  the Servicer.......................   The Servicer may, at its option,
                                        terminate the Agreement on any date on
                                        which the then outstanding aggregate
                                        principal balance of the Unguaranteed
                                        Interests is less than 10% of the sum of
                                        (i) the Original Pool Principal Balance
                                        and (ii) the original Pre-Funded Amount
                                        by purchasing, on the next succeeding
                                        Remittance Date, all of the Unguaranteed
                                        Interests and any other assets in the
                                        Trust Fund at a price equal to the sum
                                        of (i) 100% of the then outstanding
                                        Class A and Class B Principal Balances,
                                        and (ii) 30 days' interest thereon at
                                        the then applicable Class A and Class B
                                        Remittance Rates (the "Termination
                                        Price"). See "Description of the
                                        Agreement and the
                                        Certificates--Termination; Purchase of
                                        SBA Loans" herein.

Tax Considerations .................    No real estate mortgage investment
                                        conduit ("REMIC") election will be made
                                        for the Trust Fund. Stroock & Stroock &
                                        Lavan LLP, special federal tax counsel
                                        ("Federal Tax Counsel"), will give its
                                        opinion that the Trust Fund will be
                                        classified as a "grantor trust" for
                                        federal income tax purposes. See
                                        "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

                                        It is not anticipated that the Class A
                                        Certificates or the Class B Certificates will be treated as issued with original issue discount ("OID").

                                        Special considerations may apply to cash method holders of Class B Certificates by reason of the subordination of the Class B Certificates. Also, special considerations may apply to individuals and certain pass-through entities that hold Class A Certificates or Class B Certificates. See "Risk Factors--Federal Income Tax Considerations" and "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

ERISA Considerations................    No Certificates may be purchased for, or
                                        on behalf of, any employee benefit plan
                                        or other retirement arrangement which is subject to Title I of the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended, and/or Section 4975 of the
                                        Internal Revenue Code of 1986, as
                                        amended, or any entity whose underlying
                                        assets include plan assets by reason of
                                        such plan or account investing in such
                                        entity (including insurance company
                                        separate or general accounts and
                                        collective investment funds). By its
                                        acceptance of a Certificate, each
                                        Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitations.
                                        See "ERISA Considerations" herein and in the Prospectus.

Legal Investment..................      No representation will be made as to
                                        whether or the extent to which the
                                        Certificates constitute legal
                                        investments for investors.

Rating ...........................      It is a condition to their issuance that
                                        the Class A Certificates be rated "Aaa"
                                        and "AAA" by [Moody's Investors Service,
                                        Inc. ("Moody's")] and[ Duff & Phelps
                                        Credit Rating Co. ("Duff & Phelps")],
                                        respectively, and that the Class B
                                        Certificates be rated not lower than
                                        "___" and "___" by [Moody's] and [Duff &
                                        Phelps], respectively. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate. See "Ratings" herein.

Registration of the
  Certificates......................    The Class A Certificates will be
                                        represented by global certificates
                                        registered in the name of Cede & Co.
                                        ("Cede"), as the nominee of The
                                        Depository Trust Company ("DTC") in the
                                        United States, or CEDEL, Societe anonyme
                                        ("CEDEL") or the Euroclear System
                                        ("Euroclear") in Europe. The Class B
                                        Certificates will be either (i)
                                        registered in the name of Cede, as the
                                        nominee of DTC in the United States, or
                                        CEDEL or Euroclear in Europe, with
                                        similar effect as the Class A
                                        Certificates, or (ii) issued in physical form, as determined by the Sellers prior to the initial issuance of the Certificates. No Holder of a Certificate registered through DTC will be entitled to receive definitive certificates
                                        ("Definitive Certificates") representing such person's interest, except in the event that Definitive Certificates are issued in respect of such person's interest under the limited circumstances described herein. All references herein to "Class A and Class B
                                        Certificateholders" or "Holders" will
                                        reflect the rights of the beneficial
                                        owners of Class A and Class B
                                        Certificates, as such rights may be
                                        exercised, in the case of those
                                        Certificates registered through DTC,
                                        CEDEL or Euroclear, through DTC and
                                        Participants, or CEDEL or Euroclear, as
                                        the case may be, except as otherwise
                                        specified herein. See "Risk Factors" and "Description of the
                                        Certificates--Registration of
                                        Certificates" herein.





                                  RISK FACTORS

     Investors should consider, among other things, the following factors in addition to the other information set forth in this Prospectus Supplement in connection with the purchase of Certificates. Investors also should consider the factors set forth under the heading "Risk Factors" in the Prospectus.

LIMITED LIQUIDITY

     There is currently no secondary market for the Certificates. Although [Name of Underwriting] (the "Underwriter") currently intends to make a secondary market in the Certificates, it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Holders of the Certificates with liquidity of investment or that it will continue for the lives of the Certificates. In addition, transfers of the Class B Certificates will be restricted as described under "ERISA Considerations".

FEDERAL INCOME TAX CONSIDERATIONS

     If the Class B Certificateholders receive distributions of less than their proportionate share of the Trust Fund's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Class B Certificates, although the matter is not free from doubt, Federal Tax Counsel believes that holders of Class B Certificates would be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts,
(2) paid over to the Class A Certificateholders an amount equal to such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Spread Account. However, Federal Tax Counsel cannot opine to such treatment.

     Under this analysis, (1) Class B Certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the SBA Loans) accrued market discount of the Trust Fund that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders, (2) a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that amount would not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

     A Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust Fund as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended. If a Certificateholder is an individual, estate or trust, the deduction for such Holder's share of such fees will be allowed only to the extent that all of such Holder's miscellaneous itemized deductions, including such Holder's share of such fees, exceed two percent of such Holder's adjusted gross income. For other federal income tax considerations, see "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this Prospectus Supplement and the accompanying Prospectus do not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Certificates.

NATURE OF COLLATERAL

     As set forth herein under "The SBA Loan Pool--General," commencing in 1995 the Sellers increased their focus on originating SBA Loans to targeted franchises and professionals and for financing business acquisitions. These loans are secured primarily by liens on machinery and equipment, other business assets and personal guarantees. In originating these loans, the Sellers place primary emphasis on the creditworthiness of the small business concern and related Obligor, and less emphasis is given to the value of the related collateral. In some instances, the amount of the SBA Loan exceeds the sum of the value of the related collateral. If such loans were to go into default, the Trust may realize little or no liquidation proceeds.

     Further, because the market value of equipment and other business assets generally declines with age or obsolescence, such equipment and/or other assets may not provide adequate security in the event it is repossessed and sold. Some of the equipment, such as computers, also may be subject to sudden, significant declines in value because of technological advances. Also, in liquidation sales the Trust may be unable to realize the fair market value of any collateral sold.

UNPERFECTED SECURITY INTERESTS IN CERTAIN COLLATERAL

     For each SBA Loan secured by real property, assignments of the related Mortgages will be transmitted by the applicable Seller for recording promptly following the Closing Date. Also, the Sellers will deliver to the Trustee blanket assignments of all other collateral securing the SBA Loans. In connection with originating SBA Loans secured by collateral other than real estate, the Sellers obtain and file UCC financing statements naming the related Obligor as debtor where such action is necessary to perfect a security interest in such collateral. Because of the administrative burden and expense that would be entailed in so doing, these UCC financing statements will not be re-assigned to the Trustee. The Trustee will have the benefit of the Sellers' security interest in the collateral related to such SBA Loans. However, since assignments will not be recorded in the name of the Trustee, if the Sellers were to become debtors under the federal bankruptcy code or similar applicable state laws, a creditor or trustee in bankruptcy thereof, or the Sellers as debtors-in-possession, might be able to defeat the Trustee's security interest in such collateral. Additionally, certain judgment creditors of, or tax and other liens against, the Sellers or their property may have priority over the Trustee's security interest.

JUNIOR LIENS

     Approximately ___% of the SBA Loans secured by a Commercial Property (other than certain SBA ss. 7(a) Loans originated in conjunction with a Section 7(a) Companion Loan) constitute a first lien on the related Commercial Property. The majority of such SBA Loans also are secured by a first lien on related business assets. However, certain SBA Loans secured by a Commercial Property (including but not limited to those originated in conjunction with a Section 7(a) Companion
Loan), along with substantially all of the SBA Loans secured by a Residential Property, constitute second or third liens and the related Prior Liens are not included in the SBA Loan Pool. Also, many of the SBA Loans are secured by collateral other than real property. See "The SBA Loan Pool - General" herein.

     The primary risk to holders of SBA Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Prior Liens to satisfy fully both such Prior Liens and the SBA Loan. If a holder of a Prior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holders of each Prior Lien. The claims of the holders of all Prior Liens will be satisfied in full out of proceeds of the liquidation of the Prior Liens, if such proceeds are sufficient, before the Trust Fund receives any payments in respect of the SBA Loan.

     If the Servicer were to foreclose on any mortgage securing an SBA Loan, it would do so subject to any related Prior Liens. For the debt related to the SBA Loan to be paid in full at such sale, a bidder at the foreclosure sale of the related Mortgaged Property would have to bid an amount sufficient to pay off all sums due under the SBA Loan and the Prior Liens or purchase the Mortgaged Property, for the full amount of the SBA Loan, subject to the Prior Liens. Similarly, if the Servicer were to take possession of any other Collateral, it would do so subject to any related Prior Lien. See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

SBA LOAN INTEREST RATES

     The rate of interest borne by each SBA Loan (the "SBA Loan Interest Rate") is equal to the Prime Rate as of the first Business Day or, with respect to certain SBA Loans, the first day of the related calendar quarter, in each case plus the appropriate margin. With respect to SBA ss. 7(a) Loans having Unguaranteed Interests with an aggregate principal amount of approximately $____________, the terms of the related Notes limit the maximum and minimum SBA Loan Interest Rates, respectively. Generally, the terms of such Notes provide that the SBA Loan Interest Rate cannot increase (or decrease) five percentage points above (or below) the SBA Loan Interest Rate in effect when the related SBA Loan was fully funded. These maximum and minimum SBA Loan Interest Rate provisions will not have a disproportionate effect on the Holders of either Class of Certificates. As described herein, if, as a result of such maximum and minimum SBA Loan Rate provisions, more or less interest is collected on the SBA Loans than would be collected in the absence of such provisions, such excess or shortfall will be allocated to the Class A and Class B Certificates pro rata in accordance with the amount of interest each such Class of Certificates would otherwise be entitled to receive but for such adjustment. Because in determining the Class A and Class B Interest Distribution Amounts, provision is made for such maximum and minimum SBA Loan Rates, if the full amount of interest required to be paid on the SBA Loans in accordance with their terms is collected, and required amounts are received by the Trust Fund, such amounts will be sufficient to pay interest on the Certificates, regardless of changes in the underlying interest rates. See "The SBA Loan Pool -- Certain Characteristics of the SBA Loan Pool" and "Description of the Agreement and the Certificates -- Class A and Class B Interest Distribution Amounts" herein.

GEOGRAPHIC CONCENTRATION

     Approximately ___%, ___%, ___% and ___% of the Trust Assets will consist of SBA Loans that are secured by Mortgaged Properties located in the states of _________, __________, __________ and __________, respectively. Because of the relative geographic concentration of the SBA Loans within these states, delinquencies and losses on the SBA Loans may be higher than would be the case if the SBA Loans comprising the Trust Assets were more geographically diversified. With respect to the SBA Loans in these states, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards that are not covered by any casualty insurance, such as earthquakes, floods and other natural disasters and major civil disturbances, than similar properties located in other parts of the country.

[THE GUARANTY

     The rating of the Class __ Certificates will be based in part on an assessment of The Money Store Inc.'s ability to make payments under the Guaranty. Any reduction in the rating assigned to the unsecured long-term debt obligations of The Money Store Inc. by [__________] may result in a similar reduction in the rating of the Class __ Certificates.]

SPREAD ACCOUNT

     As described herein, the Spread Account is intended to enhance the likelihood of timely payment of principal and interest on the Certificates. However, if the SBA Loan Pool experiences extremely high levels of delinquencies and losses, the Spread Account could be depleted, resulting in shortfalls in payments to the Certificateholders. Any such shortfall would be allocated against payments of principal, first to the Class B Certificateholders and then to the Class A Certificateholders. Additional shortfalls would be allocated against payments of interest, first to the Class B Certificateholders and then to the Class A Certificateholders. See "Description of the Agreement and the Certificates -- Spread Account" herein.


                                THE SBA LOAN POOL

GENERAL

     Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balances of the SBA ss. 7(a) Loans expected to be delivered to the Trustee on the Closing Date, and the Unguaranteed Interests or the Guaranteed Interests therein, as the case may be, at the close of business on the Cut-Off Date and all dollar amounts are based on the principal balances thereof at the close of business on the Cut-Off Date. As used herein, the term "Cut-Off Date" means _____, 199__ with respect to each SBA Loan originated on or prior to such date and the applicable date of origination for each SBA Loan originated after such date. All of the SBA Loans were, and all of the Subsequent SBA Loans will have been, originated or acquired by the Sellers and consist of adjustable-rate loans, evidenced by promissory notes (the "SBA Notes") and, in the case of the SBA ss. 7(a) Loans, partially guaranteed by the SBA. The principal portion of the Unguaranteed Interests of the SBA ss. 7(a) Loans aggregated approximately $______________ as of the Cut-Off Date. The SBA ss. 7(a) Loans were originated to businesses located in ___ states and the District of Columbia. The SBA ss. 7(a) Loans were primarily originated to businesses located in ___________, __________, ___________ and ___________.

     Historically, most of the SBA ss. 7(a) Loans originated by the Sellers were loans primarily secured by first liens on commercial real property used by the related borrower or its affiliates in the conduct of their business. Commencing in 1995, the Sellers increased their focus on originating loans to targeted franchisees, health care professionals and other professionals, such as attorneys and accountants, and for financing business acquisitions. These loans generally are secured by second liens on personal real estate, personal guarantees, liens on machinery and equipment and other business assets. The Seller's believe that this approach is consistent with their philosophy of expanding into selected markets that present opportunities for growth. In originating these loans, the Sellers concentrate on analyzing the underlying business and the borrower's ability to repay the related loan. The Sellers' believe that at the time of origination each such loan is adequately secured by one or more items of Collateral. See "The SBA Loan Lending Program--Underwriting Criteria for SBA ss. 7(a) Loans" in the Prospectus.

     Approximately ____% of the SBA ss. 7(a) Loans (by principal balance) were originated to businesses located in California, a state currently experiencing economic difficulties. This concentration results primarily from the Servicer being headquartered in California, where it began originating SBA Loans in the early 1980s and where it expanded its marketing efforts and market share prior to the current economic conditions. The Sellers believe that the concentration of SBA ss. 7(a) Loans in the Trust Fund originated to businesses located in California is representative of their SBA ss. 7(a) Loan portfolio as a whole.

PAYMENTS ON THE SBA LOANS

     The SBA Loans have payments of principal and interest due on the first of the month with interest payable in arrears at a rate equal to the Prime Rate as of the first Business Day or, with respect to certain SBA Loans, the first day of the related calendar quarter, in each case plus the appropriate margin (subject to applicable lifetime floors and caps). For example, the Prime Rate on October 1st is used to determine the interest rate paid for the months of October, November and December. Since interest is paid in arrears, interest and principal for these months is scheduled to be received in November, December and January, respectively. The monthly payment received is apportioned between interest and principal based upon a "simple interest" basis, which means that payments are applied as they are received first to accrued interest, then to principal, with interest calculated on the number of days between the current and previous payments. If a monthly payment is received prior to its due date, less of such payment will be allocated to interest than would be the case if such payment were received on its due date. Conversely, if a monthly payment is received after its due date, more of such payment will be allocated to interest than would be the case if such payment were received on its due date. None of the SBA Loans is a balloon loan and each is fully amortizing in accordance with its terms. However, the monthly payments are re-calculated each quarter to reflect changes in interest rates, the then-current principal balance and the then-remaining term to maturity.

CERTAIN CHARACTERISTICS OF THE SBA LOAN POOL

     Set forth below is a description of certain characteristics of the SBA ss. 7(a) Loans expected to constitute the SBA Loan Pool as of the Closing Date. As described herein, the Sellers reserve the right to sell to the Trust Fund
Section 7(a) Companion Loans and SBA 504 Loans in an aggregate principal amount of up to approximately $__________ and having the characteristics set forth under "-- Section 7(a) Companion Loans and SBA 504 Loans." If such loans are not sold to the Trust Fund, it is expected that the Sellers will sell to the Trust Fund SBA ss. 7(a) Loans having overall characteristics substantially similar to the SBA ss. 7(a) Loans being delivered on the Closing Date. Certain of the percentage columns may not sum to 100.00% due to rounding.

[Each chart will set forth at least the following information for the specific characteristic: (i) aggregate unpaid principal balance, (ii) percentage based upon aggregate principal balance and (iii) number of SBA Loans].

     The geographic distribution of the SBA ss. 7(a) Loans by state as of the Cut-Off Date was as follows:

     The interest rates borne by the SBA Notes (the "Note Rates") were distributed as follows as of the Cut-Off Date:

     The Margins added to the Prime Rate on each Interest Adjustment Date to determine the new Note Rates were distributed as of the Cut-Off Date as follows:

     The minimum lifetime Note Rates borne by the SBA ss. 7(a) Loans were as follows (1):


















- -----------------------------

(1) For purposes of determining the weighted average minimum lifetime Note Rate, those SBA ss. 7(a) Loans not containing a stated minimum lifetime Note Rate are assumed to have a minimum lifetime Note Rate equal to the applicable Margin.

     The maximum lifetime Note Rates borne by the SBA ss. 7(a) Loans were as follows:

     The distribution of the number of remaining months to maturity of the SBA ss. 7(a) Loans as of the Cut-Off Date was as follows:

     The distribution of the number of months since origination of the SBA ss. 7(a) Loans as of the CutOff Date was as follows:

     The years in which the SBA ss. 7(a) Loans were originated was as follows:

     The Excess Spread as a percentage of the principal balance of the Unguaranteed Interests of the SBA ss. 7(a) Loans as of the Cut-Off Date was as follows: (1)






















- -------------------------
(1) With respect to each SBA ss. 7(a) Loan, the Excess Spread is included in the related Unguaranteed Interest.

     The Unguaranteed Percentage of the SBA ss. 7(a) Loans as of the Cut-Off Date was as follows:

     The distribution of the debt-service coverage ratios at origination of the SBA ss. 7(a) Loans was as follows: (1)















- ------------------------
(1) Represents the ratio of the pro forma annual debt service payments to annual net operating income.

(2) For these SBA ss. 7(a) Loans, the Borrower had a negative net operating income for the fiscal year for which ratio was determined. The Sellers believed that based upon the projected net operating income and certain other factors, it was appropriate to originate such SBA ss. 7(a) Loan.

     The distribution of the original terms of the SBA ss. 7(a) Loans was as follows:

     The distribution of the original balances of the SBA ss. 7(a) Loans was as follows:

     The distribution of the original balances of the Unguaranteed Interests was as follows:

     The distribution of the principal balances of the SBA ss. 7(a) Loans as of the Cut-Off Date was as follows:

     The distribution of the principal balances of the Unguaranteed Interests as of the Cut-Off Date was as follows:

     The type of program under which the SBA ss. 7(a) Loans were originated was as follows:

 Subsequent SBA Loans

     The Subsequent SBA Loans to be included in the Trust Fund are expected to have the following characteristics as of the Cut-Off Date (unless otherwise indicated): 1

     Maximum original Unguaranteed Interest.......................$_______
     Minimum original Unguaranteed Interest.......................$_______
     Maximum original Guaranteed Interest.........................$_______
     Minimum original Guaranteed Interest.........................$_______
     Range of Note Rates.......................................____%-____%
     Range of ages.........................................__ to __ months
     Range of original terms.............................___ to ___ months
     Range of gross margins.................................____% to ____%
     Range of original debt service
     Coverage ratios......................................._____% to ____%
- --------
1 The actual characteristics of the Subsequent SBA Loans to be included in the Trust Fund may vary somewhat from the characteristics presented. The Sellers do not expect that any such variation will be material.

SECTION 7(A) COMPANION LOANS AND SBA 504 LOANS.

     The Section 7(a) Companion Loans and SBA 504 Loans, if any, to be included in the Trust Fund are expected to have the following characteristics as of the Cut-Off Date (unless otherwise indicated):(1)

     Average unpaid principal balance..........................$____________
     Maximum original principal balance........................$____________
     Minimum original principal balance........................$____________
     Range of Note Rates.......................................    ___%-___%
     Weighted average Note Rate................................         ___%
     Weighted average age......................................         mos.
     Weighted average original term............................         mos.
     Weighted average gross margin.............................         ___%
     Weighted average original L-T-V (based
       on net discounted collateral value).....................         ___%
     Weighted average original L-T-V (without
       giving effect to discounts to
       collateral values)......................................         ___%
     Weighted average original debt service
       coverage ratio..........................................         ___%

     [If a significant portion of the Trust Fund will consist of Section 7(a) Companion Loans and/or SBA 504 Loans, charts similar to those set forth above for the SBA ss. 7(a) Loans will be included.]






- -------------------
(1) The actual characteristics of the Section 7(a) Companion Loans and SBA 504 Loans, if any, to be included in the Trust Fund may vary somewhat from the characteristics presented. The Sellers do not expect that any such variation will be material.

     The following table sets forth the Prime Rate for the first business day of each of the following calendar quarters as reported in The Wall Street Journal:

                   199             199             199               199
                   ----            ----            ----              ---
Quarter

1st                    %               %               %                 %

2nd

3rd

4th


The values set forth in the table above are historical and may not be indicative of future values of the Prime Rate.

                              THE SBA LOAN PROGRAM

GENERAL

     The Small Business Act of 1953 (the "Act"), which created the Small Business Administration, also established the general business loan program under Section 7(a) of the Act (the "Section 7(a) Program"). The Section 7(a) Program was intended to encourage lenders to provide loans to qualifying small businesses. Loans made under the Section 7(a) Program can be used to construct, expand or convert facilities, to purchase building equipment or materials or to finance machinery and equipment, business acquisitions and inventory. Money lent under the Section 7(a) Program also can be used for working capital.

     The Act also established the SBA 504 Loan Program (the "SBA 504 Loan Program") to encourage lenders to provide fixed asset financing to existing qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment and the interest on interim financing. SBA 504 Loans are not guaranteed by the SBA.

THE SECTION 7(A) LOAN GUARANTY PROGRAMS

     The SBA administers three levels of lender participation in the Section 7(a) Program. Under the first level, known as the Guaranteed Participant Program, the lender gathers and processes data from applicants and forwards it, along with a request for the SBA's guaranty, to a local SBA office. The SBA then completes an independent analysis and decides whether to guaranty the loan. SBA turnaround time on such applications varies greatly, depending on its backlog of loan applications. [As of ____________ ___, 199_, the most recent date for which such information is available, loans made under the Guaranteed Participant Program accounted for approximately $___ billion aggregate principal balance, representing approximately __% of the total outstanding principal balance of loans originated under the Section 7(a) Program as of such date.]

     Under the second level of lender participation, known as the Certified Lender Program, the lender (the "Certified Lender") gathers and processes data from applicants and makes a request to the SBA, as in the Guaranteed Participant Program procedure. The SBA then performs an expedited review of the lender's credit analysis, which generally is completed within three working days. The SBA requires that lenders originate loans meeting certain portfolio and volume criteria before authorizing them to participate in the Certified Lender Program. [Loans made under this portion of the Section 7(a) Program accounted for approximately $___ billion aggregate principal balance, representing approximately __% of the Section 7(a) Program portfolio as of ________ ___, 199_.]

     Under the third level of lender participation, known as the Preferred Lender Program, the lender (the "Preferred Lender") has the authority to approve a loan and obligate the SBA to guarantee the loan without submitting an application to the SBA for credit review. The lender is required to notify the SBA of the approved loan and submit certain documents. The standards established for participants in the Preferred Lender Program are more stringent than those for participants in the Certified Lender Program and involve meeting additional portfolio quality and volume requirements. The granting of Preferred Lender status is based upon a lender's ability to originate and service loans in a particular territory to the satisfaction of the SBA. [Preferred Lender Program loans accounted for approximately $___ billion aggregate principal balance, representing approximately __% of the Section 7(a) Program portfolio as of ______________ __, 199_.]

SECTION 7(A) LOAN PARAMETERS

     Under each of the Guaranteed Participant, Certified Lender and Preferred Lender Programs, the SBA guarantees loans of $100,000 or less up to 80%, and loans in excess of $100,000 up to 75%, subject to a per borrower guaranty maximum of $750,000. Loans originated under the Section 7(a) Program can bear either fixed or adjustable rates of interest, as negotiated between the lender and the borrower at origination. Adjustable-rate loans generally adjust on the first business day of each calendar quarter based on a specified margin over the lowest prime rate, as published in The Wall Street Journal. For loans made pursuant to the Guaranteed Participant, Certified Lender or Preferred Lender Programs, this margin generally does not exceed 2.75% per annum.

     Terms to maturity for guaranteed loans vary depending upon the use of proceeds and an evaluation of the borrower's ability to repay the loan. For instance, working capital loans are limited to seven year terms unless an extension is obtained, which can increase the term to a maximum of 10 years. Real estate loans generally have terms up to 25 years, and machinery and equipment loans generally have a maximum term of 15 years. If the loan proceeds are to be used for multiple qualifying purposes, a blended term based on the foregoing criteria may be offered by the Lender.

THE SELLERS' PARTICIPATION IN SBA SECTION 7(A) PROGRAM

     The Sellers have been named as Preferred Lenders by the SBA in each major SBA loan market in which they operate (except for newly established offices). Based upon this experience, the Sellers expect to be upgraded to Preferred Lender status in all markets where they now operate. However, it is unknown when such upgradings will occur. See "The Sellers" herein.

THE SECTION 7(A) COMPANION PROGRAM

     For most applications submitted between January 1, 1995 and October 12, 1995 the maximum loan size for most loans originated under the Section 7(a) Program was reduced administratively to $500,000. To assist qualified borrowers in obtaining more financing when needed, the Sellers introduced a program (the "Section 7(a) Companion Program") pursuant to which TMSCMI originated a loan (the "Section 7(a) Companion Loan") to the related borrower in situations in which the total amount financed would otherwise exceed the current $500,000 limit. The maximum amount for a Section 7(a) Companion Loan currently is approximately $800,000, which maximum may be increased where the Collateral or LTV warrants it. Although Section 7(a) Companion Loans are not guaranteed by the SBA, they are secured by a first lien on the related primary collateral, with the Section 7(a) Loan being secured by a second lien on such collateral.

     Section 7(a) Companion Loans may be utilized by a borrower for all eligible
Section 7(a) Loan purposes. Section 7(a) Companion Loans are originated only in conjunction with a Seller obtaining an SBA guarantee of the companion Section 7(a) Loan under the Certified Lender Program (the SBA currently prohibits
Section 7(a) Companion Loans in connection with the Preferred Lender Program).
Section 7(a) Companion Loans bear interest and have terms to maturity as described above under "--Section 7(a) Loan Parameters."

SBA 504 LOAN PROGRAM

     The SBA 504 Loan Program was established to encourage lenders to provide fixed asset financing to existing qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment as well as certain closing costs and professional fees and the interest on interim financing. The lender provides approximately 50% of project costs in a conventional loan agreement, with borrowers providing a minimum 10% equity contribution. The SBA provides the remainder of the financing. Each SBA 504 Loan must be approved by the SBA.

     The funds used by the SBA to originate its portion of a project generated pursuant to the SBA 504 Loan Program are obtained by issuing SBA-guaranteed debentures on behalf of a certified development company (a "CDC"). A CDC is an organization sponsored by private interests or by state or local governments. The debentures are pooled monthly and sold through a certificate mechanism to the public market. The SBA 504 Loans are not guaranteed by the SBA.

     SBA 504 Loans bear interest and have terms to maturity as described above under "--Section 7(a) Loan Parameters."


                  YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

     The value of an investment in the Certificates may be affected by, among other things, a change in interest rates. If interest rates fall below the then current Note Rates on the SBA Loans, the rate of prepayment on such SBA Loans may increase. Prepayments, delinquencies and defaults may also be influenced by a number of other factors including economic conditions.

     On each Remittance Date, the Certificateholders are entitled to receive 30 days' interest on the Class A or Class B Principal Balance, as the case may be, immediately prior to such Remittance Date at the applicable Class A or Class B Remittance Rate, subject to the adjustments described under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein. This is the case even if Principal Prepayments or Curtailments are received with respect to the SBA Loans during the related Due Period. With respect to such Principal Prepayments and Curtailments the Servicer will remit to the Trustee for deposit in the Certificate Account, from amounts otherwise payable to it as servicing compensation, Compensating Interest as described under "Description of the Agreement and the Certificates--Payments on the SBA Loans; Distributions on the Certificates" herein.

     For the Certificates, the net effect of each distribution respecting interest generally will be the pass-through on each Remittance Date to each Certificateholder of an amount which is equal to 30 days' interest at the Class A or Class B Remittance Rate, as the case may be, subject to the adjustments described herein.

     The Excess Spread on the guaranteed portions of the SBA ss. 7(a) Loans will be available to make up shortfalls in amounts to which Certificateholders are entitled on Remittance Dates. The amount of Excess Spread varies from loan to loan and will be eliminated when a borrower prepays a loan in full. However, the Excess Spread will not be affected by any applicable lifetime interest rate caps on the SBA ss. 7(a) Loans. This is because the Guaranteed Interests are sold with lifetime interest rate caps equal to the cap on the related SBA ss. 7(a) Loan less the sum of the Excess Spread, the fee payable to the Agent of the SBA, the Premium Protection Fee and, with respect to the Additional Fee SBA Loans, the Additional Fee. In addition, the Excess Spread on an SBA ss. 7(a) Loan in default will be paid by the SBA until the purchase by the SBA of the related Guaranteed Interest (up to 120 days of accrued interest).

     With respect to SBA ss. 7(a) Loans for which the Guaranteed Interest was sold in the secondary market on or after September 1, 1993 (unless the related SBA ss. 7(a) Loan was approved by the SBA on or after October 12, 1995) and SBA ss.7(a) Loans approved by the SBA on or after October 12, 1995, regardless of whether they were sold in the Secondary Market (the "Additional Fee SBA Loans"), a fee equal to 40 basis points and 50 basis points, respectively, per annum on the outstanding balance of the Guaranteed Interest of such Additional Fee SBA Loans (the "Additional Fee") is required to be paid by the related Seller to the SBA. Although such Additional Fee is the responsibility of the related Seller, the Additional Fee will be funded from the interest received by the related Obligor. Accordingly, any such Additional Fee will reduce the Excess Spread on the related SBA ss. 7(a) Loan.

     Unscheduled payments, delinquencies, defaults on the SBA Loans and distributions from the Pre- Funding Account, if any, on the Remittance Dates in ________, _________ and ______, 199__ and the Special Remittance Date will affect the amount of funds available to make distributions on each Remittance Date. In addition, the Servicer may, at its option, on any date on which the then outstanding aggregate principal balance of the Unguaranteed Interests is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount, if any, purchase from the Trust Fund all of the Unguaranteed Interests and any other assets in the Trust Fund at a price equal to the sum of (x) 100% of the then outstanding Class A and Class B Principal Balances, and (y) 30 days' interest thereon at the then applicable Class A and Class B Remittance Rates (the "Termination Price"). See "Description of the Agreement and the Certificates--Termination; Purchase of SBA Loans" herein. However, because the SBA Loans may prepay, the weighted average life of the Certificates or the date on which the outstanding aggregate principal balances of the Unguaranteed Interests will be less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the Original Pre-Funded Amount, if any, cannot be determined.

     None of the SBA Loans are balloon loans and each is fully amortizing in accordance with its terms. The SBA Loans may be prepaid at any time without payment of a prepayment fee or penalty. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions. Prepayments, liquidations and purchases of the Unguaranteed Interests will result in distributions to Certificateholders of amounts which would otherwise be distributed over the remaining terms of the SBA Loans.

     The final scheduled Remittance Date for the Certificates is _________, 20__, which is the date on which the principal balances of the Class A and Class B Certificates would be reduced to zero, assuming that no prepayments are received on the SBA Loans and that distributions of principal of and interest on each of the SBA Loans are timely received. The weighted average life of the Certificates is likely to be shorter than would be the case if payments actually made on the SBA Loans conformed to the foregoing assumptions, and the final Remittance Date with respect to the Certificates could occur significantly earlier than the final scheduled Remittance Date because (i) prepayments are likely to occur and (ii) the Servicer may cause a termination of the Trust Fund when the then outstanding aggregate principal balance of the Unguaranteed Interests is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the Original Pre-Funded Amount, if any.

     The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the Closing Date to the date on which each dollar in respect of principal of such Certificate is repaid. The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal payments (including Monthly Payments, Principal Prepayments, Excess Payments and Curtailments) are made on the SBA Loans.

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Constant Prepayment Rate ("CPR"), represents an assumed constant rate of prepayment per annum relative to the then outstanding principal balance of a pool of new SBA loans. The CPR does not purport to be either a historical description of the prepayment experience of any pool of SBA loans or a prediction of the anticipated rate of prepayment of any pool of SBA loans, including the SBA Loans.

     The Sellers make no representation as to the particular factors that will affect the prepayment of the SBA Loans, as to the percentage of the principal balance of the SBA Loans that will be paid as of any date or as to the overall rate of prepayment on the SBA Loans.

     Greater than anticipated prepayments of principal will increase the yield on Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the SBA Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Certificates will also be affected by the amount and timing of delinquencies and defaults on the SBA Loans and the recoveries, if any, on defaulted SBA Loans and foreclosed properties. Delinquencies and defaults will generally slow the rate of payment of principal to the Certificateholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted SBA Loans and foreclosed properties result in principal payments on the Certificates faster than otherwise scheduled.

     The following table under the heading "Weighted Average Lives of the Class A and Class B Certificates" assumes, among other things, that (i) (a) the scheduled payment in each month for each SBA Loan has been based on the outstanding balance as of the first day of the month preceding the month of such payment, (b) the initial Note Rate for the SBA Loans delivered at closing for the ______ 199_ scheduled payments are _____% and _____% plus the applicable Gross Margin and the initial Note Rates for the SBA Loans delivered at the subsequent funding for the ______, 199__ Scheduled Payment are ___% and ___%, respectively per the chart below and (c) thereafter, the scheduled payments and remaining term to stated maturity for each SBA loan is as set forth below (rather than based on the actual SBA Loan characteristics) so that such scheduled payments would amortize the remaining balance by its stated maturity date, (ii) scheduled monthly payments of principal and interest on the SBA Loans will be timely received on the first day of each month (with no defaults), commencing __________, 199_, (iii) the Servicer does not exercise its option to purchase the Unguaranteed Interest and thereby cause a termination of the Agreement, (iv) principal prepayments on the SBA Loans represent prepayments in full of individual SBA Loans and will be received on the last day of each month commencing __________, 199_ at the respective percentages of CPR set forth in the table and (v) the Certificates will be issued on __________, 199_. The following table also assumes that the Pre-Funding Account is established, the original Pre-Funded Amount equals its maximum permitted amount and the entire Pre-Funded Amount is used to purchase SBA ss. 7(a) Loans at the end of the Pre-Funding Period.

Note Rate             Gross Margin         Balance            Remaining Term
           %                   %          $
           %                   %          $
           %                   %          $
           %                   %          $


     Based upon the foregoing assumptions, some or all of which are unlikely to reflect actual experience, the following table indicates the projected weighted average lives of each Class of Certificates at various CPRs. As used in the table, 0% CPR indicates no Principal Prepayments, Curtailments or Excess Payments. The Class A and Class B Certificates were priced assuming __% CPR. If the entire Pre-Funded Amount were used to purchase Section 7(a) Companion Loans and SBA 504 Loans, rather than SBA ss. 7(a) Loans, the weighted average lives of the Class A and Class B Certificates would not differ materially.

WEIGHTED AVERAGE LIVES OF THE CLASS A AND CLASS B CERTIFICATES


                 Weighted                              Earliest Retirement
                  Average                                 at Servicer's
   CPR         Life (Years)(1)                               Option(2)

  [ 0%]
  [ 4%]
  [ 8%]
 [ 12%]

     Since the individual characteristics of the SBA Loans will not correspond to those assumed above, the actual weighted average lives and the earliest retirement dates of the Certificates will vary from those of the underlying SBA Loans even if any indicated CPR is met. In addition, there is no assurance that Principal Prepayments, Curtailments or Excess Payments will occur, or, if they do occur, that they will occur at a constant rate approximating any of the indicated CPRs.


                                   THE SELLERS

     TMSIC and TMSCMI are New Jersey corporations, and wholly-owned subsidiaries of The Money Store Inc. (the "Parent"). MSNY, a New York corporation, is a wholly-owned subsidiary of TMSIC. TMSIC is headquartered in Sacramento, California and began originating SBA ss. 7(a) Loans in 1979. TMSCMI is headquartered in Sacramento, California and began originating SBA 504 Loans in 1994 and Section 7(a) Companion Loans in 1995. MSNY is headquartered in Sacramento, California and began originating SBA ss. 7(a) Loans in 1980. MSNY only originates SBA ss. 7(a) Loans to businesses located in the State of New York. The Sellers became the largest originator of SBA guaranteed loans in 1983 and have maintained that position in each of the past __ SBA fiscal years. The Sellers originated approximately $___ million of SBA Loans during calendar 199_ and, at December 31, 199_ and December 31, 199_, were servicing a portfolio of SBA Loans aggregating approximately $___ billion and $___ billion, respectively.

     The Parent, headquartered in Sacramento, California and Union, New Jersey, is a publicly-owned financial services company engaged, through its operating divisions, primarily in originating, servicing and selling consumer and commercial loans. As of _____________, 19__, the Parent maintained ___ offices in __ states, Puerto Rico and the District of Columbia through which it conducted business in the following areas: (i) mortgage loans; (ii) SBA Loans;
(iii) government guaranteed student loans and (iv) automotive loans. The Parent, through its subsidiaries, also originates loans partially insured by the Federal Housing Administration under Title I of the National Housing Act.

     At ___________, 199_, the Sellers originated SBA Loans through ___ sales regions in __ states, comprising __ SBA Districts. The Sellers have originated SBA Loans in approximately __ out of __ total SBA jurisdictions/field territories. They possess PLP status in __ SBA jurisdictions and they possess Guaranteed

- --------
(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each payment of principal by the number of years from the date of issuance to the related Remittance Date, (ii) summing the results, and (iii) dividing the sum by the total principal distributions.

(2) Assuming early termination of the Trust Fund when the then outstanding aggregate principal balance of the Unguaranteed Interests is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount, if any.


Participant Program ("GPP") status in an additional ___. For the year ended December 31, 199_, the Sellers originated approximately __% of their SBA ss. 7(a) Loans under the Preferred Lender Program ("PLP"), with substantially all of the remainder originated under the Certified Lender Program ("CLP"). New offices originate under the GPP until approved within the SBA District. The Sellers apply the same level of loan review and documentation for all loans, regardless of the program under which they were originated. In the normal course of their business, the Sellers may have originated CLP loans in areas where they were Preferred Lenders due to specific eligibility requirements of the Section 7(a) Program. The Sellers believe that such practice is common in the industry, that the SBA is aware of it and has raised no objection thereto.

DELINQUENCY EXPERIENCE

     The following table sets forth the Sellers' delinquency and charge-off experience with respect to their portfolio of SBA Loans as of the dates indicated. There can be no assurance, and no representation is made, that the delinquency and charge-off experience with respect to the SBA Loans included in the Trust Fund will be similar to that reflected in the table below. The Sellers believe that the increase in net loan charge-offs as a percentage of their SBA loan portfolio as of and for the years ended December 31, 199_, 199_ and 199_, is primarily due to general adverse economic conditions. The Sellers commenced originating Section 7(a) Companion Loans in January 1995 and SBA 504 Loans in 1994. Accordingly, no meaningful delinquency and charge-off experience exists for these loans. There can be no assurance, and no representation is made, that the delinquency and charge-off experience with respect to the Section 7(a) Companion Loans and the SBA 504 Loans will be similar to that of the SBA ss. 7(a) Loans.


SBA LOAN DELINQUENCIES AND CHARGE-OFFS

(DOLLARS IN THOUSANDS)

                            As of and for the Years       ________ Months Ended
                             Ended December 31,  199         _________, 199
                     ----------------------------------       --------------
      199             199              199
      ---             ---              ---

30-59 days past due(1)........
60-89 days past due(1)........
90+ days past due(1)..........
Loans charged-off, net........

Loans charged-off, net, as a
  percentage of the SBA
  unguaranteed interests(2)...
SBA unguaranteed
  interests(3)................
Total SBA Loan serviced
  portfolio(4)................

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(1) The delinquency percentages are calculated based upon the aggregate guaranteed and unguaranteed interests of the SBA Loans which are delinquent by the number of days indicated divided by total aggregate principal balance of the guaranteed and unguaranteed interests of the SBA Loans contained in the Sellers' SBA loan portfolio.

(2) The percentage of loan charge-offs is calculated based upon the dollar amount of charge-offs divided by the dollar amount of the principal portion of unguaranteed interests contained in the Sellers' SBA loan portfolio.

(3) Amounts shown are the aggregate principal balances of the unguaranteed interests of loans in the Sellers' SBA loan portfolio on the last day of the related period.

(4)  Includes guaranteed interests serviced for others.

- -------------------------

CERTAIN LITIGATION

     Because the nature of the business of the Parent and the Sellers involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, the Parent and the Sellers are subject to claims and legal actions in the ordinary course of their business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to such claims and actions, including that described above, the Parent and the Sellers believe that the aggregate amount of such liabilities will not result in monetary damage which in the aggregate would have a material adverse effect on the financial condition of the Parent or the Sellers.


                DESCRIPTION OF THE AGREEMENT AND THE CERTIFICATES

GENERAL

     The Certificates will be issued by a Trust Fund organized and existing under the laws of the State of New York. Each Certificate represents a certain fractional undivided ownership interest in the Trust Fund created and held pursuant to the Agreement, subject to the limits and the priority of distribution described therein. The Trust Fund consists primarily of the right to receive the Unguaranteed Interests in such SBA Loans as are from time to time subject to the Agreement, together with all proceeds thereof and certain related assets.

     The Certificates will not represent obligations of the Sellers, any of their affiliates or the SBA.

     The Class A Certificates will be issued in book-entry form and the Class B Certificates will be issued either in book-entry or physical form, as determined by the Sellers prior to issuance of the Certificates. Each Class of Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, except that one Certificate of each Class may be issued in a different denomination, and, if so issued, will be held in physical form.

     The Servicer will be responsible for ensuring that each SBA Loan is serviced in accordance with the Agreement and the SBA Rules and Regulations. However, MSNY will service the SBA Loans originated or acquired by it.

PAYMENTS ON THE SBA LOANS; DISTRIBUTIONS ON THE CERTIFICATES

     The Agreement requires that the Servicer cause an account (the "Principal and Interest Account") to be established and maintained at one or more Designated Depository Institutions.

     All funds in the Principal and Interest Account are required to be held (i) uninvested, up to the limits insured by the FDIC (as defined under "Certain Definitions") or (ii) invested in Permitted Instruments. Any investment earnings on funds held in the Principal and Interest Account are for the account of the Servicer.

     The Servicer is required to deposit in the Principal and Interest Account (within two Business Days of receipt): (i) all payments received after the Cut-Off Date on account of interest on the SBA Loans (net of the portion thereof required to be paid to the holders of the Guaranteed Interest, the Agent of the SBA's Fee, the Premium Protection Fee, the Additional Fee and the Servicing Fee and other servicing compensation payable to the Servicer as permitted by the Agreement), (ii) the Unguaranteed Percentage of all payments received after the CutOff Date on account of principal on the SBA Loans, including the Unguaranteed Percentage of all Excess Payments, Principal Prepayments, Curtailments, Net Liquidation Proceeds, Insurance Proceeds (other than amounts to be applied to the restoration or repair of the related Mortgaged Property, or to be released to the Obligor) and Released Mortgaged Property Proceeds, (iii) any amounts paid in connection with the repurchase of the Unguaranteed Interest of an SBA Loan and the amount of any adjustment for substituted SBA Loans, (iv) the amount of any losses incurred in connection with investments in Permitted Instruments and
(v) certain amounts relating to insufficient insurance policies and Foreclosed Property.

     The Servicer may make withdrawals from the Principal and Interest Account only for the following purposes:

          (i) to remit to the Trustee on each Determination Date (as defined below) for deposit in the Certificate Account, the portion of the Available Funds for the related Remittance Date that is net of Compensating Interest, Monthly Advances and amounts then on deposit in the Spread Account (and, with respect to the Determination Dates occurring in ______, _________ and ___________, net of amounts then on deposit in the Pre-Funding Account and the Capitalized Interest Account);

          (ii) to reimburse itself for any accrued unpaid Servicing Fees, unreimbursed Monthly Advances and for unreimbursed Servicing Advances to the extent deposited in the Principal and Interest Account (and not netted from Monthly Payments received). The Servicer's right to reimburse itself for unpaid Servicing Fees and, except as provided in the following sentence, Servicing Advances and Monthly Advances shall be limited to Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the SBA Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for Monthly Advances and Servicing Advances in excess of such amounts shall be limited to any late collections of interest received on the SBA Loans generally, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and any other amounts. The Servicer's right thereto shall be subordinate to the rights of the Certificateholders and the holders of the Guaranteed Interest;

          (iii) to withdraw any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

          (iv) (a) to make investments in Permitted Instruments and (b) to pay itself interest paid in respect of Permitted Instruments or by a Designated Depository Institution on funds deposited in the Principal and Interest Account;

          (v) to withdraw any funds deposited in the Principal and Interest Account that were not required to be deposited therein or were deposited therein in error;

          (vi) to pay itself servicing compensation or interest as permitted under the definition of Excess Proceeds; and

          (vii) to clear and terminate the Principal and Interest Account upon the termination of the Agreement;

     Not later than the close of business on each Determination Date, the Servicer will remit to the Trustee for deposit in the Certificate Account any required Monthly Advance and/or Compensating Interest.

     The Servicer is required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property or other Collateral, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance". The Servicer is obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Servicer may recover Servicing Advances to the extent set forth in clause (ii) above.

     On the 15th day of each month commencing in _______, 199_, or, if such 15th day is not a Business Day, the first Business Day immediately following (each such day being a "Remittance Date"), until the principal balances of the Class A and Class B Certificates are reduced to zero, the Trustee or Paying Agent will be required to distribute to each person in whose names a Certificate is registered at the close of business on the last day of the month immediately preceding the month of the related Remittance Date (the "Record Date") such Certificateholder's Percentage Interest multiplied by the amount to be distributed to the Class A or Class B Certificateholders, as the case may be on such Remittance Date as described below under "--Flow of Funds" herein.

     Additionally, any Pre-Funded Amount remaining at the close of business on __________, 199_ (together with __ days' interest thereon at the applicable Remittance Rates) will be distributed by or on behalf of the Trustee on the Special Remittance Date to the Class A and Class B Certificates. Such distribution will be made to each person in whose name a Certificate of the applicable Class is registered on ___________, 199__.

     On each Remittance Date, the Trustee will mail to each Certificateholder a statement setting forth, among other things, certain information as to the distribution being made on such Remittance Date, the fees to be paid to the Servicer and Trustee and the loss and delinquency status of the SBA Loans. Although the information contained in such statements will be prepared by the Servicer, neither such information nor any other financial information furnished to Certificateholders will be examined and reported upon, and an opinion will not be expressed by, an independent public accountant.

CERTIFICATE ACCOUNT

     The Trustee has agreed to establish and maintain in its trust department a non-interest-bearing trust account (the "Certificate Account").

PRE-FUNDING ACCOUNT

     If Section 7(a) Companion Loans and SBA 504 Loans are not included in the Trust Fund on the Closing Date, the Pre-Funded Amount will be deposited on the Closing Date into the Pre-Funding Account. Amounts in the Pre-Funding Account may be used only (i) to acquire Subsequent SBA Loans, and (ii) to make accelerated payments of principal on the Certificates. During the Funding Period amounts will, from time to time, be withdrawn from the Pre-Funding Account to purchase Subsequent SBA Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed as a principal prepayment on the next Remittance Date to the Certificates. However, any Pre-Funded Amount remaining at the close of business on ______________, 199_ will be distributed as a principal prepayment on the Special Remittance Date.

     All funds in the Pre-Funding Account are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds in the Pre-Funding Account will be applied to payment of interest on the Certificates.

CAPITALIZED INTEREST ACCOUNT

     If the Pre-Funding Account is established, on the Closing Date, the Representative also will make a cash deposit into the Capitalized Interest Account. The amount, if any, deposited therein will be used by the Trustee on the Remittance Dates occurring in ____________, ____________ and _________,
199__ to fund the excess, if any, of (i) the amount of interest accrued for each such Remittance Date at the weighted average on the portion of the Class A and Class B Certificates having principal balances exceeding the principal balances of the Unguaranteed Interests, over (ii) the amount of any earnings on funds in the Pre-Funding Account that are available to pay interest on the Certificates on each such Remittance Date. Additionally, if a principal prepayment is made on the Special Remittance Date to any Class of Certificates, such Class of Certificates also will receive on such date, from the Capitalized Interest Account, an amount equal to __ days' interest at the applicable Remittance Rate on the amount of such principal prepayment. Any amounts remaining in the Capitalized Interest Account on the Special Remittance Date and not used for such purposes are required to be paid directly to the Representative on such Special Remittance Date.

     All funds in the Capitalized Interest Account are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds in the Capitalized Interest Account will be applied to payment of interest on the Certificates.

FLOW OF FUNDS

     The Agreement requires the Servicer to withdraw on each Determination Date that portion of the Available Funds in the Principal and Interest Account and to remit such amount together with the Monthly Advances and Compensating Interest for the related Remittance Date to the Trustee for deposit in the Certificate Account. Upon receipt on each Determination Date of such amount, the Trustee is required to deposit such amount into the Certificate Account.

     On each Remittance Date the Trustee is required to withdraw from the Certificate Account the sum of (i) that portion of the Available Funds received from the Servicer, and (ii) the amounts, if any, deposited therein from the Spread Account as described below under "--Spread Account" herein, and (iii) with respect to the Remittance Dates in _________, __________ and __________ 199_, the amounts, if any, deposited therein from the Pre-Funding Account and the Capitalized Interest Account, and make distributions thereof in the following order of priority:

          (i) First, to the Class A Certificates in an amount up to the Class A Interest Distribution Amount;

          (ii) Second, to the Class B Certificates in an amount up to the Class B Interest Distribution Amount;

          (iii) Third, to the Class A Certificates in an amount up to the sum of
     (a) the Class A Principal Distribution Amount and (b) the Class A Carry Forward Amount;

          (iv) Fourth, to the Class B Certificates, in an amount up to the sum of (a) the Class B Principal Distribution Amount and (b) the Class B Carry-Forward Amount;

          (v) Fifth, to the Expense Account in an amount up to one-twelfth of the Annual Expense Escrow Amount plus any amount required to be paid to the Trustee pursuant to the Agreement resulting from insufficiencies in the Expense Account;

          (vi) Sixth, to the Servicer in an amount up to the Reimbursable
     Amounts;

          (vii) Seventh, to the Spread Account, any remainder unless and until the amount therein equals the Specified Spread Account Requirement; and

          (viii) Eighth, to the Spread Account Depositor, any amounts in excess of the Specified Spread Account Requirement.

CLASS A AND CLASS B INTEREST DISTRIBUTION AMOUNTS

     To the extent of the Available Funds, and prior to payments of principal, on each Remittance Date the Class A and Class B Certificateholders, in that order, will be entitled to receive interest accrued for the related Interest Accrual Period at the then applicable Class A or Class B Remittance Rate on the Class A or Class B Principal Balance, as the case may be, outstanding immediately prior to such Remittance Date, subject to the adjustment set forth in the next paragraph. If, on any Remittance Date, the Class A or Class B Certificates do not receive the full amount of interest to which they are entitled, such shortfall, plus interest thereon at the then applicable Class A or Class B Remittance Rate, compounded monthly, will be added to the amount of interest they are entitled to receive on succeeding Remittance Dates. The aggregate amounts of interest payable to the Class A and Class B Certificates on each Remittance Date are referred to herein as the "Class A Interest Distribution Amount" and the "Class B Interest Distribution Amount" respectively.

     As stated herein, many of the SBA Loans contain minimum and/or maximum Note Rate provisions. As a result, if the then current Prime Rate plus the applicable margin would exceed the applicable maximum Note Rate (or fall below the applicable minimum Note Rate), the actual Note Rate borne by such SBA Loan will be less than (or greater than) the Note Rate that such SBA Loan would bear if such limits were not in effect. Additionally, as described under "Summary of Terms -- Interest", for the Remittance Dates occurring in each February, May, August and November, interest accruing on the Class A and Class B Certificates will be based upon the Prime Rate in effect on the first Business Day of the preceding January, April, July and October, respectively, while interest payments on the SBA Loans adjusting quarterly required to be distributed on such Remittance Dates generally will be based on the Prime Rate in effect on the first Business Day of the preceding October, January, April and July, respectively. Accordingly, for each Remittance Date the aggregate amount of interest payable with respect to each of the SBA Loans in accordance with their terms, net of the interest payable to the holders of the Guaranteed Interest, the Excess Spread (other than the portion thereof allocated to the Servicing Fee on the Guaranteed Interest), the Servicing Fee, the Premium Protection Fee, the Agent of the SBA's Fee, the Additional Fee (with respect to the Additional Fee SBA Loans), the Extra Interest (as defined below) and the fees and expenses of the Trustee allocable to such interest, might exceed or be less than the interest accrued on the SBA Loans at the weighted average Class A and Class B Remittance Rates. Any such excess or shortfall will be allocated to the Class A and Class B Certificates pro rata in accordance with the amount of interest each such Class of Certificates would otherwise be entitled to receive but for such adjustment.

     With respect to each SBA Loan, the "Extra Interest Percentage" will equal the excess of (i) the Note Rate that would be in effect for such SBA Loan as of the Cut-Off Date (or Subsequent Cut-Off Date) without giving effect to any applicable lifetime floor or cap over (ii) the sum of the rates used in determining the Servicing Fee and the Trustee's fees and expenses and the initial weighted average Class A and Class B Remittance Rates without giving effect to any applicable lifetime floor or cap.

     For each Remittance Date, the "Extra Interest" for an SBA Loan will equal the product of (i) the principal portion of the Unguaranteed Interest of such SBA Loan for such Remittance Date and (ii) one-twelfth of the applicable Extra Interest Percentage.

CLASS A AND CLASS B PRINCIPAL DISTRIBUTION AMOUNTS

     With respect to each Remittance Date, the "Class A Principal Distribution Amount" and the "Class B Principal Distribution Amount" will equal the Class A Percentage or the Class B Percentage, as the case may be, multiplied by the total of (i) the Unguaranteed Percentage of all payments and other recoveries of principal of an SBA Loan (net of amounts reimbursable to the Servicer pursuant to the Agreement) received by the Servicer or any Subservicer during the related Due Period, excluding amounts received with respect to SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer to the extent that the Class A Certificateholders or the Class B Certificateholders, as the case may be, have previously received the Class A Percentage or the Class B Percentage, as the case may be, of the principal portion of the Unguaranteed Interest of such SBA Loans; (ii) the principal portion of any Unguaranteed Interest actually purchased by a Seller for breach of a representation and warranty or other defect and actually received by the Trustee as of the related Determination Date; (iii) any adjustments with respect to substitutions of SBA Loans for which a Seller has breached a representation or warranty deposited in the Principal and Interest Account and transferred to the Certificate Account as of the related Determination Date; (iv) the Unguaranteed Percentage of all losses on SBA Loans which were finally liquidated during the applicable Due Period; (v) the Unguaranteed Percentage of the then outstanding principal balance of any SBA Loan which, as of the first day of the related Due Period, is delinquent 24 months or determined by the Servicer to be uncollectible in whole or in part; and (vi) amounts, if any, released from the Pre-Funding Account on the _______, _______ and _________ 199_ Remittance Dates.

     The following chart sets forth an example of distributions on the Certificates, based upon the assumption that the Certificates will be issued in June 199_ with a May 31, 199_ Cut-Off Date and that distributions on the Certificates are made on the 15th day of each month (or, if such 15th day is not a Business Day, the next succeeding Business Day):

May 31 .................    Cut-Off Date.  The Original Pool Principal Balance
                            will be the aggregate principal amount of the Unguaranteed Interests of the SBA Loans at the close of business on May 31, 199_ after application of all payments collected on or before such date.

June  1-30..............    The Subservicers remit to the Servicer for deposit
                            in the Principal and Interest Account all amounts received on account of the Unguaranteed Interests of the SBA Loans.

June 30.................    First Record Date.  Distribution on July 15, 199_
                            will be made to Certificateholders of record on the Closing Date. Subsequent record dates will be the last day of the month preceding the Remittance Date.

July __ ................    Determination Date. The Servicer determines the
                            amount of principal and interest that will be distributed to the Certificateholders on July 15, and transfers funds in the Principal and Interest
                            Account to the Trustee for deposit in the Certificate Account together with any Monthly
                            Advances, Compensating Interest and, to the extent necessary, amounts from the Spread Account.

July 15.................    Remittance Date.  The Trustee or the Paying Agent
                            will distribute to Certificateholders the amounts required to be distributed pursuant to the Agreement.

SPREAD ACCOUNT

     On the Closing Date, the Spread Account Depositor will make an initial cash deposit into the Spread Account in an amount equal to ___% of the Original Pool Principal Balance (the "Initial Deposit"). Thereafter, on each Remittance Date the Trustee will deposit into the Spread Account the Available Funds, if any, remaining after payment of interest and principal to the holders of the Certificates, amounts required to be deposited into the Expense Account and certain amounts reimbursable to the Servicer, each as described above, until the aggregate amount then on deposit in the Spread Account (the "Spread Balance") equals the sum of (i) the then outstanding principal balance of the Unguaranteed Interests of all SBA Loans 180 days or more delinquent and (ii) the greater of
(a) ___% of the then outstanding aggregate principal balance of the Unguaranteed Interests of all the SBA Loans, or (b) the amount of the Initial Deposit; provided, however, that for purposes of clauses (i) and (ii)(a), there shall be excluded the principal portion of the Unguaranteed Interest of SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer, to the extent that the Certificateholders have previously received the Unguaranteed Portion of the principal balance of such SBA Loans (the sum of such amounts is referred to herein as the "Specified Spread Account Requirement").

     On each Remittance Date, to the extent funds are available therefor, the Trustee will withdraw from the Spread Account for deposit into the Certificate Account the amount, if any, by which (i) the sum of (a) the Class A and Class B Interest Distribution Amounts, (b) the Class A and Class B Principal Distribution Amounts and (c) the Class A and Class B Carry-Forward Amounts exceeds (ii) the Available Funds for such Remittance Date (but excluding from such definition, amounts in the Spread Account).

     The Spread Account Depositor will not be required to refund any amounts previously properly distributed to it, regardless of whether there are sufficient funds on a subsequent Remittance Date to make a full distribution to holders of the Certificates on such Remittance Date.

     The funding and maintenance of the Spread Account is intended to enhance the likelihood of timely payment of principal and interest to the holders of the Certificates; however, if the SBA Loan Pool experiences levels of delinquencies and losses above the scenarios used to obtain the ratings on the Class B Certificates, the Spread Account could be depleted, and shortfalls could result. See "Ratings" herein.

MONTHLY ADVANCES

     The Servicer is required to remit to the Trustee no later than the Determination Date for deposit in the Certificate Account the amount the Monthly Advance, if any, by which (i) 30 days' interest at a rate equal to the then applicable weighted average Class A and Class B Remittance Rates plus the Adjusted SBA Loan Remittance Rate on the aggregate Class A and Class B Principal Balances immediately prior to the related Remittance Date (as the amount calculated pursuant to this clause (i) may be adjusted in accordance with the limits described under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein) exceeds (ii) the amount received by the Servicer as of the related Record Date in respect of interest on the SBA Loans minus the interest payable to the holders of the Guaranteed Interest, the Additional Fee, the Premium Protection Fee, and the fee payable to the Agent of the SBA (plus, for the Remittance Dates in _________, _________, __________ and _________, 199__, the sum of (a) all funds to be transferred to the Certificate Account from the Capitalized Interest Account for such Remittance Date and (b) certain investment earnings on amounts in the Pre-Funding Account for the applicable Remittance Date). The Servicer is not required to make Monthly Advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the SBA Loans.

     Monthly Advances are reimbursable in the first instance from late collections of interest, Liquidation Proceeds, Insurance Proceeds and proceeds received by the Servicer in connection with condemnation, eminent domain or a release of lien ("Released Mortgaged Property Proceeds") collected with respect to the related SBA Loan as to which the Monthly Advances were made. The Servicer's right to reimbursement for such advances in excess of such amounts is limited to late collections of interest received on the SBA Loans generally; provided, however, that the Servicer's right to such reimbursement is subordinate to the rights of the Certificateholders, the holder of the Premium Protection Fee and the holders of the Guaranteed Interest. Monthly Advances are intended to provide sufficient funds for the payment of interest to the Certificateholders at the then applicable Class A or Class B Remittance Rate, plus an additional amount, if any, required to pay the fees and expenses of the Trustee.

COMPENSATING INTEREST

     Not later than each Determination Date, with respect to each SBA Loan as to which a principal prepayment in full or a Curtailment was received during the related Due Period, the Servicer is required to remit to the Trustee, from amounts otherwise payable to the Servicer as servicing compensation, an amount ("Compensating Interest") equal to any excess of (a) 30 days' interest on the Unguaranteed Percentage of the related principal balance at the Adjusted SBA Loan Remittance Rate over (b) that portion of the amount of interest actually received in respect of the related SBA Loan during such Due Period and available to be paid to the Certificateholders.

[THE GUARANTY

     As additional credit support for the Class _ Certificates, the Class _ Certificateholders are entitled to receive on each Remittance Date the amount equal to the Guaranty Payment, if any, under the Guaranty. The "Guaranty Payment" for any Remittance Date will equal the difference, if any, between the sum of the Class _ Interest Distribution Amount and the Class _ Principal Distribution Amount for such Remittance and the portion of the Available Funds allocated to the Class _ Certificates on such Remittance Date, but no more than $___________ in the aggregate.

     The Guaranty will be an unsecured general obligation of The Money Store Inc. and will not be supported by any letter of credit or other credit enhancement arrangement. The Guaranty will not benefit in any way, or result in any payment to, the Class _ Certificateholders.

     As compensation for providing the Guaranty, The Money Store Inc. will be entitled to receive a fee (the "Guaranty Fee" equal to ________).]

REGISTRATION OF CERTIFICATES

     The Class A Certificates will initially be registered in the name of Cede, the nominee of DTC. The Class B Certificates will be either (i) registered in the name of Cede, as the nominee of DTC, with similar effect as the Class A Certificates, or (ii) issued in physical form, as determined by the Sellers prior to the initial issuance of the Certificates. Certificates registered in the name of Cede are referred to herein as the "Book-entry Certificates."

     Persons acquiring beneficial ownership interests in the Class A or Class B Certificates ("Certificate Owners") will hold their Class A or Class B Certificates through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the respective Class of Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. [___________] will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York, Brussels Office, will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES-- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     DTC has advised the Trustee that DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates, CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL. Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A or Class B Certificates which conflict with actions taken with respect to other Class A or Class B Certificates.

     Certificates Registered Through DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. See "Description of the Certificates
- -- Book-Entry Registration" in the Prospectus.

     Certificates Not Registered through DTC. With respect to (i) any Certificate not originally registered through DTC, or (ii) any Definitive Certificate issued in exchange for a Book-Entry Certificate in connection with the events described above (together, "Physical Certificates"), the Trustee will be required to make payments and furnish reports directly to the related Certificateholder.

     If (i) any mutilated Physical Certificate is surrendered to the Certificate Registrar (as defined under "Certain Definitions"), or the Trustee and the Certificate Registrar receive satisfactory evidence of the destruction, loss or theft of any Physical Certificate, and (ii) there is delivered to the Servicer, the Trustee and the Certificate Registrar such security or indemnity as may be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer, the Trustee and the Certificate Registrar that such Physical Certificate has been acquired by a bona fide purchaser, the Servicer shall execute and deliver, and the Trustee shall authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Physical Certificate, a new Physical Certificate of like tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any such new Physical Certificate, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any such duplicate Physical Certificate shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Physical Certificate shall be found at any time.

     Physical Certificates will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of the Certificate Registrar. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Prior to due presentation of a Physical Certificate for registration of transfer, the Servicer, the Trustee, the Sellers, the Paying Agent and the Certificate Registrar may treat the Person in whose name any Physical Certificate is registered as the owner of such Physical Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and the Servicer, the Trustee, the Seller and the Certificate Registrar shall not be affected by notice to the contrary.

     All Physical Certificates surrendered for registration of transfer or exchange are required, if surrendered to any Person other than the Trustee, to be delivered to the Trustee and to be promptly canceled by it. No Physical Certificate is to be authenticated in lieu of or in exchange for any Physical Certificate so canceled, except as expressly permitted by the Agreement. All canceled Certificates may be held by the Trustee in accordance with its standard retention policy.

REMOVAL AND RESIGNATION OF SERVICER

     The Majority Certificateholders, by notice in writing to the Servicer, may, pursuant to the Agreement, remove the Servicer upon the occurrence of any of the following events:

          (i) (A) the failure by the Servicer to make any required Servicing Advance, to the extent such failure materially or adversely affects the interests of the Certificateholders; (B) the failure by the Servicer to make any required Monthly Advance; (C) the failure by the Servicer to remit any Compensating Interest; or (D) any failure by the Servicer to remit to Certificateholders, or to the Trustee for the benefit of the Certificateholders, any payment required to be made under the terms of the Agreement, which continues unremedied (in the case of the events described in clauses (i)(A), (i)(C) and (i)(D) for 30 days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder; or

          (ii) failure by the Servicer or the Sellers duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer or the Sellers, as set forth in the Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Sellers, as the case may be, by the Trustee or to the Servicer, or the Sellers, as the case may be, and the Trustee by any Certificateholder; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

          (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

          (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     The Servicer may not assign the Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, the SBA, the Trustee and the Majority Certificateholders, or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law or administrative determination and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Agreement.

     Upon removal or resignation of the Servicer, the Trustee will be the successor servicer (the "Successor Servicer"). If, however, the Trustee is unable to act as Successor Servicer, or if the SBA so requests, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the SBA, [Moody's] and [Duff & Phelps] having a net worth of not less than $15,000,000 and which is an approved SBA guaranteed lender in good standing, operating pursuant to an effective Loan Guaranty Agreement as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

TERMINATION; PURCHASE OF SBA LOANS

     The Agreement will terminate upon notice to the Trustee of the earlier of either: (a) the final payment or other liquidation of the last SBA Loan, or the disposition of all property acquired upon foreclosure of any SBA Loan and the remittance of all funds due thereunder or (b) mutual consent of the Servicer and all Certificateholders in writing; provided, however, that in no event will the trust established by the Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James, alive as of the Cut-Off Date.

     The Servicer may, at its option, terminate the Agreement on any date on which the then outstanding aggregate principal balance of the Unguaranteed Interests is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the Original Pre-Funded Amount by purchasing, on the next succeeding Remittance Date, all of the Unguaranteed Interests and any other assets in the Trust Fund at a price equal to the sum of (i) 100% of the then Outstanding Class A and Class B Principal Balances, and (ii) 30 days' accrued interest thereon at the then applicable Class A and Class B Remittance Rates (the "Termination Price"); provided, however, that under certain circumstances set forth in the Agreement, the Servicer may not take such action prior to providing [Moody's] and [Duff & Phelps] with an opinion of counsel that such termination would not be deemed a fraudulent conveyance by the Servicer.


                                   THE TRUSTEE

     [Name of Trustee], a ___________ located in _____________________, has been named Trustee pursuant to the Agreement.

     The Agreement requires that the Trustee shall at all times be (i) a national banking association or banking corporation or trust company organized and doing business under the laws of the United States of America or of any State, (ii) authorized under such laws to exercise corporate trust powers, (iii) having a combined guaranteed capital and surplus of at least $30,000,000, (iv) having unsecured and unguaranteed long-term debt obligations rated at least Baa3 by [Moody's] and BBB- by [Duff & Phelps] (provided [Duff & Phelps] is rating the unsecured and unguaranteed long-term debt obligations of the Trustee), or such other ratings as is acceptable to the SBA, (v) is subject to supervision or examination by a federal or state authority, (vi) is an approved SBA guaranteed lender in good standing, operating pursuant to an effective Loan Guaranty Agreement, and (vii) is reasonably acceptable to the SBA. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, it shall resign upon request of the Majority Certificateholders in the manner and with the effect specified in the Agreement.

     The Trustee, or any trustee or trustees hereafter appointed, may resign at any time in the manner set forth in the Agreement. Upon receiving notice of resignation, the Servicer shall promptly appoint a successor trustee or trustees meeting the eligibility requirements set forth above in the manner set forth in the Agreement. If no successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     No resignation or removal of the Trustee and no appointment of a successor trustee shall become effective until the acceptance of appointment by a successor trustee.

     The Majority Certificateholders with the consent of the SBA, [Moody's] and [Duff & Phelps], or the SBA, may remove the Trustee under the conditions set forth in the Agreement and appoint a successor trustee in the manner set forth therein.

     The Servicer shall give notice of each removal of the Trustee to the Certificateholders, which notice shall include the name of the successor trustee and the address of its corporate trust office.

     Upon acceptance of appointment by a successor trustee in the manner provided in the Agreement, the Servicer shall give notice thereof to the Certificateholders.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the provisions of the Agreement, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.

     Neither the Trustee, its authorized agent(s) nor representative(s) will conduct an independent review and assessment on whether SBA Loans should be foreclosed or the underlying property should be liquidated when a default has occurred with respect thereto.


                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion represents the opinion of Stroock & Stroock & Lavan LLP, special federal tax counsel ("Federal Tax Counsel"), as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate. All Certificateholders should also see "Federal Income Tax Consequences--Non-REMIC Certificates Issued by a Grantor Trust" in the Prospectus.

TAX STATUS OF THE TRUST FUND

     Upon the issuance of the Certificates, Federal Tax Counsel, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each Certificateholder will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust Fund and paid directly its share of expenses paid by the Trust Fund.

     For purposes of federal income tax, the Spread Account Depositor will be deemed to have retained a fixed portion of the interest due on each SBA Loan (the "Spread"). The Spread will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. The Servicer may also be deemed to have retained a "stripped coupon" if and to the extent that the Servicing Fee is determined to be unreasonable. In addition, because the Class B Remittance Rate exceeds the Class A Remittance Rate, a portion of the interest accrued on each SBA Loan will be treated as a "stripped coupon" purchased by the Class B Certificateholders. Accordingly, each Class A Certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, the Unguaranteed Interest of each SBA Loan (minus the portion of the interest payable on such SBA Loan that is treated as Spread, as a stripped coupon retained by the Servicer or as a stripped coupon purchased by the Class B Certificateholders), and such interest in the Unguaranteed Interest of each SBA Loan will be treated as a "stripped bond" within the meaning of Section 1286 of the Code. Similarly, each Class B Certificateholder will be treated as owning its pro rata percentage interest in the principal of the Unguaranteed Interest of each SBA Loan, plus a disproportionate share of the interest payable on each SBA Loan.

CLASS A CERTIFICATEHOLDERS

     Because Class A Certificates represent stripped bonds, they will be subject to the original issue discount ("OID") rules of the Code. Accordingly, the tax treatment of a Class A Certificateholder will depend upon whether the amount of OID on a Class A Certificate is less than a statutorily defined de minimis amount.

     In general, under regulations issued under Section 1286 of the Internal Revenue Code of 1986, as amended (the "Code"), the amount of OID on an SBA Loan treated as a "stripped bond" will be de minimis if it is less than 0.25 percent of the stated redemption price at maturity, as defined in Section 1273(a)(2) of the Code, multiplied by the number of years remaining after the purchase date until the maturity of the SBA Loan. The maturity date is based on the weighted average maturity date (and a reasonable prepayment assumption may have to be taken into account in determining weighted average maturity). Under the regulations, the portion of the interest on each SBA Loan payable to the Class A Certificateholders will be treated as "qualified stated interest". As a result, the amount of OID on an SBA Loan will equal the amount by which the price at which a Certificateholder is deemed to have acquired an interest in an SBA Loan (the "Purchase Price") is less than the portion of the remaining principal balance of the SBA Loan allocable to the interest acquired. Although Federal Tax Counsel cannot opine on the matter, the Trust Fund intends to take the positions
(i) that the amount of OID on the SBA Loans will be determined by aggregating all payments on the SBA Loans allocable to the Class A Certificateholders (not including the Spread), and treating the portion of all payments on the SBA Loans allocable to Class A Certificateholders as a single obligation on an aggregate basis, rather than being determined separately with respect to each SBA Loan, and (ii) that no separate allocation of consideration must be made to accrued interest or to amounts held in the Certificate Account.

     Based on these positions, the Trust Fund anticipates that the Certificates will not be issued initially with OID (or that any OID present will be de minimis). The Internal Revenue Service ("IRS") could require, instead, that the computation be performed on an SBA Loan by SBA Loan basis. In the preamble to the regulations under Section 1286 of the Code, the IRS requests comment on appropriate aggregation rules. Any such recalculation could adversely affect the timing and character of a Class A Certificateholder's income. The IRS might also require that a portion of the purchase price for a Certificate be allocated to accrued interest on each SBA Loan and to amounts held in the Certificate Account pending distribution to Certificateholders at the time of purchase as though such accrued interest and collections on the SBA Loans were separate assets purchased by the Certificateholder. Any such allocation would reduce the Purchase Price and thus increase the discount (or decrease the premium) on the SBA Loans.

     If the amount of OID is de minimis under the rule set forth above, the Class A Certificates would not be treated as having OID. Each Class A Certificateholder would be required to report on its federal income tax return its share of the gross income of the Trust Fund, including interest and certain other charges accrued on the SBA Loans and any gain upon collection or disposition of the SBA Loans (but not including any portion of the Spread). Such gross income attributable to interest on the SBA Loans would exceed the Class A Remittance Rate by an amount equal to the Class A Certificateholder's share of the expenses of the Trust Fund for the period during which it owns a Class A Certificate. The Class A Certificateholder would be entitled to deduct its share of expenses of the Trust Fund to the extent described below. Any amounts received by a Class A Certificateholder from the Spread Account or from the subordination of the Class B Certificates will be treated for federal income tax purposes as having the same character as the payments they replace. A Class A Certificateholder would report its share of the income of the Trust Fund under its usual method of accounting. Accordingly, interest would be includable in a Certificateholder's gross income when it accrues on the SBA Loans, or, in the case of Certificateholders who are cash basis taxpayers, when received by the Servicer on behalf of Certificateholders. The actual amount of discount on an SBA Loan would be includable in income as principal payments are received on the SBA Loans.

     If, contrary to the treatment anticipated by the Trust Fund, the OID on an SBA Loan is not de minimis, a Class A Certificateholder will be required to include in income, in addition to the amounts described above, any OID as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the SBA Loans. It is possible that the IRS could require use of a prepayment assumption in computing the yield of an SBA Loan. If an SBA Loan is deemed to be acquired by a Certificateholder at a significant discount, such treatment could accelerate the accrual of income by a Certificateholder.

     Although the Trustee intends to account for OID, if any, reportable by holders of Class A Certificates by reference to the price paid for a Class A Certificate by an initial purchaser, the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisers regarding the proper calculation of OID on the interest in SBA Loans represented by a Class A Certificate.

     As to SBA Loans that are real estate mortgages, a Certificateholder may be able (or may be required) to account for any discount on such SBA Loans as market discount rather than OID if either (i) the amount of OID with respect to the Certificate was treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 1% (i.e., 100 basis points), including any amount of servicing in excess of reasonable servicing, is stripped off from the SBA Loans. As noted above, the Trust Fund intends to account for the SBA Loans on an aggregate basis and does not intend to report separately for this purpose with respect to the SBA Loans that are real estate mortgages.

     In the event that an SBA Loan is treated as purchased at a premium (i.e., its Purchase Price exceeds the portion of the remaining principal balance of such SBA Loan allocable to the Certificateholder), such premium will be amortizable by the Certificateholder as an offset to interest income (with a corresponding reduction in the Certificateholder's basis) under a constant yield method over the term of the SBA Loan if an election under Section 171 of the Code is made with respect to the interests in the SBA Loans represented by the Certificates or was previously in effect. Any such election will also apply to all debt instruments held by the Certificateholder during the year in which the election is made and all debt instruments acquired thereafter.

     A Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust Fund as provided in Section 162 or 212 of the Code. If a Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed two percent of such holder's adjusted gross income.

CLASS B CERTIFICATEHOLDERS

     In General. Except as described below, it is believed that the Class B Certificateholders will be subject to tax in the same manner as Class A Certificateholders. However, no federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates and Federal Tax Counsel cannot opine on this issue. In the absence of applicable authorities, the Trustee intends to report income to Class B Certificateholders in the manner described below.

     Each Class B Certificateholder will be treated as owning (i) the Class B Percentage of the principal portion of the Unguaranteed Interest on each SBA Loan plus (ii) a disproportionate portion of the interest on each SBA Loan (not including the Spread). Income will be reported to a Class B Certificateholder based on the assumption that all amounts payable to the Class B Certificateholders are taxable under the coupon stripping provisions of the Code and treated as a single obligation. In applying those provisions, the Trustee will take the position that a Class B Certificateholder's entire share of the interest on an SBA Loan will qualify as "qualified stated interest." Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificateholders in the manner described above for holders of the Class A Certificates.

     Effect of Subordination. If the Class B Certificateholders receive distributions of less than their share of the Trust Fund's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Class B Certificates, it is believed that holders of Class B Certificates would probably be treated for federal income tax purposes as if they had (l) received as distributions their full share of such receipts, (2) paid over to the Class A Certificateholders an amount equal to such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Spread Account. However, Federal Tax Counsel cannot opine to such treatment.

     Under this treatment, (1) Class B Certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the SBA Loans) accrued market discount of the Trust Fund that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders, (2) a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that that amount would not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear and Federal Tax Counsel cannot opine as to such character or timing.

STATUS OF THE CERTIFICATES AS REAL PROPERTY LOANS

     The Certificates generally will be "real estate assets" for purposes of
Section 856(c)(5)(A) of the Code, and interest income on the Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the SBA Loans are mortgages secured by real property. The Certificates generally will be treated as "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, to the extent that the SBA Loans are secured by residential real property.

SALES OF CERTIFICATES

     A holder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Certificate. In general, such adjusted basis will equal the holder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate, and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Certificate were held as capital assets, except that, in the case of a Certificate that was acquired with more than a de minimis amount of market discount, such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Certificate and that was not previously included in income.

FOREIGN INVESTORS

     A Certificateholder who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). However, distributions of interest to a holder who is not a United States person will be subject to withholding tax at a rate of 30 percent, unless such withholding tax rate is reduced by an applicable treaty, to the extent that such interest distributions are attributable to SBA Loans originated on or prior to July 18, 1984. For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership, or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust not described in Section 7701(a)(31) of the Code.

BACKUP WITHHOLDING

     Payments of interest and principal, as well as payments of proceeds from the sale of Certificates, to Certificateholders who are not "exempt recipients" may be subject to the "backup withholding" tax under Section 3406 of the Code at a rate of 31 percent, if such holders fail to furnish certain information, including their taxpayer identification numbers, to the Trustee, its agent, or the broker effecting a sale of the Certificate, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a Certificateholder would be allowed as a credit against such Certificateholder's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a Certificateholder who is required to supply information but who does not do so in the proper manner.


                              ERISA CONSIDERATIONS

     Neither an Underwriter Exemption (as defined in the Prospectus) nor Prohibited Transaction Class Exemption 83-1 is applicable to the purchase, holding or transfer of the Certificates. Therefore, no Certificates may be purchased for, or on behalf of, any employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity whose underlying assets include plan assets by reason of such plan or account investing in such entity (including insurance company separate or general accounts and collective investment funds). Each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitations. See "ERISA Considerations" in the Prospectus.


                                LEGAL INVESTMENT

     There may be restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement for the sale of the Class A and Class B Certificates, dated __________, 199__ (the "Underwriting Agreement"), the Sellers have agreed to sell and the Underwriter has agreed to purchase all the Class A and Class B Certificates. The Class A and Class B Certificates will be offered by the Underwriter to the public in negotiated transactions. After the Class A and Class B Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriter. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A and Class B Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A and Class B Certificates by them may be deemed to be underwriting discounts and commissions under the 1933 Act.

     In connection with the offering, the Underwriter and the selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Class A Certificates. Such transactions may include stabilization transactions in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Class A Certificates for the purpose of stabilizing their market price. The Underwriter may also create a short position for the account of the Underwriter by selling more the Class A Certificates in connection with the offering than it is committed to purchase, and in such case may purchase the Class A Certificates in the open market following completion of the offering to cover all or a portion of such short position. Any of the transactions described in this paragraph may result in the maintenance of the price of the Class A Certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may discontinue at any time.

     The Representative and the Sellers have agreed to indemnify the Underwriter against certain liabilities including liabilities under the 1933 Act.

     In addition to purchasing the Certificates pursuant to the Underwriting Agreement, the Underwriter and its affiliates have performed investment banking services for the Representative and its affiliates.


                                     RATINGS

     It is a condition to their issuance that the Class A Certificates be rated "Aaa" and "AAA" by [Moody's] and [Duff & Phelps], respectively, and that the Class B Certificates be rated at least "___" and "___" by [Moody's] and [Duff & Phelps], respectively. A rating of "Aaa" and "AAA" is the highest rating assigned by [Moody's] and [Duff & Phelps], respectively. [According to [Moody's], securities which are rated "Aaa" are judged to be of the best quality and, according to [Duff & Phelps], a rating of "AAA" indicates that the capacity to pay interest and repay principal is extremely strong. According to [Moody's], such securities carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues. According to [Moody's], securities which are rated "___" possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future. According to [Duff & Phelps], a rating of "___" indicates that the capacity to pay interest and repay principal is average, although a security with these ratings is more susceptible to adverse effects of changes in circumstances and economic conditions than securities in higher categories. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate.]


                                  LEGAL MATTERS

     Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Sellers by Eric Elwin, Esq., Corporate Counsel to the Sellers. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP also will render opinions relating to the transfer of the Unguaranteed Interests from the Sellers to the Trust Fund and as to the material federal income tax consequences associated with the purchase, ownership and disposition of the Certificates. See "Risk Factors -- The Status of the SBA Loans in the Event of Bankruptcy of the Sellers" and "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.


                              FINANCIAL INFORMATION

     The Sellers have determined that their financial statements are not material to the offering made hereby. Except for certain representations and warranties relating to the SBA Loans, the obligations of the Sellers with respect to the SBA Loans are primarily limited to contractual servicing obligations.

     [Financial statements of The Money Store Inc. have been incorporated by reference into this Prospectus Supplement and the Prospectus. See "Incorporation of Certain Documents by Reference" in the Prospectus.]

     The Trust Fund has been formed to own the SBA Loans and to issue the Certificates. The Trust Fund had no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to the Trust Fund are included in this Prospectus Supplement.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Class A and Class B Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, CEDEL or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior issuances of securities generally having the same characteristics as the Certificates and representing a pool of SBA loans ("SBA Loan-Backed Certificates").

     Secondary, cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior SBA Loan-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior SBA Loan-Backed Certificates issues in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL, or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC' Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL, or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

     Exception for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non- U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries. (Form 1001). Non- U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advise concerning their holding and disposing of the Global Securities.

                            INDEX OF PRINCIPAL TERMS

                                                                           Page

Account..................................................................     *
Act......................................................................  S-47
Additional Fee...........................................................  S-4
Additional Fee SBA Loans.................................................  S-4
Adjusted SBA Loan Remittance Rate........................................  S-18
Adjustment Date..........................................................  S-9
Agent of the SBA.........................................................  S-4
Agent of the SBA's Fee...................................................  S-3
Aggregate Class A Certificate Principal Balance..........................   *
Aggregate Class B Certificate Principal Balance..........................   *
Agreement................................................................  S-2
Annual Expense Escrow Amount.............................................   *
Assignee.................................................................  S-16
Assignment of Mortgage...................................................   *
Available Funds..........................................................  S-7
BIF......................................................................   *
Book-entry Certificates..................................................  S-61
Business Day.............................................................   *
Capitalized Interest Account.............................................  S-7
CDC......................................................................  S-48
Cede.....................................................................  S-21
CEDEL....................................................................  S-21
CEDEL Participants.......................................................  S-62
Certificate Account......................................................  S-56
Certificateholder or Holder..............................................   *
Certificate Owners.......................................................  S-62
Certificate Register.....................................................   *
Certificate Registrar....................................................   *
Certificates.............................................................  S-2
Certified Lender.........................................................  S-47
Class A Carry-Forward Amount.............................................  S-11
Class A Certificates.....................................................  S-2
Class A Certificate Balance..............................................  S-9
Class A Interest Distribution Amount.....................................  S-8
Class A Percentage.......................................................  S-11
Class A Principal Distribution Amount....................................  S-10
Class A Remittance Amount................................................  S-11
Class A Remittance Rate..................................................  S-8
Class B Carry-Forward Amount.............................................  S-11
Class B Certificates.....................................................  S-2
Class B Certificate Balance..............................................  S-9
Class B Interest Distribution Amount.....................................  S-8
Class B Percentage.......................................................  S-11
Class B Principal Distribution Amount....................................  S-10
Class B Remittance Amount................................................  S-11
Class B Remittance Rate..................................................  S-8
Closing Date.............................................................  S-12
CLP......................................................................  S-53
Code.....................................................................  S-68
Collateral...............................................................   *
Commercial Property  ....................................................   *
Compensating Interest....................................................  S-19
Cooperative..............................................................  S-63
CPR......................................................................  S-50
Curtailment..............................................................   *
Cut-Off Date.............................................................  S-5
Definitive Certificates..................................................  S-21
Designated Depository Institution........................................   *
Determination Date.......................................................  S-18
DTC......................................................................  S-21
Due Date ................................................................   *
Due Period...............................................................  S-10
Duff & Phelps............................................................  S-21
ERISA....................................................................  S-21
Euroclear................................................................  S-2
Euroclear Operator.......................................................  S-63
Euroclear Participants...................................................  S-62
European Depositaries....................................................  S-62
Event of Default ........................................................   *
Excess Payments..........................................................   *
Excess Proceeds..........................................................   *
Excess Spread............................................................  S-5
Expense Account..........................................................   *
Extra Interest...........................................................  S-59
Extra Interest Percentage................................................  S-59
FDIC.....................................................................   *
Federal Tax Counsel......................................................  S-20
FHLMC  ..................................................................   *
FNMA ....................................................................   *
Foreclosed Property  ....................................................   *
Foreclosed Property Disposition  ........................................   *
Funding Period...........................................................  S-6
Global Securities........................................................  S-74
GPP......................................................................  S-53
Grantor Trust............................................................  S-20
Guaranteed Interest......................................................  S-4
Guaranty.................................................................  S-14
Holders..................................................................  S-21
Initial Class A Certificate Principal Amount.............................  S-2
Initial Class B Certificate Principal Amount.............................  S-2
Initial Deposit..........................................................  S-13
Insurance Proceeds.......................................................   *
Interest Accrual Period..................................................  S-6
IRS......................................................................  S-68
Liquidated SBA Loan  ....................................................   *
Liquidation Proceeds.....................................................   *
Loan Guaranty Agreement  ................................................   *
Majority Certificateholders..............................................   *
Monthly Advance..........................................................  S-18
Monthly Payment  ........................................................   *
[Moody's] ...............................................................  S-21
Mortgage ................................................................   *
Mortgaged Property.......................................................   *
MSNY.....................................................................  S-1
Multi-Party Agreement  ..................................................  S-17
Net Liquidation Proceeds.................................................   *
Note Rate................................................................  S-15
Notes....................................................................  S-6
OID......................................................................  S-20
Obligor  ................................................................  S-3
Opinion of Counsel.......................................................   *
Original Class A Certificate Principal Balance...........................   *
Original Class B Certificate Principal Balance...........................   *
Original Pool Principal Balance..........................................  S-5
Parent...................................................................  S-52
Paying Agent.............................................................   *
Percentage Interest......................................................   *
Permitted Instruments....................................................   *
Person ..................................................................   *
Physical Certificates....................................................  S-64
PLP......................................................................  S-53
Pool Principal Balance...................................................   *
Preferred Lender.........................................................  S-47
Pre-Funded Amount........................................................  S-6
Pre-Funding Account......................................................  S-6
Premium Protection Fee...................................................  S-4
Prime Rate...............................................................  S-9
Principal and Interest Account...........................................  S-54
Principal Balance  ......................................................   *
Principal Prepayment.....................................................   *
Prior Lien...............................................................   *
Prospectus...............................................................  S-2
Purchase Price...........................................................  S-68
Record Date .............................................................  S-12
Registered Holder  ......................................................   *
Reimbursable Amounts.....................................................   *
Released Mortgaged Property Proceeds.....................................  S-18
REMIC....................................................................  S-20
Representative...........................................................  S-1
Remittance Date..........................................................  S-12
Residential Property.....................................................   *
Responsible Officer .....................................................   *
SAIF ....................................................................   *
SBA .....................................................................  S-1
SBA File ................................................................   *
SBA Form 1086 ...........................................................   *
SBA Loan-Backed Certificates.............................................  S-74
SBA Loan Interest Rate ..................................................   *
SBA Loan Pool............................................................  S-3
SBA Loans................................................................  S-3
SBA Loan Schedule .......................................................   *
SBA Notes................................................................  S-25
SBA Rules and Regulations ...............................................   *
SBA 504 Loan Program.....................................................  S-47
SBA 504 Loans ...........................................................  S-3
SBA ss. 7(a) Loans ......................................................  S-2
Section 7(a) Companion Loans ............................................  S-2
Section  7(a) Companion Program .........................................  S-48
Sellers .................................................................  S-1
Servicer.................................................................  S-1
Servicer's Certificate ..................................................   *
Servicing Advances   ....................................................  S-19
Servicing Fee............................................................  S-19
Servicing Officer .......................................................   *
Shortfall Amount.........................................................  S-22
Simple Interest..........................................................  S-26
Special Remittance Date..................................................  S-7
Specified Spread Account Requirement.....................................  S-13
Spread...................................................................  S-67
Spread Account ..........................................................  S-12
Spread Account Agreement.................................................  S-12
Spread Account Custodian.................................................   *
Spread Account Depositor.................................................  S-12
Spread Balance...........................................................  S-13
Subsequent SBA Loans.....................................................  S-2
Subservicer..............................................................   *
Subservicing Agreement...................................................   *
Successor Servicer.......................................................  S-65
Tax Return ..............................................................   *
Termination Price........................................................  S-20
Terms and Conditions.....................................................  S-63
TMSCMI...................................................................  S-1
TMSIC....................................................................  S-1
Trustee..................................................................  S-2
Trust Fund...............................................................  S-1
UCC......................................................................  S-17
Underwriter..............................................................  S-2
Underwriting Agreement...................................................  S-72
Unguaranteed Interest....................................................  S-1
Unguaranteed Percentage .................................................  S-5
United States Person.....................................................  S-71
U.S. Person..............................................................  S-77
Weighted average life ...................................................  S-50


*  Defined in "Certain Definitions."

                               CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the definitions contained in the Agreement and used in this Prospectus Supplement. Reference is made to the Agreement for the full definitions of all terms.

     ACCOUNT: The Certificate Account, the Expense Account and, if applicable, the Pre-Funding Account and the Capitalized Interest Account, each established by the Trustee for the benefit of the Certificateholders; the Expense Account established by the Trustee for the benefit of the Trustee, and the Spread Account held by the Spread Account Custodian pursuant to the Spread Account Agreement. The Trustee's obligation to establish and maintain the Certificate Account pursuant to the Agreement is not delegable.

     ADDITIONAL FEE: With respect to each Additional Fee SBA Loan, the fee payable to the SBA by the related Seller equal to 40 basis points per annum on the outstanding balance of the Guaranteed Interest of such Additional Fee SBA Loans.

     ADDITIONAL FEE SBA LOAN: An SBA ss. 7(a) Loan sold in the secondary market on or after September 1, 1993, and, thus, subject to the Additional Fee.

     AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE: As of any date of determination, the Original Class A Aggregate Certificate Principal Balance less the sum of all amounts previously distributed to the Class A Certificateholders in respect of principal.

     AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE: As of any date of determination, the Original Aggregate Class B Certificate Principal Balance less the sum of all amounts previously distributed to the Class B Certificateholders in respect of principal.

     ANNUAL EXPENSE ESCROW AMOUNT: The product of ___% per annum and the Pool Principal Balance, which is computed and payable on a monthly basis and represents the estimated annual Trustee's fees and Trust Fund expenses.

     ASSIGNMENT OF MORTGAGE: With respect to those SBA Loans secured by a Mortgaged Property, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the related SBA Loan to the Trustee.

     BIF: The Bank Insurance Fund, or any successor thereto.

     BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the States of California, New York or New Jersey are authorized or obligated by law or executive order to be closed.

     CERTIFICATEHOLDER or HOLDER: Each Person in whose name a Class A or Class B Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to the Agreement, any Certificate registered in the name of the Sellers, the Servicer, any Subservicer or any affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained.

     CERTIFICATE REGISTER: The Certificate Register established and maintained in accordance with the Agreement.

     CERTIFICATE REGISTRAR: Initially, ________________, and thereafter, any successor appointed pursuant to the Agreement.

     COLLATERAL: All items of property (including a Mortgaged Property), whether real or personal, tangible or intangible, or otherwise, pledged by an Obligor or others to a Seller to secure payment under an SBA Loan.

     COMMERCIAL PROPERTY: Real property (other than agricultural property or Residential Property) that is generally used by the Obligor in the conduct of its business.

     CURTAILMENT: With respect to an SBA Loan, any payment of principal received during a Due Period as part of a payment that is in excess of five times the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the SBA Loan in full, nor is intended to cure a delinquency.

     DESIGNATED DEPOSITORY INSTITUTION: With respect to the Principal and Interest Account, an entity which is an institution whose deposits are insured by either the BIF or SAIF administered by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated A2 or better by [Moody's] and A or better by [Duff & Phelps] or P1 by [Moody's] and A1 by [Duff & Phelps], and which is either (i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws,
(ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company, in each case acting or designated by the Servicer as the depository institution for the Principal and Interest Account.

     DETERMINATION DATE: That day of each month which is the third Business Day prior to the 15th day of such month.

     DUE DATE: The day of the month on which the Monthly Payment is due from the Obligor on an SBA Loan.

     EVENT OF DEFAULT: The Events of Default of the Servicer specified in the Agreement.

     EXCESS PAYMENTS: With respect to a Due Period, any amounts received on an SBA Loan in excess of the Monthly Payment due on the Due Date relating to such Due Period which does not constitute either a Curtailment or a Principal Prepayment or payment with respect to an overdue amount. Excess Payments are payments of principal for purposes of the Agreement.

     EXCESS PROCEEDS: As of any Remittance Date, with respect to any Liquidated SBA Loan, the excess, if any, of (a) the Unguaranteed Percentage of the total Net Liquidation Proceeds, over (b) the Principal Balance of such SBA Loan as of the date such SBA Loan became a Liquidated SBA Loan plus 30 days interest thereon at the then applicable Adjusted SBA Loan Remittance Rate; provided, however, that such excess shall be reduced by the amount by which interest accrued on the advance, if any, made by the Servicer at the related SBA Loan Interest Rate(s) exceeds interest accrued on such advance at the then applicable weighted average Class A and Class B Remittance Rates.

     EXPENSE ACCOUNT: The expense account established and maintained by the Trustee in accordance with the Agreement.

     FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

     FNMA: The Federal National Mortgage Association and any successor thereto.

     FORECLOSED PROPERTY: Property, the title to which is acquired in foreclosure or by deed in lieu of foreclosure.

     FORECLOSED PROPERTY DISPOSITION: The final sale of a Foreclosed Property acquired in foreclosure or by deed in lieu of foreclosure. The proceeds of any Foreclosed Property Disposition constitute part of the definition of Liquidation Proceeds.

     INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering an SBA Loan, Collateral or Foreclosed Property, including but not limited to title, hazard, life, health and/or accident insurance policies.

     LIQUIDATED SBA LOAN: Any defaulted SBA Loan or Foreclosed Property as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such SBA Loan.

     LIQUIDATION PROCEEDS: Cash, including Insurance Proceeds, proceeds of any Foreclosed Property Disposition, revenues received with respect to the conservation and disposition of a Foreclosed Property, and any other amounts received in connection with the liquidation of defaulted SBA Loans, whether through trustee's sale, foreclosure sale or otherwise.

     LOAN GUARANTY AGREEMENT: The Loan Guaranty Agreement (Deferred Participation) (SBA Form 750) dated August 13, 1980 between the SBA and The Money Store Investment Corporation, as such agreement may be amended from time to time.

     MAJORITY CERTIFICATEHOLDERS: The Holder or Holders of Class A and Class B Certificates evidencing an Aggregate Class A Certificate Principal Balance and Aggregate Class B Certificate Principal Balance, as the case may be, in excess of 50% of the Aggregate Class A Certificate Principal Balance and Aggregate Class B Certificate Principal Balance, as the case may be.

     MONTHLY PAYMENT: The monthly payment of principal and/or interest required to be made by an Obligor on the related SBA Loan, as adjusted pursuant to the terms of the related SBA Note.

     MORTGAGE: The mortgage, deed of trust or other instrument creating a lien on a Mortgaged Property.

     MORTGAGED PROPERTY: The underlying real property, if any, securing an SBA Loan, consisting of a Commercial Property or Residential Property and any improvements thereon.

     NET LIQUIDATION PROCEEDS: Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to the Agreement and (ii) amounts required to be released to the related Obligor pursuant to applicable law.

     OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be counsel for the Sellers or Servicer, reasonably acceptable to the Trustee and experienced in matters relating thereto.

     ORIGINAL CLASS A CERTIFICATE PRINCIPAL BALANCE: The initial aggregate principal amount of Class A Certificates issued on the Closing Date.

     ORIGINAL CLASS B CERTIFICATE PRINCIPAL BALANCE: The initial aggregate principal amount of Class B Certificates on the Closing Date.

     PAYING AGENT: Initially, ________________, and thereafter, any other Person that meets the eligibility standards for the Paying Agent specified in the Agreement and is authorized by the Trustee to make payments on the Certificates on behalf of the Trustee.

     PERCENTAGE INTEREST: With respect to a Class A or Class B Certificate, the portion of the Trust Fund evidenced by such Class A or Class B Certificate, expressed as a percentage, the numerator of which is the denomination represented by such Class A or Class B Certificate and the denominator of which is the Original Class A Certificate Principal Balance or Original Class B Certificate Principal Balance, as the case may be.

     PERMITTED INSTRUMENTS: As used herein, Permitted Instruments shall include the following:

          (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, Federal Home Loan Bank consolidated senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

          (b) federal funds, certificates of deposit, time deposits and banker's acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated Prime-1 or better by [Moody's] and Duff 1+ or better by [Duff & Phelps];

          (c) deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the BIF or SAIF administered by the FDIC, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated A3 or better by [Moody's] and A or better by [Duff & Phelps];

          (d) commercial paper (having original maturities of not more than 365 days) rated Prime-1 or better by [Moody's] and Duff 1+ or better by [Duff & Phelps];

          (e) debt obligations rated Aaa by [Moody's] and AAA by [Duff & Phelps] (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

          (f) investments in money market funds rated Aaa or better by [Moody's] and Duff 1+ or better by [Duff & Phelps] the assets of which are invested solely in instruments described in clauses (i)-(v) above;

          (g) certain guaranteed investment contracts and repurchase agreements satisfying the criteria set forth in the Agreement; and

          (h) any other investment acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Trustee prior to any such investment.

     PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

     POOL PRINCIPAL BALANCE: The aggregate Principal Balances as of any date of determination.

     PRINCIPAL AND INTEREST ACCOUNT: The principal and interest account established by the Servicer pursuant to the Agreement.

     PRINCIPAL BALANCE: With respect to any SBA Loan or related Foreclosed Property, at any date of determination, (i) the Unguaranteed Percentage of the principal balance of the SBA Loan outstanding as of the CutOff Date (or, with respect to any Subsequent SBA Loan, as of the date set forth in the Agreement), after application of principal payments received on or before such date, minus
(ii) the sum of (a) the Unguaranteed Percentage of the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Remittance Date, which were distributed pursuant to the Agreement on any previous Remittance Date, and (b) the Unguaranteed Percentage of all Principal Prepayments, Curtailments, Excess Payments, Insurance Proceeds, Released Mortgaged Property Proceeds, Net Liquidation Proceeds and net income from a Foreclosed Property to the extent applied by the Servicer as recoveries of principal in accordance with the provisions of the Agreement, which were distributed pursuant to the Agreement on any previous Remittance Date. The Principal Balance of any Liquidated SBA Loan or any SBA Loan that has been paid off will equal $0.

     PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on an SBA Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy an SBA Loan in full.

     PRIOR LIEN: With respect to any SBA Loan secured by a lien which is not a first priority lien, each loan relating to the corresponding Collateral having a prior priority lien.

     REGISTERED HOLDER: With respect to any SBA Loan, the Person identified as such in the applicable SBA Form 1086, and any permitted assignees thereof.

     REIMBURSABLE AMOUNTS: As of any date of determination, an amount payable to the Servicer and/or a Seller with respect to (i) the Monthly Advances and Servicing Advances reimbursable pursuant to the Agreement, (ii) any advances reimbursable pursuant to the Agreement and not previously reimbursed, and (iii) any other amounts reimbursable to the Servicer or a Seller pursuant to the Agreement.

     RESIDENTIAL PROPERTY: Any one or more of the following, (i) single family dwelling unit not attached in any way to another unit, (ii) row house, (iii) two-family house, (iv) low-rise condominium, (v) planned unit development, (vi) three- or four-family house, (vii) high-rise condominium, (viii) mixed use building or (ix) manufactured home (as defined in FNMA/FHLMC Seller-Servicers' Guide) to the extent that it constitutes real property in the state in which it is located.

     RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer assigned to the Corporate Trust Division, including any Vice President, Assistant Vice President, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to a Seller, the President, any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

     SAIF: The Savings Association Insurance Fund, or any successor thereto.

     SBA FILE: The SBA File maintained with respect to each SBA Loan in accordance with the Agreement.

     SBA FORM 1086: The Secondary Participation Guaranty and Certification Agreement on SBA Form 1086, pursuant to which investors purchase the SBA Guaranteed Portion.

     SBA LOAN INTEREST RATE: With respect to any date of determination, the then applicable annual rate of interest borne by an SBA Loan, pursuant to its terms, which, as of the Cut-Off Date, is shown on the SBA Loan Schedule.

     SBA LOAN SCHEDULE: The schedule of SBA Loans attached as an exhibit to the Agreement, such schedule identifying each SBA Loan by address of the related premises, and the name of the Obligor and setting forth as to each SBA Loan the following information: (i) the Principal Balance as of the close of business on the Cut-Off Date, (ii) the Account Number, (iii) the original principal amount of the SBA Loan, (iv) the SBA Loan Date and original number of months to maturity, in months, (v) the SBA Loan Interest Rate as of the Cut-Off Date and guaranteed rate payable to the Registered Holder and the Agent of the SBA, (vi) when the first Monthly Payment was due, (vii) the Monthly Payment as of the Cut-Off Date, (viii) the remaining number of months to maturity as of the Cut-Off Date, (ix) the Unguaranteed Percentage, (x) the SBA loan number, (xi) the margin which is added to the Prime Rate to determine the SBA Loan Interest Rate, and (xii) the lifetime minimum and maximum SBA Loan Interest Rates, if applicable.

     SBA RULES AND REGULATIONS: The Small Business Act, as amended, codified at 15 U.S.C. 631 et seq., all rules and regulations promulgated from time to time thereunder and the Loan Guaranty Agreement.

     SERVICER'S CERTIFICATE: The monthly certificate of the Servicer, delivered to the Trustee in accordance with the Agreement.

     SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the SBA Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

     SPREAD ACCOUNT CUSTODIAN:                 , in its capacity as Spread
Account Custodian under the Spread Account Agreement, or any successor thereto.

     SUBSERVICER: The Money Store of New York, Inc. or any other person with whom the Servicer has entered into a Subservicing Agreement and who satisfies any requirements set forth in the Agreement in respect of the qualification of a Subservicer.

     SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain SBA Loans as provided in the Agreement, a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the SBA.

     TAX RETURN: The federal income tax return to be filed on behalf of the Trust Fund together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLERS OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           TABLE OF CONTENTS

                         PROSPECTUS SUPPLEMENT

                                                                   PAGE

Summary of Terms....................................................S-2
Risk Factors.......................................................S-22
The SBA Loan Pool..................................................S-25
The SBA Loan Program...............................................S-47
Yield, Maturity and Prepayment Considerations......................S-49
The Sellers........................................................S-52
Description of the Agreement and the Certificates..................S-54
The Trustee....................................................... S-66
Federal Income Tax Consequences....................................S-67
ERISA Considerations...............................................S-71
Legal Investment...................................................S-71
Underwriting.......................................................S-72
Ratings............................................................S-72
Legal Matters......................................................S-73
Financial Information..............................................S-73
Annex I............................................................S-74
Index of Principal Terms...........................................S-78
Certain Definitions................................................S-82

                              PROSPECTUS

Prospectus Supplement...............................................  3
Available Information...............................................  3
Reports to Securityholders..........................................  4
Incorporation of Certain Documents by Reference.....................  4
Summary of Terms...................................................   5
Risk Factors........................................................ 20
The Trusts.......................................................... 24
Use of Proceeds..................................................... 29
The Representative and the Originators.............................. 29
The SBA Loan Lending Program........................................ 30
Description of the Securities....................................... 36
Credit Enhancement.................................................. 43
Maturity, Prepayment and Yield Considerations....................... 48
The Agreements...................................................... 49
Certain Legal Aspects of the Loans.................................. 61
Federal Income Tax Consequences......................................64
ERISA Considerations.................................................88
Legal Investment Considerations......................................90
Plan of Distribution.................................................90
Legal Matters........................................................91
Experts..............................................................91
Financial Information................................................91
Rating...............................................................91
Index of Principal Terms.............................................92
Appendix I
Appendix II













                            THE MONEY STORE SBA LOAN
                                  TRUST 199_-_



                      $______________ Class A Certificates
                       $____________ Class B Certificates
                                  (Approximate)





                           THE MONEY STORE INVESTMENT
                                   CORPORATION

                           THE MONEY STORE COMMERCIAL
                                  MORTGAGE INC.

                        THE MONEY STORE OF NEW YORK, INC.





                            The Money Store SBA Loan-
                             Backed Adjustable Rate
                                  Certificates,
                                  Series 199_-_


                              PROSPECTUS SUPPLEMENT


                              [Name of Underwriter]


                                ___________, 199_

SUBJECT TO COMPLETION
DATED SEPTEMBER 9, 1997.


PROSPECTUS

START HERE
                              THE MONEY STORE INC.
                                (REPRESENTATIVE)

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                       THE MONEY STORE ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)


          This Prospectus relates to The Money Store Asset Backed Certificates (the "Certificates") and The Money Store Asset Backed Notes (the "Notes" and collectively with the Certificates, the "Securities") described herein, issuable in one or more Series (each a "Series"), which may be sold from time to time on terms determined at the time of sale and described in the related Supplement to this Prospectus (each a "Prospectus Supplement"), evidencing specified interests in, or rights to receive payments from, one or more trust funds (each, a "Trust"), the primary assets of which will consist of the right to receive payments and other recoveries attributable to certain unguaranteed interests (the "Unguaranteed Interests") in one or more pools (each, a "Pool") of certain loans partially guaranteed by the U.S. Small Business Administration and certain loans originated in connection with such loans (the "SBA Loans"), and certain other commercial loans with similar characteristics (the "Non-SBA Loans," and collectively with the SBA Loans, the "Loans"), and certain other related or similar assets more particularly described herein (collectively, the "Trust Assets"). The Trust Assets and other assets of any Trust will be described in the Prospectus Supplement for the related Series of Certificates and/or Notes. Certain of the Trust Assets may have been originated by wholly-owned subsidiaries (the "Originators") of The Money Store Inc. ("The Money Store" or the "Representative"). Certain other of the Trust Assets may have been acquired by The Money Store, an Originator or an affiliate thereof from other lenders or government agencies. In addition, if so specified in the related Prospectus Supplement, the Trust will include monies on deposit in one or more trust accounts to be established with a Trustee (as defined herein), which may include a Pre-Funding Account (as defined herein) which would be used to purchase additional Trust Assets for the related Trust from time to time during the Funding Period (as defined herein) specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, certain of the related Securities may evidence a fractional undivided ownership interest in a Trust which will hold a beneficial ownership interest in another trust fund which will contain the Trust Assets. Securities may also be entitled to the benefits of insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, guaranties of The Money Store, supplemental interest payments or other forms of credit enhancement, maturity protection or derivative instruments, to the extent described in the related Prospectus Supplement. The Prospectus Supplement for each Series of Securities will name the entities (which will include The Money Store or one of its affiliates and may include other entities) which will act, directly or through one or more sub-servicers, as master servicers (each, in such capacity, the "Master Servicer") of such Trust Assets.

          SEE RISK FACTORS ON PAGE 20 HEREIN FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.


                The date of this Prospectus is ________ __, 1997.

          [INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.]

          Each Series of Securities will be issued in one or more classes (each, a "Class"). Each Class of Securities of any series will represent the right to receive, or be secured by, a specified amount of payments of principal and/or interest on the related Trust Assets in the manner described herein and in the related Prospectus Supplement. The right of each Class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other Classes of such Series. The right of the holders of any Class of Notes ("Noteholders") and the right of the holders of any Class of Certificates ("Certificateholders" and collectively with the Noteholders, "Securityholders" or "Holders") to receive any distributions of principal and interest will be set forth in the related Prospectus Supplement. A Series may include two or more Classes of Certificates and/or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A Series may include one or more Classes of Certificates and/or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any Series will be subordinated to prior payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Securities of each Series will represent fractional undivided ownership interests in the related Trust.

          Distributions to Holders of Securities will be made on certain dates specified in the related Prospectus Supplement (each, a "Remittance Date"), which may be monthly, quarterly, semi-annually or at such other intervals as are specified therein. The rate at which any Class of Certificates (the "Pass-Through Rate") or the rate at which any Class of Notes (the "Interest Rate") bear interest or the method of calculating such Pass-Through Rate or Interest Rate, which may be fixed or variable, will be set forth in the related Prospectus Supplement. Distributions on the Certificates and/or Notes of a Series will be made only from the assets of the related Trust and certain related property. The Pass-Through Rate for a Class of Certificates or the Interest Rate for a Class of Notes that bear interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures described herein (such Securities being referred to herein as "Auction Rate Securities"), (ii) the London interbank offered rate for U.S. dollar deposits for a specified period ("LIBOR") plus an amount set forth in the related Prospectus Supplement ,
(iii) the average bond equivalent rates of weekly auctions of Treasury bills for a specified period (the "T-Bill Rate") plus an amount set forth in the related Prospectus Supplement, (iv) the prime lending rate of certain leading U.S. commercial banks plus an applicable spread, as described in the related Prospectus Supplement (the "Prime Rate"), or (v) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement.


         The Securities will not represent an obligation of or interest in the Representative (except for any Guaranty (as defined herein) issued in connection with a Series), the Originators, or any affiliate thereof and, except to the extent described herein or specified in the related Prospectus Supplement, will not be insured or guaranteed by any governmental agency or instrumentality or (except as specified in the Prospectus Supplement) by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Representative or the Originators with respect to a Series of Securities will be pursuant to certain limited representations and warranties. Except for certain representations and warranties relating to the Trust Assets and certain other exceptions, the Master Servicer's obligations with respect to the related Series of Certificates and/or Notes will be limited to its contractual servicing obligations. If the amount available for distribution to Holders on any Remittance Date is less than the amount due to them, the Master Servicer, to the extent provided in the related Prospectus Supplement, may be obligated, under certain terms and conditions, to advance cash to such Holders, to the extent such deficiency is attributable to delinquent payments of principal and/or interest during the immediately preceding Due Period (as defined herein). See "Description of the Securities--Monthly Advances and Compensating Interest."


          The yield to Holders on each Class of Certificates and/or Notes of a Series may be affected by the rate of payment of principal (including prepayments) of the Trust Assets in the related Trust and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

          If specified in a Prospectus Supplement, an election may be made to treat each Trust as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT
               PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
                 ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

          Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. The intention of any underwriter to make a secondary market in the Securities will be set forth in the related Prospectus Supplement. There can be no assurance that a secondary market for the Securities will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Securities unless accompanied by a Prospectus Supplement.

          Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

          The Prospectus Supplement relating to a Series of Certificates and/or Notes to be offered hereunder, among other things, will set forth with respect to such Series of Certificates and/or Notes: (i) the aggregate principal amount, the Pass-Through Rate, Interest Rate or Rates or other applicable annual rate or rates of interest (or the manner of determining such rate or rates) and authorized denominations of each Class of such Certificates and/or Notes; (ii) certain information concerning the Trust Assets and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, guaranty of The Money Store, supplemental interest payments or other forms of credit enhancement or maturity protection or other derivative instruments, if any, relating to the Pools or all or part of the related Certificates and/or Notes; (iii) the specified interest of each Class of Certificates and/or Notes in, and manner and priority of, the distributions on the Trust Assets; (iv) information as to the nature and extent of subordination with respect to such Series of Certificates and/or Notes, if any; (v) the Remittance Dates; (vi) information as to the Master Servicer; (vii) the circumstances, if any, under which each Trust may be subject to early termination; (viii) whether the Representative intends to elect to cause the Trust to be treated as a REMIC; and (ix) additional information with respect to the plan of sale of such Certificates and/or Notes.

                              AVAILABLE INFORMATION

          The Representative has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities an Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and to the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661- 2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Website (http://www.sec.gov) that contains reports, proxy and information statements and other information filed electronically with the Commission.

          No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


                           REPORTS TO SECURITYHOLDERS

          Periodic and annual reports concerning any Securities and the related Trust will be provided to the Securityholders as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a Series of Certificates and/or Notes may be issuable in book-entry form. In such event, the related Certificates and/or Notes will be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC") or another nominee. All reports will be provided to Cede or such other nominee, which in turn will provide such reports to Participants and Indirect Participants (as defined herein) of DTC or such other entities as described in the related Prospectus Supplement. Such Participants and Indirect Participants will then forward such reports to the beneficial owners of Securities. See "Description of the Securities - Book-Entry Registration."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          All documents filed by or on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and the related Prospectus Supplement and to be a part hereof from the date of the filing of such documents. With respect to any Class of Certificates and/or Notes that is supported by a Guaranty of The Money Store (a "Guaranty"), The Money Store's Annual Report on Form 10-K for the year ended December 31, 1996, and Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1997, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement . With respect to any Class of Securities that is supported by a Guaranty, all documents filed by The Money Store pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Representative will provide without charge to each person to whom a copy of the Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to The Money Store Inc., 3301 C Street, Suite 100-M, Sacramento, California 95816, Attention:
Investor Relations, Telephone: (916) 446-5000.

                                                 SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Capitalized terms used but not defined in this Prospectus shall have the meanings assigned to such terms elsewhere in this Prospectus.


Securities
Offered........................... The Money Store Asset Backed Certificates
                                   (the "Certificates") and The Money Store
                                   Asset Backed Notes (the "Notes"). Notes are issuable from time to time in Series pursuant to an Indenture (an "Indenture"), and Certificates are issuable from time to time in Series pursuant to either a Pooling and Servicing Agreement (a "Pooling and Servicing Agreement") or a Trust Agreement (a "Trust Agreement"). As used herein, "Agreements" means, collectively, with respect to a Series of Certificates, the related Pooling and Servicing Agreement or the related Trust Agreement, with respect to a Series of Notes, the related Indenture and the related Sale and Servicing Agreement, as the context requires, and with respect to a Series of Securities, the relevant combination of Agreements for such Series. Each Certificate of a Series will evidence an interest in the Trust Fund or Trust Funds for such Series, as specified in the related Prospectus Supplement. Each Series of Securities will consist of one or more Classes, each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments. The Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book- entry form only.


Issuers........................... Certain trust funds (each, a "Trust")
                                   represented by The Money Store or its
                                   affiliates, the primary assets of which will be the right to receive payments and other recoveries attributable to one or more Pools of Loans and certain other Trust Assets.

Representative
and Master
Servicer.......................... The Money Store Inc. ("The Money Store"), a
                                   New Jersey corporation or certain of its affiliates. The Prospectus Supplement relating to any Series of Certificates and/or Notes will name the entities (which may include The Money Store or one of its affiliates and may additionally include other unrelated entities) which will act, directly or through one or more Sub-Servicers (as defined herein), as master servicers (each, in such capacity, the "Master Servicer"), on the terms and conditions set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Sale and Servicing Agreement"). The principal offices of The Money Store are located in Sacramento, California and Union, New Jersey. See "The Representative and the Originators."

The Trust
Assets............................ The Securities will evidence fractional undivided ownership interests in or rights to receive payments from certain Trusts further described herein. The primary assets of each Trust may consist of one or more pools (each, a "Pool") of assets (the "Trust Assets"), which may include (i) the Unguaranteed Interest of loans originated under the U.S. Small Business Administration (the "SBA") general business loan program created under Section 7(a) of the Small Business Act of 1953 ("SBA Section 7(a) Loans"), (ii) loans made to small businesses in connection with the origination of an SBA Section 7(a) Loan, which related SBA Section 7(a) Loan may or may not be part of a Trust Fund (the "Section 7(a) Companion Loans"), (iii) loans originated under the SBA's 504 program ("SBA 504 Loans," and collectively with the SBA Section 7(a) Loans and the Section 7(a) Companion Loans, the "SBA Loans") and (iv) loans originated pursuant to the Conventional Commercial Loan Program (as defined below) that have many similar characteristics to SBA
                                   Section 7(a) Loans or SBA 504 Loans but were not originated pursuant to an SBA program (the "Non-SBA Loans"). The SBA Loans and the Non-SBA Loans are referred to herein collectively as the "Loans".

                                   The "Unguaranteed Interest" will equal (i) as to any SBA Section 7(a) Loan, all payments and other recoveries on such SBA Section 7(a) Loan not constituting the Guaranteed Interest therein and certain other amounts to be described in a Prospectus Supplement that will not be transferred to the related Trust and (ii) as to any Section 7(a) Companion Loan or SBA 504 Loan or Non-SBA Loan, all payments and other recoveries on such Section 7(a) Companion Loan, SBA 504 Loan or Non-SBA Loan.

                                   The payment terms of the Loans to be included in any Pool will be described in the related Prospectus Supplement and may include any of the following features, combinations thereof or other features described in the related Prospectus Supplement:

                                   (a)  Interest may be payable at a fixed rate
                                        (a "Fixed Rate") or may be payable at a
                                        rate that is adjustable from time to
                                        time in relation to an index, that may
                                        be fixed for a period of time or under
                                        certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate (each, an "Adjustable Rate"). The specified rate of interest on a Loan is its "Mortgage Interest Rate." Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may permit the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the seller of the properties securing the related Loan (the "Mortgaged Properties") or another source or may be treated as accrued interest and added to the principal of the Loan.

                                   (b)  Principal may be payable on a level
                                        basis to fully amortize the Loan over
                                        its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity (a "balloon" payment). From time to time, principal may include interest that has been deferred and added to the principal balance of the Loan.

                                   (c)  Monthly payments of principal and
                                        interest may be fixed for the life of
                                        the Loan, may increase over a specified
                                        period of time ("graduated payments"),
                                        or may change from period to period.
                                        Loans may include limits on periodic
                                        increases or decreases in the amount of
                                        monthly payments and may include maximum or minimum amounts of monthly payments.

                                   (d)  Prepayments of principal may be subject
                                        to a prepayment fee, which may be fixed
                                        for the life of the Loan or may adjust
                                        or decline over time, and may be
                                        prohibited for the life of the Loan or
                                        for certain periods ("Lockout Periods").
                                        Certain Loans may permit prepayments
                                        after expiration of the applicable
                                        Lockout Period and may require the
                                        payment of a prepayment fee in
                                        connection with any such subsequent
                                        prepayment. Other Loans may permit
                                        prepayments without payment of a fee
                                        unless the prepayment occurs during
                                        specified time periods. The Loans may
                                        include due-on-sale clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain other transfers of the related Mortgaged Properties. Other Loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

                                   The Mortgaged Properties relating to Loans may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any other commonwealth, territory or possession of the United States. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgaged Properties will be covered by standard hazard insurance policies ("Standard Hazard Insurance Policies") insuring against losses due to fire and various other causes. As set forth in the related Prospectus Supplement, certain of the Loans underlying a given Series of Securities may have been originated by the Representative, the Originators or affiliates thereof and certain Loans may have been purchased by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative.

                                   The SBA Section 7(a) Loans will have been originated under Section 7(a) (the "Section 7(a) Program") of the Small Business Act of 1953 (the "SBA Act"). The Section 7(a) Program was intended to encourage lenders to provide loans to qualifying small businesses. To assist qualified borrowers in obtaining more financing when needed, the Originators originate Section 7(a) Companion Loans in conjunction with the origination of an SBA
                                   Section 7(a) Loan to the same borrower.
                                   Although the Section 7(a) Companion Loan is not guaranteed by the SBA, it is secured by a lien on collateral prior to the lien of the related SBA Section 7(a) Loan.

                                   The SBA has also established a program (the
                                   "SBA 504 Loan Program") to encourage lenders to provide fixed asset financing to qualifying small businesses. In the SBA 504 Loan Program, the Originators provide approximately 50% of project costs in a conventional loan agreement, with borrowers providing a minimum 10% equity contribution. The SBA provides the remainder of the financing. The loans originated by the Originators under the SBA 504 Loan Program are not guaranteed by the SBA. The funds used by the SBA to originate its portion of an SBA 504 Loan are generated by issuing SBA-guaranteed debentures on behalf of a certified development company.

                                   SBA Section 7(a) Loans originated by the
                                   Originators generally range in size from $50,000 to $1.3 million. The maximum amount for a Section 7(a) Companion Loans is currently $1,750,000, although this amount may be increased where the Originators believe the collateral or other factors warrant such increase. The maximum size of an SBA 504 Loan originated by the Originators is currently $1.75 million.

                                   The Non-SBA Loans will have been originated or purchased by the Originators under the programs described under "The Trusts--Non-SBA Loans."

                                   The Prospectus Supplement for each Series of
                                   Securities will specify with respect to all Loans expected to be included in the related Pool as of the related closing date, among other things, (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Loans in such Pool as of the date specified in the Prospectus Supplement,
                                   (ii) the largest expected principal balance and the smallest expected principal balance of any of the Loans, (iii) the types of Mortgaged Properties and/or other assets securing the Loans, (iv) the original terms to maturity of the Loans, (v) the expected weighted average term to maturity of the Loans as of the date specified in the Prospectus Supplement and the expected range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the Loans, (vii) the expected weighted average Loan-to-Value Ratio of the Loans,
                                   (viii) the expected weighted average Mortgage Rate and ranges of Mortgage Rates borne by the Loans, (ix) in the case of Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates as of the date set forth in the Prospectus Supplement and maximum permitted Adjustable Rates, if any, (x) the amount of any Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond (each as defined herein) to be maintained with respect to such Pool, (xi) the amount, if any, and terms of any other credit enhancement or other derivative instruments to be provided with respect to all or any Loans or the Pool and (xii) the expected geographic location of the Mortgaged Properties.

Pre-Funding
Account........................... If provided in the related Prospectus
                                   Supplement, the original principal amount of a Series of Securities may exceed the principal balance of the Trust Assets initially being delivered to the Trustee. Cash in an amount up to the amount of such difference (such amount, the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee for the benefit of the Holders. During the period set forth in the related Prospectus Supplement (the "Funding Period"), the Pre-Funded Amount in the Pre-Funding Account may be used to purchase additional Trust Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements.

                                   For a Trust that elects to be characterized as either a REMIC or a grantor trust under current federal income tax laws, the maximum length of the related Funding Period will not exceed three calendar months or 90 days, respectively, from the date of issuance of the Securities and otherwise the maximum length of the Funding Period will not exceed the period set forth in the related Prospectus Supplement. The amount of the initial Pre-Funded Amount is intended not to exceed the aggregate principal balance of additional Trust Assets that the Representative anticipates will be acquired and conveyed to the Trust during the applicable Funding Period.

                                   Prior to the conveyance of any additional
                                   Trust Assets to the Trust, the Repre
                                   sentative will be required to give notice of the additional Trust Assets to be conveyed to the Trust to the Trustee(s) and any third-party credit enhancement provider. Upon the satisfaction of the conditions set forth in the Agreement, the Trustee will release from the Pre-Funding Account the necessary funds to purchase the additional Trust Assets to be conveyed to the Trust on such date. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period, such amount, in the amounts and in the manner specified in the related Prospectus Supplement, will be used to prepay some or all Classes of the related Series of Certificates and/or Notes.

Multi-Party
Agreement......................... In connection with each issuance of
                                   Securities relating to SBA Section 7(a)
                                   Loans, the applicable Originators, the Master Servicer and the Trustee will enter into an agreement (the "Multi-Party Agreement"), which will set forth the relationship of the parties with respect to the SBA Section 7(a) Loans and the proceeds thereof and the consent of the SBA to the transactions contemplated by the related Agreement.

Revolving Period and
Amortization Period;
Retained Interest................. If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a Class or Classes of Notes and/or Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (each, a "Revolving Period") during which limited or no principal payments will be made to one or more Classes of Notes and/or Certificates of the related Series as are identified in such Prospectus Supplement. Some or all collections of principal otherwise allocated to such Classes of Notes or Certificates may be (i) utilized during the Revolving Period to acquire additional Trust Assets which satisfy the criteria described under "The
                                   Trusts--General" and the criteria set forth in the related Prospectus Supplement, (ii) held in an account and invested in Permitted Investments (as defined herein), for later distribution to Securityholders, (iii) applied to those Notes or Certificates for such Series, if any, specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement.

                                   An "Amortization Period" is the period during which an amount of principal is payable to Holders of Securities which, during the Revolving Period, were not otherwise entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes and/or Certificates for such Series specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes and/or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

                                   Each Series which has a Revolving Period may also issue to the Representative or one of its affiliates a certificate evidencing an undivided beneficial interest (a "Retained Interest") in such Series not represented by the other Securities issued by the related Trusts. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Notes and Certificates of the related Series of Securities outstanding is reduced.

Description of the
  Certificates.................... Each Certificate will represent a fractional undivided ownership interest in the Trust created pursuant to the related Agreement. The primary assets of such Trust will be a Pool of Loans and certain other Trust Assets. The Certificates of any Series may be issued in one or more Classes, as specified in the related Prospectus Supplement. A Series of Certificates may include one or more Classes of senior Certificates (collectively, "Senior Certificates") which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of subordinate Certificates (collectively, the "Subordinated Certificates"). In addition, a Series may include one or more Series entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments (such Certificates, "Strip Certificates"). Certain Series or Classes of Certificates may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products, as described herein and in the related Prospectus Supplement.

                                   Each Class of Certificates within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a fixed rate or a floating rate; and (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement. The Pass-Through Rate for a Class of Certificates that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement, (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement, (iv) the Prime Rate plus an applicable spread, as set forth in the related Prospectus Supplement, or (v) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement.

                                   The Certificates will be issuable in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts as may be set forth in a Prospectus Supplement), except that one Certificate of each Class may be issued in a different denomination. See "Description of Securities."

                                   With respect to any Series of Securities including one or more Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes of such Series, to the extent specified in the related Prospectus Supplement.

Description of the Notes.......... Any Series of Securities may include one or more Classes of Notes, as specified in the related Prospectus Supplement, each of which will be issued pursuant to an Indenture and will be treated as debt obligations of the related Trust.

                                   Unless otherwise specified in the related
                                   Prospectus Supplement, Notes will be
                                   available for purchase in denominations of $1,000 and integral multiples of $1,000 (or such other accounts as may be set forth in a Prospectus Supplement), except that one Note of each Class may be issued in a different denomination, in book-entry form or in definitive form, as specified in the related Prospectus Supplement. See "Description of the Securities."

                                   Each Class of Notes will have a stated
                                   principal amount and will bear interest at the Interest Rate or Rates as specified in the related Prospectus Supplement, which may be different for each Class of Notes and may be fixed, variable, adjustable, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Notes or the method for determining the Interest Rate. The Interest Rate for a Class of Notes that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement, (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement, (iv) the Prime Rate plus an applicable spread, as set forth in the related Prospectus Supplement, or (v) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. Each Note may also represent a fractional undivided interest in, or be entitled to receive payments from, monies on deposit, if any, in the Pre-Funding Account as specified in the related Prospectus Supplement and any other account established for the benefit of Noteholders, as specified in the related Prospectus Supplement.

                                   A Series may include two or more Classes of Notes which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis collections from designated portions of the Trust Assets for such Series. In addition, a Series may include one or more Classes of Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments (such Notes, "Strip Notes"). A Series of Notes may include one or more Classes of senior Notes (collectively, "Senior Notes") which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of subordinate Notes (collectively, the "Subordinated Notes"). Certain Series or Classes of Notes may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection or derivative instruments, as described herein and in the related Prospectus Supplement.

Credit
Enhancement ...................... The Trust Assets in a Trust or the Securities
                                   of one or more Classes in the related Series may have the benefit of one or more types of credit enhancement, as described in the related Prospectus Supplement. The protection against losses afforded by any such credit support may be limited. Such credit enhancement may include one or more of the following types:

A.  Subordination
      and Reserve
      Accounts.................... The rights of all Certificateholders will be subordinated to the rights of all Noteholders of a Series to receive distributions to the extent described in the related Prospectus Supplement, with respect to the Trust Assets and other assets in the related Trust. The rights of the holders of Subordinated Certificates and/or Subordinated Notes, as the case may be (collectively, "Subordinated Securities"), of a Series to receive distributions will be subordinated to the rights of the holders of the Senior Certificates and/or Senior Notes, as the case may be (collectively, "Senior Securities"), of the same Series to receive distributions to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Securities of the full amount of payments which such holders would be entitled to receive if there had been no losses or delinquencies. The protection afforded to the holders of Senior Securities through subordination may be accomplished by the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Securities the amounts of principal and interest due to them on each Remittance Date out of the funds available for distribution on such date in the related Distribution Account (as defined herein) to the extent described in the related Prospectus Supplement. The protection afforded to the holders of Senior Securities through subordination also may be accomplished by allocating certain types of losses or delinquencies to the related Subordinated Securities to the extent described in the related Prospectus Supplement.

                                   If so specified in the related Prospectus
                                   Supplement, the same Class of Securities may constitute Senior Certificates and/or Senior Notes, as the case may be, with respect to certain types of payments or certain losses or delinquencies and Subordinated Certificates and/or Subordinated Notes, as the case may be, with respect to other types of payments or losses or delinquencies. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by Standard Hazard Insurance Policies or losses due to the bankruptcy of a Mortgagor not covered by a Bankruptcy Bond. If further specified in the related Prospectus Supplement, one or more reserve accounts (each, a "Reserve Account") may be established and maintained, in whole or in part, by the deposit therein of distributions allocable to the holders of Subordinated Certificates and/or Subordinated Notes, as the case may be, for a specified time or until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates and/or Subordinated Notes, as the case may be, in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to holders of Senior Certificates and/or Senior Notes, as the case may be, or released to holders of Subordinated Certificates and/or Subordinated Notes, as the case may be, from the related Trust.

B.  Guaranty
      Insurance
      Policy...................... A certificate or note guaranty insurance policy (each a "Guaranty Insurance Policy") may be obtained and maintained for each Class or Series of Certificates and/or Notes. Guaranty Insurance Policies generally unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest ("Insured Payments"), as well as any other amounts specified in the related Prospectus Supplement, will be received by an agent of the Trustee, for distribution by the Trustee to the Holders of the covered Securities. Guaranty Insurance Policies may have certain limitations set forth in the related Prospectus Supplement, including (but not limited to) limitations on the insurer's obligation to guarantee the Master Servicer's obligation to repurchase or substitute for any Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Securities on any specified date.

C. Spread
    Amount........................ If so specified in the related Prospectus
                                   Supplement, certain Classes of Certificates and/or Notes may be entitled to receive limited acceleration of principal relative to the amortization of the related Trust Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Trust Assets to the payment of principal on such Classes of Securities. This acceleration feature is intended to create an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Trust Assets over the principal balances of the applicable Classes of Securities. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement may provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Securities to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Securities have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Securities.

D.  Mortgage Pool
      Insurance
      Policy...................... A mortgage pool insurance policy or policies
                                   ("Mortgage Pool Insurance Policy") may be obtained and maintained for each Series pertaining to Loans, limited in scope, covering defaults on the related Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Loans included in the Pool as of the Cut-Off Date or such other date as is specified in the related Prospectus Supplement.

E. Special Hazard
   Insurance
   Policy......................... In the case of Loans certain physical risks that are not otherwise insured against by Standard Hazard Insurance Policies may be covered by a special hazard insurance policy or policies (a "Special Hazard Insurance Policy"). The level of coverage of each Special Hazard Insurance Policy will be specified in the related Prospectus Supplement.

F.  Bankruptcy
     Bonds........................ A mortgagor bankruptcy bond or bonds
                                   ("Bankruptcy Bond") may be obtained to cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal or interest on a Loan or a reduction by such court of the principal amount of a Loan, and will cover certain unpaid interest on the amount of such a principal reduction. The level of coverage of each Bankruptcy Bond will be specified in the related Prospectus Supplement.

G.  Cross
      Support..................... If so specified in the Prospectus Supplement, the ownership interests of separate Trusts or separate groups of assets may be evidenced by separate Classes of the related Series of Certificates and/or Notes. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to certain Certificates and/or Notes evidencing interests in one or more Trusts or asset groups prior to distributions to other Certificates and/or Notes evidencing interests in other asset groups or Trusts. If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts, without priority among such Trusts, until the credit support is exhausted. If applicable, the Prospectus Supplement will identify the Trusts or asset groups to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts or asset groups.

H.  Supplemental
      Interest
      Payments.................... If so specified in the Prospectus Supplement, one or more Classes of Certificates and/or
                                   Notes may be entitled to receive supplemental interest payments under specified circumstances. Supplemental interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Securities on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Trust Assets. Such differences may result if the interest rates on the applicable Classes of Securities are based upon an index that differs from the index used in determining the interest rates on the Trust Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Trust Assets.

I.  Maturity
    Protection.................... If so specified in the Prospectus Supplement, one or more Classes of Certificates and/or
                                   Notes may be entitled to third-party payments to help provide that the holders of such Securities receive their unpaid principal on or prior to a specified date.

J.  The Guaranty.................. If so specified in the Prospectus Supplement, and in order to provide additional credit enhancement, The Money Store may provide a guaranty of amounts due on certain Classes of Certificates and/or Notes. The amount and formula for calculating such guaranty shall be as set forth in the Prospectus Supplement.

K. Other Insurance,
   Guarantees, Swaps,
   and Similar Instruments
   or Agreements.................. If specified in the related Prospectus
                                   Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, other third party guarantees, limited guarantees or insurance from agencies or instrumentalities of the United States, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate.


                                   If any Class of Securities has a floating interest rate, or if any of the Trust Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar hedge contract providing limited protection against interest rate risks. If provided in the related Prospectus Supplement, interest and/or principal on one or more Classes of the Securities of a Series may be paid to Holders thereof in a currency other than U.S. dollars. If so provided, the Trust may, in connection therewith, enter into one or more currency rate swaps to provide limited protection against foreign currency rate fluctuation risks. One or more Classes of Securities also may be issued in conjunction with a put or call feature entitling (in the case of a put) or obligating (in the case of a call) the applicable Securityholders to sell some or all of its Securites to the party named in the applicable Prospectus Supplement on the date or dates set forth therein. Any such arrangements must be acceptable to each nationally recognized rating agency that provides a rating for the related Series of Securities (the "Rating Agency").


Monthly Advances.................. If so specified in the related Prospectus
                                   Supplement, the Master Servicer will be
                                   required under each Agreement to remit to the Trustee no later than the day of each month which is at least three business days prior to the Remittance Date and is in no case earlier than the seventh business day of such month (the "Determination Date") the amount (a "Monthly Advance"), if any, by which (a) the sum of (x) 30 days' interest at the weighted average Adjusted Loan Remittance Rate (as defined herein under "Description of the Securities-- Monthly Advances and Compensating Interest") on the then outstanding principal balance of the related Series of Certificates and/or Notes and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the related Prospectus Supplement) for the related Remittance Date exceeds (b) the amount received by the Master Servicer in respect of interest on the Loans as of the related Record Date (less certain amounts not required to be deposited into the related Trust). Such advances by the Master Servicer are reimbursable in the first instance from late collections of interest, including amounts received in connection with the liquidation of defaulted Loans ("Liquidation Proceeds"), amounts paid by any insurer pursuant to any insurance policy covering a Loan, Mortgaged Property or REO Property ("Insurance Proceeds"), and proceeds received by the Master Servicer in connection with condemnation, eminent domain or a release of lien ("Released Mortgaged Property Proceeds") collected with respect to the related Loans as to which the advances were made, and certain other amount that would otherwise be distributed on the Securities. The Master Servicer will not be required to make any Monthly Advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the Loans. See "Description of the Securities- -Monthly Advances and Compensating Interest."

Compensating
Interest.......................... If so specified in the related Prospectus
                                   Supplement, with respect to each Loan as to which the Master Servicer receives a principal payment in full in advance of the final scheduled due date (a "Principal Prepayment") or receives a principal payment that exceeds the scheduled payment by a specified multiple, but which was not intended by the Mortgagor to satisfy the Loan in full or to cure a delinquency (a "Curtailment"), the Master Servicer will be required to remit to the Trustee, from amounts otherwise payable to the Master Servicer as servicing compensation, an amount ("Compensating Interest") equal to any excess of (a) 30 days' interest on the principal balance of each such Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted Loan Remittance Rate over (b) the amount of interest actually received on the related Loan during such Due Period (less certain amounts not required to be deposited into the related Trust).

Optional
Termination....................... The Master Servicer, certain insurers, the holders of certain Classes of Certificates or Notes, or certain other entities specified in the related Prospectus Supplement may have the option to effect early retirement of a Series of Securities through the purchase of the related Trust Assets and other assets in the related Trust under the circumstances and in the manner described in "The Agreement--Termination; Purchase of Loans."

Mandatory
Termination....................... The Trustee, the Master Servicer or certain other entities specified in the related
                                   Prospectus Supplement may be required to effect early retirement of a Series of Securities under the circumstances and in the manner specified in the related Prospectus Supplement and herein under "The Agreement-- Termination; Purchase of Loans."

Trustee........................... The trustee or trustees under any Agreement relating to a Series of Securities (each, a "Trustee") will be specified in the related Prospectus Supplement. Additionally, any Co-Trustees, Custodians or Co-Custodians will be set forth in the related Prospectus Supplement.

Federal
Income Tax
Consequences...................... The federal income tax consequences of the purchase, ownership and disposition of the Securities of each series will depend on whether an election is made to treat the corresponding Trust (or certain assets of the Trust) as a "real estate mortgage investment conduit" ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"), and, if such election is not made, whether the Trust is structured and intended to be treated as a grantor trust, a partnership or otherwise.

                                   REMIC. If an election is to be made to treat the Trust (or certain assets of the Trust) for a Series of Securities as a REMIC for federal income tax purposes, the related Prospectus Supplement will specify which Class or Classes thereof will be designated as regular interests in the REMIC ("REMIC Regular Certificates") and which class of Certificates will be designated as the residual interest in the REMIC ("REMIC Residual Certificates"). To the extent provided herein and in the related Prospectus Supplement, in the opinion of Stroock & Stroock & Lavan LLP, special federal tax counsel ("Federal Tax Counsel"), Certificates representing an interest in the REMIC generally will be considered "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code.

                                   In the opinion of Federal Tax Counsel, for federal income tax purposes, REMIC Regular Certificates generally will be treated as debt obligations of the Trust with payment terms equivalent to the terms of such Certificates. Holders of REMIC Regular Certificates will be required to report income with respect to such Certificates under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on REMIC Regular Certificates will be includible in the income of the Holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate. The REMIC Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

                                   Each holder of a REMIC Residual Certificate will be required to take into account separately its pro rata portion of the REMIC's taxable income or loss. Certain income of a REMIC (referred to as "excess inclusions") generally may not be offset by such a holder's net operating loss carryovers or other deduc tions, and in the case of a tax-exempt holder of a REMIC Residual Certificate will be treated as "unrelated business taxable income." In certain situations, particularly in the early years of a REMIC, holders of a REMIC Residual Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them. "DISQUALIFIED ORGANIZATIONS," AS DEFINED IN "FEDERAL INCOME TAX CONSEQUENCES-- REMIC RESIDUAL CERTIFICATES--TAX ON DISPOSITION OF REMIC RESIDUAL CERTIFICATES; RESTRICTION ON TRANSFER; HOLDING BY PASS-THROUGH ENTITIES," ARE PROHIBITED FROM ACQUIRING OR HOLDING ANY BENEFICIAL INTEREST IN THE REMIC RESIDUAL CERTIFICATES.

                                   GRANTOR TRUST. If no election is to be made to treat the Trust for a series of Certificates ("Non-REMIC Certificates") as a REMIC, the Trust may be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation or a taxable mortgage pool. In the opinion of Federal Tax Counsel, holders of Non-REMIC Certificates will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Trust Assets generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from the Trust Assets and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the Trust.

                                   To the extent provided in the related
                                   Prospectus Supplement, Non-REMIC Certificates may represent "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "Loans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code.

                                   PARTNERSHIP. If no election is to be made to treat the Trust for a Series as a REMIC and it is so specified in the related Prospectus Supplement, the Trust will be treated as a partnership for federal income tax purposes, and Federal Tax Counsel will deliver its opinion generally to the effect that the Trust will not be an association (or publicly traded partnership) taxable as a corporation, or a taxable mortgage pool, for federal income tax purposes. Each Noteholder, by the acceptance of a Note of such series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of such series, will agree to treat the related Trust as a partnership in which such Certificateholder is a partner for federal income and state tax purposes.

                                   Investors are advised to consult their tax advisors and to review "Federal Income Tax Consequences" herein and, if applicable, in the related Prospectus Supplement.

ERISA
Considerations.................... Fiduciaries of employee benefit plans or other retirement plans or arrangements,
                                   including individual retirement accounts, certain Keogh plans, and collective investment funds, separate accounts and insurance company general accounts in which such plans, accounts or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with their legal advisors whether an investment in Securities will cause the assets of the related Trust to be considered plan assets under the Department of Labor ("DOL") regulations set forth in 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Trustee and the Master Servicer to the fiduciary investment standards of ERISA, and whether the purchase, holding or transfer of Securities gives rise to a transaction that is prohibited under ERISA or subject to the excise tax provisions of Section 4975 of the Code, unless a DOL administrative exemption applies. See "ERISA Considerations."

Legal
Investment........................ Each Prospectus Supplement will describe the extent, if any, to which the Classes of
                                   Securities offered thereby will constitute
                                   "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and whether they will be legal investments for certain types of institutional investors under SMMEA. See "Legal Investment" herein.

Registration of
Securities........................ Securities may be represented by global certificates and/or notes registered in the name of Cede, as nominee of DTC, or another nominee. In such case, Securityholders will not be entitled to receive definitive certificates and/or notes representing such Holders' interests, except in certain circumstances described in the related Prospectus Supplement. See "Description of the Securities--Book-Entry Registration" herein.

                                  RISK FACTORS

LIMITED LIQUIDITY

          There can be no assurance that a secondary market for the Securities will develop or, if a secondary market does develop, that it will provide Holders of the Securities with liquidity of investment or that it will continue for the lives of the Securities. In addition, transfers of certain Classes of Securities may be restricted as set forth in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

          Issuance of the Certificates and/or Notes in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates or notes.

          Since transactions in Certificates and Notes will, in most cases, be able to be effected only through DTC, Direct or Indirect Participants and certain banks, the ability of a Securityholder to pledge a Certificate or Note to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities may be limited due to lack of a physical certificate representing such Securities.

          Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Securityholders either directly or indirectly through Indirect Participants or such other entities as described in the related Prospectus Supplement. See "Description of the Securities--Book-Entry Registration."

NATURE OF SECURITY

          Certain of the Loans will be loans secured by junior liens subordinate to the rights of the mortgagee under each related senior mortgage. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a junior mortgage loan only to the extent that the claims, if any, of each such senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee may not foreclose on the mortgaged property unless it forecloses subject to any related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing mortgage loans in their portfolios, it has been the Originators' practice to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Loans--Foreclosure/Repossession."

          An overall decline in the market value of residential or commercial real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Loans which are junior mortgage loans, together with any senior liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could extinguish the interest of the related Trust in the Mortgaged Property before having any effect on the interest of the related senior mortgagee. The Representative will not be able to quantify the impact of any property value declines on the Loans or predict whether, to what extent or how long such declines may continue. In periods of such declines, the actual rates of delinquencies, foreclosures and losses on the Loans could be higher than those historically experienced in the mortgage lending industry in general.

          Certain of the Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment which will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Loan. The ability of a Mortgagor to refinance such a Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property and other collateral securing the Loan, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor and the tax laws and general economic conditions at the time.

          Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Representative, the Originators, the Master Servicer or the Trustee will be obligated to provide funds to refinance any Loan.

          General economic conditions have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Loan or permanently reduce the principal balance of such Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Loan may not be recoverable.

          Even assuming that the Mortgaged Properties and other collateral securing a Loan provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Loan and not yet repaid, including payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties and other collateral securing a Loan fail to provide adequate security for the Loans and insufficient funds are available from applicable Credit Enhancement, Securityholders could experience a loss on their investment.

          Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan.

ENVIRONMENTAL CONSIDERATIONS

          Under environmental legislation and case law applicable in various states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or which, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of the Loans-- Environmental Considerations."

          In each Agreement the Originators will represent and warrant that at the time of origination of each Loan, the related commercial real property was below regulatory agency action levels of contamination from toxic substances or hazardous wastes and that as of the Cut-Off Date, the Originators have no knowledge of any contamination from toxic substances or hazardous wastes on any commercial real property, except for commercial real property subject to ongoing environmental rehabilitation. The Servicer will agree that if it has reasonable cause to believe a property may have contamination from toxic substances or hazardous wastes (unless subject to ongoing environmental rehabilitation), it will not foreclose upon the related Loan until after it obtains a Phase I environmental report. See "The Agreements--Representations and Warranties" herein.

          Beginning in November 1995, the SBA approved a program that allows lenders, subject to certain conditions, to take as collateral commercial real property that is subject to ongoing environmental rehabilitation. These conditions include the lender identifying a party that has accepted responsibility for, and has commenced clean-up under, an environmental rehabilitation program approved by the appropriate regulatory agency. The party responsible for clean-up must execute an indemnity agreement approved by the SBA, which agreement holds such party accountable for completing all required remediation. The indemnity agreement inures to the benefit of subsequent holders of the property. The lender must obtain adequate financial data on the indemnitor indicating that the indemnitor will be able to complete the required remediation.

PRE-FUNDING ACCOUNTS

          If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities.

          The ability of a Trust Fund to obtain subsequent Loans during the related Pre-Funding Period will be dependent on the ability of the Originators to originate or acquire Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Originators to originate or acquire such Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perception of general economic conditions.

PREPAYMENT CONSIDERATIONS

          The Loans may be prepaid in full or in part at any time. The rate of prepayments of the Loans cannot be predicted and may be affected by a wide variety of economic, social, and other factors, including prevailing interest rates and the availability of alternative financing. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

THE STATUS OF THE LOANS IN THE EVENT OF BANKRUPTCY OF AN ORIGINATOR

          The Originators believe that upon the sale of a Series of Certificates and/or Notes to an independent third party for fair value and without recourse, such sale will constitute an absolute and unconditional sale of such Certificates and/or Notes and the interests in the Loans evidenced thereby. However, in the event of the bankruptcy of an Originator at a time when it or any affiliate thereof holds any interest in the Loans, a trustee in bankruptcy or other creditor could attempt to recharacterize the sale of the Loans as a borrowing by such Originator or any such affiliate with the result that Securities are deemed to be creditors of such Originator or such affiliate, secured by a pledge of the Loans. If such an attempt were successful, a trustee in bankruptcy could elect to accelerate payment of the Securities and liquidate the Loans with the Securityholders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the Holders of Securities could lose the right to future payments of interest, might suffer reinvestment loss in a lower interest rate environment and, if the Loans are sold for a price less than the then outstanding principal balances of all classes of Securities, certain Certificateholders and/or Noteholders might suffer a loss of principal.

          In connection with the issuance of each Series of Securities, the Trustee will receive an opinion of Stroock & Stroock & Lavan LLP, special counsel, to the effect that if it were litigated, a court ultimately would uphold the Originators' intention that the transfer of the Loans in each Loan to a Trust constitutes a sale under applicable law. Therefore, the Loans would not be property of the Originators in the event of the appointment of a receiver or conservator for the Originators. Such opinion is limited to matters of New York and federal law and the conclusions thereof are based upon a reasoned analysis of the transaction and legal principles derived from existing case law believed to be applicable by analogy. It should be recognized, however, that a court is not bound by such legal opinion.

          Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of businesses financed by the Loans, sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from insurance policies. In addition, repurchases or purchases from a Trust of Loans required to be made by the Master Servicer under the Agreement will have the same effect on the Securityholders as a prepayment of the related Loans. See "Yield, Maturity and Prepayment Considerations" herein. Also, if a Pre-Funding Account is established and during the Funding Period the entire Pre-Funded Amount is not used to purchase subsequent Loans, the Certificates and/or Notes will be prepaid in part from and to the extent of such remaining amounts.

          Collections on the Loans may vary due to the level and frequency of delinquent payments and of prepayments. Collections on the Loans may also vary due to seasonal business patterns and payment habits of borrowers.

          The Loans may be "simple interest" or "date-of-payment loans". If a payment is received on a Loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Loan having a longer average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on a Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Loan having a shorter average life than would have been the case had the payment been made as scheduled. However, this effect is mitigated because the monthly payment amount is recalculated periodically to reflect changes in the interest rate, the then-current principal balance and the then-remaining term to maturity.

SECURITY RATING

          If as set forth in the related Prospectus Supplement, the rating of one or more classes of Securities may depend, to a large extent, on the creditworthiness of a third party provider of credit enhancement. In such event, any reduction in the rating assigned to the claims-paying ability of such provider below the rating initially given to such Class of Securities would likely result in a reduction in the rating of such Series of Securities. See "Rating."

UNAUDITED STATEMENTS

          On each Remittance Date, the Trustee will mail to each Securityholder a statement setting forth, among other things, certain information as to the distribution being made on such Remittance Date, the fees to be paid to the Master Servicer and Trustee and the loss and delinquency status of the Loans. Although the information contained in such statements will be prepared by the Master Servicer, neither such information nor any other financial information furnished to Securityholders will be examined and reported upon, and an opinion will not be expressed by, an independent public accountant. See "Description of the Agreement and the Securities -- Payments on the Loans; Distribution on the Securities" herein.

                                   THE TRUSTS

          A Trust for any Series of Securities will include the Trust Assets consisting of a Pool* comprised of (i) SBA Section 7(a) Loans, (ii) Section 7(a) Companion Loans, (iii) SBA 504 Loans, and (iv) Non-SBA Loans, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Trust Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.
- --------
* Whenever the terms "Pool," "Certificates," "Notes" and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool, the Certificates representing certain undivided fractional interests, as described below, in a single Trust consisting primarily of the Loans in such Pool, and the Notes shall refer to debt obligations of such Trust secured by the related Pool of SBA Loans. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series, the term "Interest Rate" will refer to the Interest Rate borne by the Notes of one specific Series and the term "Trust" will refer to one specific Trust.

          The Notes of each Series will be secured by the pledge of the assets of the related Trust, and the Certificates of each Series will represent interests in the assets of the related Trust. The Securities will be entitled to payment from the assets of the related Trust and, to the extent specified in a Prospectus Supplement, payments in respect of the assets of other trusts established by the Representative, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Securities will evidence the entire fractional undivided ownership interest in a Trust which will contain a beneficial ownership interest in another Trust which will contain all or some of the Trust Assets.

          Certain of the Trust Assets may have been originated by the Originators. Other Trust Assets may have been acquired by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative.

          The following is a brief description of the Trust Assets expected to be included in the Trusts. If specific information respecting the Trust Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Trust Assets relating to such Series (the "Trust Asset Schedule") will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

GENERAL

          The real property which secures repayment of the Loans (the "Mortgaged Properties") may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any other commonwealth, territory or possession of the United States. The Loans in a Pool will provide for payments to be made monthly ("monthly pay"), bi-weekly or at such other times as may be set forth in a Prospectus Supplement. The payment terms of the Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

               (a) Interest may be payable at a Fixed Rate, or an Adjustable Rate (i.e., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on a Loan is its "Mortgage Interest Rate". Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property securing the related Loan or another source or may be treated as accrued interest added to the principal of the Loan.

               (b) Principal may be payable on a level basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Loan.

               (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of some or all of the payments due during a specified period, which may be recouped as deferred interest, or otherwise.

               (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time, and may be prohibited for the life of the Loan or for certain periods ("lockout periods"). Certain Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

          The Prospectus Supplement for each Series of Securities will contain information with respect to all the Loans expected to be included in the related Pools as of the related closing date, including (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Loans as of the date set forth in the Prospectus Supplement; (ii) the largest expected principal balance and the smallest expected, principal balance of any of the Loans; (iii) the types of Mortgaged Properties and/or other assets securing the Loans (iv) the original terms to maturity of the Loans, (v) the expected weighted average term to maturity of the Loans as of the date set forth in the Prospectus Supplement and the expected range of the terms to maturity; (vi) the earliest origination date and latest maturity date of any of the Loans; (vii) the expected Mortgage Interest Rate and ranges of Mortgage Interest Rates borne by the Loans; (viii) in the case of Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates, if any; (ix) the amount of any Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond to be maintained with respect to such Pool; (x) the amount, if any, and terms of any other credit enhancement or other derivative instruments to be provided with respect to all or any Loans or the Pool; and (xi) the expected geographic location of the Mortgaged Properties. If specific information respecting the Loans is not known to the Representative at the time the related Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

          Unless otherwise provided in the related Prospectus Supplement, the only obligations of the Representative or the Originators with respect to a Series of Securities will be to provide (or, where the Representative or an Originator acquired a Loan from another originator, obtain from such originator) certain representations and warranties concerning the Loans and to assign to the Trustee for such Series of Securities the Representative's or Originator's rights with respect to such representations and warranties. See "The Agreements--Sale of Loans." The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities -- Monthly Advances and Compensating Interest." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

          If provided in the related Prospectus Supplement, the original principal amount of a Series of Securities may exceed the principal balance of the Trust Assets initially being delivered to the Trustee. Cash in an amount equal to such difference (the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre- Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement (the "Funding Period"), amounts on deposit in the Pre-Funding Account may be used to purchase additional Trust Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related Series of Securities at the time and in the manner set forth in the related Prospectus Supplement.

SBA SECTION 7(A) LOANS

          The SBA Section 7(a) Loans will consist of the Unguaranteed Interests in loans originated under Section 7(a) (the "Section 7(a) Program") of the Small Business Act of 1953 (the "SBA Act"), which Act created the Small Business Administration (the "SBA"). The Section 7(a) Program was intended to encourage lenders to provide loans to qualifying small businesses. Loans made under the
Section 7(a) Program can be used to construct, purchase, expand or convert facilities or to purchase building equipment, leaseholds or materials. Money lent under the Section 7(a) Program also can, under certain circumstances, be used for working capital.

          The SBA Section 7(a) Loans are partially guaranteed by the SBA pursuant to a Small Business Administration Loan Guaranty Agreement (Deferred Participation) (SBA Form 750), dated August 13, 1980 by and between The Money Store Investment Corporation and the SBA (the "Loan Guaranty Agreement") and pertinent SBA regulations found at 13 C.F.R. part 120. As to any SBA Section 7(a) Loan, the right to receive the guaranteed portion of the principal balance thereof together with interest thereon at a per annum rate in effect from time to time plus a fee paid to the SBA's fiscal and transfer agent is referred to herein as the "Guaranteed Interest". The Guaranteed Interest varies from SBA
Section 7(a) Loan to SBA Section 7(a) Loan, will not be included in the related Trust Fund and Securityholders will have no right or interest therein. As to any SBA Section 7(a) Loan, the "Unguaranteed Interest" will equal all payments and other recoveries on such SBA Section 7(a) Loan not constituting the Guaranteed Interest therein and certain other amounts to be described in a Prospectus Supplement that will not be transferred to the related Trust.

          The SBA administers three levels of lender participation in the
Section 7(a) Program. Under the first level, known as the "Guaranteed Participant Program", the lender gathers and processes data from applicants and forwards it, along with a request for the SBA's guaranty, to a local SBA office. The SBA then completes an independent analysis and decides whether to guaranty the loan. SBA turnaround time on such applications varies greatly, depending on its backlog of loan applications.

          Under the second level of lender participation, known as the "Certified Lender Program," the lender (the "Certified Lender") gathers and processes data from applicants and makes a request to the SBA, as in the Guaranteed Participant Program procedure. The SBA then performs an expedited review of the lender's credit analysis, which generally is completed within three working days. The SBA requires that lenders originate loans meeting certain portfolio and volume criteria before authorizing them to participate in the Certified Lender Program.

          Under the third level of lender participation, known as the "Preferred Lender Program", the lender (the "Preferred Lender") has the authority to approve a loan and obligate the SBA to guarantee the loan without submitting an application to the SBA for credit review. The lender is required to notify the SBA of the approved loan and submit certain documents. The standards established for participants in the Preferred Lender Program are more stringent than those for participants in the Certified Lender Program and involve meeting additional require ments in terms of origination, servicing and liquidation capabilities as well as loan volumes and portfolio quality.

THE SECTION 7(A) COMPANION LOANS

          For applications submitted between January 1, 1995 and October 12, 1995, the maximum loan size for most loans originated under the Section 7(a) Program was reduced administratively to $500,000. To assist qualified borrowers in obtaining more financing when needed, the Originators introduced a program (the "Section 7(a) Companion Program") pursuant to which an Originator originated a loan (the "Section 7(a) Companion Loan") to the related borrower in situations in which the total amount financed would otherwise have exceeded the $500,000 limit. The Originators may originate Section 7(a) Companion Loans in the future where a qualified borrower requests financing in an amount that otherwise would exceed the limits of the Section 7(a) Program. Although Section 7(a) Companion Loans are not guaranteed by the SBA, they are secured by a lien on the related primary collateral, which lien is prior to the lien of the related SBA Section 7(a) Loan.

          Section 7(a) Companion Loans may be utilized by a borrower for all eligible SBA Section 7(a) Loan purposes. Section 7(a) Companion Loans are originated only in conjunction with a Seller obtaining an SBA guarantee of the accompanying SBA Section 7(a) Loan under the Certified Lender Program (the SBA currently prohibits Section 7(a) Companion Loans in connection with the Preferred Lender Program). Section 7(a) Companion Loans bear interest and have terms to maturity as described above under "--SBA 7(a) Loan Parameters."

SBA 504 LOANS

          The SBA 504 Loans will consist of loans originated by the Originators under the SBA 504 Loan Program (the "SBA 504 Loan Program"). The SBA 504 Loan Program was established under the SBA Act to encourage lenders to provide fixed asset financing to qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment as well as certain closing costs and professional fees and the interest on interim financing. The Originators provide approximately 50% of project costs in a conventional loan agreement, with borrowers providing a minimum 10% equity contribution. The SBA provides the remainder of the financing. Each loan by the Originators must receive prior approval by the SBA.

          The funds used by the SBA to originate its portion of a project generated pursuant to the SBA 504 Loan Program are generated by issuing SBA-guaranteed debentures on behalf of a certified development company (a "CDC"). A CDC is an organization sponsored by private interests or by state or local governments. The debentures are pooled monthly and sold through a certificate mechanism to the public market. The loans originated by the Originators under the SBA 504 Loan Program are not guaranteed by the SBA.

NON-SBA LOANS

          Certain of the Non-SBA Loans will be loans made in connection with the Conventional Commercial Loan Program (the "Conventional Commercial Loan Program") of the Representative and the Originators. Created November 1, 1996, the Conventional Commercial Loan Program is designed to assist qualified borrowers in obtaining financing ("Conventional Commercial Loans"). Conventional Commercial Loans may currently be used for hotel/motel acquisition, construction, renovation, conversion, refinance, expansion, land and site improvements, acquisition and installation of furniture, fixtures and equipment as well as certain closing costs and professional fees, working capital and the interest on interim financing. The Originators provide up to approximately 75% of project costs in a conventional loan agreement, with borrowers providing a minimum 25% equity contribution.

          Origination Mechanisms. The Originators primarily generate Conventional Commercial Loans through two mechanisms. The first, known as the Franchise Finance Division, utilizes a national referral network of trade associations, hotel/motel franchisors and independent or affiliated commercial loan brokers. Franchise Account Managers perform essentially the same tasks as local sales representatives and are compensated primarily through commissions.

          The second origination arm, known as the HFS Group, generates business primarily from its contractual relationship as a preferred vendor with HFS, Incorporated ("HFS"). Commercial Loan Representatives of the HFS Group work with the sales and transfer/renewal departments for each of the franchise concepts to locate customers. All customer contact is handled by telephone through a national sales center in Sacramento, California.

          Both the Franchise Finance Division and the HFS Group also receive referrals from the Originators' national network of sales offices serving local markets.

          Collateral for Conventional Commercial Loans. Conventional Commercial Loans are first-lien mortgages for the purchase, development or refinance of franchise hotel/motel properties. The national franchisors that represent the focus for this program include the HFS franchise concepts itemized above and other major hotel/motel franchisors, including Choice Hotels International and Best Western International.

          Each Conventional Commercial Loan originated by an Originator is secured by a first lien on the related primary collateral. Additional liens on secondary collateral may also be taken. The borrower is required to fund at least 25% of the total allowable project costs; however, the Originator may require a higher equity percentage for certain larger projects and projects with special credit risks. The Loan-to-Value Ratio for Conventional Commercial Loans may not exceed 75% of the lower of cost or appraised value. The Originators also generally require a minimum debt service coverage ratio of 1.25:1 for the most recent two full years, interim and projected periods.

          Conventional Commercial Loans that are originated for construction purposes generally possess a maximum Loan-to-Value Ratio of 75% of the lower of the appraised value or the total of the construction budget, interim interest, contingency and loan point and fees.

          Competition. The Originators' main competitors vary by region and by market. Its primary competitors are banks and finance companies such as PMC Capital Inc., Allied Capital Commercial Corp. and Hotel Capital Corp. of America. The Originators do not believe that any one competitor, or a small group of competitors, is dominant in the industry.

          Underwriting Criteria for Conventional Commercial Loans. The Originators seek to control the risk of default of the actual credit through their underwriting standards. The underwriting for the Originators' Conventional Commercial Loan Program emphasizes historical operating performance and debt service coverage to help determine the repayment ability of the borrower. It is also expected by the Originators that qualifying owners generally have direct industry experience. Lack of experience must be offset by significant training provided by the franchisor, by an extended transition period during which the seller of the business will remain on site or by contracting with a professional, qualified management firm.

          As with SBA Section 7(a) Loans, SBA 504 Loans and SBA Section 7(a) Companion Loans, the Originators have established review procedures to help ensure that all loans that they originate or acquire comply with the policy defined for the Conventional Commercial Loan Program. Commercial loan officers evaluate each applicant's financial statements, credit reports and other data to determine if the credit and collateral satisfy the Originator's standards. These standards include historic debt service coverage, reasonableness of projections and strength of management. For each application, qualified personnel also perform a site inspection to determine the appropriateness of the location for the proposed use, observe the economic conditions of the local market and inspect the property for obvious structural defects or environmental issues.

          The Originators' loan officers assess the reasonableness of projections based primarily upon (i) their experience with other similar loans in the same industry and area, (ii) their general knowledge of the industry,
(iii) their general experience in assessing small business loans and (iv) the business experience of the applicant. The qualification of an applicant to prepare such projections is generally based upon the applicant's experience in the industry and knowledge specific to the market in which the project is proposed. Following credit review and approval but prior to loan funding, a feasibility study and an appraisal for the proposed project are commissioned by the commercial loan officer from an appraiser approved by Originator. For construction loans, the feasibility study must be based on, at a minimum, preliminary plans and specifications along with a cost breakdown prepared by a qualified third party. The Originators consider this feasibility information to be critical in assessing the viability of a proposed project in a specific market area. A Phase I environmental site assessment report is also required on each project to be financed.

          The maximum loan amount for the Conventional Commercial Loan Program is $3,000,000; the minimum loan is $250,000. A prepayment penalty is imposed on loans that are prepaid within the first five years of the loan term. The Originators require a first lien position on the fee interest in the subject facility and all business assets financed with a Conventional Commercial Loan. The personal guarantees of owners, principals and affiliate businesses will generally be required. Non-recourse financing may be considered on a case-by case basis as warranted by the overall creditworthiness of the applicant and the viability of the proposed project.

          All loan applications are submitted to a centralized loan underwriting and processing center in Sacramento, California. The loan application package is screened initially for completeness by a credit manager or senior loan officer, who then assigns the package to a commercial loan officer. The commercial loan officer is responsible for analyzing the creditworthiness of the applicant and preparing a loan memorandum, which includes a credit analysis (including a description of the collateral), states the purpose of the loan and the strengths and weaknesses of the credit. In addition, for each proposed loan, the commercial loan officer performs a collateral analysis, financial analysis (including historical debt service coverage) and business and personal credit checks.

          If the commercial loan officer recommends the loan for approval, the loan memorandum and supporting documents are submitted to the senior loan officer, credit manager, or a senior credit officer for review based on the various levels of credit authority. All Conventional Commercial Loans above $1,500,000 are reviewed and approved by a committee of not less than three members of an Originator's senior client administration group, including at least one senior credit officer.

          The Originators also may originate Non-SBA Loans with characteristics substantially the same as SBA Section 7(a) Loans or SBA 504 Loans.

                                 USE OF PROCEEDS

          The Representative and the Originators may use the net proceeds to be received from the sale of the Securities of each Series for general corporate purposes, including repayment of debt, including, but not limited to, warehouse facilities, and the origination and acquisition of Loans and other Trust Assets. The Representative expects Securities to be sold in Series from time to time.


                     THE REPRESENTATIVE AND THE ORIGINATORS

          The Loans will have been originated or acquired by the Originators. The Money Store or one of its affiliates will act as the Master Servicer of the Loans and other Trust Assets. Except for certain representations and warranties relating to the Loans and other Trust Assets and certain other matters, the obligations of The Money Store and the Originators with respect to the Loans and other Trust Assets will be limited to its contractual servicing obligations.

          The Money Store is a New Jersey corporation and is headquartered in Sacramento, California and Union, New Jersey.

          The Money Store is a financial services company engaged, through its subsidiaries (including the Originators), in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store and its subsidiaries have consisted primarily of mortgage loans, Loans, student loans, and automobile loans.

          Since 1967, The Money Store and its subsidiaries have been active in the development of the residential home equity lending industry in the United States.

                          THE SBA LOAN LENDING PROGRAM

          The following describes the procedures used by the Originators in originating substantially all of the SBA Section 7(a) Loans to be transferred to a Trust.

          The Originators generate business principally through a national network of sales offices serving local markets and a national products division that markets nationally through a centralized sales operation. The national network of sales offices is divided into sales territories, each serving a specific geographic area. These offices are staffed by business development officers ("BDOs"), with some offices in large metropolitan areas having several BDOs and clerical support staff, all serving a local market. Each of the 11 sales territories is supervised by a regional sales manager.

          BDOs locate customers primarily through a referral network of commercial real estate brokers, business brokers, accountants, lawyers, chambers of commerce, local business associations and other financial institutions. BDOs work with the customer to match the correct loan product to their financing needs. BDOs also screen applications for credit worthiness and eligibility for the applicable SBA program and assemble the loan application for submission to the underwriting department. BDOs are compensated primarily through commissions.

          The national products division generates business primarily through a national referral network of professional organizations, franchisors and independent or affiliated commercial loan brokers. Commercial loan representatives of the national products division perform essentially the same tasks as a BDO, however, customer contact is handled by telephone through a national sales center located in Sacramento, California.

          SBA Section 7(a) Loans originated by the Originators generally range in size from $50,000 to $1.3 million. In certain cases, an Originator may originate a loan exceeding $1.3 million when an Originator believed the credit is particularly strong and/or under programs, such as the International Trade Loan Program, in which the guaranteed portion provided for larger guarantees. Average loan sizes for originations during 1994, 1995 and 1996 were approximately $368,000, $302,000 and $359,000, respectively.

          The Originators' loan origination network is organized on a functional basis (i.e., business development, credit underwriting and processing). Middle management consists of regional sales managers, credit managers and processing managers, each of whom reports to a national supervisor. The national supervisors report to the senior vice-president of production, who reports to the executive vice-president of the Originators, who is located in Sacramento, California.

          In addition to years of experience, the Originators consider their employees' knowledge of SBA Rules and Regulations, responsiveness to customers, professional demeanor and commitment to be important with respect to the qualification and abilities of their personnel.

LOAN PURPOSE AND COLLATERAL FOR SBA SECTION 7(A) LOANS

          Prior to 1986, the Originators estimate that over 50% of their SBA
Section 7(a) Loans were made as working capital and equipment loans. Since 1986, however, the Originators have refocused their lending on owner/user commercial real estate loans to established businesses with track records generally of at least three to four years. The Originators have continued to develop lending for larger owner/user commercial real estate loans to established businesses. These loans are generally larger and better collateralized than working capital, equipment or general- purpose small-business loans. The SBA requires that owner/users occupy at least 67% of the mortgaged premises in the case of newly-constructed facilities and 51% in the case of existing facilities.

          A majority of the SBA Section 7(a) Loan originations have been first-lien mortgages for either the purchase or refinancing of commercial real estate, with the balance being loans made by the Originators to franchisees of national franchisors and general business loans for business acquisition, equipment purchases, working capital or debt consolidation. As described below, where an SBA Section 7(a) Companion Loan is originated in connection with an SBA
Section 7(a) Loan, the SBA Section 7(a) Companion Loan will be secured by a first-lien mortgage, with the SBA Section 7(a) Loan being secured by a second-lien mortgage in addition to other collateral. SBA Section 7(a) Loans generally are guaranteed personally by the borrower. In cases where a second or third mortgage on a residential property is taken as additional collateral, the Originators may not require the borrower to obtain a title insurance policy.

COMPETITION

          The Originators' main competitors vary by region to region and market to market. Its primary competitors are small independent banks such as SierraWest Bank and the San Diego Bank of Commerce and companies such as AT&T Capital Corporation, ITT Small Business Finance Corp. and Heller First Capital Corporation. The Originators do not believe that any one competitor, or a small group of competitors, is dominant in the industry. Although methods of competition vary according to region, the Originators believe that as one of the few SBA lenders with a national network, they are able to compete effectively in all markets in which they operate. The Originators believe that their experience and breadth of operations give them a unique knowledge of the intricacies of SBA lending. The Originators believe that this knowledge, coupled with the fact SBA lending and associated activities constitute their sole business, enables them to respond to customers quickly and efficiently.

UNDERWRITING CRITERIA FOR SBA SECTION 7(A) LOANS

          The Originators seek to control two risks through their underwriting standards: (i) default of the actual credit and (ii) SBA repudiation of its guaranty due to ineligibility, non-compliance with SBA lending regulations or poor documentation. The Originators' underwriting emphasizes historical operating performance and debt-service coverage to help determine the repayment ability of the borrower. The Originators have established review procedures to help ensure that all loans that they originate or acquire comply with the requirements of the SBA.

          Commercial loan officers ("CLOs") evaluate each applicant's financial statements, credit reports, business plans and other data to determine if the credit and collateral satisfy the Originators' standards. These standards include historic debt-service-coverage, reasonableness of projections, strength of management and sufficiency of secondary repayment, as well as the SBA's eligibility rules. For each application, qualified personnel also perform a site inspection to determine the appropriateness of the location for the proposed business use, observe the economic conditions of the local market and inspect the property for obvious structural defects or environmental issues (as discussed further below).

          The Originators' loan officers assess the reasonableness of projections based primarily upon (i) their experience with other similar loans in the same industry and area, (ii) their knowledge of the industry of the applicant, (iii) their general experience in assessing small business loans and
(iv) the business experience of the applicant. The qualification of an applicant to prepare such projections is generally based upon the applicant's experience in the business area and market for which the loan is requested. Some applicants prepare projections with the assistance of accountants, business consultants and/or franchisors, while some applicants obtain no such assistance. Typically, there is no independent third party review of such projections.

          The Originators have a tiered system of generally acceptable maximum Loan-to-Value Ratios or LTVs (as defined below) based on the type of property securing a loan, the characteristics of the borrower and the industry of the borrower. Maximum permissible Loan-to-Value Ratios also depend on the length of time that the debt service coverage on the property has at least equaled a specified ratio. Applicants having significantly higher earnings before interest and taxes relative to their debt service than the Originators normally require may be considered for higher Loan-to-Value Ratios. Conversely, applicants not meeting the debt service requirement may be considered for a loan with a lower Loan-to-Value Ratio than the permitted maximum based on the overall creditworthiness of the applicant.

          For commercial real estate transactions, the highest LTVs are typically reserved for situations where general purpose property is being financed and the subject business is in a non-cyclical industry. In such cases, if the debt service coverage ratio (i.e., the ratio of the pro forma annual debt service payments on the proposed debt of the subject business to the subject businesses' annual net operating income plus certain non-cash extraordinary items) equals and/or exceeds 1.2:1 for the most recent two full years and interim period, a borrower may qualify for 100% LTV financing. Where general purpose property is being financed and the business is either cyclical, particularly interest rate sensitive and/or seasonal in nature, and where debt service coverage meets or exceeds 1.2:1 for the most recent two full years and interim period, the maximum permissible LTV is generally 90%. When special purpose real estate is involved (e.g., restaurants), and debt service coverage meets or exceeds 1.2:1 for the most recent two full years and interim period, maximum LTVs of between 80%-90% are considered.

          Applications significantly exceeding the previously mentioned debt service requirements may receive special approval for loans with higher LTVs. Conversely, applications which do not meet the stated debt service requirements, but still indicate a reasonable level of repayment capacity, may still be considered at lower LTVs. These exceptions to policy are entertained on a case-by-case basis as warranted by the overall creditworthiness of the applicant. Other characteristics evaluated in determining an appropriate LTV in these situations include (but are not limited to): (i) experience, strength and continuity of business management; (ii) overall financial strength of the subject business as evidenced by balance sheet and profit/loss statements (e.g., current as well as pro forma liquidity and equity positions, historical sales trends and profitability as well as projections); and (iii) availability of additional sources of repayment (e.g., personal financial strength of the applicant including liquidity, supplementary outside income(s) and/or additional collateral).

          All loan applications are submitted to a centralized loan underwriting and processing center in Sacramento, California. The loan application package is screened initially for completeness by a credit manager or senior loan officer, who then assigns the package to a CLO. CLOs are responsible for analyzing the creditworthiness of the applicant and preparing a loan memorandum, which includes a credit analysis (including a description of the collateral), states the purpose of the loan, strengths and weaknesses of the credit, and eligibility for the applicable SBA program. In addition, for each proposed loan, the CLOs perform a collateral analysis, financial analysis (including historical debt service coverage), personal resource analysis, and business and personal credit checks. Any real property to be taken as collateral is appraised by an independent appraiser.

          If the CLO recommends the loan for approval, the loan memorandum and supporting documents are submitted to the senior loan officer, credit manager, or a senior credit officer for review based on the various levels of credit authority. Upon concurrence of the CLOs recommendation by the senior loan officer, credit manager or senior credit officer, as the case may be, a commitment letter and SBA submission documents are generated by the CLO and, in most cases, forwarded to the BDO. The BDO meets with the customer to explain the commitment letter and SBA documentation, obtains required customer signatures and deposits, and returns the signed documents to the processing center in Sacramento. The loan package is forwarded to a loan processing manager, who screens the loan package for completeness and then assigns the package to a loan processor. The loan processor prepares the Loan Authorization and Agreement, and all necessary documentation to submit to the SBA for a loan guarantee, and for closing the loan in strict accordance to the credit memorandum, SBA regulations, and state and federal law.

          Once loan approval has been granted, approved applications under the Preferred Lender Program are submitted directly to the SBA's central PLP processing center for assignment of a authorization number. Loans not made pursuant to the Preferred Lender Program require prior approval by an SBA district office.

          Once a loan is funded, the complete original file is forwarded to loan servicing. When the loan package is received, the final physical file is established in a uniform manner, and a computerized "tickler system" tracks follow-up items, such as UCC filing renewals, insurance policy expirations and deeds of trust recording. The loan file then undergoes a final post-closing audit, to help verify that the loan was originated in accordance with the Sellers' procedures and consistent with the SBA's loan authorization. Once the file has been audited and is complete, it is microfilmed.

          The Originators originate loans to a variety of industries. However, based upon their loss experience and economic forecasts obtained from industry associations, chambers of commerce, academic institutions, governmental entities and others, the Originators may de-emphasize lending in certain regions or industries from time to time. The Originators also periodically have refined their underwriting guidelines to exclude certain high-risk ventures, such as car washes.

          Collateral for SBA Section 7(a) Loans originated by the Originators generally consists of one or more of the following: (i) first liens on commercial real estate (or second liens when the SBA Section 7(a) Loan is originated in conjunction with a Section 7(a) Companion Loan), (ii) second liens on residential properties, (iii) personal guarantees and (iv) business assets. The Originators believe that the pledge of a borrower's personal wealth provides appropriate incentives, thereby minimizing defaults and maximizing recoveries. Generally, the Originators do not take inventory or accounts receivable as collateral, thereby allowing borrowers to obtain short-term financing with these assets from other sources. The Originators also originate machinery and equipment loans; however, some of these also are secured by real estate. For example, loans are provided for medical/dental equipment, machinery, print shop equipment and franchise restaurant equipment.

          The Originators define the loan-to-value ratio ("LTV" or "Loan-to-Value Ratio") of a Loan as the gross amount of the loan divided by the total "net collateral value" of all collateral (primary and secondary, but excluding the value of any personal guarantees) securing such loan. In determining "net collateral value", the Originators apply discounts of appraised value based on the type of collateral and lien position. Generally, first liens on commercial or residential property are allowed a maximum "collateral value" of 100% of the lower of cost or appraised value and, therefore, are not discounted. Second and third mortgages are allowed a maximum collateral value of 80%, unless the first lien is of nominal value. The maximum collateral value allowed for used machinery and equipment is 30% of cost and 50% for new machinery and equipment. In determining the appropriate LTV required for a particular credit, the Originators review the historical debt-service coverage ratio, stability of the industry, level of equity from the borrower, purpose of the loan, economic condition of the market and size of the loan. The Originators usually require a 1.2x debt-service coverage ratio for the most recent two complete years and interim period. The Originators generally do not give credit for rental income when performing debt-service coverage analysis.

SERVICING AND COLLECTIONS OF SBA SECTION 7(A) LOANS

          The Originators service substantially all the SBA Section 7(a) Loans they originate. Servicing includes collecting payments from borrowers, remitting payments on Guaranteed Interests to the Agent of the SBA, accounting for principal and interest, contacting delinquent borrowers and supervising loan liquidations.

          Each quarter, borrowers are sent payment coupons and statements showing the interest rate for the next quarter, the outstanding loan balance, the next payment adjustment date and the monthly payment for that quarter.

          The loan servicing department is responsible for all post-closing follow-up until the loan is repaid. These duties include tracking receipt of payments, performing field visits, analyzing post-closing financials, reviewing UCC filings and coordinating post-closing borrower requests with the SBA (e.g., exchanges of collateral or assumptions). In addition, the loan servicing department typically conducts field visits to the borrower's place of business shortly after closing and within 24 months thereafter. Finally, all loan documents require that borrowers submit updated financial statements. For delinquent accounts, these statements are reviewed by the loan servicing department to determine debt-service-coverage ratios and compliance with loan covenants.

          Delinquency reports are generated every ten days and borrowers are contacted frequently to determine the cause of any delinquency. A customer service officer maintains contact with each delinquent borrower until the loan becomes current or is transferred to the credit services unit within the loan servicing department. If a loan is chronically delinquent, even if currently performing, the loan will be serviced by customer service until such loan is repurchased by the SBA, and then by a credit services officer for the remainder of the loan.

WORKOUTS AND LIQUIDATIONS OF SBA SECTION 7(A) LOANS

          When an SBA Section 7(a) Loan becomes 75 days past due, the appropriate Originator initiates procedures that result in the SBA's repurchase of the Guaranteed Interest of the defaulted SBA Section 7(a) Loan from the secondary market investor. In most cases the repurchase process is completed within 30 days. The SBA tries to minimize the repurchase time frame because it pays accrued interest (up to 120 days) on the guaranteed portion of the loan until the loan is repurchased. After it has repurchased a Guaranteed Interest, the SBA owns a direct participation in the related loan.

          A credit services officer is assigned the responsibility for the workout or liquidation once an SBA Section 7(a) Loan is repurchased. The loan workout officer evaluates the borrower's corporate and personal ability to repay and then formulates an appropriate workout plan. Generally, workout plans indicate the expected recovery time period or the possibility of an assumption of the debt by a third-party; plans also include liquidation options.

          To some degree, the SBA is involved in every repurchased loan, depending on the nature of the recovery and the particular SBA District. In most cases, the SBA allows the Originators to perform workouts. In some instances, the SBA takes over the servicing of repurchased loans. In the Originators' experience, this happens primarily with new offices, where local SBA personnel are unfamiliar with the Originators. In the majority of foreclosure situations, title is assumed in the name of the SBA. In the remainder of the foreclosure situations, at the direction of the SBA, title is assumed in the name of one of the Originators.

          In formulating workout plans, the Originators assess the value of the collateral through a variety of sources including brokers, appraisers and other market sources. The Originators also take steps to help protect the value of the collateral, such as performing site visits, appraising properties and ensuring payment of taxes and, where appropriate, maintenance of insurance. Where necessary, the Originators engage property managers or take other measures designed to protect the collateral value from deterioration.

          Loan workouts are focused on allowing the business to recover from temporary setbacks, if possible. The Originators believe that recoveries are improved if the borrower is cooperative and works with the lender to achieve a resolution. The Originators stress the development of a strong relationship with borrowers over the long term. This generally results in cooperation by the borrower in the workout, and the Originators generally receive substantial cash flow from these troubled loans.

          Although the SBA generally is reluctant to allow foreclosure on a personal residence until all other avenues have been pursued, the Originators believe that the possibility of foreclosure is a powerful incentive to borrowers to make the loan current.

          The Originators view SBA Section 7(a) Loans as small business loans as opposed to commercial real estate mortgages. Accordingly, the workout is more complex and the period to recovery or reinstatement takes longer than for typical commercial real estate loans. However, because the Originators often receive substantial cash flow from troubled assets during the workout period, loan workouts are generally more efficient than foreclosures on the collateral. If a borrower is uncooperative or the business is not viable, the Originators prepare a liquidation plan and determine the likely recovery value and best method of liquidation. The SBA must approve all liquidation plans.

          On average, the workout process requires approximately 24 months. The length of the workout is determined primarily by the complexity and long-term viability of the business, as well as the bankruptcy status of the borrower. In particular, a bankruptcy may lengthen the workout timeframe by approximately 12 to 18 months.

          In certain cases, the Originators may forbear payments of interest and principal for a period of three to six months if the borrower is experiencing temporary difficulties. Under SBA servicing policy, the lender has unilateral authority to defer loans for up to 90 days. Past 90 days, the lender must obtain approval from the investors in the guaranteed portions, which is usually granted. For deferments in excess of 180 days, SBA approval must be obtained.

ENVIRONMENTAL POLICY

          The Originators have developed an environmental credit policy to help minimize potential environmental liabilities. This policy conforms to the environmental requirements set by the SBA, and many of the Originators' guidelines are stricter than those of the SBA. The standard environmental-related requirements for Loans secured by commercial real property include: (i) obtaining a commitment letter from the borrower acknowledging that the closing is contingent upon compliance with environmental laws, (ii) obtaining a detailed environmental questionnaire from the borrower and, if possible, the previous owner of the property, (iii) performing a site visit of the property, (iv) checking the property against a published list of "Superfund" sites and, if the property is listed, performing an environmental audit or, for any Loan approved after January 1, 1996, searching a comprehensive state and federal environmental data base for each commercial real property taken as collateral for which a Phase I environmental report has not been ordered or obtained and (v) obtaining a certificate from the borrower providing representations and warranties as to the absence of hazardous substances and providing a broad indemnification. If, after performance of these requirements, there is any evidence of a potential environmental problem which might require remediation, the applicable Originator will require remediation to be performed or require a Phase I or a Phase II environmental report on the property and the loan will be closed only after remediation to levels below regulatory agency action levels, the property is subject to ongoing rehabilitation approved by the SBA, with respect to SBA Loans, or if no problem is revealed. A Phase I environmental report describes the results of an audit of the related property performed by a licensed environmental assessment firm, which audit includes (i) an inspection of the related and adjacent properties; (ii) a historical review of site records; (iii) a review of files of regulatory agencies concerning the site; and (iv) interviews with individuals knowledgeable about the site use and operations.

          In preparing a Phase I environmental report, the licensed environmental assessment firm may contact the United States Environmental Protection Agency, state and local water control authorities, state and local environmental departments and local fire departments to ascertain whether a particular property has an environmental problem and, if so, the nature thereof. The Originators typically do not contact such authorities unless an environmental problem has been revealed.

          In the Agreement the Originators will represent and warrant that at the time of origination of each Loan forming part of the Trust, even those originated prior to January 1990, the related commercial real property was free of contamination from toxic substances or hazardous wastes and that, as of the Cut-Off Date, the Originators have no knowledge of any such contamination from toxic substances or hazardous wastes on any commercial real property. The Master Servicer will agree that if it has reasonable cause to believe a property may have contamination from toxic substances or hazardous wastes, it will not foreclose upon the related Loan until after it obtains a favorable Phase 1 environmental report.

ORIGINATION OF SECTION 7(A) COMPANION LOANS

          For most applications submitted between January 1, 1995 and October 12, 1995, the maximum loan size for a loan originated under the Section 7(a) Program was reduced administratively to $500,000. To assist qualified borrowers in obtaining more financing when needed, the Originators introduced the Section 7(a) Companion Program pursuant to which the Originators originated a Section 7(a) Companion Loan to a borrower requesting an SBA Section 7(a) Loan from an Originator where the total amount financed would otherwise exceed $500,000. The Originators may originate Section 7(a) Companion Loans in the future where a qualified borrower requests financing in an amount that otherwise exceeds the limits of the Section 7(a) Program.

          The Originators will not fund a Section 7(a) Companion Loan unless and until the SBA issues its guaranty of the related SBA Section 7(a) Loan. The underwriting criteria, servicing and collection procedures, workout and liquidation policies and environmental policy for the Section 7(a) Companion Loans are substantially the same as those described above for the SBA Section 7(a) Loans, except that The Money Store Commercial Mortgage Inc. (one of the Originators) generally requires a debt-service coverage ratio of 1.1:1 and the required LTV for Section 7(a) Companion Loans is generally 50%-60%. Also, the SBA is not required to be involved in the workout or liquidation of a Section 7(a) Companion Loan. However, if in connection with the workout or liquidation of a Section 7(a) Companion Loan, the Originators wish to workout or liquidate the related SBA Section 7(a) Loan, the SBA will be involved in such procedures.

ORIGINATION OF SBA 504 LOANS.

          The SBA 504 Loans will consist of loans originated by an Originator under the SBA 504 Loan Program (the "SBA 504 Loan Program"). The SBA 504 Loan Program was established under the Act to encourage lenders to provide fixed asset financing to existing qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment and the interest on interim financing.

          Each SBA 504 Loan originated by an Originator is secured by a first lien on the related primary collateral, with the related loan made by the SBA being secured by a second lien, in addition to a lien on other collateral. The borrower is required to fund at least 10% of the total allowable project costs, however, an Originator may require a higher percentage for certain larger projects and projects with special credit risks. The LTV for SBA 504 Loans generally may not exceed 55%-60%. The Originators also generally require a minimum debt service coverage ratio of 1.1:1 for the most recent two full years and interim periods. Applications with a lower debt service coverage ratio may be considered, but generally only if the LTV is below approximately 55%. When special purpose real estate is involved (e.g., restaurants), or in the case of cyclical or interest rate sensitive industries, the Originators also generally require LTVs below approximately 55%.

          SBA 504 Loans that are originated for construction purposes generally possess an LTV of 80% during the construction phase pending issuance of the SBA-guaranteed debenture upon completion of the construction. Additionally, secondary collateral required by the CDC for the related loan made by the SBA also will serve as collateral for the interim construction loan.

          Except as set forth above, the underwriting criteria, servicing and collection procedures, workout and liquidation policies and environmental policy for the SBA 504 Loans and the Non-SBA Loans are substantially the same as those described above for the SBA Section 7(a) Loans, except that the SBA is not involved in the workout or liquidation procedures.

                          DESCRIPTION OF THE SECURITIES

          Each Series of Certificates will be issued, from time to time, pursuant to either a Pooling and Servicing Agreement or a Trust Agreement, and each Series of Notes will be issued, from time to time, pursuant to an Indenture, each to be dated as of the date set forth in the related Prospectus Supplement (each such date, a "Cut-Off Date"), among The Money Store, the applicable Originators, and/or certain affiliates thereof, and the Trustee for the benefit of the related Certificateholders or Noteholders, as the case may be, of such Series. A Series may contain either Certificates or Notes or a combination thereof. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust. A form of a Pooling and Servicing Agreement, Trust Agreement, Sale and Servicing Agreement and an Indenture have each been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Representative will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Security of such Series addressed to The Money Store, 2840 Morris Avenue, Union, New Jersey 07083,
Attention: Corporate Counsel.

GENERAL

          The Securities of each Series will represent debt obligations of, in the case of Notes, or fractional undivided ownership interests in, in the case of Certificates, a Trust created pursuant to the related Agreement and/or such other assets as may be described in the related Prospectus Supplement. The Securities will be issued in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts do may be set forth in a Prospectus Supplement), except that one Certificate or Note of each Class may be issued in a different denomination.

         Definitive Securities, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Security Registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Agreement, a security administrator may perform certain duties in connection with the administration of the Securities.

          The Securities will not represent obligations of the Representative (except with respect to a Guaranty issued in connection with a Series), the Originators or any affiliate thereof. The assets of each Trust will consist of one or more of the following, as set forth in the related Prospectus Supplement,
(a) the Loans that from time to time are subject to the related Agreement and which are held in the related Pool; (b) the assets for the Trust that from time to time are required by the Agreement to be deposited in certain reserve accounts, including the Distribution Account, the Principal and Interest Account, the Expense Account, the Letter of Credit Fee Account and the Insurance Account (each, as defined herein), or to be invested in Permitted Investments (as defined herein); (c) property and any proceeds thereof acquired by foreclosure of the Loans in such Pool, deed in lieu of foreclosure or a comparable conversion; (d) any Primary Mortgage Insurance Policies; (e) any Mortgage Pool Insurance Policies; (f) any Special Hazard Insurance Policies; (g) any Bankruptcy Bonds; and (h) all rights under any other insurance policies, guarantees, supplemental interest payments, surety bonds, letters of credit, guaranties of The Money Store or other credit enhancement or maturity protection or other derivative instrument covering any Securities, any Loan in the related Pool or any related Mortgaged Property which is required to be maintained pursuant to the related Agreement.

          Each Series of Securities will be issued in one or more Classes. Each Class of Securities of a Series will evidence beneficial ownership of the interest in assets of the related Trust specified in the related Prospectus Supplement. A Class of Securities may be divided into two or more Sub-Classes, as specified in the related Prospectus Supplement.

          A Series may include two or more Classes of Certificates, as specified in the related Prospectus Supplement, which differ as to the timing and priority of payment, seniority, allocations of loss, Pass-Through Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Trust Assets for such Series. A Series of Certificates may include one or more Classes of Senior Certificates that receive certain preferential treatment, specified in the related Prospectus Supplement, with respect to one or more Classes of Subordinated Certificates of such Series. Certain Series or Classes of Certificates within a Series may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products, in each case as described herein and in the related Prospectus Supplement. The Pass-Through Rate for a Class of Certificates that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of the following:
(i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement , (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement, (iv) the Prime Rate plus an applicable spread, as set forth in the related Prospectus Supplement, or (v) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. In addition, a Series may include one or more Classes of Certificates entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments (Strip Certificates).

          A Series may include two or more Classes of Notes, as specified in the related Prospectus Supplement, which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Trust Assets for such Series. A Series of Notes may include one or more Classes of Senior Notes which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of Subordinated Notes of such Series. Certain Series or Classes of Notes within a Series may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products, in each case as described herein and in the related Prospectus Supplement. The Interest Rate for a Class of Notes that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement , (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement, (iv) the Prime Rate plus an applicable spread, as set forth in the related Prospectus Supplement, or (v) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. In addition, a Series may include one or more Classes of Notes entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments (Strip Notes).

          With respect to any Series of Securities that includes one or more Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes of such Series, to the extent specified in the related Prospectus Supplement.

          Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Remittance Date, in the amounts specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the record dates specified in the Prospectus Supplement unless Definitive Securities have been issued, the registered holder of all Securities will be Cede or such other nominee specified in the related Prospectus Supplement. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the final distribution notice to Securityholders.

DISTRIBUTIONS ON SECURITIES

          Each Class of Securities within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Securities of such Series throughout the lives of the Securities or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Securities entitled to distributions allocable to interest, the right to receive interest at a fixed rate or a floating rate; and (vii) include, as to Securities entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement.

          Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds available in the related Distribution Account and other accounts (each a "Distribution Account") to the extent described in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, on each Remittance Date, the Master Servicer will withdraw from the applicable Distribution Account and such other accounts as may be described in the related Prospectus Supplement and distribute to the Securityholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Pool times the aggregate of all amounts on deposit in the Distribution Account as of the Determination Date, or, in the case of Classes which have been assigned an aggregate principal balance and Pass-Through Rate or Interest Rate, payments of interest and payments in reduction of such aggregate principal balance from all amounts on deposit in the Distribution Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement.

          The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Remittance Date may vary among Classes, over time or otherwise as specified in the Prospectus Supplement. Differing allocations of principal and interest to different Classes of Securityholders will have the effect of accelerating the amortization of Senior Notes or Senior Certificates, as the case may be, while increasing the interests evidenced by the Subordinated Notes or Subordinated Certificates, as the case may be, in the related Trust. Distributions to any Class of Securities will be made pro rata to all Securityholders of that Class, or as otherwise described in a Prospectus Supplement.

SUMMARY OF AUCTION PROCEDURES

          The following summarizes certain procedures that will be used in determining the interest rates on any Notes or Certificates that are Auction Rate Securities. Appendix I hereto contains a more detailed description of these procedures. Prospective investors in the Auction Rate Securities should read carefully the following summary, along with the more detailed description in Appendix I.

          The interest rate on each Class of Auction Rate Securities will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of Auction Rate Securities such investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of Auction Rate Securities.

          In the auction procedures, the following types of orders may be submitted:

                  (i) Bid/Hold Orders - the minimum interest rate that a current investor is willing to accept in order to continue to hold some or all of its Auction Rate Securities for the upcoming interest period;

                  (ii) Sell Orders - an order by a current investor to sell a specified principal amount of Auction Rate Securities, regardless of the upcoming interest rate; and

                  (iii) Potential Bid Orders - the minimum interest rate that a potential investor (or a current investor wishing to purchase additional Auction Rate Securities) is willing to accept in order to buy a specified principal amount of Auction Rate Securities.

          If an existing investor does not submit orders with respect to all its Auction Rate Securities of the applicable Class, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of the Auction Rate Securities for which no order was received.

          In connection with each auction, Auction Rate Securities will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the Auction Rate Securities.

          (a) Assumptions:

          1. Denominations (Units) = $100,000
          2. Interest Period = 28 Days
          3. Principal Amount Outstanding   = $50 Million (500 Units)

          (b) Summary of All Orders Received For The Auction

        Bid/Hold Orders            Sell Orders            Potential Bid Orders

        10 Units at 2.90%          50 Units Sell          20 Units at 2.95%
        30 Units at 3.02%          50 Units Sell          30 Units at 3.00%
        60 Units at 3.05%          100 Units Sell         50 Units at 3.05%
        100 Units at 3.10%           200 Units            50 Units at 3.10%
        100 Units at 3.12%                                50 Units at 3.11%
            300 Units                                     50 Units at 3.14%
                                                          100 Units at 3.15%
                                                               350 Units

          Total units under existing Bid/Hold Orders and Sell Orders always equal issue size (in this case 500 units).

          (c) Auction Agent Organizes Orders In Ascending Order

Order     Number      Cumulative        Order       Number     Cumulative     Total
Number    of Units    Total (Units)     _% _        Number     __of Units_     (Units)        %
- ------    --------    -------------     ---         ------     ---------        -------        -

  1       10(W)         10              2.90%          7         100(W)           300         3.10%
  2       20(W)         30              2.95%          8          50(W)           350         3.10%
  3       30(W)         60              3.00%          9          50(W)           400         3.11%
  4       30(W)         90              3.02%         10         100(W)           500         3.12%
  5       50(W)        140              3.05%         11          50(L)                       3.14%
  6       60(W)        200              3.05%         12         100(L)                       3.15%


                  (W) Winning Order (L) Losing Order


          Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next period that interest will accrue (each an "Interest Period"), when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed the lesser of the Net Loan Rate or the Maximum Auction Rate (each as described in Appendix I).

          The above example assumes that a successful auction has occurred (i.e., all Sell Orders and all Bid/Hold Orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient Potential Bid Orders to purchase all the Auction Rate Securities offered for sale. In such circumstances, the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the Maximum Auction Rate. Also, if all the Auction Rate Securities are subject to Hold Orders (i.e., each holder of Auction Rate Securities wishes to continue holding its Auction Rate Securities, regardless of the interest rate) the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the All Hold Rate (as defined below).

          As stated above, the foregoing is only a summary of the auction procedures. A more detailed description of these procedures is contained in Appendix I.

MONTHLY ADVANCES AND COMPENSATING INTEREST

          In order to maintain a regular flow of scheduled interest payments to Securityholders (rather than to guarantee or insure against losses) if so provided in the related Prospectus Supplement, the Master Servicer will be required to advance to the Trustee, on or before each Remittance Date (from its own funds), the amount, if any, by which (a) the sum of (x) 30 days' interest at the applicable weighted average Adjusted Loan Remittance Rate (as defined below) on the then outstanding principal balance of the related Series of Securities and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the Prospectus Supplement) for the related Remittance Date exceeds (b) the amount received by the Master Servicer and any Sub-Servicers in respect of interest on the Loans as of the related Record Date (less certain amounts not required to be deposited into the related Trust) (such excess, the "Monthly Advance"). For each Class of Securities, the "Adjusted Loan Remittance Rate" will equal the sum of the related Pass-Through Rate or Interest Rate and the rate used in determining certain expenses payable by the related Trust, as more specifically set forth in the related Prospectus Supplement. The Master Servicer will not be required to make any Monthly Advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the Loans.

          If so specified in the related Prospectus Supplement, not later than the close of business on each Determination Date, with respect to each Loan for which a Principal Prepayment in full or Curtailment was received during the related Due Period, the Master Servicer will be required to remit to the Trustee for deposit in the Distribution Account from amounts otherwise payable to it as servicing compensation, an amount equal to the excess of (a) 30 days' interest on the principal balance of each such Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted Loan Remittance Rate, over (b) the amount of interest actually received on the related Loan for such Due Period (such difference, "Compensating Interest").

REVOLVING PERIOD AND AMORTIZATION PERIOD; RETAINED INTEREST

          If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a Class or Classes of Notes and/or Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (each, a "Revolving Period") during which limited or no principal payments will be made to one or more Classes of Notes or Certificates of the related Series as are identified in such Prospectus Supplement. Some or all collections of principal otherwise allocated to such Classes of Notes or Certificates may be (i) utilized during the Revolving Period to acquire additional Trust Assets which satisfy the criteria specified above and the criteria set forth in the related Prospectus Supplement, (ii) held in an account and invested in Permitted Investments for later distribution to Securityholders,
(iii) applied to those Notes or Certificates for such Series, if any, specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement.

          An "Amortization Period" is the period during which an amount of principal is payable to Holders of a Series which, during the Revolving Period, were not otherwise entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes or Certificates for such Series specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

         Each Series which has a Revolving Period may also issue to the Representative or one of its affiliates a certificate evidencing an undivided beneficial interest (a "Retained Interest") in such Series not represented by the other Securities issued by the Representative. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Notes and Certificates of the related Series of Securities.

BOOK-ENTRY REGISTRATION

          If so specified in the related Prospectus Supplement, the Certificates and/or Notes of a Series initially will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates and notes. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

          Under a book-entry format, Certificateholders and/or Noteholders, as applicable, that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates and/or Notes of a Series registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities and reports relating to the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments and reports relating to the Securities after the related Remittance Date because, while payments and such reports are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments and reports to its Participants which thereafter will be required to forward them to Indirect Participants or Securityholders. Unless and until Definitive Securities are issued, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the Agreement. The beneficial holders of such Certificates and/or Notes of a Series will only be permitted to exercise the rights of Certificateholders and/or Noteholders, as applicable, under the applicable Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit reports and payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such reports and payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the rules provide a mechanism by which Securityholders will receive distributions and reports and will be able to transfer their interests.

          Unless and until Definitive Securities are issued, Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a physical certificate for such Securities.

          DTC in general advises that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

          Any Notes and/or Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Securityholders or their nominees ("Definitive Securities"), rather than to DTC or its nominee only under the events specified in the related Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Agreement and Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the certificates and/or notes representing the Securities and instruction for re-registration, the Trustee will issue the Notes and/or Certificates in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the related Agreement. The final distribution of any Security (whether Definitive Securities or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Remittance Date at such office or agency as is specified in the notice of final payment to Securityholders.


                               CREDIT ENHANCEMENT

GENERAL


         Credit enhancement may be provided with respect to one or more Classes of a Series of Securities or with respect to the Trust Assets in the related Trust. Credit enhancement may be in the form of (i) the subordination of one or more Classes of the Notes and/or Certificates of such Series, (ii) the use of a Guaranty Insurance Policy, Spread Amount, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Reserve Accounts, Supplemental Interest Payments, a letter of credit, a limited financial guaranty insurance policy, a Guaranty of The Money Store, other third party guarantees or maturity protection, derivative insturments, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more Classes of Securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several Classes of Securities, and if principal payments equal to the aggregate principal balances of certain Classes will be distributed prior to such distributions to other Classes, the Classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Representative if such cancellation or reduction would not adversely affect the rating or ratings of the related Securities. The Trustee of the related Trust will have the right to sue providers of credit enhancement if a default is made on a required payment.


SUBORDINATION

          All Classes of Certificates are Subordinated in right of payment to any Class of Notes in a given Series to the extent described in the related Prospectus Supplement. To enhance the likelihood of regular receipt by holders of Senior Certificates or Senior Notes, as the case may be, of the full amount of payments which they would be entitled to receive in the absence of any losses or delinquencies, if so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Subordinated Certificates or Subordinated Notes, as the case may be, of a Series will instead be payable to holders of one or more Classes of Senior Certificates or Senior Notes, as the case may be, under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, the holders of Senior Certificates or Senior Notes, as the case may be, will receive the amounts of principal and/or interest due to them on each Remittance Date, out of the funds available for distribution on such date in the related Distribution Account, prior to any such distribution being made to holders of the related Subordinated Certificates or Subordinated Notes, a the case may be, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The protection afforded to the holders of Senior Certificates or Senior Notes, as the case may be, through subordination also may be accomplished by first allocating certain types of losses or delinquencies to the related Subordinated Certificates or Subordinated Notes, as the case may be, to the extent described in the related Prospectus Supplement. If aggregate losses and delinquencies in respect of such Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or Subordinated Notes, as the case may be, or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates or Senior Notes, as the case may be, would experience losses on the Securities.

          In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates or Subordinated Notes, as the case may be, on any Remittance Date may instead be deposited into one or more Reserve Accounts established and maintained with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Remittance Date, on each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or Senior Notes, as the case may be, or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the Class of Securities specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement. See "--Reserve Accounts" below.

          If so specified in the related Prospectus Supplement, the same Class of Securities may be Senior Certificates or Senior Notes, as the case may be, with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates or Subordinated Notes, as the case may be, with respect to other types of payment or types of losses or delinquencies. If specified in the related Prospectus Supplement, various Classes of Senior Certificates or Senior Notes, as the case may be, and Subordinated Certificates or Subordinated Notes, as the case may be, may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates or Subordinated Notes, as the case may be, respectively, through a cross support mechanism or otherwise. As between Classes of Senior Certificates or Senior Notes, as the case may be, and as between Classes of Subordinated Certificates or Subordinated Notes, as the case may be, distributions may be allocated among such Classes (i) in the order of their scheduled final Remittance Dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates or Subordinated Notes, as the case may be, in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Holders of Senior Certificates or Senior Notes, as the case may be, or released to Holder of Subordinated Certificates or Subordinated Notes, as the case may be, from the related Trust.

GUARANTY INSURANCE POLICIES

          If so specified in the related Prospectus Supplement, a Guaranty Insurance Policy may be obtained and maintained for any Class or Series of Certificates and/or Notes. The issuer of any Guaranty Insurance Policy (a "Security Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

          If so specified in the related Prospectus Supplement, a Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete Insured Payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "Insured Payment" will equal the full amount of the distributions of principal and interest to which Securityholders are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement.

          The specific terms of any Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the Master Servicer's obligation to repurchase or substitute for any Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates and/or Notes on any specified date.

          Subject to the terms of the related Agreement, the Guaranty Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payments by such Security Guaranty Insurer under the related Guaranty Insurance Policy.

SPREAD AMOUNT

          If so specified in the related Prospectus Supplement, certain Classes of Securities may be entitled to receive limited acceleration of principal relative to the amortization of the related Trust Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Trust Assets to the payment of principal on such Classes of Securities. This acceleration feature is intended to create an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Trust Assets over the principal balances of the applicable Classes of Securities. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement will provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Securities to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Securities have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Securities.

MORTGAGE POOL INSURANCE POLICIES

          If specified in the Prospectus Supplement related to any Pool of Loans, a Mortgage Pool Insurance Policy issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement will be obtained and maintained for each Series pertaining to Loans. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on the related Loans in the Pool in an amount, unless otherwise specified in the related Prospectus Supplement, initially equal to a specified percentage of the aggregate principal balance of all Loans included in the Pool as of the Cut-Off Date or such other date as is specified in such Prospectus Supplement. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below.

          A Mortgage Pool Insurance Policy generally will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or
(ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to the Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the Master Servicer's representations described above and, in such event, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Loan if the breach cannot be cured by the Master Servicer. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

          The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

SPECIAL HAZARD INSURANCE POLICIES

          If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreement--Hazard Insurance." No Special Hazard Insurance Policy will cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Loan has been kept in force and other protection and preservation expenses have been paid.

          Unless otherwise specified in the related Prospectus Supplement, since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

BANKRUPTCY BONDS

          If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Securities of the related Series in the Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

RESERVE ACCOUNTS

          If specified in a Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement may be deposited by the Master Servicer or Representative on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. In addition to or in lieu of the foregoing, if so specified in such Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Remittance Date may instead be deposited into such Reserve Accounts. Such deposits may be made on the date specified in the Prospectus Supplement, which may include each Remittance Date, each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount. See "--Subordination" above.

          The cash and other assets in the Reserve Accounts will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Any cash in a Reserve Account and the proceeds upon maturity or liquidation of any other asset or instrument therein will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Any asset or instrument deposited in the Reserve Account generally will name the Trustee, in its capacity as trustee for the Securityholders, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

          Any amounts so deposited and payments on assets and instruments deposited in a Reserve Account will be available for withdrawal from such Reserve Account for distribution to Securityholders for the purposes, in the manner and at the times specified in the Prospectus Supplement.

SUPPLEMENTAL INTEREST PAYMENTS

          If so specified in the Prospectus Supplement, one or more Classes of Securities may be entitled to receive supplemental interest payments under specified circumstances. Supplemental interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Securities on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Trust Assets. Such differences may result if the interest rates on the applicable Classes of Securities are based upon an index that differs from the index used in determining the interest rates on the Trust Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Trust Assets.

MATURITY PROTECTION

          If so specified in the Prospectus Supplement, one or more Classes of Securities may be entitled to third-party payments to help provide that the holders of such Securities receive their unpaid principal on or prior to a specified date.

OTHER INSURANCE, GUARANTEES, SWAPS, AND SIMILAR INSTRUMENTS OR AGREEMENTS

          If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, a Guaranty of The Money Store, other third party guarantees, limited guarantees or insurance from agencies or instrumentalities of the United States, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate.


     If any Class of Securities has a floating interest rate, or if any of the Trust Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar hedge contract providing limited protection against interest rate risks. If provided in the related Prospectus Supplement, interest and/or principal on one or more Classes of the Securities of a Series may be paid to Holders thereof in a currency other than U.S. dollars. If so provided, the Trust may, in connection therewith, enter into one or more currency rate swaps to provide limited protection against foreign currency rate fluctuation risks. One or more Classes of Securities also may be issued in conjunction with a put or call feature entitling (in the case of a put) or obligating (in the case of a call) the applicable Securityholders to sell some or all of its Securities to the party named in the applicable Prospectus Supplement on the date or dates set forth therein. Any such arrangements must be acceptable to each nationally recognized rating agency that provides a rating for the related Series of Securities (the "Rating Agency").


CROSS SUPPORT

          If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate Classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

          If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.


                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

          The yields to maturity of the Securities will be affected by the amount and timing of principal payments on or in respect of the Trust Assets included in the related Trusts, the allocation of available funds to various Classes of Securities, the Pass-Through Rate or Interest Rate for various Classes of Securities and the purchase price paid for the Securities.

          The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. Loans generally may be prepaid without penalty in full or in part at any time.

          In general, prepayment of Loans is likely to increase when the level of prevailing interest rates for similar loans declines significantly, although the prepayment rate is influenced by a number of other factors, including general economic conditions. Similarly, when the level of prevailing interest rates rises, prepayment rates may decrease. No prediction can be made as to the prepayment rate that the Loans will actually experience.

          The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates and the availability of alternative financing. The Representative is unaware of any reliable studies that would project the prepayment risks associated with the Loans based upon current interest rates and economic conditions or the historical prepayment experience of The Money Store's and its affiliates' portfolios of Loans.

          Greater than anticipated prepayments of principal will increase the yield on Securities purchased at a price less than par. Similarly, greater than anticipated prepayments of principal will decrease the yield on Securities purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Securities may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

          The weighted average lives of Securities will also be affected by the amount and timing of delinquencies and defaults on the Loans and the recoveries, if any, on defaulted Loans and foreclosed properties. Delinquencies and defaults will generally slow the rate of payment of principal to the Securityholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Loans and foreclosed properties result in principal payments on the Securities faster than otherwise scheduled.

          When a full prepayment or Curtailment occurs on a Loan, the Mortgagor will be charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. If so specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on a Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Master Servicer will be obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee and Contingency Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Master Servicer is obligated to pay, and are not otherwise covered by Insured Payments, the yield on the Securities could be adversely affected.

          Under certain circumstances, the Master Servicer, certain insurers, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Trust Assets and other assets of a Trust, thereby effecting earlier retirement of the related Series of Securities. See "The Agreement--Termination; Purchase of Loans."

          If so specified in the related Prospectus Supplement, the effective yield to certain Securityholders may be slightly lower than the yield otherwise produced by the applicable Remittance Rate and purchase price, because while interest generally will accrue on such Securities from the first day of each month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

          In addition, if so specified in the related Prospectus Supplement, prepayments may result from amounts on deposit, if any, in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities.

          The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Securities. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities.


                                 THE AGREEMENTS

          Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

SALE OF LOANS

          Pursuant to each related Pooling and Servicing Agreement or Sale and Servicing Agreement, as the case may be, at the time of issuance of Securities of a Series, the Originators and/or The Money Store will sell to the related Trust, without recourse, all interest of the Originators and/or The Money Store in each of the Trust Assets comprising the assets of such Trust and all interest in all actual payments collected after the Cut-Off Date with respect to such Trust Assets.

          In addition, to the extent specified in the related Prospectus Supplement, the net proceeds received from the sale of the Securities of a given Series will be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The aggregate principal balance of additional Trust Assets to be purchased for the related Trust generally will be equal to the Pre-Funded Amount on the date of the issuance of the related Series. On each applicable purchase date, the Originators and/or The Money Store will sell to the related Trust, without recourse, the entire interest of the Originators and/or The Money Store in the additional Trust Assets identified in a schedule attached to a supplemental conveyance relating to such additional Trust Assets executed on such date by the Originators and/or The Money Store. In connection with each purchase of additional Trust Assets, the related Trust will be required to pay to the Originators and/or The Money Store a cash purchase price equal to the outstanding principal balance of each additional Trust Asset as of its related Cut-Off Date. The purchase price will be withdrawn from the Pre- Funding Account and paid to the Originators and/or The Money Store so long as the representations and warranties set forth in "--Representations and Warranties" below apply to each additional Trust Asset to be conveyed, and the conditions set forth in the paragraph below and in the related Agreement are satisfied. The Originators and/or The Money Store will convey the additional Trust Assets to the related Trust on the applicable purchase date pursuant to the Agreement.

          Any conveyance of additional Trust Assets will be subject to the following conditions, among others specified in the related Prospectus
Supplement: (i) each such additional Trust Asset must satisfy the eligibility criteria specified in the related Agreement as of its applicable Cut-Off Date and such additional criteria as may be specified in the related Prospectus Supplement; (ii) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such additional Trust Assets to the related Trust;
(iii) neither the Originator nor The Money Store will have selected such additional Trust Assets in a manner that either believes is adverse to the interests of Securityholders; and (iv) the Originator and The Money Store will deliver certain opinions of counsel to the Trustee(s) and the Rating Agencies with respect to the validity of the conveyance of such additional Trust Assets.

          In connection with such transfer and assignment, unless otherwise set forth in a Prospectus Supplement the Representative and/or the Originators will deliver to the Trustee or, with respect to the notes executed by borrowers evidencing a loan (each a "Loan Note") relating to the SBA Section 7(a) Loans being delivered pursuant to (a) below, to the fiscal and transfer agent of the SBA (the "Agent of the SBA"), the following documents with respect to each Loan (collectively, the "Trustee's Document File"):

               (a) The original Loan Note, endorsed by means of an allonge as follows (bracketed language is only for SBA Section 7(a) Loans): "Pay to the order of [Name of Trustee], and its successors and assigns, as trustee under that certain Pooling and Servicing Agreement dated as of ____________, 199_ for the benefit of [the United States Small Business Administration and] holders of The Money Store Asset-Backed [Certificates] [Notes], Series 199_-_, Class __ and Class __ [, as their respective interests may appear], without recourse" and signed, by facsimile or manual signature, in the name of the applicable Originator by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the applicable Originator, if such Originator was not the originator;

               (b) With respect to those Loans secured by Mortgaged Properties, either: (i) the original mortgage or deed of trust (each a "Mortgage"), with evidence of recording thereon, (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the applicable Originator where the original has been transmitted for recording until such time as the original is returned by the public recording office or duly licensed title or escrow officer or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

               (c) With respect to those Loans secured by Mortgaged Properties, either: (i) the original Assignment of Mortgage from the applicable Seller endorsed as follows (bracketed language is only for SBA Section 7(a) Loans): "[Name of Trustee], ("Assignee") its successors and assigns, as trustee under the Pooling and Servicing Agreement dated as of ____________, 199_[, subject to the Multi-Party Agreement dated as of _______________, 199_]" with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for Loans secured by Mortgaged Properties located in the same county), or
          (ii) a copy of such Assignment of Mortgage certified as a true copy by a Responsible Officer of the applicable Originator where the original has been transmitted for recording (provided, however, that where the original Assignment of Mortgage is not being delivered to the Trustee, each such Responsible Officer may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating to the Mortgages originated or acquired by the applicable Originator);

               (d) With respect to those Loans secured by Mortgaged Properties, either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to the applicable Originator, including warehousing assignments, with evidence of recording thereon if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer of the applicable Originator where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost;

               (e) With respect to those Loans secured by Mortgaged Properties, either: (i) originals of any title insurance policies relating to the Mortgaged Properties or (ii) copies of any title insurance policies or other evidence of lien position, including but not limited to PIRT policies, limited liability reports and lot book reports, to the extent the Originators obtain such policies or other evidence of lien position, certified as true by the applicable Originator;

               (f) For all Loans, blanket assignment of all collateral securing the Loan, including without limitation, all rights under applicable guarantees and insurance policies;

               (g) For all Loans, irrevocable power of attorney of the applicable Originator to the Trustee to execute, deliver, file or record and otherwise deal with the collateral for the Loans in accordance with the Agreement. The power of attorney will be delegable by the Trustee to the Master Servicer and any successor servicer and will permit the Trustee or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers; and

               (h) For all Loans, blanket UCC-1 financing statements identifying by type all collateral for the Loans in each of the Pools and naming the Trustee, and with respect to the SBA Section 7(a) Loans, the SBA, as Secured Parties and the applicable Originator as the Debtor.


         Notwithstanding the foregoing, the Representative or the applicable Originators will not be required to record the Assignments of Mortgage to the Trustee if the Representative delivers opinions of counsel, satisfactory to the Ratings Agencies, to the effect that recordation of such Assignments of Mortgage is not required in the relevant jurisdictions to protect the interests of the Trustee in the Loans.


REPRESENTATIONS AND WARRANTIES

          Each Originator will represent to the Trustee and the Securityholders, among other things, with respect to each Loan originated or acquired by it, as of the related Cut-Off Date or such other date as may be set forth in an
Agreement:

          (1) The information with respect to each Loan set forth in the Loan
Schedule is true and correct;

          (2) All of the original or certified documentation set forth in the Agreement (including all material documents related thereto) has been or will be delivered to the Trustee or, with respect to the SBA Section 7(a) Loans, the Agent of the SBA, or as otherwise provided in the related Agreement;

          (3) Each Loan has been originated or acquired by an Originator in accordance with the applicable underwriting criteria set forth herein and is being serviced by the Master Servicer or one or more Subservicers;

          (4) With respect to those Loans secured by a Mortgaged Property, each Mortgage is a valid and subsisting lien of record on the Mortgaged Property subject only to any applicable prior liens on such Mortgaged Property and subject in all cases to such exceptions that are generally acceptable to banking institutions in connection with their regular commercial lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

          (5) Each Section 7(a) Companion Loan, if any, is secured by a Mortgaged Property, which security interest is senior to the security interest in such Mortgaged Property granted in connection with the related SBA Section 7(a) Loan and each SBA 504 Loan, if any, is secured by a Mortgaged Property, which security interest is senior to the security interest in such Mortgaged Property granted in connection with the related loan made by the SBA;

          (6) Immediately prior to the transfer and assignment contemplated by the Agreement, the applicable Originator held good and indefeasible title to, and was the sole owner of each Section 7(a) Companion Loan, each SBA 504 Loan, each Non-SBA Loan, and the Unguaranteed Interest of each SBA Section 7(a) Loan, conveyed by the Originator subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraphs(4) and (5) above or other liens which will be released simultaneously with such transfer and assignment;

          (7) As of the related Cut-Off Date, no Loan will be more than 59 days delinquent in payment;

          (8) To the best of the Originator's knowledge, there will be no delinquent tax or assessment lien on any Mortgaged Property which is the primary collateral for the related loan, and each such Mortgaged Property will be free of material damage and will be in good repair;

          (9) No Loan will be subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Loan or any related Mortgage, or the exercise of any right thereunder, render either the Loan or any related Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (10) Each Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and, with respect to the SBA Loans, the applicable SBA Rules and Regulations;

          (11) The Originator requires that the improvements upon each Mortgaged Property which is the primary collateral for the related loan are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage;

          (12) The Originator requires that if a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier;

          (13) Each Loan will conform, and all such Loans in the aggregate will conform, to the descriptions thereof set forth in this Prospectus and the related Prospectus Supplement;

          (14) The terms of each Loan and the related Mortgage or other security agreement pursuant to which collateral was pledged will not have been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the SBA, with respect to the SBA Section 7(a) Loans, and the Securityholders and which will have been delivered to the Trustee;

          (15) Each Mortgaged Property which is the primary collateral for the related Loan will be, at the time of origination of such Loan, and to the best of the Originator's knowledge will be, as of the related Cut-Off Date, below regulatory agency action levels of contamination from toxic substances or hazardous wastes or is subject to ongoing environmental rehabilitation, which, with respect to the SBA Loans, must be approved by the SBA;

          (16) With respect to each Loan secured by a Mortgaged Property and that is not a first mortgage loan, either (i) no consent for the Loan is required by the holder of any related prior lien or (ii) such consent has been obtained;

          (17) Any related Mortgage will contain customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There will be no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage; and

          (18) There will be no default, breach, violation or event of acceleration existing under each Loan and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Originators will not have waived any default, breach, violation or event of acceleration.

          Pursuant to the Agreement, upon the discovery by The Money Store, the Originators, the Master Servicer, any Subservicer or the Trustee of a breach of any of the representations and warranties contained in the Agreement relating to an Originator or the Loans which materially and adversely affects the value of the Loans or the interest of the Securityholders in the related Loan in the case of a representation or warranty relating to a particular Loan (notwithstanding that such representation and warranty was made to the applicable Originator's best knowledge), the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days of the earlier to occur of its discovery or its receipt of notice of any such breach, the appropriate Originator will, (x) if such Loan is an SBA Section 7(a) Loan, (i) promptly cure such breach in all material respects, (ii) purchase the Unguaranteed Interest of such SBA Section 7(a) Loan from its own funds at a price equal to the then current principal balance of the Unguaranteed Interest of such SBA Section 7(a) Loan as of the date of purchase, plus 30 days' interest thereon at the related Adjusted Loan Remittance Rate as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Monthly Advances and Servicing Advances reimbursable to the Master Servicer, which purchase price shall be deposited in the Principal and Interest Account on the next succeeding Determination Date or
(iii) remove such SBA Section 7(a) Loan from the related Trust and substitute one or more qualified SBA Section 7(a) Loans; or (y) if such Loan is a Section 7(a) Companion Loan, an SBA 504 Loan or a Non-SBA Loan, (i) promptly cure such breach in all material respects, (ii) purchase such Loan from its own funds at a price equal to the then current principal balance of such Loan as of the date of purchase, plus 30 days' interest thereon at the related Adjusted Loan Remittance Rate as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Monthly Advances and Servicing Advances reimbursable to the Master Servicer, which purchase price shall be deposited in the Principal and Interest Account on the next succeeding Determination Date or
(iii) remove such Loan from the related Trust and substitute one or more qualified Loans of similar type. In addition, the Originators will agree to indemnify the related Trust, the Trustee, the Securityholders, and, with respect to SBA Loans, the SBA, against any loss arising from a material breach of any such representation and warranty. The obligation of the Originators to so purchase or substitute and to indemnify the Securityholders and the Trustee will constitute the sole remedy respecting a material breach of any such representation or warranty to the Securityholders or the Trustee.

PAYMENTS ON THE LOANS

          The Agreement will require the Master Servicer to establish and maintain one or more principal and interest accounts (each a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Agreement.

          All funds in the Principal and Interest Accounts will be required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Master Servicer.

          The Master Servicer is required to deposit in the Principal and Interest Account (within two Business Days of receipt): (i) all payments received after the Cut-Off Date on account of interest on the Loans (net of the portion thereof, if any, required to be paid to the holders of the Guaranteed Interest, the Agent of the SBA's Fee, the Additional Fee, the Servicing Fee and other servicing compensation payable to the Master Servicer as permitted by the Agreement) and such other amounts as may be described in the Prospectus Supplement, (ii) all payments received after the Cut-Off Date on account of principal on the Loans (or with respect to SBA Section 7(a) Loans, the Unguaranteed Interest of all such sums received), including all Excess Payments, Principal Prepayments, Curtailments, Net Liquidation Proceeds, Insurance Proceeds (other than amounts to be applied to the restoration or repair of the related Mortgaged Property, or to be released to the Obligor) and Released Mortgaged Property Proceeds (or with respect to SBA Section 7(a) Loans, the Unguaranteed Interest of all such sums received), (iii) any amounts paid in connection with the repurchase of a Loan, or with respect to SBA Section 7(a) Loans, the Unguaranteed Interest of such Loan, and the amount of any adjustment for substituted Loans, (iv) the amount of any losses incurred in connection with investments in Permitted Instruments and (v) certain amounts relating to insufficient insurance policies and foreclosed property.

GENERAL SERVICING STANDARDS

          Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to master service the Loans in accordance with the related Agreement and, with respect to the SBA Section 7(a) Loans, the Multi-Party Agreement and the SBA Rules and Regulations. As used herein, "SBA Rules and Regulations" means the SBA Act, all rules and regulations promulgated from time to time thereunder and the Loan Guaranty Agreement. Pursuant to each Agreement and in accordance with applicable SBA Rules and Regulations, the Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms of the related Loan. Nonetheless, the Master Servicer, in determining the type of action that is reasonable to pursue may consider, among other things, the unpaid principal balance of a Loan against the estimated cost of collection or foreclosure action, the unpaid balance of the related prior mortgage, if any, the condition and estimated market value ("as is" and "if repaired"), the estimated marketability of the related Mortgaged Property and the borrower's ability to repay.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The Master Servicer will be entitled to a servicing fee (the "Servicing Fee") and, to the extent set forth in the related Prospectus Supplement, a contingency fee (the "Contingency Fee") equal to the percentages per annum specified in the related Prospectus Supplement of the principal balance of each Loan. The Contingency Fee is meant to provide additional servicing compensation to a successor servicer if The Money Store or one of its affiliates is replaced as Master Servicer under the related Agreement. However, as long as The Money Store or one of its affiliates acts as Master Servicer, it will be entitled to receive any applicable Contingency Fee, although such amount is not deemed servicing compensation. Unless otherwise specified in the related Prospectus Supplement, the Servicing Fee and Contingency Fee, if any, will each be calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other collected proceeds. In addition, the Master Servicer will be entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, any applicable prepayment penalties, premiums and late payment charges, interest paid on funds in the Principal and Interest Account, interest paid on earnings realized on Permitted Instruments, and certain other excess amounts.

          The Master Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its obligations under the Agreements, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property and other collateral acquired in satisfaction of the related Loan. Such expenditures may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgage, if any, advances of delinquent property taxes, upkeep and maintenance of the property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The Master Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Master Servicer will be entitled to recover Servicing Advances to the extent permitted by the Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the Mortgagor or otherwise relating to the Loan. Servicing Advances will be reimbursable to the Master Servicer from the sources described above out of the funds on deposit in the Principal and Interest Account.

HAZARD INSURANCE

          The Master Servicer will be required under each Agreement to maintain fire and hazard insurance with extended coverage customary in the area where a Mortgaged Property is located. Such requirements vary from region to region. If at origination of a Loan, to the best of the Master Servicer's knowledge after reasonable investigation, the related Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) consistent with the SBA Rules and Regulations, if applicable, the Master Servicer will require the related obligor to purchase a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the full insurable value of the Mortgaged Property, or (b) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also be required to maintain, to the extent such insurance is available and in accordance with the SBA Rules and Regulations, if applicable, and the Master Servicer's policies, on Foreclosed Property constituting real property, fire and hazard insurance in the amounts described above and liability insurance. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Obligor in accordance with the SBA Rules and Regulations, if applicable), are required to be deposited by the Master Servicer in the Principal and Interest Account.

REALIZATION UPON DEFAULTED LOANS WITH RELATED MORTGAGES

          In accordance with SBA Rules and Regulations and with the prior written consent of the SBA, the Master Servicer will be required to foreclose upon or otherwise comparably effect the ownership in the name of the SBA of Mortgaged Properties relating to defaulted SBA Section 7(a) Loans as to which no satisfactory arrangements can be made for collection of delinquent payments. Although the consent of the SBA will not be required for the Master Servicer to foreclose on a Mortgaged Property relating to a Section 7(a) Companion Loan, the Master Servicer will have to obtain such consent in connection with the related SBA Section 7(a) Loan. No consent of the SBA will be required for the Master Servicer to foreclose on a Mortgaged Property relating to an SBA 504 Loan or a Non-SBA Loan. In connection with such foreclosure or other conversion, the Master Servicer will be required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use, as it would exercise or use under the circumstances in the conduct of its own affairs. The Master Servicer will take into account the existence of any hazardous substances, hazardous wastes or solid wastes on Mortgaged Properties in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property, and will not foreclose on a Mortgaged Property where it has cause to believe contamination from such substances exists unless it has received a Phase I environmental report and such report reveals no environmental problems, or such Mortgaged Property is subject to an environmental rehabilitation for which the Originators are not responsible.

WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

          The Agreement will require the Master Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Loans. Consistent with the foregoing and the SBA Rules and Regulations, if applicable, the Master Servicer may in its discretion waive any assumption fee or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the Agreement. In the event the Master Servicer consents to the deferment of the due dates for payments due on a Loan, the Master Servicer will nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

SUB-SERVICERS

          The Master Servicer will be permitted under the related Agreement to enter into sub-servicing arrangements with sub-servicers meeting the requirements of the related Agreement (each, a "Sub-Servicer"). Such sub-servicing arrangements will not relieve the Master Servicer of any liability it might otherwise have, had the sub-servicing arrangement not been entered into.

          The Master Servicer is required to deliver to the Trustee and the SBA on or before March 31 of each year, an Officers' Certificate stating, as to each signer thereof, that (i) the Master Servicer has fully complied with certain provisions of the Agreement relating to servicing of the Loans and payments on the Securities, (ii) a review of the activities of the Master Servicer during such preceding year and of performance under the Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default.

          On or before March 31 of each year, the Master Servicer is required to cause to be delivered to the Trustee a letter or letters of a firm of nationally recognized independent certified public accountants reasonably acceptable to the Trustee stating that such firm has, with respect to the Master Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

REMOVAL AND RESIGNATION OF MASTER SERVICER

          The Security Guaranty Insurer, if any, or the Holders of not less than 50 percent of each Class of Securities, other than the holders of residual interests, if any (the "Majority Securityholders"), by notice in writing to the Master Servicer and with the prior written consent of the Security Guaranty Insurer, if any, which consent may not be unreasonably withheld, may, pursuant to the related Agreement, remove the Master Servicer upon the occurrence of any of the following events:

               (i) (a) an Event of Nonpayment (as defined below) if the Series has the benefit of a Guaranty Insurance Policy; (B) the failure by the Master Servicer to make any required Servicing Advance to the extent such failure materially or adversely affects the interests of the Security Guaranty Insurer, if any, or the Securityholders; (C) the failure by the Master Servicer to make any required Monthly Advance;
          (D) the failure by the Master Servicer to remit any Compensating Interest; or (E) any failure by the Master Servicer to remit to the Trustee any payment required to be made under the terms of the related Agreement, which in each case continues unremedied (in the case of the events described in clauses (i) (a) , (i) (B), (i) (D) and (i) (E) for 30 days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Securityholder or the Security Guaranty Insurer, if any; or

               (ii) failure by the Master Servicer or The Money Store (so long as The Money Store is the Master Servicer) duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer or the Representative, as set forth in the related Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or The Money Store, as the case may be, by the Trustee or to the Master Servicer or The Money Store, as the case may be, and the Trustee by any Securityholder or the Security Guaranty Insurer, if any; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

               (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property; or

               (v) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

          Unless otherwise specified in the related Prospectus Supplement, an "Event of Nonpayment" will generally be defined in the Agreements as a shortfall on any Remittance Date in moneys (excluding any amounts representing Insured Payments) available to fund the full amount of the Distribution Amounts due on such Remittance Date.

          The Master Servicer may not assign its obligations under the Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Master Servicer, the Security Guaranty Insurer, if any, the SBA, the Trustee and the Majority Securityholders, or upon the determination that the Master Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. No such resignation shall become effective until a successor has assumed the Master Servicer's responsibilities and obligations in accordance with the Agreement.

          Upon removal or resignation of the Master Servicer, the Trustee will be the successor servicer (the "Successor Servicer"), except that the Trustee as Successor Servicer will not be required to make Monthly Advances and certain other advances to the extent that the Trustee determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the SBA or the Security Guaranty Insurer, if any, so request, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the SBA, the Security Guaranty Insurer, if any, or such other entities as may be specified in a Prospectus Supplement, having a net worth of not less than $15,000,000 and which is an approved SBA guaranteed lender in good standing as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

          The Successor Servicer will be entitled to receive the Servicing Fee, the Contingency Fee, if any, and such other compensation as is described under "--Servicing and Other Compensation and Payment of Expenses" above.

TERMINATION; PURCHASE OF LOANS

          The Trust established under a Pooling and Servicing Agreement or a Trust Agreement will terminate upon notice to the Trustee following the earlier to occur of (i) the final payment or other liquidation of such last Loan remaining in the related Trust or the disposition of all REO Property, (ii) the optional purchase of the assets of the Trust by the Master Servicer or the Security Guaranty Insurer, if any, as described below, (iii) mutual consent of the Master Servicer, the Security Guaranty Insurer, if any, and all Securityholders in writing; or (iv) if a REMIC election has been made for the related Trust, the occurrence of a "qualified liquidation" of the Trust, as permitted by the REMIC provisions of the Code as described below; provided, however, that in no event will any Trust terminate later than twenty-one years after the death of the last survivor of the person named in the related Agreement.


         Subject to provisions in an Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the Loans are less than 10% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement), the Master Servicer may, at its option, and in the absence of the exercise thereof by the Master Servicer, the Security Guaranty Insurer, if any, may, at its option, purchase, on the next succeeding Remittance Date, all of the Loans and any related REO Properties at a price equal to the Termination Price. If so provided in the related Prospectus Supplement, the Master Servicer or another entity may purchase some or all of the Loans under the circumstances described in such Prospectus Supplement.


          On any Remittance Date on or after the Cross-Over Date on which Loans with an aggregate principal balance as of the Cut-Off Date that equals or exceeds 25% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement) have become liquidated Loans, the Security Guaranty Insurer, if any, may determine to purchase and may cause the purchase from the Trust of all Loans and REO Properties in the Pool at a price equal to the sum of the Termination Price and the outstanding and unpaid fees and expenses of the Trustee and the Master Servicer.

          Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

          In addition to such discharge with certain limitations, the Indenture may provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the final scheduled Remittance Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

          REMIC Considerations. If a REMIC election is made for a Series of Securities, following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Majority Securityholders may direct the Trustee on behalf of such Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a) (4)(B)(i) of the Code) with respect to such REMIC and (ii) the Security Guaranty Insurer, if any, may notify the Trustee of the Security Guaranty Insurer's determination to purchase from the Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan, then remaining in such REMIC at a price (the "Termination Price") equal to the sum of (x) 100% of the aggregate principal balances of such Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Distribution Account representing collections of principal on such Loans during the current Due Period, (y) 30 days' interest on such amount computed at the applicable weighted average of the Adjusted Loan Remittance Rates, and (z) the interest portion of any unreimbursed Insured Payment made by the Security Guaranty Insurer, if any. Upon receipt of such direction by the Majority Securityholders or of such notice from the Security Guaranty Insurer, the Trustee will notify the holders of the residual interest in the Trust (the "Class R Certificates") of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the related Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the REMIC at a purchase price equal to the Termination Price.

          If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Majority Securityholders have given the Trustee the direction described in clause (i) above, the Trustee is required to sell the Loans and such other property in the REMIC and distribute the proceeds of the liquidation of the REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Majority Securityholders shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Security Guaranty Insurer has given the Trustee notice of the Security Guaranty Insurer's determination to purchase the assets described in clause (ii) preceding, the Security Guaranty Insurer shall so purchase such assets within 60 days after the expiration of the Purchase Option Period.

          Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee and the Security Guaranty Insurer, if any, of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Majority Securityholders and the Security Guaranty Insurer, if any, that the effect of the Final Determination is to increase substantially the probability that the gross income of the REMIC will be subject to federal taxation, purchase from the Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the applicable REMIC at a purchase price equal to the Termination Price. The foregoing opinion shall be deemed satisfactory unless the Majority Securityholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

CONTROL BY HOLDERS

          Each Agreement will provide that the Majority Securityholders may exercise any trust or power conferred on the Trustee with respect to the Securities or the Trusts, upon satisfaction of certain conditions set forth in the Agreements; provided, however, that with respect to any action or event affecting only one or more Classes of Securities, only Holders of such Class or Classes may exercise such trust or power.

EVENTS OF DEFAULT UNDER THE INDENTURE; RIGHTS OF NOTEHOLDERS

          Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Representative or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Representative or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Representative or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

          If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

          If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66B% of the then aggregate outstanding amount of the Notes of such Series.

          In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

          Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Note of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

          Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

          Each Agreement may be amended from time to time by the Master Servicer and the Trustee by written agreement, upon the prior written consent of the SBA and the Security Guaranty Insurer, if any, without the notice to, or consent of, the Securityholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of such Agreement, or any agreement for the retention of each Trustee's Document File; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interest of any Securityholder or any other party and further provided that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Securities without the consent of the Holder of such Security or change the rights or obligations of any other party thereto without the consent of such party.

          Each Agreement may be amended from time to time by The Money Store, the Master Servicer, the Trustee and the Holders of the majority of the percentage interest in each Class of Securities affected thereby, upon the prior written consent of the SBA and the Security Guaranty Insurer, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner any provisions thereof; provided, however, that if a REMIC election is made for the applicable Trust, no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust as a REMIC or cause a tax to be imposed on the REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Securities without the consent of the Holders of 100% of each Class of Securities affected thereby.

          Each Agreement may be amended from time to time by the Master Servicer, The Money Store and the Trustee by written agreement, upon the prior written consent of the SBA and Security Guaranty Insurer, if any, without the notice to or consent of the Securityholders, in connection with the substitution of cash, a letter of credit or any other collateral deposited in a Reserve Account.

          It will not be necessary for the consent of holders to approve the particular form of any proposed amendment, but it will be sufficient if such consent shall approve the substance thereof.

THE TRUSTEE

          Each Prospectus Supplement will name the Trustee under the related Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Representative will be obligated to appoint a successor Trustee. The Representative may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or if the Trustee enters into certain business combinations. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

GENERAL

          The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Laws and practices relating to the legal effects and enforcement of mortgages and deeds of trust vary somewhat from state to state. In general, however, the most significant applicable legal principles are similar in all states. The following discussion addresses the more significant legal principles applicable to mortgages and deeds of trust in all states. It should be noted that some of the Loans may relate to Mortgaged Properties located in California, which has enacted various laws, not common to most other states, which impose special limitations on the remedies available to the holders of mortgages and deeds of trust. These laws, called "anti-deficiency laws," are discussed below.

NATURE OF THE TRUST ASSETS

          The Loans generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

          Foreclosure of a deed of trust or a security deed is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or security deed which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note, deed of trust or security deed. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations. Before such non-judicial sales takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

          Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

          Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

          Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

          In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

RIGHTS OF REDEMPTION

          In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

FORECLOSURE IN CALIFORNIA

          It is expected that a significant portion of the Loans (by principal balance) will be originated to businesses located in California. Foreclosure of a deed of trust in California may be effected by a judicial or nonjudicial foreclosure proceeding, with the choice of remedy depending on the circumstances. Where the likelihood of a large recoverable deficiency is present, a judicial foreclosure action may be preferred. The discussion above under the heading "Foreclosure/Repossession" and "Rights of Redemption" are generally accurate with respect to foreclosure of a deed of trust in California.

          Generally, upon the completion of a non-judicial foreclosure sale in California, the foreclosing lender is prohibited from obtaining a deficiency judgment against the borrower. A deficiency judgment is available following a judicial foreclosure, subject to the limitation of the excess of the outstanding debt over the fair market value of the property at the time of sale, and in no event may the deficiency exceed the difference between the outstanding debt and the purchase price at the foreclosure sale. California law also requires the deed of trust beneficiary to exhaust all real property security in a single action (i.e. in a judicial foreclosure) before a deficiency judgment may be sought against the borrower.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

          Certain states (including California) have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon any sale of the real property sold at the foreclosure sale. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors.

          In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the residence had yet occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

          Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender a general unsecured creditor for the difference between the value of the property and the outstanding balance of the loan.

          Federal and local real estate and tax laws provide priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

          Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to maintain adequately the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been willing to relieve a borrower from the consequences of the default if the borrower has not received adequate notice of the default.

ENVIRONMENTAL CONSIDERATIONS

          Environmental conditions may diminish the value of the Trust Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Trust Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of a Trust and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Loan became the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.


                         FEDERAL INCOME TAX CONSEQUENCES

          In the opinion of Stroock & Stroock & Lavan LLP, special federal tax counsel ("Federal Tax Counsel"), the following are the material federal income tax consequences of the purchase, ownership and disposition of the Certificates or Notes offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based upon the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates or Notes. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate.

REMIC ELECTIONS

          Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made with respect to each Trust related to a series of Certificates to treat such Trust or certain assets of such Trust as a "real estate mortgage investment conduit" ("REMIC"). The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust. In addition, if the related Prospectus Supplement so provides, the transaction documents for a Trust may provide that an election will be made on or after September 1, 1997 to qualify such Trust as a Financial Asset Securitization Investment Trust ("FASIT") pursuant to new provisions of the Code which will be effective as of such date. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Fund and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Fund in the event that interest accrued on the Loans at their Mortgage Interest Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series as "regular interests" ("REMIC Regular Certificates") in the REMIC (within the meaning of Section 860G(a)(1) of the
Code) or as the "residual interest" ("REMIC Residual Certificates") in the REMIC (within the meaning of Section 860G(a)(2) of the Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates of a series with respect to which a REMIC election will, or will not, be made.

REMIC CERTIFICATES

          With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust or certain assets of such Trust as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the related Trust or certain assets of such Trust will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

          To the extent provided in the Prospectus Supplement for a series, REMIC Regular Certificateholders who are entitled to payments from the Reserve Fund in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related Certificate. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. REMIC Regular Certificateholders are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable classes of REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective class of regular interests and of the corresponding Yield Supplement Agreement.

          Status of REMIC Certificates. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Trust Assets, the REMIC's assets will include payments on Trust Assets held pending distribution to holders of REMIC Certificates, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Trust Assets may be qualifying assets under the foregoing sections of the Code. However, Trust Assets that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Trust Asset exceeds the value of the property securing the Trust Asset, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Trust Assets and held pending distribution to holders of Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds.

TIERED REMIC STRUCTURES

          For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

          Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC REGULAR CERTIFICATES

          Current Income on REMIC Regular Certificates--General. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

          Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate also may have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

          Original Issue Discount. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

          Each Trust will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

          The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

          In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations" and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

          The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Remittance Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Remittance Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

          The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

          The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although Federal Tax Counsel is unable to opine with respect to this matter, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

          A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

          Qualified Stated Interest. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includible in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered. It is unclear whether the terms and conditions of the Trust Assets underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Accordingly, Federal Tax Counsel is unable to opine whether interest payments on REMIC Regular Certificates that otherwise would not be treated as having original issue discount would be considered to have original issue discount because there are not reasonable remedies to compel timely payment of interest or terms or conditions that would make the likelihood of late payment or nonpayment of interest a remote contingency.

          Premium. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

          Payment Lag REMIC Regular Certificates; Initial Period Considerations. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Remittance Dates but ends prior to each Remittance Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

          Variable Rate REMIC Regular Certificates. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified de minimis amount, (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i) above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

          A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction will not significantly affect the yield of the Variable Rate REMIC Regular Certificate.

          An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

          For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii) above.

          In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

          Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount." A Holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

          If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. Federal Tax Counsel is unable to opine under current law how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

          Interest-Only REMIC Regular Certificates. The Trust intends to report income from interest-only classes of REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

          Market Discount. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includible in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued state otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to payments of interest at the Pass-Through Rate or Interest
Rate).

          In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

          Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

          Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that all Holders may elect to include in gross income all interest that accrues on a debt instrument issued after April 4, 1994 by using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders should consult their own tax advisors regarding the availability or advisability of such an election.

          Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

          Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includible in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includible in income under the rules described above under "Current Income on REMIC Regular Certificates--Market Discount."

          REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

          Termination. The REMIC will terminate shortly following the REMIC's receipt of the final payment in respect of the Trust Assets. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

          Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

          Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

          The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

          A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Trust Assets held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Trust Assets or as principal on the Trust Assets is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

          As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the REMIC taxable income related to a REMIC Residual Certificate is also uncertain. Although Federal Tax Counsel is unable to opine as to this matter, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

          A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

          If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

          The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

          There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. The REMIC Regulations do not provide for a similar election or other adjustment. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

          Mismatching of Income and Deductions; Excess Inclusions. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to Trust Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Trust Assets may not increase over time as a percentage of the outstanding principal amount of the Trust Assets.

          In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Trust Assets (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

          Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

          The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

          Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have them apply only with respect to tax years beginning after August 20, 1996.

          If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

          The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

          The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a mortgage asset other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a Loan or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the Trust Assets pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect the REMIC's ability to accept substitute Loans or to sell defective Loans in accordance with the Agreement.

          A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

          Any tax described in the two preceding paragraphs that may be imposed on the Trust initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificates, unless otherwise specified in the Prospectus Supplement.

          Dealers' Ability to Mark-to-Market REMIC Residual Certificates. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995, and similar interests or arrangements acquired on or after January 4, 1995 that are determined by the Commissioner to have substantially the same economic effect as a REMIC Residual Certificate, are not securities and cannot be marked to market pursuant to Section 475 of the Code.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

          Tax on Disposition of REMIC Residual Certificates. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

          If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although Federal Tax Counsel is unable to opine with respect to the tax treatment of a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust have been distributed, the holder may be entitled to claim a loss in the amount of the unrecovered basis.

          The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

          A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

          The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions with respect to the interest transferred for periods after such transfer multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

          Treatment of Payments to a Transferee in Consideration of Transfer of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear and Federal Tax Counsel is unable to opine with respect to this issue. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

          Restrictions on Transfer; Holding by Pass-Through Entities. An entity cannot qualify as a REMIC absent reasonable arrangements designed to ensure that
(1) residual interests in such entity are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

          A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates, and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

          The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

          Legislation has been introduced which would provide that partners of certain partnerships having a large number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. When applicable, the legislation would disallow 70 percent of a large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would not be subject to the 2 percent floor applicable to individual partners. See "Deductibility of Trust Expenses" below. No prediction can be made regarding whether such legislation will be enacted.

          The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.

DEDUCTIBILITY OF TRUST EXPENSES

          A holder that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the servicer of the Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trusts with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules.

FOREIGN INVESTORS

          REMIC Regular Certificates. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includible in gross income for United States federal income taxation regardless of its source, and (iv) a trust other than a "foreign trust" as defined in Section 7701(a)(31) of the Code. Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of REMIC Certificates could claim the exemption from federal income and withholding tax.

          REMIC Residual Certificates. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors--Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Loans held by a Trust will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

          The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Trust Assets from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

BACKUP WITHHOLDING

          Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

          The federal information returns for a Trust (Form 1066 and Schedules Q thereto) must be filed as if the Trust were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust. The Trust also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. (Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.) Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC.

          Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Representative or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Representative or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

NON-REMIC CERTIFICATES ISSUED BY A GRANTOR TRUST

          The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made and for which the Trust is classified as a grantor trust for federal income tax purposes.

          Tax Status of the Trust. Upon the issuance of each series of Non-REMIC Certificates, Federal Tax Counsel will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Trust Assets included in the Trust. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Trust Assets that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Trust Assets and received directly its share of the payments on the Trust Assets and incurred directly its share of expenses incurred by the Trust when those amounts are received or incurred by the Trust.

          A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of certain itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Loans. As a result, the Trust will report additional taxable income to holders of Non-REMIC Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

          Status of the Non-REMIC Certificates. The Non-REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the Trust's assets are qualifying assets. The Non- REMIC Certificates may not be qualifying assets under either of the foregoing sections of the Code to the extent that the Trust's assets include Buydown Funds, reserve funds, or payments on mortgages held pending distribution to Certificateholders. Further, the Non-REMIC Certificates may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans . . . secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loan will be a qualifying asset.

          Taxation of Non-REMIC Certificates Under Stripped Bond Rules. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Master Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Master Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Loans and should be characterized for federal income tax purposes as an ownership interest in the Loans. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

          If interest retained for the Master Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC Certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount de minimis rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates.

          If the original issue discount rules apply, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Trust Asset underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Trust Assets, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that original issue discount be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Non-REMIC Certificates, whether Section 1272(a)(6) might apply to the Non-REMIC Certificates in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles and Federal Tax Counsel is unable to opine with respect to these issues. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non- REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Trust Assets (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Trust Assets will prepay at that rate or at any other rate.

          In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Trust Assets allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non- REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

          If a Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non- REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Loan. The method of allocating such basis among the Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

          In the case of a Non-REMIC Certificate which represents interests in Loans that are subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated under the principles discussed in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

          Taxation of Non-REMIC Certificates If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Trust Assets in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Trust Assets. However, original issue discount could arise with respect to a Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principles discussed in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

          If discount other than original issue discount exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Trust Asset, to the amount of principal on such Trust Asset received by the Trust in that month. Because the Trust Assets may provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Trust Assets allocable to the Non-REMIC Certificate and (ii) the weighted average life (in complete years) of the Trust Assets remaining at the time of purchase of the Non-REMIC Certificate.

          If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Loan under a constant yield method based on the yield of the Loan to such holder, provided that such Loan was originated after September 27, 1985. Premium allocable to a Loan originated on or before that date should be allocated among the principal payments on the Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

          It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

          If a Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Loan. The method of allocating such basis among the Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

          Sales of Non-REMIC Certificates. A holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

          Foreign Investors. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of Non-REMIC Certificates could claim the exemption from federal income and withholding tax. Interest or original issue discount on a Non-REMIC Certificate attributable to Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust other than a "foreign trust," as defined in Section 7701(a)(31) of the Code.

TAXABLE MORTGAGE POOLS

          Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997, a FASIT), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii) , the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.

NON-REMIC CERTIFICATES AND NOTES OF A TRUST INTENDED TO BE CHARACTERIZED AS A
 PARTNERSHIP

          The discussion under this heading applies only to a series of Certificates and Notes with respect to which a REMIC election is not made and for which the Trust is intended to be classified as a partnership for federal income tax purpose.

          Federal Tax Counsel will deliver its opinion for a Trust which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Agreements and related documents will be complied with, such that an election has not been and will not be made to treat the Trust as an association taxable as a corporation, and on counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or such rule is otherwise inapplicable to the Trust, so that the Trust will not be characterized as a publicly traded partnership taxable as a corporation.

          Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997, a FASIT), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Trust were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for a Trust which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Trust will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the Agreements and related documents will be complied with, and on counsel's conclusion that either the number of classes of debt obligations issued be the Trust, or the nature of the assets held by the Trust, will exempt the Trust from treatment as a taxable mortgage pool.

          If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust. In additions, all distributions to the Certificateholders would be taxable as dividends.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP

          Treatment Of The Notes As Indebtedness. The Trust will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Representative that in its opinion the Notes will be classified as debt for federal income tax purposes.

          Possible Alternative Treatments Of The Notes. If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust's expenses.

          Interest Income On The Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. It is not anticipated that the Notes will be issued with original issue discount within the meaning of Section 1273 of the Code. A subsequent holder who purchases a Note at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

          Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any original issue discount (if any), market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be deducted only to the extent the Noteholder has capital gains for the taxable year, although under certain circumstances non-corporate Noteholders can deduct losses in excess of available capital gains.

          Foreign Holders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Representative (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Representative is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold United States tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold United States tax within 30 days of such change. The statement generally must be provided in the year a payment occurs (prior to such payment) or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanies by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest in not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign individual is not present in the United States for 183 days or more in the taxable year.

          If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

          Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means for obtaining the exemption from federal income and withholding tax.

          Information Reporting and Backup Withholding. The Trust will be required to report annually to the Internal Revenue Service, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the Internal Revenue Service, as a credit against the holder's federal income tax liability.

TAX CONSEQUENCES TO HOLDERS OF  CERTIFICATES ISSUED BY A PARTNERSHIP

          Treatment of the Issuer as a Partnership. In the case of a Trust intended to qualify as a partnership for federal income tax purposes, the Trust and the Representative will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of United States federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

          A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Generally, provided the Certificates are issued at or close to face value, any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

          Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of Loans. The Trust's deductions will consist primarily of interest and original issue discount accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Representative. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders, but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

          If Notes are also issued, some or all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

          An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

          The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the Internal Revenue Service were to require that such calculations be made separately for each Loan, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

          Discount and Premium. It is believed that the Loans were not issued with original issue discount and, therefore, the Trust should not have original issue discount income. However, the purchase price paid by the Trust for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

          If the Trust acquires the Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

          Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to transfer its assets and liabilities to a new partnership in exchange for interests in that new partnership, which it would then be treated as transferring to its partners. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

          Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

          If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

          Allocations Between Representative And Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

          The use of such a monthly convention may not be permitted by existing regulations and federal tax counsel is unable to opine on the matter. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

          Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

          Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (Internal Revenue Service Form 1065) with the Internal Revenue Service for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the Internal Revenue Service on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the Internal Revenue Service of all such inconsistencies.

          Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

          The Representative will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

          Tax Consequences to Foreign Certificateholders. It is not clear and federal tax counsel is unable to opine whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

          If the trust is engaged in a United States trade or business, each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. A foreign holder generally would be entitled to file with the Internal Revenue Service a claim for refund with respect to taxes withheld by the Trust taking the position that no taxes were due because the Trust was not engaged in a United States trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust, and for that reason or because of the nature of the assets of the Trust probably will not be considered "portfolio interest." As a result, even if the Trust was not considered to be engaged in a United States trade or business, Certificateholders will be subject to United States federal income tax which must be withheld at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. A foreign holder would be entitled to claim a refund for such withheld tax, taking the position that the interest was portfolio interest and therefore not subject to United States tax. However, the Internal Revenue Service may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether an interest in a Certificate is an unsuitable investment.

          Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


                              ERISA CONSIDERATIONS

          ERISA imposes certain requirements on employee benefit plans and collective investment funds, separate accounts and insurance company general accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Security a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent.

          In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, the Security Guaranty Insurer, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. In addition, the U.S. Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Loans and any other assets of the Trust and not merely an interest in the Securities, the assets of the Trust would become subject to the fiduciary investment standards of ERISA, and transactions occurring between the Representative, the Trustee, the Master Servicer, the Security Guaranty Insurer or any of their affiliates might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Securities or to the servicing of the Loans are noted below.


         Regardless of whether the Securities are treated as debt or equity for purposes of ERISA, the acquisition or holding of Securities which are Notes by or behalf of a Plan could still be considered to give rise to a prohibited transaction if the Trust is or becomes a party in interest or disqualified person with respect to such Plan or in the event that a subsequent transfer of a
Note is made between a Plan and such party in interest or disqualified person. However, one or more Investor Based Exemptions referred to below may be applicable to exempt such prohibited transaction.


         The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

          For the exemption to apply, PTCE 83-1 requires that (i) the Representative and the Trustee maintain a system of insurance or other protection for the Loans and the property securing such Loans, and for indemnifying holders of Securities against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Loans, or 1% of the principal balance of the largest covered pooled Loan; (ii) the Trustee may not be an affiliate of the Representative; and (iii) the payments made to and retained by the Representative in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the Loans, plus reasonable compensation for services provided to the Trust.

          In addition, PTCE 83-1 exempts the initial sale of Securities to a Plan with respect to which the Representative, the Security Guaranty Insurer, the Master Servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Securities and the rights and interests evidenced by such Securities are not subordinated to the rights and interests evidenced by other Securities of the same pool. PTCE 83- 1 also exempts from the prohibited transaction rules and transactions in connection with the servicing and operation of the Pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

          In the case of any Plan with respect to which the Representative, the Master Servicer, the Security Guaranty Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Securities is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Securities; (ii) the Plan pays no more for the Securities than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Representative with regard to the sale, exchange or transfer of Securities to the Plan; (iv) the total value of the Securities purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Securities is acquired by persons independent of the Representative, the Trustee, the Master Servicer, and the Security Guaranty Insurer.

          Before purchasing Securities a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Securities constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Securities on behalf of a Plan.


          In addition, the DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions (each an "Underwriter Exemption") which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through Securities representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption which may be applicable to the Securities. The conditions of an Underwriter Exemption, if applicable, will be set forth in "ERISA Considerations" in the Prospectus Supplement.

         One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Securities depending in part upon the type of Plan fiduciary making the decision to acquire a Security and the circumstances under which such decision is made, including but not limited to:
PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, PTCE 84-14, regarding investments effectuated by "qualified plan asset managers", PTCE 96-23, regarding investments effectuated by "in-house asset managers" and PTCE 95-60, regarding investments by insurance company general accounts ("Investor Based Exemptions"). However, even if the conditions specified in an Underwriter Exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.


          Any Plan fiduciary considering the purchase of a Security should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                         LEGAL INVESTMENT CONSIDERATIONS

          Each Prospectus Supplement will describe the extent, if any, to which the Classes of Securities offered thereby will constitute "mortgage related securities" for purposes of SMMEA. No representation is made herein as to whether the Securities will constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Securities as legal investments for such purchasers prior to investing in any Class of Securities.


                              PLAN OF DISTRIBUTION

          The Securities offered hereby will be offered in Series, either directly by the Representative or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to and their use by the Representative and the Originators, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

          The Securities in a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Securities described in the related Prospectus Supplement, if they are purchased. If Securities of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Securities of such Series.

          The place and time of delivery for the Securities of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                  LEGAL MATTERS

          Certain legal matters relating to the validly of the issuance of the Securities of each Series will be passed upon for the Representative by Eric R. Elwin, Esq., Corporate Counsel of the Representative and certain legal matters relating to the validity of the issuance of the Securities of each Series will be passed upon for the Underwriter of the Securities of each Series by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP has performed legal services for the Representative and it is expected that it will continue to perform such services in the future.


                                     EXPERTS

          The consolidated financial statements of The Money Store Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.


                              FINANCIAL INFORMATION

          A new Trust will be formed to own the Trust Assets and to issue each Series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts are included in this Prospectus.


                                     RATING

          It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

          Ratings on mortgage pass-through securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through securities in extreme cases might fail to recoup their underlying investments.

          A rating of a security is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

          Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

Adjustable Rate..........................................................   6
Adjusted Loan Remittance Rate............................................  41
Agent of the SBA.........................................................  50
Agreements...............................................................   5
Amortization Period......................................................   9
ARM......................................................................  81
Auction Rate Securities..................................................   2
Balloon Loans............................................................  20
Bankruptcy Bond..........................................................  14
Basis Risk Shortfall.....................................................  64
Buydown Funds............................................................  65
CDC......................................................................  27
Cede.....................................................................   4
Certificateholder........................................................   2
Certificates.............................................................   1
Certified Lender.........................................................  26
Certified Lender Program.................................................  26
Class....................................................................   2
Class R Certificates.....................................................  58
Cleanup Costs............................................................  64
Code.....................................................................  17
Commission...............................................................   3
Compensating Interest....................................................  16
Contingency Fee..........................................................  54
Conventional Commercial Loan.............................................  27
Conventional Commercial Loan Program.....................................  27
Curtailment..............................................................  16
Cut-Off Date.............................................................  36
Designated Depository Institution........................................  53
Detailed Description.....................................................  24
Determination Date.......................................................  16
Distribution Account.....................................................  38
DTC......................................................................   4
ERISA....................................................................  18
Event of Nonpayment......................................................  56
Federal Tax Counsel......................................................  17
Final Determination......................................................  58
Funding Period...........................................................   8
Guaranteed Interest......................................................  26
Guaranteed Participant Program...........................................  26
Guaranty.................................................................   4
Guaranty Insurance Policy................................................  13
Holders..................................................................   2
Indenture................................................................   5
Indirect Participant.....................................................  42
Insurance Proceeds.......................................................  16
Insurance Paying Agent...................................................  44
Insured Payment..........................................................  13
Interest Rate............................................................   2
IRS......................................................................  58
LIBOR....................................................................   2
Liquidation Proceeds.....................................................  16
Loan Guaranty Agreement..................................................  26
Loan Note................................................................  50
Loans....................................................................   1
Lockout Periods..........................................................   7
Lower Tier REMIC.........................................................  74
Majority Securityholders.................................................  56
Master Servicer..........................................................   1
Monthly Advance..........................................................  16
Mortgage.................................................................  50
Mortgage Interest Rate...................................................   6
Mortgage Pool............................................................  89
Mortgage Pool Insurance Policy...........................................  14
Mortgaged Properties.....................................................   6
Multi-Party Agreement....................................................   9
1933 Act.................................................................   3
Non-REMIC Certificates...................................................  18
Non-SBA Loans............................................................   6
Noteholders..............................................................   2
Notes....................................................................   1
Originators..............................................................   1
Participants.............................................................  42
Pass-Through Rate........................................................   2
Permitted Instruments....................................................  53
Permitted Investments....................................................  47
Plan.....................................................................  88
Pool.....................................................................   1
Pooling and Servicing Agreement..........................................   5
Pool Insurer.............................................................  45
Preferred Lender.........................................................  26
Preferred Lender Program.................................................  26
Pre-Funding Account......................................................   8
Prepayment Assumption....................................................  67
Prime Rate...............................................................   2
Principal and Interest Account...........................................  53
Prospectus Supplement....................................................   1
Rating Agency............................................................  15
REMIC....................................................................   2
REMIC Certificates.......................................................  64
REMIC Regular Certificates...............................................  17
REMIC Residual Certificates..............................................  17
REMIC Regulations........................................................  65
Remittance Date..........................................................   2
Representative...........................................................   1
Retained Interest........................................................  10
Reserve Account..........................................................  13
Revolving Period.........................................................   9
Sale and Servicing Agreement.............................................   5
SBA......................................................................   6
SBA Act..................................................................   7
SBA Loans................................................................   1
SBA Rules and Regulations................................................  54
SBA 504 Loans............................................................   6
SBA 504 Loan Program.....................................................  17
SBA Section 7(a) Loans...................................................   6
Section 7(a) Program.....................................................   7
Section 7(a) Companion Loans.............................................   6
Securities...............................................................   1
Security Guaranty Insurer................................................  44
Securityholder...........................................................   2
Security Register........................................................  38
Senior Certificates......................................................  10
Senior Notes.............................................................  12
Servicing Advance........................................................  54
Servicing Fee............................................................  54
SMMEA....................................................................  18
Special Hazard Insurance Policy..........................................  14
Special Hazard Insurer...................................................  46
Spread Amount............................................................  13
Standard Hazard Insurance Policies.......................................   7
Strip Notes..............................................................  12
Subordinated Certificates................................................  10
Subordinated Notes.......................................................  12
Sub-Servicer.............................................................  55
Successor Servicer.......................................................  57
Superlien................................................................  64
Supplemental Interest Payments...........................................  47
T-Bill Rate..............................................................   2
Termination Notice.......................................................  58
Termination Price........................................................  58
Tiered REMICs............................................................  66
Trust ...................................................................   1
Trust Agreement..........................................................   5
Trust Assets.............................................................   1
Trustee..................................................................  17
Trustee's Document File..................................................  50
UCC......................................................................  42
Underwriters.............................................................  90
Unguaranteed Interests...................................................   1
United States person.....................................................  77
Variable Rate REMIC Regular Certificate..................................  66
Yield Supplement Agreement...............................................  64

                                                                     APPENDIX I

                               AUCTION PROCEDURES


          The following description of the Auction Procedures applies to each Class of Auction Rate Securities (and may be different if otherwise set forth in a related Prospectus Supplement). The term "Security," as used in this Appendix, refers to each Class of Auction Rate Securities that are either Notes or Certificates and the term "Securityholder" refers to Holders of Auction Rate Securities.

DEFINITIONS

          Capitalized terms used herein and not otherwise defined have the meanings ascribed in the accompanying Prospectus and Prospectus Supplement. Additionally, the following terms have the meanings ascribed to them:

          "All Hold Rate" means ninety percent (90%) of One-Month LIBOR or such other rate as may be set forth in the related Prospectus Supplement.

          "Auction" means the implementation of the Auction Procedures on an Auction Date.

          "Auction Agent" means the initial auction agent under the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the substitute auction agent.

          "Auction Agent Agreement" means the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such substitute Auction Agent Agreement.

          "Auction Agent Fee" has the meaning set forth in the Auction Agent Agreement.

          "Auction Agent Fee Rate" has the meaning set forth in the Auction Agent Agreement.

          "Auction Date" means, with respect to the Initial Period for each Class of Securities, the date set forth in the related Prospectus Supplement and thereafter, the Business Day immediately preceding the first day of each Auction Period for each Security, other than:

          (a) each Auction Period commencing after the ownership of the Securities is no longer maintained in Book-Entry Form by DTC;

          (B) each Auction Period commencing after and during the continuance of an Event of Default; or

          (C) each Auction Period commencing less than two Business Days after the cure or waiver of an Event of Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the related Agreement and the related Terms Supplement, as described herein.

          "Auction Period" means, with respect to each Security, the Interest Period applicable to such Security during which time the applicable Security Interest Rate is determined pursuant to the related Agreement and the related Terms Supplement, which Auction Period (after the Initial Period for such Security) initially shall consist of between 7 days and one year (as set forth in the related Prospectus Supplement), as the same may be adjusted pursuant to such related Agreement and the related Terms Supplement.

          "Auction Period Adjustment" means an adjustment to the Auction Period as provided in the related Terms Supplement, as described herein.

          "Auction Procedures" means the procedures set forth in the related Terms Supplement and described herein by which the Auction Rate applicable to a Security is determined.

          "Auction Rate" means, with respect to any Security, the rate of interest per annum that results from the implementation of the Auction Procedures and is determined as described in the related Agreement and the related Terms Supplement and this Appendix I.

          "Authorized Denominations" means, the dollar amount set forth in the related Prospectus Supplement.

          "Broker-Dealer" means the initial broker-dealer under the initial Broker-Dealer Agreement or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Representative and the Trustee pursuant to the related Agreement and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

          "Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer, and approved by Representative and the Trust, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented.

          "Broker-Dealer Fee" has the meaning set forth in the Auction Agent Agreement.

          "Broker-Dealer Fee Rate" has the meaning set forth in the Auction Agent Agreement.

          "Effective Interest Rate" means, for any Loan and any collection period, the per annum rate at which such Loan accrues interest during such collection period.

          "Existing Securityholder" means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Securityholder Registry at the close of business on the Business Day immediately preceding such Auction and
(ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of any Security.

          "Existing Securityholder Registry" means the registry of Persons who are owners of the Securities, maintained by the Auction Agent as provided in the Auction Agent Agreement.

          "Federal Funds Rate" means, for any date of determination, the federal funds (effective) rate as published on page 118 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) on the immediately preceding Business Day. If no such rate is published on such page on such date, "Federal Funds Rate" shall mean for any date of determination, the Federal funds (effective) rate as published by the Federal Reserve Board in the most recent edition of Federal Reserve Statistical Release No. H.15 (519) that is available on the Business Day immediately preceding such date.

          "Initial Period" means, as to any Security, the period commencing on the Closing Date of such Security and continuing through the day immediately preceding the Security Initial Rate Adjustment Date for such Security.

          "Interest Period" means, with respect to a Security, the Initial Period for such Security and each period commencing on the Rate Adjustment Date for such Security and ending on the day before (i) the next Rate Adjustment Date for such Security or (ii) the final maturity date of such Security, as applicable.

          "Market Agent" means the entity named as market agent under the related Agreement, or any successor to it in such capacity thereunder.

          "Maximum Auction Rate" generally means (i) for Auction Periods of 34 days or less, either (a) the greater of (1) One-Month LIBOR plus 0.60% or (2) the Federal Funds Rate plus 0.60% (if both ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or
(B)One-Month LIBOR plus 1.50% (if any one of the ratings assigned by the Rating Agencies to the Security is less than "Aa3" or "AA-") or (ii) for Auction Periods of greater than or equal to 35 days, either (a) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, 0.60% (if both of the ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (B) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, 1.50% (if any one of the ratings assigned by the Rating Agencies to the applicable Security is less than "Aa3" or "AA-") or such other rate as may be set forth in the related Prospectus Supplement. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.

          "Net Loan Rate" for any Interest Period will equal the weighted average Effective Interest Rate for the Collection Period immediately preceding such Interest Period less the amount set forth in the related Prospectus Supplement.

          "Non-Payment Rate" means One-Month LIBOR plus 1.50%, as the same may be adjusted pursuant to a Terms Supplement or such other rate as may be set forth in the related Prospectus Supplement.

          "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Potential Securityholder" means any Person (including an Existing Securityholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Securities (or, in the case of an Existing Securityholder thereof, an additional principal amount of Securities).

          "Rate Adjustment Date" means, with respect to each Security, the date on which the applicable Security Interest Rate is effective and means, with respect to each such Security, the date of commencement of each Auction Period.

          "Rate Determination Date" means, with respect to any Security, the Auction Date, or if no Auction Date is applicable to such Series, the Business Day immediately preceding the date of commencement of an Auction Period.

          "Security Initial Rate" means, with respect to any Class of Notes or Certificates, the rate identified as such in the related Prospectus Supplement.

          "Security Initial Rate Adjustment Date" means, with respect to any Class of Notes, the date identified as such in the related Prospectus Supplement and, with respect to any Class of Certificates, the date set forth in the related Agreement or the related Terms Supplement.

          "Three-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Three-Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Three Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Auction Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Auction Agent, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Three Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three- Month LIBOR in effect for the applicable Interest Period will be Three-Month LIBOR in effect for the previous Interest Period.

EXISTING SECURITYHOLDERS AND POTENTIAL SECURITYHOLDERS

          Participants in each Auction will include: (1) "Existing Securityholders," which shall mean any Securityholder according to the records of the Auction Agent at the close of business on the Business Day preceding each Auction Date; and (ii) "Potential Securityholders," which shall mean any person, including any Existing Securityholder or a Broker/Dealer, who may be interested in acquiring Securities (or, in the case of an Existing Securityholder, an additional principal amount of the Security such Securityholder then holds). See "--Broker-Dealer."

          By purchasing a Security, whether in an Auction or otherwise, each prospective purchaser of Securities or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described herein; (ii) so long as the beneficial ownership of the Securities is maintained in Book-Entry Form to sell, transfer or otherwise dispose of the Securities only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Securityholder of the Securities so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iii) to have its beneficial ownership of Securities maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Sell Order; (v) that a Bid placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Security Interest Rate of such Security, determined as described herein; and (vi) that a Bid placed by a Potential Securityholder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Security specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Security Interest Rate of the specified Security, determined as described herein.

          The principal amount of the Securities purchased or sold may be subject to probation procedures on the Auction Date. Each purchase or sale of Securities on the Auction Date will be made for settlement on the first day of the Interest Period immediately following such Auction Date at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

          Auction Agent

          The entity named in the related Prospectus Supplement, will be appointed as Auction Agent to serve as agent for a Trust in connection with Auctions. The Trustee and the Representative will enter into the Auction Agreement with the Auction Agent. Any Auction Agent or Substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the related Agreement and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the related Agreement by giving at least 90 days notice to the Trustee, the Trust, the Representative and the Market Agent. The Auction Agent may be removed at any time by the Trustee upon the written direction of the Security Guaranty Insurer, if applicable, or, with the consent of the Security Guaranty Insurer, if applicable, the Securityholders of 66B% of the aggregate principal amount of the Securities then outstanding, by an instrument signed by the Security Guaranty Insurer, if applicable, or such Securityholders or their attorneys and filed with the Auction Agent, the Representative, the Trustee and the Market Agent upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Trust or the Representative or by the Market Agent, with the Trust's and the Representative's consent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, the Trust, the Representative, the Security Guaranty Insurer, if applicable, and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

          If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee, at the direction of the Representative (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph above), shall use its best efforts to appoint a Substitute Auction Agent.

          The Auction Agent is acting as agent for the Trust in connection with Auctions. In the absence of bad, faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

          The Trustee will pay the Auction Agent the Auction Agent Fee on the Note Remittance Date or Certificate Remittance Date set forth in the related Prospectus Supplement, and will reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). The Trust will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder and of enforcing this indemnification provision; provided that the Trust will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, such fees and expenses being payable as described above.

          Broker-Dealer

          Existing Securityholders and Potential Securityholders may participate in Auctions only by submitting orders (in the manner described below) through a "Broker-Dealer," including the Broker-Dealer, as the sole Broker-Dealer or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the Trust and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

          The Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from monies received from the Trustee, on the Note Remittance Date or Certificate Remittance Date set forth in the related Prospectus Supplement.

          Market Agent

          In connection with each Series of Notes and the Certificates, the "Market Agent," will act solely as agent of the Trust and will not assume any obligation or relationship of agency or trust for or with any of the Securityholders.

AUCTION PROCEDURES

          General

          Pursuant to the related Agreement and the related Terms Supplement, Auctions to establish the Auction Rate for each Security issued by the Trust will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described herein. Such procedures are to be applicable separately to each Class of Notes and each Class of Certificates.

          The Auction Agent will calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three-Month LIBOR, as the case may be, on each Auction Date. The Administrator will calculate and, no later than the Business Day preceding each Auction Date, will report to the Auction Agent in writing, the Net Loan Rate. If the ownership of a Security is no longer maintained in Book-Entry Form, the Trustee will calculate the Maximum Auction Rate, and Administrator will report to the Trustee in writing the Net Loan Rate, on the Business Day immediately preceding the first day of each Interest Period commencing after delivery of such Security. If an Event of Default has occurred, under the Indenture or the Pooling and Servicing Agreement, as applicable, the Trustee will calculate the Non-Payment Rate on the Rate Determination Date for
(i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Event of Default. The Auction Agent will determine One-Month LIBOR or the Three-Month LIBOR, as applicable, for each Interest Period other than the Initial Period for a Security; provided, that if the ownership of the Securities is no longer maintained in Book-Entry Form, or if an Event of Default has occurred, then the Trustee will determine the One-Month LIBOR or the Three-Month LIBOR, as applicable, for each such Interest Period. The determination by the Trustee or the Auction Agent, as the case may be, of the One-Month LIBOR or the Three-Month LIBOR, as applicable, will (in the absence of manifest error) be final and binding upon the Securityholders and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the Trustee of the One-Month LIBOR or the Three-Month LIBOR, as applicable.

          Submission of Orders

          So long as the ownership of the Securities is maintained in Book-Entry Form, an Existing Securityholder may sell, transfer or otherwise dispose of Securities only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Securityholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions for each Class of Notes and each Class of Certificates will be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each Class of Notes and each Class of Certificates).

          Prior to the Submission Deadline (defined as 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date relating to a
Security:

          (a) each Existing Securityholder of the applicable Security may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount and Class of outstanding Securities, if any, held by such Existing Securityholder which such Existing Securityholder desires to continue to hold without regard to the Security Interest Rate for such Securities for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount and Class of outstanding Securities, if any, which such Existing Securityholder offers to sell if the Security Interest Rate for such Securities for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Securityholder (a "Bid"); and/or (iii) the principal amount and Class of outstanding Securities, if any, held by such Existing Securityholder which such Existing Securityholder offers to sell without regard to the Security Interest Rate for such Securities for the next succeeding Auction Period (a "Sell Order"); and

          (b) one or more Broker-Dealers may contact Potential Securityholders to determine the principal amount and Class of Securities which each such Potential Securityholder offers to purchase, if the Security Interest Rate for such Securities for the next succeeding Auction Period will not be less than the rate per annum specified by such Potential Securityholder (also a "Bid").

          Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Securityholder and each Potential Securityholder placing an Order is referred to as a "Bidder."

          Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Securityholder will constitute an irrevocable offer to sell: (i) the principal amount and Class of the outstanding Securities specified in such Bid if the Security Interest Rate for such Securities will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount and Class of the outstanding Securities to be determined as described below in "Acceptance and Rejection of Orders," if the Security Interest Rate for such Securities will be equal to the rate specified in such Bid or (iii) such principal amount or a lesser principal amount of the then outstanding Securities to be determined as described below under "Acceptance and Rejection of Orders," if the rate specified therein will be higher than the Security Interest Rate for such Securities and Sufficient Bids (as defined below) have not been made.

          Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Securityholder will constitute an irrevocable offer to sell: (i) the principal amount of the Security specified in such Sell Order or (ii) such principal amount or a lesser principal amount of outstanding Securities of the specified Security as described below under "Acceptance and Rejection of Orders," if Sufficient Bids have not been made.

          Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Securityholder will constitute an irrevocable offer to purchase: (i)the principal amount of the Security specified in such Bid if the Security Interest Rate for such Securities will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount of such Securities as described below in "Acceptance and Rejection of Orders," if the Security Interest Rate is equal to the rate specified in such Bid.

          Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount and Class of Security that are the subject of such Order; (iii) to the extent that such Bidder is an Existing Securityholder: (a) the principal amount and Class of Securities, if any, subject to any Hold Order placed by such Existing Securityholder; (b) the principal amount, and Class of Securities, if any, subject to any Bid placed by such Existing Securityholder and the rate specified in such Bid; and (c) the principal amount, and Class of Securities, if any, subject to any Sell Order placed by such Existing Securityholder, and (iv) to the extent such Bidder is a Potential Securityholder, the rate specified in such Potential Securityholder's Bid.

          If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

          If an Order or Orders covering all Securities of the applicable Class held by any Existing Securityholder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Securityholder covering the principal amount of Securities held by such Existing Securityholder and not subject to an Order submitted to the Auction Agent.

          Neither the Trust, the Representative, the Trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Securityholder or Potential Securityholder.

          An Existing Securityholder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Securities then held by such Existing Securityholder. An Existing Securityholder that offers to purchase additional Securities is, for purposes of such offer, treated as a Potential Securityholder.

          Any Bid specifying a rate higher than the Maximum Auction Rate will
(i) be treated as a Sell Order if submitted by a Existing Securityholder and
(ii) not be accepted if submitted by a Potential Securityholder.

          Validity of Orders

          If any Existing Securityholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Class of Securities held by such Existing
Securityholder, such Orders will be considered valid as follows and in the order of priority described below.

          HOLD ORDERS. All Hold Orders will be considered valid, but only up to the aggregate principal amount of the Class of Securities held by such Existing Securityholder, and if the aggregate principal amount of the Class of Securities subject to such Hold Orders exceeds the aggregate principal amount of the Class of Securities held by such Existing Securityholder, the aggregate principal amount of the Class of Securities subject to each such Hold Order will be reduced pro rata so that the aggregate principal amount of the Class of Securities subject to all such Hold Orders equals the aggregate principal amount of the Class of Securities held by such Existing Securityholder.

          BIDS. Any Bid will be considered valid up to an amount equal to the excess of the principal amount of the Class of Securities held by such Existing Securityholder over the aggregate principal amount of such Security, subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Securityholder and the aggregate principal amount of Securities subject to such Bids is greater than such excess, such Bids will be considered valid up to an amount equal to such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of such Existing Securityholder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of Securities, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Securityholder at the rate therein specified.

          SELL ORDERS. All Sell Orders will be considered valid up to an amount equal to the excess of the principal amount of Securities of the Class held by such Existing Securityholder over the aggregate principal amount of Securities subject to valid Hold Orders and valid Bids as referred to above.

          If more than one Bid for a Class of Security is submitted on behalf of any Potential Securityholder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Securityholder covering an aggregate principal amount of Securities not equal to an Authorized Denomination or an integral multiple thereof will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Securityholder covering an aggregate principal amount of Securities not equal to an Authorized Denomination or an integral multiple thereof will be rejected. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

          A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order," a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

          Determination of Sufficient Bid and Bid Auction Rate

          Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

          (a) for the applicable Security, the excess of the total principal amount of such Securities over the sum of the aggregate principal amount of such Securities subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Securities"); and

          (b) from such Submitted Orders whether the aggregate principal amount of Securities of such Class subject to Submitted Bids by Potential Securityholders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of Securities of such Class subject to Submitted Bids by Existing Securityholders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of Securities of such Class subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the Securities are subject to Submitted Hold Orders, such Submitted Bids by Potential Securityholders above will be hereinafter referred to collectively as "Sufficient Bids"); and

          (c) if Sufficient Bids exist, the "Bid Auction Rate," which will be the lowest rate specified in such Submitted Bids such that if:

                           (i) each such Submitted Bid from Existing
                 Securityholders of such Security specifying such lowest rate and all other Submitted Bids from Existing Securityholders of such Security specifying lower rates were rejected (thus entitling such Existing Securityholders to continue to hold the principal amount of Securities subject to such Submitted Bids); and

                           (ii) each such Submitted Bid from Potential
                 Securityholders of such Security specifying such lowest rate and all other Submitted Bids from Potential Securityholders specifying lower rates, were accepted, the result would be that such Existing Securityholders described in subparagraph (c)(i) above would continue to hold an aggregate principal amount of Securities which, when added to the aggregate principal amount of Securities to be purchased by such Potential Securityholders described in this subparagraph (ii) would equal not less than the Available Securities.

          Determination of Auction Rate and Security Interest Rate, Notice

          Promptly after the Auction Agent has made the determinations described above, the Auction Agent is to advise the Trustee of the Net Loan Rate, the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date, and based on such determinations, the Auction Rate for the next succeeding Interest Period for the applicable Security as follows:

          (a) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period will be equal to the Bid Auction Rate so determined;

          (b) if Sufficient Bids do not exist (other than because all of the Securities of the applicable Security are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period will be equal to the Maximum Auction Rate; or

          (c) if all Securities of the applicable Security are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period will be equal to the All Hold Rate.

          Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Trustee of the Security Interest Rate for each applicable Security, which rate will be the lesser of (a) the Auction Rate for each such Security and (b) the Net Loan Rate. In no event shall a Security Interest Rate exceed the rate (the "Security Interest Rate Limitation") set forth in the related Prospectus Supplement.

          Acceptance and Rejection of Orders

          Existing Securityholders of the applicable Security will continue to hold the principal amount of Securities of such Class that are subject to Submitted Hold Orders. If, with respect to a Security, the Net Loan Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids, as described above under "Determination of Sufficient Bids and Bid Auction Rate," have been received by the Auction Agent, the Bid Auction Rate will be the Security Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as provided in the related Agreement and described below under "Sufficient Bids."

          If the Net Loan Rate is less than the Auction Rate, the Security Interest Rate will be the Net Loan Rate. If the Auction Rate and the Net Loan Rate are both greater than the Security Interest Rate Limitation, the Security Interest Rate for each series shall be equal to the Security Interest Rate Limitation. If the Auction Agent has not received Sufficient Bids as described above under "Determination of Sufficient Bids and Bid Auction Rate" (other than because all of the Securities are subject to Submitted Holds Orders), the Security Interest Rate will be the lesser of the Maximum Auction Rate or the Net Loan Rate. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

          SUFFICIENT BIDS. If Sufficient Bids have been made with a respect to a Security and the Net Loan Rate is equal to or greater than the Bid Auction Rate (in which case the Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

          (a) Existing Securityholders' Submitted Bids specifying any rate that is higher than the Security Interest Rate will be accepted, thus requiring each such Existing Securityholder to sell the aggregate principal amount of Securities subject to such Submitted Bids;

          (b) Existing Securityholders' Submitted Bids specifying any rate that is lower than the Security Interest Rate will be rejected, thus entitling each such Existing Securityholder to continue to hold the aggregate principal amount of Securities subject to such Submitted Bids;

          (c) Potential Securityholders' Submitted Bids specifying any rate that is lower than the Security Interest Rate will be accepted;

          (d) Each Existing Securityholder's Submitted Bid specifying a rate that is equal to the Security Interest Rate will be rejected, thus entitling such Existing Securityholder to continue to hold the aggregate principal amount of Securities subject to such Submitted Bid, unless the aggregate principal amount of Securities subject to such Submitted Bids will be greater than the principal amount of Securities (the "remaining principal amount") equal to the excess of the Available Securities over the aggregate principal amount of Securities subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event such Submitted Bid of such Existing Securityholder will be rejected in part and such Existing Securityholder will be entitled to continue to hold the principal amount of Securities subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Securities obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of Securities held by such Existing Securityholder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Securities subject to such Submitted Bids made by all such Existing Securityholders that specified a rate equal to the Security Interest Rate; and

          (e) Each Potential Securityholder's Submitted Bid specifying a rate that is equal to the Security Interest Rate will be accepted, but only in an amount equal to the principal amount of Securities obtained by multiplying the excess of the aggregate principal amount of Available Securities over the aggregate principal amount of Securities subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of Securities subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Securities subject to Submitted Bids made by all such Potential Securityholders that specified a rate equal to the Security Interest Rate.

          INSUFFICIENT BIDS. If Sufficient Bids have not been made with respect to a Security (other than because all of the Securities of such Class are subject to Submitted Hold Orders) or if the Net Loan Rate is less than the Bid Auction Rate (in which case the Security Interest Rate shall be the Net Loan
Rate) or if the Security Interest Rate Limitation applies, subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

          (a) Existing Securityholders' Submitted Bids specifying any rate that is equal to or lower than the Security Interest Rate will be rejected, thus entitling such Existing Securityholders to continue to hold the aggregate principal amount of Securities subject to such Submitted Bids;

          (b) Potential Securityholders' Submitted Bids specifying any rate that is equal to or lower than the Security Interest Rate will be accepted, and specifying any rate that is higher than the Security Interest Rate will be rejected; and

          (c) each Existing Securityholder's Submitted Bid specifying any rate that is higher than the Security Interest Rate and the Submitted Sell Order of each Existing Securityholder will be accepted, thus entitling each Existing Securityholder that submitted any such Submitted Bid or Submitted Sell Order to sell the Securities subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Securities obtained by multiplying the aggregate principal amount of Securities subject to Submitted Bids described in subparagraph (b)above by a fraction, the numerator of which will be the aggregate principal amount of Securities held by such Existing Securityholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of Securities subject to all such Submitted Bids and Submitted Sell Orders.

          ALL HOLD ORDERS. If all Securities of a Class are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

          AUTHORIZED DENOMINATIONS REQUIREMENT. If, as a result of the procedures described above regarding Sufficient Bids and Insufficient Bids, any Existing Securityholder would be entitled or required to sell, or any Potential Securityholder would be entitled or required to purchase, a principal amount of Securities that is not equal to an Authorized Denomination or an integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Securities to be purchased or sold by any Existing Securityholder or Potential Securityholder so that the principal amount of Securities purchased or sold by each Existing Securityholder or Potential Securityholder will be equal to an Authorized Denomination or an integral multiple in excess thereof. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Securityholder would be entitled or required to purchase less than a principal amount of Securities equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Securities for purchase among Potential Securityholders so that only Securities in an Authorized Denomination or any integral multiples in excess thereof are purchased by any Potential Securityholder, even if such allocation results in one or more of such Potential Securityholders not purchasing any Securities.

          Based on the results of each Auction, the Auction Agent is to determine the aggregate principal amount of Securities of each Class to be purchased and the aggregate principal amount of Securities of each Class to be sold by Potential Securityholders and Existing Securityholders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Securities to be sold differs from such aggregate principal amount of Securities to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Securities.

          Any calculation by the Auction Agent (or the Trustee, if applicable) of the Security Interest Rate, One-Month LIBOR, Three-Month LIBOR, the Maximum Auction Rate, the All Hold Rate, the Net Loan Rate and the Non-Payment Rate will, in the absence of manifest error, be binding on all other parties.

          Notwithstanding anything in any related Agreement or, a related Terms Supplement to the contrary, no Auction is to be held on any Auction Date on which there are insufficient moneys held by the Trustee under the related Agreement and available to pay the principal of and interest due on the applicable Security on the Note Remittance Date or Certificate Remittance Date immediately following such Auction Date.

          Settlement Procedures

          The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Security Interest Rate for a Security for the next Interest Period and, if such Order was a Bid or Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Auction Date if the Interest Rate is the Auction Rate and not later than 4:00 p.m. eastern time on the Auction Date if the Interest Rate is the Net Loan Rate. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise such Bidder of the applicable Security Interest Rate for the next Interest Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Securities as a result of the Auction and advise each Bidder purchasing or selling Securities as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Securities or to deliver such Securities against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent is to record each transfer of Securities on the Existing Securityholders Registry to be maintained by the Auction Agent.

          In accordance with DTC's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the depository, and the accounts of the respective Participants at DTC will be debited and credited and Securities delivered as necessary to effect the purchases and sales of Securities as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

          If any Existing Securityholder selling Securities in an Auction fails to deliver such Securities, the Broker-Dealer of any person that was to have purchased Securities in such Auction may deliver to such person a principal amount of Securities that is less than the principal amount of Securities that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination or any integral multiple thereof. In such event, the principal amount of Securities to be delivered will be determined by such Broker-Dealer. Delivery of such lesser principal amount of Securities will constitute good delivery. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Securityholder, Existing Securityholder or their respective Broker-Dealer or Participant to deliver the principal amount of Securities or to pay for the Securities purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see "SETTLEMENT PROCEDURES."

TRUSTEE NOT RESPONSIBLE FOR AUCTION AGENT, MARKET AGENT AND BROKER-DEALERS

          The Trustee shall not be liable or responsible for the actions of or failure to act by the Auction Agent, Market Agent or any Broker-Dealer under the related Agreement, the related Terms Supplement or under the Auction Agent Agreement, the Market Agent Agreement or any Broker-Dealer Agreement. The Trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Market Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

CHANGES IN AUCTION TERMS

          Changes in Auction Period or Periods

          While any of the Securities are outstanding, the Administrator, may, from time to time, change the length of the one or more Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Securities (an "Auction Period Adjustment"). The Administrator will not initiate such change in the length of the Auction Period unless it shall have received the written consent from the Market Agent, which consent will not be unreasonably withheld, not less than three days nor more than 20 days prior to the effective date of an Auction Period Adjustment. The Administrator will initiate an Auction Period Adjustment by giving written notice to the Trustee, the Auction Agent, the Market Agent, the Security Guaranty Insurer and DTC in substantially the form of, or containing substantially the information contained in, the related Agreement at least 10 days prior to the Auction Date for such Auction Period.

          Any such Auction Period Adjustment shall not result in an Auction Period of less than 7 days nor more than 91 days. If any such Auction Period Adjustment will result in an Auction Period of less than the number of days in the then current Auction Period, the notice described above will be effective only if it is accompanied by a written statement of the Trustee, the Auction Agent and DTC to the effect that they are capable of performing their duties, if any, under the related Agreement, the Auction Agent Agreement and any Broker-Dealer Agreement with respect to such changed Auction Period.

          An Auction Period Adjustment will take effect only if (a) the Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, a certificate from the Representative authorizing an Auction Period Adjustment specified in such certificate, the certificate of the Market Agent described above and the written statement of the Trustee, the Auction Agent DTC described above and (B) Sufficient Bids exist at the Auction on the Auction Date for such first Auction Period. If the condition referred to in (a) is not met, the Security Interest Rate applicable for the next Auction Period will be determined pursuant to the Auction Procedures and the Auction Period will be the Auction Period determined without reference to the proposed change. If the condition referred to in (a) is met, but the condition referred to in (B) above is not met, the Security Interest Rate applicable for the next Auction Period will be the lesser of the Maximum Auction Rate and the Net Loan Rate and the Auction Period will be the Auction Period determined without reference to the proposed change.

          Changes in the Auction Date

          The Market Agent, at the written direction of the Representative, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Securities. The Representative will not consent to such change in the Auction Date unless the Representative will have received from the Market Agent not less than three days nor more than 20 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Market Agent will provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Trust, the Representative, and DTC.

          The changes in Auction terms described above may be made with respect to any Class of the Securities. In connection with any change in Auction Terms described above, the Auction Agent is to provide such further notice to such parties as is specified in the Auction Agent Agreement.

                                                                    APPENDIX II

                              SETTLEMENT PROCEDURES

          These Settlement Procedures apply separately to each Class of Securities and may be different if specified in the related Prospectus Supplement.

          (a) Not later than (i) 3:00 p.m. if the Security Interest Rate is the Auction Rate or (2) 4:00 p.m. if the Security Interest Rate is the Net Loan Rate, the Auction Agent is to notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Securityholder or Potential Securityholder of:

               (i) the Security Interest Rate fixed for the next Interest
          Period;

               (ii) whether there were Sufficient Bids in such Auction;

               (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Securityholder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Securities, if any, to be sold by such Existing Securityholder;

               (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Securityholder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Securities, if any, to be purchased by such Potential Securityholder;

               (v) if the aggregate amount of Securities to be sold by all Existing Securityholders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Securities to be purchased by all Potential Securityholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers and the name of the Participant, if any, of each such Buyer's Broker-Dealer (a "Participant") acting for one or more purchasers of such excess principal amount of Securities and the principal amount of Securities to be purchased from one or more Existing Securityholders on whose behalf such Seller's Broker- Dealer acted by one or more Potential Securityholders on whose behalf each of such Buyer's Broker- Dealers acted;

               (vi) if the principal amount of Securities to be purchased by all Potential Securityholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Securities to be sold by all Existing Securityholders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Securities and the principal amount of Securities to be sold to one or more Potential Securityholders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Securityholder on whose behalf each of such Seller's Broker-Dealers acted; and

               (vii) the Auction Date for the next succeeding Auction.

          (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Securityholder or Potential Securityholder is to:

               (i) advise each Existing Securityholder and Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

               (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Securityholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Securityholder's Participant to pay to such Buyer's Broker- Dealer (or its Participant) through DTC the amount necessary to purchase the principal amount of the Securities to be purchased pursuant to such Bid against receipt of such Securities together with accrued interest;

               (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Securityholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Securityholder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through DTC the principal amount of the Securities to be sold pursuant to such Order against payment therefor;

               (iv) advise each Existing Securityholder on whose behalf such Broker-Dealer submitted an Order and each Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid of the Security Interest Rate for the next Interest Period;

               (v) advise each Existing Securityholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

               (vi) advise each Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

          (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker- Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Securities received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Securityholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Securityholder, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a) (v) or (a) (vi) above.

          (d) On each Auction Date:

               (i) each Potential Securityholder and Existing Securityholder with an Order in the Auction on such Auction Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be:

               (ii) each Seller's Broker-Dealer that is not a Participant in DTC's system will instruct its Participant to deliver such Securities through DTC to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a) (v) above against payment therefor; and

               (iii) each Buyer's Broker-Dealer that is not a Participant in DTC's system will instruct its Participant to pay through DTC to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a) (vi) above the amount necessary to purchase the Securities to be purchased pursuant to (b)(ii) above against receipt of such Securities.

          (e) On the Business Day following each Auction Date;

               (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above will instruct DTC to execute the transactions described under (b)(ii) or (b)(iii) above for such Auction, and DTC will execute such transactions;

               (ii) each Seller's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (d)(ii) above for such Auction, and DTC will execute such transactions; and

               (iii) each Buyer's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (d)(iii) above for such Auction, and DTC will execute such transactions.

          (f) If an Existing Securityholder selling Securities in an Auction fails to deliver such Securities (by authorized book-entry), a Broker-Dealer may deliver to the Potential Securityholder on behalf of which it submitted a Bid that was accepted a principal amount of Securities that is less than the principal amount of Securities that otherwise was to be purchased by such Potential Securityholder. In such event, the principal amount of Securities to be so delivered will be determined solely by such Broker-Dealer (but only in Authorized Denominations). Delivery of such lesser principal amount of Securities will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Securities which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Securityholder, Existing Securityholder or their Respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Securities purchased or sold pursuant to an Auction or otherwise.

NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE REPRESENTATIVE OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY NOR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.



                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                           PAGE

Summary of Terms.......................................................    S- 2
Risk Factors...........................................................    S-22
The Loan Pool..........................................................    S-25
The SBA Loan Program...................................................    S-47
Yield, Maturity and Prepayment Considerations..........................    S-49
The Sellers............................................................    S-52
Description of the Agreement and the Securities........................    S-54
The Trustee............................................................    S-66
Federal Income Tax Consequences........................................    S-67
ERISA Considerations...................................................    S-71
Legal Investment.......................................................    S-71
Underwriting...........................................................    S-72
Ratings................................................................    S-72
Legal Matters..........................................................    S-73
Financial Information..................................................    S-73
Annex I................................................................    S-74
Index of Principal Terms...............................................    S-78
Certain Definitions....................................................    S-82


                                                          (Back cover continued
                                                                  on next page)

                                   PROSPECTUS

Prospectus Supplement .................................................      3
Available Information .................................................      3
Reports to Securityholders.............................................      4
Incorporation of Certain Documents by Reference........................      4
Summary of Terms ......................................................      5
Risk Factors...........................................................     20
The Trusts.............................................................     24
Use of Proceeds .......................................................     29
The Representative and the Originators.................................     29
The SBA Loan Lending Program...........................................     30
Description of the Securities..........................................     36
Credit Enhancement ....................................................     43
Maturity, Prepayment and Yield Considerations .........................     48
The Agreements ........................................................     49
Certain Legal Aspects of the Loans ....................................     61
Federal Income Tax Consequences .......................................     64
ERISA Considerations ..................................................     88
Legal Investment Considerations .......................................     90
Plan of Distribution ..................................................     90
Legal Matters .........................................................     91
Experts................................................................     91
Financial Information..................................................     91
Rating.................................................................     91
Index of Principal Terms...............................................     92
Appendix I - Auction Procedures .......................................     I-1
Appendix II - Settlement Procedures....................................    II-1

                                                           (Back cover continued
                                                                   on next page)

                                 $--------------

                                  (APPROXIMATE)


                              THE MONEY STORE INC.
                                (REPRESENTATIVE)


                    THE MONEY STORE ASSET BACKED CERTIFICATES
                       THE MONEY STORE ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)




                              PROSPECTUS SUPPLEMENT

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

     The estimated expenses in connection with the offering, all of which will be borne by the Registrant are as follows:

    Registration Fee..........................................$378,787.88*
    Trustee's Fee..............................................$25,000.00
    Printing...................................................$50,000.00
    Legal Fees and Expenses...................................$125,000.00
    Accounting Fees............................................$17,000.00
    Blue Sky Qualification Fees
       and Expenses............................................$15,000.00
    Rating Agency Fees.........................................$25,000.00
    Miscellaneous..............................................$10,000.00
    Total.....................................................$645,787.88

* All amounts are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be one-eighth of the principal amount of Securities registered hereby. Accordingly, only one-eighth of the SEC Registration Fee paid upon the filing of this Registration Statement is included in the table above.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 14A:3-5 of the New Jersey Business Corporation Act provides that New Jersey corporations such as The Money Store Inc. may indemnify any director, officer, employee or agent against expenses and liabilities in connection with any proceeding involving the director, officer, employee or agent by reason of him or her acting in such capacity if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, did not have reasonable cause to believe such conduct was unlawful. Section Fifth of The Money Store Inc.'s Amended and Restated Certificate of Incorporation and Article VIII of The Money Store Inc.'s Amended and Restated By-Laws entitle officers, directors, employees and agents to indemnification to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act.

     Section Sixth of The Money Stores Inc.'s Amended and Restated Certificate of Incorporation provides that no director or officer shall have any personal liability to The Money Store Inc. or its shareholders for any damages for breach of fiduciary duty as a director or officer, except that such provision does not limit or eliminate the liability of any director or officer (i) for breach of such director's or officer's duty of loyalty to The Money Store Inc. or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which such director or officer derived an improper personal benefit.

     The Money Store Inc. maintains directors' and officers' liability insurance which covers the directors and officers of The Money Store Inc. with policy limits of $10,000,000, with excess coverage of an additional $10,000,000.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that The Money Store Inc. will indemnify and hold the Trustee harmless against any losses the Trustee may sustain by reason of the failure of The Money Store Inc. to perform its obligations under the Agreement.

ITEM 16. LIST OF EXHIBITS

         (a) Any required financial statements of a provider of credit enhancement will be incorporated by reference onto, or included as an appendix to, the related Prospectus Supplement.

         (b)

         1.1 Form of Underwriting Agreement among The Money Store Inc., the Originators and the Underwriter named therein, relating to the distribution of the Certificates and/or Notes.*

         4.1      Form of Indenture.**

         4.2      Form of Pooling and Servicing Agreement.*

         4.4      Form of Trust Agreement.**

         5.1 Opinion of Stroock & Stroock & Lavan LLP as to legality of the securities being registered.**

         8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters (included in Exhibit 5.1).

         10.1     Form of Sale and Servicing Agreement.**

         23.1     Consent of Stroock & Stroock & Lavan LLP (included in Exhibit
                  5.1).

         23.2     Consent of KPMG Peat Marwick LLP.**

         24.1 Powers of Attorney (previously filed as part of the signature page).

         25.1     Statement of Eligibility and Qualification of
                  Trustee (Form T-1).**

- ---------------
*      Filed previously in connection with Form S-3
Registration Statement
         No. 33-98734 and incorporated herein by reference.
**    Filed herewith.


ITEM 17. UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing by the Registrant of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement and Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 5th day of September, 1997.



                      THE MONEY STORE INC. ("TMS") AND THE
                         ORIGINATORS LISTED ON EXHIBIT A
                               (THE "ORIGINATORS")


                                    By:/S/ MORTON DEAR
                                   MORTON DEAR
                                   VICE CHAIRMAN, SENIOR
                                   EXECUTIVE VICE PRESIDENT  AND
                                   DIRECTOR OF TMS AND EXECUTIVE
                                   VICE PRESIDENT  AND DIRECTOR
                                   OF EACH ORIGINATOR


                                POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement and Post-Effective Amendment has been signed by the following persons in the capacities indicated on September 5, 1997.


SIGNATURE                             TITLE

*                                     Chairman of the Board of Directors and
Alan Turtletaub                       Executive Vice President of TMS and
                                      Director and Executive Vice President of each Originator.

*                                     President, Chief Executive Officer
Marc Turtletaub                       (Principal Executive Officer) and
                                      Director of TMS, Executive Vice President and Director of each Originator.

/S/ MORTON DEAR                       Vice Chairman, Senior Executive Vice
    Morton Dear                       President and  Director of TMS and
                                      Executive Vice President and Director
                                      of each Originator

*                                     Treasurer and Director
Harry Puglisi                         of TMS and Treasurer of each Originator

*                                     Director and Executive Vice President
William S. Templeton                  of TMS and President (Principal
                                      Executive Officer) of each Originator
                                      other than The Money Store Investment
                                      Corporation, The Money Store of New
                                      York, Inc. and the Money Store
                                      Commercial Mortgage Inc.

*                                     President (Principal Executive
Paul Leliakov                         Officer) and Director of The Money Store
                                      Investment Corporation, The Money Store
                                      of New York, Inc. and The Money Store
                                      Commercial Mortgage Inc.

*                                     Director of TMS
Alexander C. Schwartz, Jr.

*                                     Director of TMS
Anthony L. Watson

*                                     Vice President and Principal Accounting
James K. Ransom                       Officer of TMS and each Originator

/S/ Michael Benoff                    Chief Financial Officer (Principal
Michael Benoff                        Financial Officer) and  Executive Vice
                                      President of TMS and Vice President
                                      of each Originator


*By:/S/ Morton Dear
        Morton Dear
        Attorney-in-Fact

                                    EXHIBIT A


                               LIST OF ORIGINATORS

The Money Store/D.C. Inc.
The Money Store/Kentucky Inc.
The Money Store/Minnesota Inc.
The Money Store Home Equity Corp.
TMS Mortgage Inc.
The Money Store Investment Corporation
The Money Store of New York, Inc.
The Money Store Commercial Mortgage Inc.

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 1997
                                         REGISTRATION STATEMENT NO. 333-32775

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                   EXHIBITS TO
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                       AND
                            POST EFFECTIVE AMENDMENT

                                      Under
                           The Securities Act of 1933
                                ----------------

                              THE MONEY STORE INC.
                 (Representative of the Trusts described herein)

                        AND THE ORIGINATORS LISTED BELOW

                          The Money Store/D.C. Inc.
                          The Money Store/Kentucky Inc.
                          The Money Store/Minnesota Inc.
                          The Money Store Home Equity Corp.
                          TMS Mortgage Inc.
                          The Money Store Investment Corporation
                          The Money Store of New York, Inc.
                          The Money Store Commercial Mortgage Inc.

             (Exact name of registrant as specified in its charter)

    *                                                    *
State of Incorporation                     IRS Employer Identification Number

- -----------------
* -- See Schedule A

                               2840 Morris Avenue
                             Union, New Jersey 07083
                                (908) 686-2000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                               Eric R. Elwin, Esq.
                      Vice President and Corporate Counsel
                               2840 Morris Avenue
                             Union, New Jersey 07083
                                 (908) 686-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             Richard L. Fried, Esq.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982

                                   SCHEDULE A


                                State of                         IRS Employer
REGISTRANT                     INCORPORATION                    IDENTIFICATION
                                                                    NUMBER

The Money Store Inc.              New Jersey                       22-2293022
TMS Mortgage Inc.                 New Jersey                       22-3217781
The Money Store/D.C. Inc.         D.C.                             22-2133027
The Money Store/Kentucky Inc.     Kentucky                         22-2459832
The Money Store Home Equity Corp. Kentucky                         22-2522232
The Money Store/Minnesota Inc.    Minnesota                        22-3003495
The Money Store Investment
  Corporation                     New Jersey                       22-2293019
The Money Store of New York, Inc. New York                         22-3143559
The Money Store Commercial
  Mortgage Inc.                   New Jersey                       22-2378261

                                  EXHIBIT INDEX


         (a) Any required financial statements of a provider of credit enhancement will be incorporated by reference onto, or included as an appendix to, the related Prospectus Supplement.

         (b)

         1.1 Form of Underwriting Agreement between The Money Store Inc., the Originators and the Underwriter named therein, relating to the distribution of the Certificates and/or Notes.*

         4.1      Form of Indenture.**

         4.2      Form of Pooling and Servicing Agreement.*

         4.4      Form of Trust Agreement.**

         5.1 Opinion of Stroock & Stroock & Lavan LLP as to legality of the securities being registered.**

         8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters (included in Exhibit 5.1).

         10.1     Form of Sale and Servicing Agreement.**

         23.1     Consent of Stroock & Stroock & Lavan LLP (included in Exhibit
                  5.1).

         23.2     Consent of KPMG Peat Marwick LLP.**

         24.1 Powers of Attorney (previously filed as part of the signature page).

         25.1     Statement of Eligibility and Qualification of
                  Trustee (Form T-1).**
- ---------------

*    Filed previously in connection with form S-3
Registration Statement No. 33-98734 and incorporated herein by reference.
**  Filed herewith.

                                                        [Exhibit 5.1]